   As filed with the Securities and Exchange Commission on February 4, 2000
                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               ---------------
                                   FORM F-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ---------------
                               IFCO Systems N.V.
            (Exact name of Registrant as Specified in its Charter)

                               ---------------
    The Netherlands                 3089                     98-0216429
    (State or other           (Primary Standard            (I.R.S Employer
    jurisdiction of              Industrial              Identification No.)
   incorporation or          Classification Code
     organization)                 Number)
                               ---------------
                              Strawinskylaan 2001
                                  NL-1077 ZZ
                          Amsterdam, The Netherlands
                                31-20-546-0255
   (Address and telephone number of Registrant's principal executive office)
                               ---------------
                         Silver Oak Acquisition Corp.
                         c/o Corporation Trust Company
                              1209 Orange Street
                          Wilmington, Delaware 19801
           (Name, address and telephone number of agent for service)
                               ---------------
                                  Copies to:

            John D. Wilson                       Stephen M. Wiseman
          Shearman & Sterling                      King & Spalding
            Broadgate West                   1185 Avenue of the Americas
            9 Appold Street                 New York, New York 10036-4003
        London EC2A 2AP England

                               ---------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                               ---------------
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 Title of each class of
    securities to be            Proposed maximum aggregate       Amount of
       registered                   offering price (1)        registration fee
-------------------------------------------------------------------------------
 Ordinary shares of IFCO
  Systems N.V., nominal
  value two euros per
  share.................               $184,442,000             $48,692.68
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c).

                               ---------------
  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to completion dated February 4, 2000

PROSPECTUS

                              [IFCO SYSTEMS LOGO]

                                   ordinary shares

--------------------------------------------------------------------------------

  The ordinary shares, nominal value two euros per share, are being offered by IFCO Systems N.V. in an offering that is composed of a public offering in Germany to retail and institutional investors, a public offering in the United States, and a private placement outside of Germany and the United States.

  There is currently no public market for the ordinary shares. IFCO Systems
expects that the public offering price will be between (Euro)    and (Euro)
per share. IFCO Systems has applied to list the ordinary shares on the Official List of the Frankfurt Stock Exchange under the symbol "ife" and to be quoted on the Nasdaq National Market under the symbol "IFCO."

                            ----------------------

 Investing in our ordinary shares involves risks. See "Risk Factors" beginning on page 11.

                            ----------------------

                                                    Underwriting    Proceeds to
                                         Price to     Discounts        IFCO
                                          Public   and Commissions    Systems
                                        ---------- --------------- -------------
Per share.............................. (Euro)      (Euro)         (Euro)
Total.................................. (Euro)      (Euro)         (Euro)

  Neither the United States Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  We have granted Lehman Brothers a 30-day option to purchase up to an
additional    shares to cover any over-allotments.

  Lehman Brothers expects to deliver the shares on or about      , 2000.


                       Global Coordinator and Bookrunner

                                Lehman Brothers

                          [Syndicate to be determined]

      , 2000

                          [Diagram, photos, and text]

                               TABLE OF CONTENTS

Presentation of Financial Information.....................................    4
Exchange Rate Information.................................................    4
Prospectus Summary........................................................    5
Risk Factors..............................................................   15
Cautionary Note Regarding Forward-Looking Statements......................   20
Concurrent Transactions...................................................   22
Use of Proceeds...........................................................   23
Capitalization............................................................   24
Dividend Policy...........................................................   24
Dilution..................................................................   25
Unaudited Pro Forma Combined Financial Statements.........................   26
Selected Financial Information ...........................................   37
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   41
Industry Overview.........................................................   62
Business..................................................................   65

Management..................................................................  84
Security Ownership of Principal Shareholders and Management.................  94
Certain Relationships and Related Transactions..............................  96
Description of IFCO Systems Share Capital................................... 100
Share Certificates and Transfer............................................. 103
Exchange Controls and Other Limitations Affecting Security Holders.......... 103
Enforceability of Civil Liabilities......................................... 103
Taxation.................................................................... 104
Shares Eligible for Future Sale............................................. 107
Underwriting................................................................ 109
Legal Matters............................................................... 112
Experts..................................................................... 112
Where You Can Find More Information......................................... 112
Index to the Financial Statements........................................... F-1

                     PRESENTATION OF FINANCIAL INFORMATION

  In this prospectus, references to Deutsch marks or DM are to the currency of Germany, references to U.S. dollars or $ are to the currency of the United States, and references to euros or (Euro) are to the common currency of the European Union. See "Exchange Rate Information" for historical information regarding the noon buying rate for the Deutsch mark and the euro as published by the Federal Reserve Bank of New York.

  Various amounts and percentages set out in this prospectus have been rounded and accordingly may not total.

                           EXCHANGE RATE INFORMATION

  The table below sets forth, for the periods and dates indicated, information concerning the noon buying rates for Deutsch marks, expressed in Deutsch marks per $1.00, and for euros, expressed in U.S. dollars per (Euro)1.00. The conversion rate between the euro and the Deutsch mark is fixed at (Euro)1.00 = DM1.95583. No representation is made that the Deutsch mark or euro amounts, on the one hand, or the U.S. dollar amounts, on the other hand, referred to in this prospectus could be or could have been converted into U.S. dollars, Deutsch marks, or euros, as the case may be, at any particular rate or at all.

      Deutsch mark:                                  Deutsch marks per $1.00
                                                 -------------------------------
                                                                 Period   Period
      Calendar Year                               High   Low   Average(1)  End
      -------------                              ------ ------ ---------- ------
      1995...................................... 1.5925 1.3565   1.4901   1.3835
      1996...................................... 1.5477 1.3798   1.4655   1.5210
      1997...................................... 1.7438 1.4725   1.6039   1.7438
      1998...................................... 1.8810 1.7080   1.7978   1.8033

      Euro:                                        U.S. dollars per (Euro)1.00
                                                 -------------------------------
                                                                 Period   Period
      Month                                       High   Low   Average(2)  End
      -----                                      ------ ------ ---------- ------
      January 1999.............................. 1.1812 1.1371   1.1591   1.1371
      February 1999............................. 1.1339 1.0972   1.1203   1.0995
      March 1999................................ 1.1015 1.0716   1.0886   1.0808
      April 1999................................ 1.0842 1.0564   1.0725   1.0564
      May 1999.................................. 1.0787 1.0422   1.0630   1.0422
      June 1999................................. 1.0516 1.0296   1.0377   1.0310
      July 1999................................. 1.0719 1.0139   1.0370   1.0694
      August 1999............................... 1.0793 1.0441   1.0612   1.0581
      September 1999............................ 1.0689 1.0385   1.0522   1.0643
      October 1999.............................. 1.0887 1.0518   1.0712   1.0518
      November 1999............................. 1.0485 1.0176   1.0372   1.0176
      December 1999............................. 1.0300 0.9986   1.0107   1.0041

--------
(1) The average of the noon buying rates on the last business day of each full month during the period.
(2) The average of the noon buying rates on the business days during the period.

  In this prospectus, approximate dollar amounts are provided for euro-denominated amounts based on the noon buying rate on January 31, 2000, of
(Euro)1.00 = $0.9757. Approximate dollar amounts are provided for Deutsch-mark-denominated amounts based on this euro rate and the fixed conversion rate of
(Euro)1.00 = DM1.95583, resulting in a rate of 0.4989 U.S. dollars for each Deutsch mark.

                               PROSPECTUS SUMMARY

  You should read the following summary together with the more detailed information regarding IFCO Systems N.V., PalEx, Inc., the shares being sold in this offering and the financial statements and related notes appearing in this prospectus. This summary does not contain all of the information that may be important to you. You should read this entire prospectus carefully.

                                  The Company

  When the merger with PalEx is completed, IFCO Systems will combine the IFCO Companies' round-trip container, or RTC, systems with PalEx's pallet and industrial container operations. Round-trip means that a container is used for the flow of products through one whole distribution cycle and then is reused multiple times. The IFCO Companies' operations are primarily in Europe, and PalEx's operations are located in North America.

  IFCO Systems believes it will be a leading provider of round-trip systems internationally, serving over 9,000 customers in 17 countries. IFCO Systems believes it will:

  . own and manage the largest pool of RTCs in Europe based on 1997 market information;

  . own and manage a rental pool of over 1.5 million pallets in Canada, making it the second largest pallet rental pool owner and manager in North America;

  . be the largest provider of new and recycled pallets in North America based on PalEx's pallet industry experience and industry information; and

  . be the largest provider of industrial container reconditioning services in North America based on PalEx's 1998 volume and its estimate of the total number of industrial containers reconditioned in the United States each year using information obtained from the Reusable Industrial Packaging Association.

  On a pro forma basis for the merger, IFCO Systems' revenues were approximately $516.2 million for the year ended December 31, 1998, and approximately $451.1 million for the ten months ended October 31, 1999.

  IFCO Systems was formed for purposes of the merger and the other transactions described in the merger agreement, including this offering. After the merger, IFCO Systems refers to the combined IFCO Companies and PalEx and their subsidiaries.

  IFCO Systems is a newly formed holding company which owns all of the stock of IFCO Europe Beteiligungs GmbH, MTS Okologistik GmbH, and Schoeller International Logistics Beteiligungsgesellschaft mbH, which will be renamed IFCO International Network Beteiligungsgesellschaft mbH, and their subsidiaries. IFCO Europe, MTS, and IFCO International are referred to as the IFCO Companies in this prospectus. Pursuant to the Amended and Restated Agreement and Plan of Reorganization, dated as of October 6, 1999, and effective as of March 29, 1999, as amended, PalEx, a public company which is quoted on the Nasdaq National Market, will merge with and into a newly formed, wholly owned subsidiary of IFCO Systems. Following the merger, IFCO Systems will own all of the stock of the IFCO Companies and PalEx.

The IFCO Companies

  The IFCO Companies provide RTCs and related services to growers or manufacturers in order to distribute goods to retailers. Retailers benefit from improved product handling and automation capabilities, in-store display in RTCs, improved space efficiency, and reduction of the amount of packaging for transport. The IFCO Companies contract third parties to collect empty RTCs from retailers for inspection and reconditioning by the IFCO Companies as necessary. The RTCs are then reintroduced into the round-trip system for reuse on a just-in-time basis. The IFCO Companies' RTCs, which are based on patented technology, are made of plastic and are collapsible. The RTCs are available in many different standardized sizes and structures depending on the goods to be moved. They are designed to be stacked interchangeably regardless of size.

  The IFCO Companies started an RTC leasing pool in Europe in 1992. Currently there are over 60 million IFCO RTCs in circulation. IFCO Europe's RTC pool now serves over 4,000 growers supplying produce to approximately 15,000 supermarket outlets throughout Western Europe. Currently, approximately 75 retailer groups are using IFCO round-trip systems.

PalEx

  PalEx manufactures, sells, leases, and recycles wooden pallets in a wide variety of shapes and sizes for the movement of various types of goods. PalEx currently conducts its pallet operations from 60 facilities throughout the United States and Canada. PalEx also reconditions industrial container products, which include steel closed top drums, steel drums with fully removable heads, plastic drums, and industrial bulk containers. PalEx's industrial container group operates from 12 facilities in the United States.

Company Strengths

  IFCO Systems believes that following the merger the combined company will have the following strengths:

  . leading provider of round-trip systems;

  . systems approach to product flow;

  . innovative patented technology and economic efficiencies;

  . well-established partnerships with retailers and growers;

  . geographic diversity; and

  . experienced management team and strong strategic relationships.

Business Strategy

  IFCO Systems' objective is to be the preeminent international provider of round-trip systems through the implementation of the following strategy:

  . expand into the United States;

  . cross sell among businesses in the United States;

  . further development of markets;

  . further logistics systems opportunities; and

  . continue to pursue strategic acquisitions and alliances worldwide.

Concurrent Transactions

  This offering is being made concurrently with the merger of PalEx into IFCO Systems. PalEx will merge with and into Silver Oak Acquisition Corp., a newly formed, wholly owned subsidiary of IFCO Systems. Following the merger, IFCO Systems will own all of the stock of the IFCO Companies and PalEx. In the merger, PalEx stockholders will receive merger consideration with a total value of $9.00 per share consisting of cash and/or IFCO Systems ordinary shares for each share of PalEx common stock. The total merger consideration for all the shares of PalEx common stock is limited to not less than 40% and not more than 49% in cash and not more than 60% and not less than 51% in IFCO Systems ordinary shares. The merger is subject to satisfaction of a number of conditions including the approval of PalEx's stockholders. A meeting of PalEx stockholders has been scheduled for March 2, 2000, to vote on the merger. This offering is a condition to the closing of the merger.

  At the same time as the closing of this offering and the merger, IFCO systems intends to issue approximately 180.0 million euros, or approximately $175.6 million, of debt in the form of a high yield debt offering and enter into a new senior credit facility. The completion of the high yield debt offering is conditioned upon the completion of the merger, this offering, and the new senior credit facility.

  This offering is conditioned upon the completion of the merger and the high yield debt offering and total proceeds to IFCO Systems from this offering and the high yield debt offering of at least $250.0 million.

  The following diagram illustrates the structure of IFCO Systems and its subsidiaries after completion of the merger and the other transactions described in the merger agreement, including this offering. This diagram is only a summary and does not precisely reflect all the legal and corporate entities or their relationships to one another.

                       POST-MERGER AND POST-IPO STRUCTURE

           [POST-MERGER AND POST-IPO STRUCTURE DIAGRAM APPEARS HERE]

                                  The Offering

  The information presented in this prospectus assumes that the underwriters over-allotment option is not exercised.

 Securities offered......................     ordinary shares.

 Over-allotment option................... IFCO Systems has granted an option to Lehman
                                          Brothers to purchase up to      additional
                                          shares to cover over-allotments, if any.

 Total number of shares to be outstanding
  after this offering....................     ordinary shares.

 Use of proceeds......................... IFCO Systems will use the net proceeds of the offering, which are estimated to be
                                          approximately $      million, together with cash
                                          on hand, borrowings under the new
                                          senior credit facility, and the proceeds from
                                          the high yield debt offering to refinance a
                                          substantial portion of the debt of
                                          the IFCO Companies and PalEx, to pay the cash
                                          portion of the merger consideration to PalEx
                                          stockholders, and to fund other concurrent
                                          transactions. See "Use of Proceeds" section
                                          of this prospectus.

 Share allocation........................ In addition to the public offering in the United
                                          States, a public offering will also be made in
                                          Germany and a portion of the offering will also
                                          be made through a private placement outside of
                                          the United States and Germany.

 Listing and trading..................... IFCO Systems has applied to have the shares listed on the Official List of the Frankfurt
                                          Stock Exchange under the symbol "ife" and on the
                                          Nasdaq National Market under the symbol "IFCO."

  References in this prospectus to the ordinary shares to be issued in this offering mean ordinary shares that will be listed on the Nasdaq National Market and may only be traded in the United States in U.S. dollars. This type of shares is often used for the trading of securities of Dutch corporations and is commonly referred to as New York shares.

                                  Risk Factors

  For a description of risks that you should consider before you buy the ordinary shares, see "Risk Factors" beginning on page 11.

                                ----------------

  IFCO Systems was organized on March 31, 1999, under the laws of the Netherlands. IFCO Systems' corporate headquarters are located at Strawinskylaan 2001, NL-1077 ZZ, Amsterdam, The Netherlands. Its telephone number at that address is 31-20-546-0255.

                         Summary Financial Information

  The following tables show summary combined historical financial information for the IFCO Companies, pro forma financial information for IFCO Systems, and consolidated historical financial information for PalEx. The summary combined historical statement of operations data and other operating data for the IFCO Companies for the two years ended December 31, 1998, is derived from the IFCO Companies audited combined financial statements, which were audited by PwC Deutsche Revision AG, independent accountants. The summary consolidated historical statement of operations data and other operating data for PalEx for the three years ended December 27, 1998, is derived from PalEx's audited consolidated financial statements, which were audited by Arthur Andersen LLP, independent certified public accountants. All other historical financial information for the IFCO Companies and PalEx is unaudited. You should read this summary historical financial information along with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements of the IFCO Companies and consolidated financial statements of PalEx included in this prospectus. The IFCO Companies' financial statements have been prepared in U.S. dollars and in accordance with U.S. GAAP.

  The summary pro forma financial information for IFCO Systems shows you how IFCO Systems might have looked if the pre-merger transactions described in the merger agreement, the merger, and this offering and other concurrent transactions had been completed as of January 1, 1998, for purposes of the statement of operations data and other operating data and October 31, 1999, for purposes of the balance sheet data. PalEx stockholders will receive between 40% and 49% of the total merger consideration in cash. The pro forma presentation below reflects the effect on IFCO Systems' net (loss) if the total merger consideration is 49% cash. The actual number of IFCO Systems ordinary shares that will be issued to PalEx stockholders will be determined based upon the elections by PalEx stockholders. When reading the summary pro forma financial information, you should also read the unaudited pro forma combined financial statements included in this prospectus. The pro forma financial statements were prepared using the purchase method of accounting, with the IFCO Companies treated as the accounting acquirer. If IFCO Systems had actually completed these transactions as of January 1, 1998, or at October 31, 1999, the combined company might have performed differently. You should not rely on the pro forma financial information as an indication of the results that IFCO Systems would have achieved if the transactions had taken place earlier or the future results that IFCO Systems will experience after completion of these transactions.

The IFCO Companies/IFCO Systems

                                                                                                IFCO Systems
                                       IFCO Companies Historical Combined                    Pro Forma Combined
                            ----------------------------------------------------------  ------------------------------
                                       Year Ended                 Ten Months Ended
                                      December 31,                   October 31,         Year Ended
                            ---------------------------------  -----------------------  December 31,  Ten Months Ended
                               1996       1997       1998         1998        1999          1998      October 31, 1999
                            ----------- --------  -----------  ----------- -----------  ------------  ----------------
                                               (in thousands, except share and per share data)
                            (unaudited)                        (unaudited) (unaudited)  (unaudited)     (unaudited)
Statement of Operations
 Data:
 Revenues..................  $122,959   $116,735  $   134,721   $106,021   $   126,399  $   516,232     $   451,100
 Gross profit..............     4,605     17,113       28,503     20,147        26,069      101,526          89,095
 Income (loss) from
  operations...............   (12,058)    (1,726)       2,686      2,123         3,672       19,679          21,416
 Net interest cost.........    (7,751)    (7,928)      (7,030)    (6,024)       (6,881)     (23,432)        (21,600)
 Net (loss) applicable to
  ordinary shares..........  $(19,542)  $(11,210) $    (8,913)  $ (8,119)  $    (7,542) $   (10,939)    $    (6,095)
 Pro forma net (loss) per
  ordinary share--basic and
  diluted..................                       $      (.45)             $      (.38) $      (.28)    $      (.16)
 Shares used in computing
  pro forma net
  (loss) per ordinary
  share--basic and
  diluted..................                        20,000,000               20,000,000   38,683,118      38,683,118
Other Operating Data:
 EBITDA and non-recurring
  charges(1)...............  $ 27,953   $ 24,369  $    27,197   $ 19,528   $    27,989  $    71,402     $    67,185
 EBIT(1)...................  $(11,791)  $ (3,235) $    (1,673)  $ (1,922)  $      (517) $    19,655     $    21,337
 Cash flows from:
  operating activities(2)..             $ 32,490  $    59,938   $ 40,497   $    33,420  $    48,252     $    49,632
  investing activities(2)..             $(43,221) $   (38,766)  $(35,895)  $   (40,104) $  (138,785)    $   (46,700)
  financing activities(2)..             $  5,029  $    (6,442)  $ (5,469)  $    (5,155) $   102,006     $   (13,669)

                                                     IFCO Companies IFCO Systems
                                                       Historical    Pro Forma
                                                        Combined      Combined
                                                         as of         as of
                                                      October 31,   October 31,
                                                          1999          1999
                                                     -------------- ------------
                                                           (in thousands)
                                                      (unaudited)   (unaudited)
Balance Sheet Data:
 Working capital (deficit)..........................    $(89,154)     $(33,661)
 Total assets.......................................     273,646       710,299
 Total debt, including capital lease obligations....     106,646       263,363
 Total stockholders' equity.........................     (35,307)      228,418

--------
(1) EBIT and EBITDA and non-recurring charges are not presented as alternative measures of operating results or cash flows from operations as determined in accordance with generally accepted accounting principles, but because they are accepted financial indicators of the ability to incur and service debt. EBIT represents the IFCO Companies' combined net (loss) applicable to ordinary shares and IFCO Systems' pro forma combined net (loss) applicable to ordinary shares, in each case after exclusion of net interest costs and income tax provisions. EBITDA and non-recurring charges represents the IFCO Companies' EBIT and IFCO Systems' pro forma EBIT plus depreciation and amortization charges and nonrecurring, one-time restructuring charges related to the termination of PalEx's relationship with CHEP USA. EBIT and EBITDA and non-recurring charges as presented are not necessarily comparable with similarly titled measures presented by other companies. The following table reflects the calculation of EBIT and EBITDA and non-recurring charges:

                                                                                       IFCO Systems
                                                                                        Pro Forma
                                   IFCO Companies Historical Combined                    Combined
                          ------------------------------------------------------ ------------------------
                                   Year Ended               Ten Months Ended                  Ten Months
                                  December 31,                 October 31,        Year Ended     Ended
                          -----------------------------  ----------------------- December 31, October 31,
                             1996       1997     1998       1998        1999         1998        1999
                          ----------- --------  -------  ----------- ----------- ------------ -----------
                                                         (in thousands)
                          (unaudited)                    (unaudited) (unaudited) (unaudited)  (unaudited)
Net (loss) applicable to
 ordinary shares........   $(19,542)  $(11,210) $(8,913)   $(8,119)    $(7,542)    $(10,939)    $(6,095)
Income tax provision....        --          47      210        173         144        7,162       5,832
Net interest cost.......      7,751      7,928    7,030      6,024       6,881       23,432      21,600
                           --------   --------  -------    -------     -------     --------     -------
  EBIT..................    (11,791)    (3,235)  (1,673)    (1,922)       (517)      19,655      21,337
Depreciation and
 amortization...........     39,744     27,604   28,870     21,450      28,506       48,194      45,848
Restructuring charges...        --         --       --         --          --         3,553         --
                           --------   --------  -------    -------     -------     --------     -------
  EBITDA and non-
   recurring charges....   $ 27,953   $ 24,369  $27,197    $19,528     $27,989     $ 71,402     $67,185
                           ========   ========  =======    =======     =======     ========     =======

(2) The IFCO Companies' historical combined cash flow information is not available for the year ended December 31, 1996. IFCO Systems' pro forma combined cash flows from operating, investing, and financing activities for the year ended December 31, 1998, and the ten months ended October 31, 1999, have been calculated by adding the amounts in these categories from the historical financial statements of the IFCO Companies and PalEx and do not reflect any pro forma adjustments.

PalEx

                                                                       Ten-Month
                                   Fiscal Year Ended                 Period Ended
                         -------------------------------------- ------------------------
                         November 30, December 28, December 27, October 25,  October 24,
                             1996         1997         1998        1998         1999
                         ------------ ------------ ------------ -----------  -----------
                                (in thousands, except share and per share data)
                                                                      (unaudited)
Income Statement Data:
 Revenues...............  $ 145,030    $  222,993   $  319,691  $  256,874   $  320,433
 Gross profit(1)........     23,165        34,909       58,894      47,345       62,961
 Income from
  operations(1).........      8,937        12,934       17,297      11,109       22,826
 Net interest cost (2)..     (1,065)       (1,590)      (8,206)     (6,078)     (10,660)
 Net income.............  $   6,039    $    6,640   $    3,986  $    2,355   $    6,764
 Net income per share--
  basic.................  $     .64    $      .43   $      .21  $      .13   $      .33
 Net income per share--
  diluted...............  $     .64    $      .42   $      .21  $      .12   $      .33
 Shares used in
  computing net income
  per share--basic......  9,433,414    15,561,489   18,937,354  18,651,737   20,297,016
 Shares used in
  computing net income
  per share--diluted....  9,433,414    15,914,157   19,310,295  19,047,287   20,299,381
Other Operating Data:
 EBITDA and non-
  recurring charges(3)..  $  13,045    $   19,933   $   35,680  $   27,677   $   36,538
 EBIT(3)................  $   9,448    $   13,066   $   17,559  $   11,348   $   24,213
 Cash flows from:
  operating activities..  $  12,116    $    6,363   $   13,596  $    7,072   $   16,212
  investing activities..  $  (7,355)   $  (13,756)  $ (100,819) $  (91,383)  $   (6,596)
  from financing
   activities...........  $  (5,051)   $   11,976   $   83,966  $   78,942   $   (8,514)

                                                                   October 24,
                                                                       1999
                                                                  --------------
                                                                  (in thousands)
                                                                   (unaudited)
Balance Sheet Data:
 Working (deficit)...............................................    $(84,797)
 Total assets....................................................     299,617
 Total debt......................................................     147,181
 Stockholders' equity............................................     103,613

--------
(1) The results of operations for PalEx's year ended December 27, 1998, include pre-tax charges of approximately $1.2 million for inventory revaluation adjustment, approximately $0.9 million for restructuring costs and expenses and approximately $1.4 million for plant closure costs and asset abandonment loss related to the termination of PalEx's customer relationship with CHEP USA. The results of operations for PalEx's ten-month period ended October 25, 1998, include pre-tax charges of approximately $1.7 million for inventory valuation adjustment and approximately $2.4 million for restructuring costs and expenses related to the termination of PalEx's customer relationship with CHEP USA.
(2) Includes interest expense and other income (expense), net.
(3) EBIT and EBITDA and non-recurring charges are not presented as alternative measures of operating results or cash flows from operations as determined in accordance with generally accepted accounting principles, but because they are accepted financial indicators of the ability to incur and service debt. EBIT represents PalEx's net income after exclusion of interest expense and provision for income taxes. EBITDA and non-recurring charges represents PalEx's EBIT plus depreciation and amortization charges, and non-recurring, one-time restructuring charges related to the termination of PalEx's relationship with CHEP USA, pooling expenses, and compensation differential. EBIT and EBITDA and non-recurring charges as presented are not necessarily comparable with similarly titled measures presented by other companies. The following table reflects the calculation of EBIT and EBITDA and non-recurring charges:

                                                                       Ten-Month
                                   Fiscal Year Ended                 Period Ended
                         -------------------------------------- -----------------------
                         November 30, December 28, December 27, October 25, October 24,
                             1996         1997         1998        1998        1999
                         ------------ ------------ ------------ ----------- -----------
                                                 (in thousands)
                                                                      (unaudited)
Net income..............   $ 6,039      $ 6,640      $ 3,986      $ 2,355     $ 6,764
Provision for income
 taxes..................     1,833        4,704        5,105        2,676       5,402
Interest expense........     1,576        1,722        8,468        6,317      12,047
                           -------      -------      -------      -------     -------
 EBIT...................     9,448       13,066       17,559       11,348      24,213
Depreciation and
 amortization...........     3,597        5,847       11,665        7,974      12,325
Restructuring charge....       --           --         3,553        5,452         --
Pooling expenses and
 compensation
 differential(4)........       --         1,020        2,903        2,903         --
                           -------      -------      -------      -------     -------
 EBITDA and non-
  recurring charges.....   $13,045      $19,933      $35,680      $27,677     $36,538
                           =======      =======      =======      =======     =======

(4) Pooling expenses primarily represent financial advisory and legal fees incurred by some of the pooled companies in connection with PalEx's acquisition of those companies. Compensation differential is the difference between previous owners' compensation before their companies were acquired by PalEx and the amounts they contractually agreed to be paid afterward.

                                  RISK FACTORS

  You should carefully consider all the information in this prospectus, including the following risk factors, before making an investment decision regarding the IFCO Systems ordinary shares. The risks described below are the significant risks known to IFCO Systems, the IFCO Companies, and PalEx. The business, financial conditions, or results of operations of IFCO Systems, the IFCO Companies, or PalEx could be materially adversely affected by any of the risks.

Risks Related to IFCO Systems or the IFCO Companies' Businesses

 The operational and financial benefits expected from the merger may not be realized and shareholder value may be impaired

  Schoeller Logistics Industries GmbH and PalEx entered into the merger agreement with the expectation that the merger would produce substantial operational and financial benefits for both the IFCO Companies and PalEx, including the use of PalEx's North American infrastructure to accelerate the expansion of the IFCO Companies' business in the United States. The integration of two large companies, incorporated in different countries, with geographically dispersed operations, and with significant differences in business plans, business cultures, and compensation structures, presents significant challenges and will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process could reduce revenues, increase levels of expenses, and impair operating results of the combined company. In addition, IFCO Systems may not be successful in using the PalEx North American locations in connection with the IFCO Companies' U.S. business.

 The merger may not be tax-free to PalEx

  PalEx is obligated to complete the merger only if it receives tax opinions from its special U.S. tax counsel that provide, among other things, that the merger should be treated as a reorganization for federal income tax purposes. Assuming the merger is a reorganization, PalEx and IFCO Systems will not recognize gain or loss upon the merger. Even with PalEx's receipt of the tax opinions, the IRS could take the position that the merger is taxable, either because it disagrees with the opinions or because one or more of the assumptions upon which the opinions are based are incorrect. One key assumption is that the total fair market value of the IFCO Systems ordinary shares received by PalEx stockholders, based on the high and low sales prices of the shares on the date of the merger, will be no less than 42% of the total merger consideration paid to PalEx stockholders. This valuation, however, cannot be determined until after completion of the merger and this offering. If the IRS were to take the position that the merger is taxable and prevail, then PalEx would recognize gain from the merger as if it had sold all of its assets in a fully taxable transaction. This would increase the amount of taxes payable by IFCO Systems and reduce IFCO Systems' net income.

 IFCO Systems will be controlled by a limited number of shareholders, which will limit the ability of the public shareholders to influence the affairs of IFCO Systems

  After completion of the merger and this offering, and assuming PalEx stockholders elect to receive 49% of the total merger consideration in cash, Christoph and Martin Schoeller, through Schoeller Industries and/or affiliates and Schoeller Holding, will beneficially own approximately 51.7% of the outstanding IFCO Systems ordinary shares. The Schoellers will be able to influence the business, policies, and affairs of IFCO Systems and may be able to block approval of any proposed merger, combination, or sale of substantially all the assets. Because they will have the largest beneficial ownership, the Schoellers may legitimately seek to preserve their control and may not have the same interest as smaller shareholders in pursuing strategic investments or business combinations if the result would be a decrease in control or would cause IFCO Systems no longer to exist as a separate entity.

 Christoph Schoeller will not be devoting his full time to IFCO Systems, which may impair its business prospects

  Under the terms of a management agreement with IFCO Europe, Schoeller Industries provides administrative and management services, but Christoph Schoeller, who will be Chairman of the board of directors of IFCO Systems, will not devote his full working time to the IFCO Companies. Because of other Schoeller family business interests, Christoph Schoeller will continue to be unable to devote his undivided attention to the operations and management of IFCO Systems. This may impede the management and operations of IFCO Systems and limit the growth prospects for the business.

 IFCO Systems' international operations may prove more difficult or costly than its domestic operations

  Since IFCO Systems will have significant operations outside of Germany and the United States, it will be subject to the risks associated with cross-border business transactions and activities. These risks principally relate to delayed payments from customers in some countries or difficulties in the collection of receivables generally. Political, legal, trade, or economic changes or instability could limit or curtail IFCO Systems' business activities and operations in Eastern Europe, Asia, and South America. Unexpected changes in regulatory requirements, tariffs and other trade barriers, and price exchange controls could limit operations and make the distribution of products difficult. In addition, the uncertainty of the legal environment in these areas could limit IFCO Systems' ability to effectively enforce its rights.

 IFCO Systems will be dependent on extensive capital investment, which may not be readily available

  IFCO Systems' business plan calls for extensive capital investment. IFCO Systems may be unable to obtain sufficient capital resources to finance its operations. A lack of capital or an increase in the cost of capital may prevent IFCO Systems from achieving its growth plans and its financial objectives.

 IFCO Systems will be dependent on its relationships with a small number of large retailers

  IFCO Systems will be dependent on its relationships with a small number of large retailers. The inability of IFCO Systems to maintain these relationships or cultivate new relationships on similar terms will impair its ability to remain competitive in the markets in which it will operate. The loss of one or more of these relationships would have a negative impact on the revenues and net income of IFCO Systems.

 IFCO Systems' growth strategies may not be achieved

  IFCO Systems expects to grow both internally and through acquisitions and alliances. IFCO Systems expects to spend significant time and effort in evaluating, completing, and integrating acquisitions. The systems, procedures, and controls of IFCO Systems may not be adequate to support its operations as it expands, including its expansion in the United States. Any future growth also will impose significant additional responsibilities on its senior management. To the extent IFCO Systems is unable to manage its growth effectively, or is unable to attract and retain qualified management, IFCO Systems' ability to grow or maintain its level of revenues and net income, or to implement its business plan, could be materially limited.

 The IFCO Companies' business models may not succeed in new markets

  The IFCO Companies' business plans rely on duplicating their business models in new markets, including the United States. The IFCO Companies' business models may not be successfully duplicated in these new markets.

 Weather conditions may reduce demand for IFCO Systems' services and products

  IFCO Systems provides a significant portion of its services and products to customers who ship agricultural products. Severe weather, particularly during the harvesting seasons, may cause a reduction in demand from agricultural customers, lowering IFCO Systems' revenues and net income. For example, a heavy freeze that damages citrus or other produce crops could have a significant negative impact on IFCO Systems' financial condition and results of operations.

 IFCO Systems' operating results may fluctuate significantly due to seasonal factors

  IFCO Systems' businesses, including the businesses of both the IFCO Companies and PalEx, will be subject to seasonal variations in operations and demand. IFCO Systems' operations experience the greatest demand for RTCs, new pallets, and reconditioned industrial containers during the citrus and produce harvesting seasons, generally October through May, with significantly lower demand from the citrus and produce industries in the summer months. Moreover, yearly results can also fluctuate significantly, particularly for PalEx in the Southeast and Western regions of the United States. Fluctuations are the result of the size of the citrus and produce harvests, which, in turn, largely depend on the occurrence and severity of inclement weather. Accordingly, IFCO Systems' performance, including the performance of both the IFCO Companies and PalEx, in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year.

 IFCO Systems is in a highly competitive industry, which may limit its business prospects

  IFCO Systems faces competition in all geographic markets and each industry sector in which it operates. IFCO Systems expects aggressive competition from packaging industry companies, including CHEP, an international supplier of pallets and other material handling products. The IFCO Companies face aggressive competition from the traditional packaging industry. In addition, relatively few barriers prevent entry into the traditional packaging and pallet industries. The effect of this competition could reduce IFCO Systems' revenues, limit its ability to grow, increase pricing pressure on its products, and otherwise affect its financial results.

 IFCO Systems may incur increased costs due to fluctuations in interest rates and foreign currency exchange rates

  As a consequence of the global nature of the combined businesses of the IFCO Companies and PalEx, IFCO Systems will be exposed to increases in interest rates and changes in foreign currency exchange rates, which may result in decreased net income. IFCO Systems will seek to minimize these risks through regular operating and financing activities and, when appropriate, through the use of currency and interest rate hedges and similar financial instruments, although these measures may not be implemented or be effective. IFCO Systems will also be exposed to risks from changes in foreign currency exchange rates as a result of its financial reporting in U.S. dollars.

  Fluctuations in the exchange rate between the U.S. dollar and the euro will affect the U.S. dollar equivalent of the euro price of IFCO Systems ordinary shares traded on the Frankfurt Stock Exchange and, as a result, are likely to affect the market price of the New York shares traded on the Nasdaq National Market. These fluctuations will also affect the U.S. dollar amounts received by holders of IFCO Systems ordinary shares on the conversion into U.S. dollars of cash dividends, if any, paid in euros on the IFCO Systems ordinary shares.

 Protecting shareholder rights may prove more difficult and costly than in a U.S. corporation

  IFCO Systems' corporate affairs are governed by its articles of association and by the laws of the Netherlands. The rights of shareholders of IFCO Systems and the responsibilities of directors on its board of directors, its officers, and the experts named in this prospectus, some of whom may reside outside of the United States, are different than those established under the laws of Delaware or other U.S. jurisdictions. Therefore, IFCO Systems' public shareholders may have more difficulty and be subject to higher costs in protecting their interests in the face of actions by IFCO Systems' management, board of directors, or controlling shareholders than they would as shareholders of a corporation incorporated in Delaware or other U.S. jurisdictions. This may include difficulty in effecting service of process within the United States upon IFCO Systems or those persons, or enforcing, in courts outside of the United States, judgments against IFCO Systems or those persons obtained in U.S. courts and based upon the civil liability provisions of the federal securities laws of the United States. Furthermore, since a substantial portion of the assets of IFCO Systems will be located outside of the United States, any judgment obtained in the United States against those persons or IFCO Systems may not be collectible within the United States. Additionally, there may be doubt as to the enforceability, in original actions in Dutch courts, of liabilities based solely upon the federal securities laws of the United States.

Risks Related to PalEx's Business

 PalEx's cost of goods sold may be subject to increases because of unmanageable changes in the cost or availability of lumber, the largest raw material cost for pallets

  The largest component of PalEx's cost of goods sold is lumber, which is the principal raw material used in the manufacture and repair of wooden pallets. Any increase in the cost of lumber or decrease in the availability of lumber will materially increase cost of goods sold resulting in decreased net income unless there is a corresponding increase in the prices PalEx charges its customers. PalEx, however, may be limited in how much of a cost increase, if any, it is able to pass along to customers or how quickly it is able to pass along a cost increase to customers. In addition, increases in prices may result in a decrease in sales. The majority of the lumber used in the pallet industry is hardwood, which is only grown in some regions of the United States.

  If the demand for hardwood is greater than the supply, the price will increase and PalEx's cost for lumber will increase. The factors affecting supply and demand are outside PalEx's control, including:

  . competing demand from other pallet manufacturers and other industries that use similar grades and types of lumber;

  . governmental limits on logging on public lands or for environmental reasons; and

  .governmental agreements limiting lumber imports into the United States or Canada.

  Since hardwood is difficult to harvest in adverse weather, adverse weather may also decrease the supply, resulting in price increases. PalEx may not be able to secure adequate lumber supplies in the future at prices it considers reasonable.

 PalEx has relied on acquisitions for growth and it may not be able to continue to make acquisitions or successfully operate acquired businesses

  One of PalEx's principal growth strategies has been to acquire additional pallet manufacturing and recycling and drum reconditioning companies. PalEx may not be able to identify or acquire additional businesses or integrate and manage those additional businesses successfully. Acquisitions may involve a number of operational risks, including:

  . integration of acquisitions into PalEx may not be successful or may not be possible without substantial costs, delays, or other problems, in either case reducing any positive impact on PalEx's revenues and net income or actually decreasing net income;

  .adverse short-term effects on reported operating results, which will result in lower net income;

  . diversion of management's attention from operations, which could result in decreased net income or limit internal growth;

  . dependence on retention, hiring, and training of key personnel, which may impair PalEx's ability to integrate acquisitions successfully or may prevent PalEx from seizing future growth opportunities, both internally and through acquisitions; and

  . increased goodwill, which must be amortized, currently at the rate of approximately $4.4 million per year, thus reducing PalEx's net income.

  In addition, PalEx could experience increased competition for acquisitions of desirable companies, which could increase the amounts paid for acquisitions or reduce the number of acquisition candidates, resulting in reduced growth opportunities.

 PalEx's markets for pallet manufacturing and recycling services and industrial container reconditioning services are highly competitive, which may limit PalEx's ability to grow or maintain profit margins and net income

  The markets for pallet manufacturing and recycling services and drum reconditioning services are highly fragmented and competitive. As a result, competition on pricing is often intense. Competition for customers and competitive pricing pressure holding down prices may limit PalEx's ability to grow or maintain profit margins and net income.

 PalEx's pallet manufacturing operations may also be subject to competition from lumber mills, which could decrease PalEx's profitability

  PalEx often competes with lumber mills in the sale of new pallets. These mill competitors typically view pallet manufacturing as an opportunity to use the lower grade lumber that would otherwise be waste. As a result, they are able to manufacture and sell low-cost pallets. This depresses pallet prices overall, which could decrease PalEx's profitability.

 PalEx's pallet manufacturing and recycling operations are subject to competition from larger competitors, which may limit PalEx's ability to grow or maintain revenues and net income

  Other companies with significantly greater capital and other resources than PalEx, including CHEP, may enter or expand their operations in the pallet manufacturing and recycling businesses in the future, which could place PalEx in direct competition with these larger companies in the markets for new and recycled pallets. Increased competition from CHEP or other large competitors could reduce PalEx's revenues through loss of customers or competitive pricing pressures. Decreases in revenues could have a corresponding effect on net income.

 PalEx's pallet operations face competition from other pallet alternatives, which could limit or decrease revenues

  PalEx's new and recycled pallet operations face competition from pallet leasing or other pallet systems providers, which are marketed as less expensive or otherwise more favorable alternatives to new pallet purchasers. Pallet leasing competes currently with new and recycled pallet sales to the grocery and wholesale distribution industries and may expand into other industries in the future. CHEP, with significantly greater resources than PalEx, is currently the dominant pallet leasing company in the world. Other pallet systems may include pallets fabricated from non-wooden components like plastic as cost-effective, durable alternatives to wooden pallets. Increased competition from pallet leasing companies or providers of other alternatives could make it more difficult for PalEx to attract and retain customers or force PalEx to reduce prices. As a result, revenue growth may be limited or may decrease with corresponding effects on PalEx's net income.

 PalEx has potential exposure to environmental liabilities, which may increase costs and lower net income

  PalEx's operations are subject to various environmental laws and regulations, including those dealing with handling and disposal of waste products, fuel storage, and air quality. As a result of past and future operations at PalEx's subsidiaries' facilities, PalEx may be required to incur remediation costs and other related expenses.

In addition, although PalEx intends to conduct appropriate due diligence with respect to environmental matters in connection with future acquisitions, PalEx may not be able to identify or be indemnified for all potential environmental liabilities relating to any acquired business. A PalEx subsidiary currently has potential exposure to environmental liabilities as a result of contaminations at the Zellwood Groundwater Contamination Site in Orange County, Florida. For a description of the potential exposure, see "Business--Regulation--Industrial Containers." Environmental liabilities incurred by PalEx or its subsidiaries, if not covered by adequate insurance or indemnification, will increase PalEx's costs and have negative impact on its net income.

 PalEx may not be able to negotiate with union employees and may be subject to work stoppages

  Approximately 300 employees of PalEx's container group are members of various labor unions. If PalEx is unable to negotiate acceptable contracts with these unions as existing agreements expire, strikes or other work stoppages by the affected workers could occur and increased operating costs due to higher wages or benefits paid to union members may result. If the unionized employees engage in a strike or other work stoppage, or other employees become unionized, PalEx could experience a significant disruption of its operations and higher ongoing labor costs. This could result in decreased revenues and/or lower net income than otherwise could have been achieved.

Risks Related to the Offering

 The market price of, and trading volumes in, the IFCO Systems ordinary shares may be volatile

  This offering constitutes the initial public offering of the IFCO Systems ordinary shares, and no public market for IFCO Systems ordinary shares currently exists. IFCO Systems cannot assure you that an active trading market will develop or be sustained after the offering is completed. The initial public offering price will be determined through negotiations between IFCO Systems and the underwriters based on several factors and may not be indicative of the market price for the ordinary shares after the offering. The market price of the IFCO Systems ordinary shares may be significantly affected by, among others, the following factors:

  .IFCO Systems' actual or anticipated results of operations;

  .new services or products offered, or new contracts entered into, by IFCO Systems or its competitors;

  .changes in, or IFCO Systems' failure to meet, securities analysts' expectations;

  .legislative and regulatory developments affecting the RTC industry;

  .developments and technological innovations in the RTC industry;

  .investor perceptions of investments relating to Europe; and

  .general market conditions and other factors beyond IFCO Systems' control.

  U.S. and non-U.S. stock markets have periodically experienced significant price and volume fluctuations. These changes have often been unrelated to the financial performance of particular companies. These broad market developments may also adversely affect the market price of the IFCO Systems ordinary shares.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

  Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operations or financial condition of IFCO Systems, the IFCO Companies, or PalEx, or state other forward-looking information. These statements may include statements for the period following the merger. You can find many of these statements by looking for words like believes, expects, anticipates, estimates, or similar expressions used in this prospectus.

  These forward-looking statements may be affected by known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions that IFCO Systems, the IFCO Companies, and PalEx believe to be reasonable.

  Risks and uncertainties include the following:

  . the timely completion of this offering, the merger, and the other concurrent transactions;

  . the ability of the combined company to effectively integrate their operations and achieve their operational and growth objectives;

  .  the competitive nature of the container businesses;

  .  customer demand and business and economic cycles;

  .  the ability to finance capital expenditures and growth;

  .  changes in national or international politics and economics;

  .  currency exchange rate fluctuations; and

  . changes in capital and financial markets, including the performance of companies listed on the Frankfurt Stock Exchange or the Nasdaq National Market.

  Important factors that could cause actual results to be materially different from the forward-looking statements are also disclosed in the "Risk Factors" section and throughout this prospectus.

                            CONCURRENT TRANSACTIONS

  This offering is being made concurrently with the merger of PalEx into IFCO Systems. PalEx will merge with and into Silver Oak Acquisition Corp., a newly formed, wholly owned subsidiary of IFCO Systems, which will change its name to "PalEx, Inc." Following the merger, IFCO Systems will own all of the stock of the IFCO Companies and PalEx. In the merger, PalEx stockholders will receive merger consideration with a total value of $9.00 per share consisting of cash and/or IFCO Systems ordinary shares for each share of PalEx common stock. The total merger consideration for all the shares of PalEx common stock is limited to not less than 40% and not more than 49% in cash and not more than 60% and not less than 51% in IFCO Systems ordinary shares. The merger is subject to satisfaction of a number of conditions including the approval of PalEx's stockholders. A meeting of PalEx stockholders has been scheduled for March 2, 2000, to vote on the merger. The merger is conditioned on the completion of this offering.

  At the same time as the completion of the merger and this offering, IFCO Systems plans to issue approximately 180.0 million euros, or approximately $175.6 million, of debt in the form of a high yield financing and enter into a new senior credit facility. The completion of the high yield debt financing is conditioned on the completion of the merger, this offering, and the new senior credit facility. Neither this prospectus nor any information contained in this prospectus is, or should be considered to be, an offer to sell, or an invitation to participate in, the high yield financing or any future financings.

  This offering is conditioned upon the completion of the merger and the high yield financing and total proceeds to IFCO Systems from this offering and the high yield debt of at least $250.0 million.

  IFCO Systems, together with Schoeller Industries, the shareholders of Schoeller Industries, Schoeller Plast Industries GmbH, Gebruder Schoeller Beteiligungsverwaltungs GmbH, and Schoeller KG have entered into the Option Release and IPO--Facilitation Agreement with GE Capital Corporation and General Electric Erste Beteiligungs GmbH in connection with the proposed merger and the IPO, which provides for, among other things, Schoeller Holding's issuance of a DM45.0 million, or approximately $22.5 million, convertible debenture to GE Erste and IFCO Systems' issuance of a promissory note to GE Capital for the same amount.

  At the same time as, or within five days following, the completion of this offering, IFCO Systems has agreed to purchase the interest of Intertape Polymer Group Inc. in IFCO-U.S., L.L.C., a joint venture between IFCO International and Intertape. IFCO Systems will purchase Intertape's interest for approximately $5.0 million in cash. In addition, IFCO International will repay debt owed by IFCO U.S. to Intertape, which as of October 31, 1999, was approximately $25.5 million.

                                USE OF PROCEEDS

The proceeds of this offering, together with the initial borrowings under the new senior credit facility and proceeds from the high yield debt offering, will be used primarily to repay a substantial portion of the existing indebtedness of the IFCO Companies and PalEx, to pay the merger consideration to PalEx's stockholders, and to fund the other concurrent transactions. We have summarized below the estimated sources and uses of funds, assuming that the merger, this offering, the other concurrent transactions, and the debt repayments had occurred as of October 31, 1999. The actual sources and uses of proceeds will vary from those summarized below, depending on the actual date of the closing.

                                                                    Amounts
                                                                 --------------
                                                                 (in thousands)
Sources of Funds:
Cash on hand...................................................  $       14,421
New senior credit facility(1)..................................          22,682
Senior subordinated notes......................................         189,324
Proceeds from this offering(2).................................         160,000
                                                                 --------------
  Total........................................................  $      386,427
                                                                 ==============
Uses of Funds:
Cash payment to PalEx stockholders(3)..........................  $       90,401
Repayment of PalEx debt and related party loans(4).............         147,181
Repayment of IFCO Companies debt(5)............................          75,350
Purchase remaining interest in IFCO U.S. and repayment of debt
 to Intertape Polymer Group(6).................................          30,517
Initial payment to GE Capital on DM45.0 million promissory note
 for release of options and other rights(7)....................           6,687
Payment for participating rights and redeemable participating
 rights(8).....................................................           5,348
Fees and expenses(9)...........................................          30,943
                                                                 --------------
  Total........................................................  $      386,427
                                                                 ==============

--------
(1) IFCO Systems anticipates that it will have available borrowings under the
    new senior credit facility of up to $    .
(2) Assumes that the initial public offering price is $13.60 per ordinary share and 11.8 million shares are issued in this offering. IFCO Systems has granted the underwriters in this offering an option to purchase up to additional shares to cover short positions, if any. Assumes that the overallotment option has not been exercised. To the extent that the overallotment option is exercised, IFCO Systems would receive additional proceeds of approximately $22.9 million, net of underwriting discounts and commissions of approximately $1.1 million.
(3) Assumes PalEx stockholders elect to receive 49% of the merger consideration in cash.
(4) Reflects the repayment of (a) approximately $130.5 million outstanding in 1999 under PalEx's senior credit facility, which bore interest at a weighted average rate of approximately 9.5% in 1999 and matures on June 30, 2000, and (b) approximately $10.0 million outstanding under various convertible notes issued by PalEx to sellers in connection with acquisitions, which bear interest at rates ranging from 6.0% to 8.0% and have maturity dates from March 18, 2000, to July 14, 2000. Since October 31, 1999, approximately $1.6 million outstanding under these notes has been paid.
(5) Reflects the repayment of (a) approximately $53.2 million outstanding under IFCO Europe's Senior Facility Agreement, which bears interest at the rate
    of EURIBOR plus 1.75%, or 4.61%, and matures on     , 2004, (b)
    approximately $18.8 million outstanding under IFCO Europe's Senior Subordinated Agreement, which bears interest at the rate of EURIBOR plus
    2.75%, or 5.61%, and matures on     , 2005, (c) $0.5 million outstanding
    under short-term loans, which bear interest at  % and mature on     , (d)
    $2.3 million outstanding under short-term related party loans, which bear
    interest at  % and mature on     , and (e) $0.6 million outstanding under
    other long-term debt, which bears interest at  % and mature on     .
(6) Reflects the purchase from Intertape of its 49% equity interest in IFCO U.S. for $5.0 million and the payment of approximately $25.5 million to retire IFCO U.S.'s indebtedness to Intertape.
(7) Reflects initial installment payment to GE Capital and release of the options and rights in connection with GE Capital's investment in IFCO Europe.
(8) Reflects the payments to retire the participating rights and redeemable participating rights of the IFCO Companies, which are held by related parties of the IFCO Companies.
(9) Represents fees and expenses including, principally, underwriting discounts and commissions, accounting, advisor, and legal fees, printing expenses, and costs of refinancing the credit facilities of the IFCO Companies and PalEx.

                                 CAPITALIZATION

  The following table sets forth the IFCO Companies' historical combined capitalization as of October 31, 1999, and IFCO Systems' capitalization on a pro forma combined basis as of October 31, 1999, after giving effect to the merger, the high yield debt offering, this offering, borrowings under the new senior credit facility, and other concurrent transactions. You should read this table along with "Unaudited Pro Forma Combined Financial Statements" and the IFCO Companies' financial statements included in this prospectus.

                                                       As of October 31, 1999
                                                     ---------------------------
                                                     IFCO Companies IFCO Systems
                                                       Historical    Pro Forma
                                                        Combined      Combined
                                                     -------------- ------------
                                                           (in thousands)
                                                      (unaudited)   (unaudited)
Cash and cash equivalents...........................    $  9,134      $  --
                                                        ========      ========
Long-term debt (including current maturities):
  Long-term debt (including related party loans)....    $ 75,350      $ 22,682
  Other long-term debt..............................         --        189,324
  Capital lease obligations.........................      31,296        31,296
  Promissory note payable...........................         --         20,061
                                                        --------      --------
    Total long-term debt............................     106,646       263,363
                                                        --------      --------

Participating rights................................       3,871           --
Redeemable participating rights.....................       1,477           --
Redeemable convertible preferred stock..............      26,335           --

Stockholders' equity:
  Common stock/paid-in capital......................         --        273,742
  Contributed share capital.........................      10,017           --
  Retained (deficit)................................     (46,400)      (46,400)
  Other stockholders' equity........................       1,076         1,076
                                                        --------      --------
    Total stockholders' equity......................     (35,307)      228,418
                                                        --------      --------
    Total capitalization............................    $103,022      $491,781
                                                        ========      ========

                                DIVIDEND POLICY

  IFCO Systems is a newly formed company and has never declared or paid any cash dividends. IFCO Systems currently anticipates that any future earnings will be retained for development and expansion of its business and do not anticipate paying any cash dividends in the foreseeable future. IFCO Systems also anticipates that the new senior credit facility will include restrictions on its ability to pay dividends without the consent of the lenders. IFCO Systems' board of directors has sole discretion to pay cash dividends based on IFCO Systems' financial condition, results of operations, capital requirements, obligations, and other relevant factors.

  If IFCO Systems declares dividends in the future, it may do so either in Dutch guilders, euros, or U.S. dollars. If we declare dividends in Dutch guilders or euros, the amount of U.S. dollars realized by shareholders will vary depending on the rate of exchange between U.S. dollars and Dutch guilders or euros, as the case may be.

                                    DILUTION

  IFCO Systems' pro forma net tangible book value as of       was approximately
$   million, or approximately $   per ordinary share. Pro forma net tangible
book value per share represents total tangible assets, less total liabilities, divided by the pro forma number of ordinary shares outstanding after giving effect to the merger, the high yield debt offering, this offering, borrowings under the new senior credit facility, and the other concurrent transactions.

  Dilution to net tangible book value per share represents the difference between the amount per share paid by purchasers of ordinary shares in this offering and the net tangible book value per ordinary share immediately after the completion of this offering. After giving effect to the issuance of
ordinary shares in the merger and the sale of    million ordinary shares
offered by this prospectus and after deducting underwriting discounts and commissions and estimated offering expenses to be paid by IFCO Systems, the pro forma as adjusted net tangible book value as of October 31, 1999, would have
been approximately $   million, or $   per ordinary share. This represents an
immediate [increase] [decrease] in per tangible book value of $   per share to
IFCO Systems' existing shareholders, which includes Palex stockholders receiving ordinary shares in the merger, and an immediate dilution in net
tangible book value of $   per share to new investors of ordinary shares in
this offering. The following table illustrates this per share dilution:

     Initial public offering price per share............................ $
     Pro forma net tangible book value per share as of October 31,
      1999.............................................................. $
     Increase per share attributable to this offering...................
                                                                         -----
     Pro forma net tangible book value per share after this offering....
                                                                         -----
     Dilution per share to new investors................................ $
                                                                         =====

  If the underwriters' over-allotment option is exercised in full, IFCO
Systems' pro forma net tangible book value as of       would have been
approximately $   per share, representing an immediate [increase] [decrease] in
net tangible book value of $   per share to existing shareholders and an
immediate dilution in net tangible book value of $   per share to new
investors.

  The following table sets forth, on a pro forma basis as of October 31, 1999, after giving effect to

  . the issuance of ordinary shares in the merger, and

  . the sale of ordinary shares to investors in this offering,

the number of ordinary shares purchased from IFCO Systems, the total price paid, and the average price per share paid by the existing shareholders and new public investors, before deducting underwriting discounts and commissions and estimated offering expenses to be paid by IFCO Systems, at the initial public
offering price of $   per share:

                                               Shares         Total      Average
                                             Purchased    Consideration   Price
                                           -------------- --------------   Per
                                           Number Percent Amount Percent  Share
                                           ------ ------- ------ ------- -------
Existing shareholders.....................            %    $         %    $
New investors.............................            %              %
                                            ---     ---    ----    ---
  Total...................................            %    $         %
                                            ===     ===    ====    ===

  The above discussion assumes no exercise of outstanding options or warrants. You will experience additional dilution if any options or warrants are exercised.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Basis of Presentation

  The following unaudited pro forma combined financial statements give effect to:

  . the acquisitions by IFCO Systems of the outstanding capital stock of PalEx, IFCO Europe, MTS, and IFCO International;

  . this offering, the high yield debt offering, and borrowings under the new senior credit facility; and

  . other concurrent transactions, including IFCO Systems' acquisition of the minority interest in IFCO U.S.

  The acquisitions of PalEx will be accounted for using the purchase method of accounting. The IFCO Companies have been identified as the accounting acquiror for financial statement presentation purposes as their former shareholders will represent the largest voting interest within IFCO Systems.

  The unaudited pro forma combined balance sheet gives effect to the acquisitions, this offering, and other related and concurrent transactions as if they had occurred on October 31, 1999. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1998.

  IFCO Systems expects that the combination of the IFCO Companies and PalEx will allow the companies to take advantage of synergies among their businesses, including the use of PalEx's infrastructure in North America to expand the rental pools of RTCs and pallets in North America. IFCO Systems cannot quantify any advantages or additional costs of the combinations until completion of the acquisitions. No estimates of any advantages or additional costs have been included in the pro forma financial information.

  The pro forma adjustments are based on preliminary estimates, available information, and assumptions that IFCO Systems' management deems appropriate and may be revised as additional information becomes available. IFCO Systems' management, however, does not believe that there are any other material identifiable intangible assets to which purchase price can be allocated. The pro forma financial data do not represent what IFCO Systems' financial position or results of operations would actually have been if the transactions in fact had occurred on those dates and are not necessarily representative of IFCO Systems' financial position or results of operations for any future periods. The pro forma combined financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and notes of the IFCO Companies and PalEx included in this prospectus.

                               IFCO Systems N.V.

                   Unaudited Pro Forma Combined Balance Sheet
                             As of October 31, 1999
                                 (In thousands)

                                                    IFCO                IFCO
                                                   Systems             Systems
                              IFCO                Pro Forma           Pro Forma
                            Companies   PalEx    Adjustments          Combined
                            ---------  --------  -----------          ---------
CURRENT ASSETS:
 Cash and cash              $  9,134   $  5,255                       $    --
  equivalents.............                        $ (14,389)b,c,d,
                                                            e,f,g,h,i
 Accounts receivable,         81,509     51,068                        138,691
  net.....................                            6,114 e
 Inventories..............     3,838     27,535         --              31,373
 Other current assets.....       --      11,457          29 e           11,486
                            --------   --------   ---------           --------
  Total current assets....    94,481     95,315      (8,246)           181,550
PROPERTY, PLANT AND          162,772     75,239                        249,698
 EQUIPMENT, net...........                           11,687 e
GOODWILL AND OTHER
 INTANGIBLE
 ASSETS, net..............     8,698    125,406     119,352 b,e,h      253,456
OTHER ASSETS..............     7,695      3,657      14,243 a,d         25,595
                            --------   --------   ---------           --------
  Total assets............  $273,646   $299,617   $ 137,036           $710,299
                            ========   ========   =========           ========
CURRENT LIABILITIES:
 Current maturities of      $  8,167   $145,030                       $    --
  long-term debt..........                        $(153,197)e,f
 Current maturities of        10,528        --                          10,528
  capital lease
  obligations.............                              --
 Refundable deposits......    70,820        --        3,439 e           74,259
 Accounts payable.........    76,533     11,232          -- e,g         87,765
 Other current                17,587     23,850                         42,659
  liabilities.............                            1,222 e
                            --------   --------   ---------           --------
  Total current              183,635    180,112                        215,211
   liabilities............                         (148,536)
ACCUMULATED LOSSES IN
 EXCESS OF INVESTMENT IN
 EQUITY ENTITIES..........     5,684        --       (5,590)e               94
LONG-TERM DEBT AND RELATED
 PARTY LOANS, net of
 current maturities.......    67,183      2,151     (46,652)f           22,682
CAPITAL LEASE OBLIGATIONS,
 net of current
 maturities...............    20,768        --          --              20,768
OTHER LONG-TERM DEBT......       --         --      189,324 d          189,324
PROMISSORY NOTE PAYABLE...       --         --       20,061 h           20,061
OTHER LIABILITIES.........       --      13,741         --              13,741
PARTICIPATING RIGHTS......     3,871        --       (3,871)i              --
REDEEMABLE PARTICIPATING       1,477        --                             --
 RIGHTS...................                           (1,477)i
REDEEMABLE CONVERTIBLE
 PREFERRED STOCK..........    26,335        --      (26,335)b              --
STOCKHOLDERS' EQUITY:
 Ordinary shares..........       --         203        (203)a,b            --
 Paid-in capital..........    10,017     79,107     184,618 b,c,d      273,742
 Other stockholders'           1,076       (901)                         1,076
  equity..................                              901 b
 Retained earnings           (46,400)    25,204                        (46,400)
  (deficit)...............                          (25,204)b
                            --------   --------   ---------           --------
  Total stockholders'        (35,307)   103,613                        228,418
   equity.................                          160,112
                            --------   --------   ---------           --------
  Total liabilities and     $273,646   $299,617                       $710,299
   stockholders' equity...                        $ 137,036
                            ========   ========   =========           ========

  See accompanying notes to unaudited pro forma combined financial statements.

                               IFCO Systems N.V.

              Unaudited Pro Forma Combined Statement of Operations

                      For the year ended December 31, 1998
              (In thousands, except for share and per share data)

                                                          PalEx
                                     -----------------------------------------------
                                                                                         IFCO
                                                      Total                             Systems         IFCO Systems
                            IFCO     As Previously   Purchase    Pro Forma    Pro      Pro Forma         Pro Forma
                          Companies    Reported    Acquisitions Adjustments  Forma    Adjustments         Combined
                          ---------  ------------- ------------ ----------- --------  -----------       ------------
REVENUES................  $134,721     $319,691      $60,163      $    --   $379,854    $ 1,657 i       $   516,232
COST OF GOODS SOLD......   106,218      259,562       45,389         (349)a  304,602      2,651 i           413,471
INVENTORY VALUATION
 ADJUSTMENT.............       --         1,235          --           --       1,235        --                1,235
                          --------     --------      -------      -------   --------    -------         -----------
 Gross profit...........    28,503       58,894       14,774          349     74,017       (994)            101,526
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............    28,515       33,042       11,375       (1,239)a   43,178      1,719 i            73,412
AMORTIZATION OF GOODWILL
 AND OTHER INTANGIBLE
 ASSETS.................       383        3,334          --         1,273b     4,607      4,208 e             9,198
POOLING EXPENSES........       --         1,841          --        (1,841)a      --         --                  --
COMPENSATION
 DIFFERENTIAL...........       --         1,062          --        (1,062)a      --         --                  --
RESTRUCTURING CHARGE....       --           949          --           --         949        --                  949
PLANT CLOSURE COSTS AND
 ASSET ABANDONMENT
 LOSS...................       --         1,369          --           --       1,369        --                1,369
OTHER OPERATING
 (INCOME), net..........    (3,081)         --           --           --         --         --               (3,081)
                          --------     --------      -------      -------   --------    -------         -----------
 Income (loss)
  from operations.......     2,686       17,297        3,399        3,218     23,914     (6,921)             19,679
NET INTEREST COST.......    (7,030)      (8,468)         --        (2,925)c  (11,393)    (5,009)f,g,h,j     (23,432)
OTHER INCOME (EXPENSE),
 net....................    (2,997)         262          751          --       1,013      1,960 i               (24)
                          --------     --------      -------      -------   --------    -------         -----------
 (Loss) income before
  provision for income
  taxes ................    (7,341)       9,091        4,150          293     13,534     (9,970)             (3,777)
INCOME TAX PROVISION ...       210        5,105          --         1,917d     7,022        (70) k            7,162
                          --------     --------      -------      -------   --------    -------         -----------
 Net (loss) income......  $ (7,551)    $  3,986      $ 4,150      $(1,624)  $  6,512    $(9,900)        $   (10,939)
                          ========     ========      =======      =======   ========    =======         ===========
Net loss per share--
 basic and diluted......                                                                                $      (.28)l,m
                                                                                                        ===========
Shares used in computing
 net loss per share--
 basic and diluted......                                                                                 38,683,118 m
                                                                                                        ===========
Calculation of EBITDA
 and non-recurring
 charges (n):
Net loss................                                                                                $   (10,939)
Provision for income
 taxes..................                                                                                      7,162
Net interest cost.......                                                                                     23,432
                                                                                                        -----------
 EBIT...................                                                                                     19,655
Depreciation and
 amortization...........                                                                                     48,194
Restructuring charges...                                                                                      3,553
                                                                                                        -----------
 EBITDA and non-
  recurring charges.....                                                                                $    71,402
                                                                                                        ===========

  See accompanying notes to unaudited pro forma combined financial statements.

                               IFCO Systems N.V.

              Unaudited Pro Forma Combined Statement of Operations

                   For the ten months ended October 31, 1999
              (In thousands, except for share and per share data)

                                                  IFCO
                                                 Systems         IFCO Systems
                            IFCO                Pro Forma         Pro Forma
                          Companies   PalEx    Adjustments         Combined
                          ---------  --------  -----------       ------------
REVENUES................  $126,399   $320,433    $ 4,268 i       $   451,100
COST OF GOODS SOLD......   100,330    257,472      4,203 i           362,005
                          --------   --------    -------         -----------
 Gross profit...........    26,069     62,961         65              89,095
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............    24,029     36,142      1,641 i            61,812
AMORTIZATION OF GOODWILL
 AND OTHER INTANGIBLE
 ASSETS.................       344      3,993      3,506 e             7,843
OTHER OPERATING
 (INCOME), net..........    (1,976)       --         --               (1,976)
                          --------   --------    -------         -----------
 Income (loss)
  from operations.......     3,672     22,826     (5,082)             21,416
NET INTEREST COST.......    (6,881)   (12,047)    (2,672)f,g,h,j     (21,600)
OTHER INCOME (EXPENSE),
 net....................    (2,933)     1,387      1,467 i               (79)
                          --------   --------    -------         -----------
 (Loss) income before
  provision for income
  taxes ................    (6,142)    12,166     (6,287)               (263)
INCOME TAX PROVISION ...       144      5,402       286 k              5,832
                          --------   --------    -------         -----------
 Net (loss) income......  $ (6,286)  $  6,764    $(6,573)        $    (6,095)
                          ========   ========    =======         ===========
Net loss per share--
 basic and diluted......                                         $      (.16)l,m
                                                                 ===========
Shares used in computing
 net loss per share--
 basic and diluted......                                          38,683,118 m
                                                                 ===========
Calculation of EBITDA
 and non-recurring
 charges (n):
Net loss ...............                                         $    (6,095)
Provision for income
 taxes..................                                               5,832
Net interest cost.......                                              21,600
                                                                 -----------
 EBIT...................                                              21,337
Depreciation and
 amortization...........                                              45,848
                                                                 -----------
 EBITDA and non-
  recurring charges.....                                         $    67,185
                                                                 ===========



  See accompanying notes to unaudited pro forma combined financial statements.

                               IFCO Systems N.V.

           Notes to Unaudited Pro Forma Combined Financial Statements

1.GENERAL

  The historical financial statements reflect the financial position and results of operations of the IFCO Companies and PalEx and were derived from their respective financial statements. The periods included in these financial statements for the IFCO Companies and PalEx are as of October 31, 1999, and for the year ended December 31, 1998, and the ten months ended October 31, 1999, for the IFCO Companies and as of October 24, 1999, and for the year ended December 27, 1998, and the ten-month period ended October 24 1999, for PalEx. The financial statements of PalEx reflect adjustments to the year ended December 27, 1998, to present the effect of acquisitions accounted for under the purchase method, under the caption "Total Purchase Acquisitions," as if the acquisitions were effective January 1, 1998.

2.THE MERGER AND CONCURRENT TRANSACTIONS

  IFCO Systems will issue its ordinary shares in exchange for all the outstanding capital stock of the IFCO Companies and between 51% and 60% of the outstanding capital stock of PalEx. The following pro forma adjustments assume that PalEx stockholders elect to receive 49% of the merger consideration in cash. If PalEx stockholders were to elect to receive 40% of the merger consideration in cash, rather than 49%, pro forma net (loss) would be approximately $(10.0) million and pro forma net (loss) per share would be $(.26) during the year ended December 31, 1998. Pro forma net (loss) would be approximately $(5.2) million and pro forma net (loss) per share would be $(.13) during the ten months ended October 31, 1999. The IFCO Companies have been identified as the accounting acquiror and are the predecessors to IFCO Systems. The acquisition of PalEx is accounted for using the purchase method of accounting.

3.UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  a. Reflects the issuance of 200,000 shares of PalEx common stock to PalEx's financial advisor immediately prior to the IPO and the corresponding reduction of paid-in capital as a transaction cost.

  b. Reflects:

    . the acquisition of PalEx for approximately $184.5 million consisting of approximately 6.9 million IFCO Systems ordinary shares and approximately $90.4 million in cash issued to PalEx stockholders;

    . the contribution to IFCO Systems of the redeemable convertible preferred stock of IFCO Europe previously held by GE Erste; and

    . approximately 20.0 million IFCO Systems ordinary shares to the shareholders of the IFCO Companies, which will be recorded at book value. The acquisition price of PalEx is $9.00 under the terms of the merger agreement. This adjustment reflects the election of the PalEx shareholders to receive 49% of the value of their common stock in cash, which represents the maximum percentage of cash PalEx stockholders will receive. The number of IFCO Systems ordinary shares issued to shareholders of the IFCO Companies and to PalEx stockholders assumes an IPO valuation of approximately $13.60 per ordinary share and makes assumptions regarding the valuation of IFCO Systems before the IPO and before the distribution of 49% of the value of PalEx in cash to PalEx's stockholders. These assumptions are not necessarily indicative of the actual pre-IPO valuation, IPO size, or IPO price per share.

  c. Reflects the cash proceeds of approximately $143.3 million from the issuance of approximately 11.8 million IFCO Systems ordinary shares, net of estimated offering costs of approximately $16.7 million. Offering costs consist principally of underwriting discounts and commissions, accounting, advisory, and legal fees and printing expenses.

  d. Reflects issuance of (Euro)180.0 million of long-term debt, translated to approximately $189.3 million using the exchange rate as of October 29, 1999, of (Euro)1.00 = $1.0518, with interest payable at 10% per year, net of related financing costs of approximately $14.2 million, including the costs of refinancing the credit facilities of PalEx and the IFCO Companies.

  e. Reflects the purchase of the remaining interest in IFCO U.S., a subsidiary of IFCO International, for $5.0 million, and the consolidation of the now wholly owned subsidiary.

  f. Reflects the reduction of existing debt with the proceeds of the IPO and the issuance of long-term debt.

  g. Reflects the payment of approximately $25.5 million to the remaining interest holder of IFCO U.S. in payment of that subsidiary's various indebtedness to the remaining interest holder.

  h. Reflects the issuance of a promissory note payable for approximately $26.7 million, reduced by an approximate $6.7 million cash payment at the closing, initially bearing interest at the Euro Interbank Offered Rate (assumed to be 3.25% for pro forma adjustment purposes) plus 2.75%, in exchange for the release of options and other rights previously purchased by GE Capital and GE Erste. The allocation of the purchase price for the rights and options to the assets and liabilities of IFCO Systems has not yet been completed. As a result, the purchase price has been preliminarily allocated to goodwill.

  i Reflects the payment of approximately $5.3 million to retire, at book value, the participating rights and the redeemable participating rights of the IFCO Companies, which are held by related parties of the IFCO Companies.

  The following table summarizes the unaudited pro forma combined balance sheet adjustments (in thousands):

                                                                                                            Pro Forma
                          a       b         c        d        e         f         g         h        i     Adjustments
                         ----  --------  -------- -------- -------  ---------  --------  -------  -------  -----------
CURRENT ASSETS:
 Cash and cash
  equivalents..........  $--   $(90,401) $143,300 $175,081 $(4,968) $(199,849) $(25,517) $(6,687) $(5,348)  $ (14,389)
 Accounts receivable,
  net..................   --        --        --       --    6,114        --        --       --       --        6,114
 Inventories...........   --        --        --       --      --         --        --       --       --          --
 Other current assets..   --        --        --       --       29        --        --       --       --           29
                         ----  --------  -------- -------- -------  ---------  --------  -------  -------   ---------
 Total current assets..   --    (90,401)  143,300  175,081   1,175   (199,849)  (25,517)  (6,687)  (5,348)     (8,246)
PROPERTY, PLANT AND
 EQUIPMENT, net........   --        --        --       --   11,687        --        --       --       --       11,687
GOODWILL AND OTHER
 INTANGIBLE ASSETS,
 net...................   --     80,878       --       --   11,726        --        --    26,748      --      119,352
OTHER ASSETS...........   --        --        --    14,243     --         --        --       --       --       14,243
                         ----  --------  -------- -------- -------  ---------  --------  -------  -------   ---------
 Total assets..........  $--   $ (9,523) $143,300 $189,324 $24,588  $(199,849) $(25,517) $20,061  $(5,348)  $ 137,036
                         ====  ========  ======== ======== =======  =========  ========  =======  =======   =========
CURRENT LIABILITIES:
 Current maturities of
  long-term debt.......  $--   $    --   $    --  $    --  $21,102  $(153,197) $(21,102) $   --   $   --    $(153,197)
 Current maturities of
  capital lease
  obligations..........   --        --        --       --      --         --        --       --       --          --
 Refundable deposits...   --        --        --       --    3,439        --        --       --       --        3,439
 Accounts payable......   --        --        --       --    4,415        --     (4,415)     --       --          --
 Other current
  liabilities..........   --        --        --       --    1,222        --        --       --       --        1,222
                         ----  --------  -------- -------- -------  ---------  --------  -------  -------   ---------
 Total current
  liabilities..........   --        --        --       --   30,178   (153,197)  (25,517)     --       --     (148,536)
ACCUMULATED LOSSES IN
 EXCESS OF INVESTMENT
 IN EQUITY ENTITIES....   --        --        --       --   (5,590)       --        --       --       --       (5,590)
LONG-TERM DEBT AND
 RELATED PARTY LOANS,
 net of current
 maturities............   --        --        --       --      --     (46,652)      --       --       --      (46,652)
CONVERTIBLE NOTES
 PAYABLE...............   --        --        --       --      --         --        --       --       --          --
OTHER LONG-TERM DEBT...   --        --        --   189,324     --         --        --       --       --      189,324
PROMISSORY NOTE
 PAYABLE...............   --        --        --       --      --         --        --    20,061      --       20,061
CAPITAL LEASE
 OBLIGATIONS, net of
 current maturities....   --        --        --       --      --         --        --       --       --          --
OTHER LIABILITIES......   --        --        --       --      --         --        --       --       --          --
PARTICIPATING RIGHTS...   --        --        --       --      --         --        --       --    (3,871)     (3,871)
REDEEMABLE
 PARTICIPATING RIGHTS..   --        --        --       --      --         --        --       --    (1,477)     (1,477)
REDEEMABLE CONVERTIBLE
 PREFERRED STOCK.......   --    (26,335)      --       --      --         --        --       --       --      (26,335)
STOCKHOLDERS' EQUITY:
 Ordinary shares.......     2      (205)      --       --      --         --        --       --       --         (203)
 Paid-in capital.......    (2)   41,320   143,300      --      --         --        --       --       --      184,618
 Other stockholders'
  equity...............   --        901       --       --      --         --        --       --       --          901
 Retained earnings.....   --    (25,204)      --       --      --         --        --       --       --      (25,204)
                         ----  --------  -------- -------- -------  ---------  --------  -------  -------   ---------
 Total stockholders'
  equity...............   --     16,812   143,300      --      --         --        --       --       --      160,112
                         ----  --------  -------- -------- -------  ---------  --------  -------  -------   ---------
 Total liabilities and
  stockholders'
  equity...............  $--   $ (9,523) $143,300 $189,324 $24,588  $(199,849) $(25,517) $20,061  $(5,348)  $ 137,036
                         ====  ========  ======== ======== =======  =========  ========  =======  =======   =========

4.UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

 PalEx

  a. Adjusts the allocation of purchase price to inventory as it affects cost of goods sold, adjusts compensation to the level the former owners of companies acquired by PalEx agreed to receive as a result of the acquisitions, reflects revisions of lease agreements with stockholders of PalEx as a result of the purchase of some companies by PalEx, and reflects pooling expenses incurred in conjunction with companies acquired by PalEx.

  b. Reflects additional amortization of goodwill resulting from PalEx's 1998 acquisitions accounted for as purchases, using a 30-year estimated life.

  c. Reflects the net increase in interest expense attributed to incremental borrowings resulting from PalEx's 1998 acquisitions accounted for as purchases.

  d. Reflects the incremental provision for federal and state income taxes relating to the other PalEx income statement adjustments and for income taxes on some of PalEx's 1998 purchase acquisitions that were previously taxed as S Corporations.

 IFCO Systems

  e. Reflects the amortization of goodwill of approximately $4.2 million during the year ended December 31, 1998, and approximately $3.5 million during the ten months ended October 31, 1999, as a result of the acquisition of PalEx, the purchase of the remaining interest in IFCO U.S., and the acquisition of options and rights of GE Capital and GE Erste. Goodwill will be amortized on the straight-line basis over a 30-year estimated life.

  f. Reflects interest expense reduction of approximately $17.1 million during the year ended December 31, 1998, and approximately $15.7 million during the ten months ended October 31, 1999, on approximately $222.3 million of historical debt assumed to be repaid using available cash on hand and proceeds from the IPO and other long-term debt, reduced by cash payments required under the terms of the merger agreement and other concurrent transactions. The interest expense reduction is calculated using a weighted average effective interest rate of approximately 7.7% per year for the year ended December 31, 1998, and approximately 8.5% per year for the ten months ended October 31, 1999.

  g. Reflects additional interest expense incurred of approximately $18.9 million during the year ended December 31, 1998, and approximately $15.8 million during the ten months ended October 31, 1999, in conjunction with the issuance of (Euro)180.0 million of long-term debt, translated to approximately $189.3 million using the exchange rate as of October 29, 1999 of (Euro)1.00 = $1.0518, at an assumed interest rate of 10% per year. The principal borrowing level and the interest rate under this arrangement are based on management's current estimates.

  h. Reflects additional interest expense of approximately $1.2 million during the year ended December 31, 1998, and approximately $1.0 million during the ten months ended October 31, 1999, incurred in conjunction with the GE Capital promissory note, net of approximately $6.7 million payment at the closing, of approximately $20.1 million at an assumed interest rate of 6.0% per year.

  i. Reflects the consolidation of the revenues and expenses of IFCO U.S. as a wholly owned subsidiary, which occurs as a consequence of the purchase of the remaining interest, the elimination of the previously recorded loss accounted for under the equity method, and the elimination of previously recorded interest expense as a result of IFCO Systems' assumed repayment of all interest-bearing debt of IFCO U.S.

  j. Reflects the amortization of loan costs associated with the issuance of long-term debt and the refinancing of the credit facilities of PalEx and the IFCO Companies.

  k. Reflects the effect of income tax adjustments related to the pro forma adjustments and considers the allocation of both reduced and additional interest based on currently available tax planning information, the assumption that goodwill amortization resulting from these transactions is non-deductible, and limited recognition of any tax benefits that result from additional net operating loss carryforwards created by pro forma adjustments.

  l. Reflects the elimination of the accretion attributable to the redeemable convertible preferred stock of IFCO Europe as a result of its contribution by GE Erste to IFCO Systems, as well as the elimination of the accretion attributable to the participating rights and the redeemable participating rights of the IFCO Companies as a result of their assumed retirement by IFCO Systems at their book values.

  m. The shares used in calculating net (loss) per share--basic include approximately 20.0 million ordinary shares issued by IFCO Systems in exchange for the outstanding shares of the IFCO Companies, approximately
     6.9 million ordinary shares issued in exchange for the outstanding shares of PalEx and approximately 11.8 million ordinary shares issued in the IPO. Net (loss) per share--diluted considers the equivalent shares for unexercised stock options issued to PalEx employees and contemplated to be issued to IFCO Systems employees and conversion of convertible debt.

  n. Pro forma EBIT and EBITDA and non-recurring charges are not presented as alternative measure of operating results or cash flows from operations as determined in accordance with generally accepted accounting principles, but because they are accepted financial indicators of the ability to incur and service debt on a pro forma combined basis. Pro forma EBIT represents IFCO Systems' pro forma combined net (loss) after exclusion of net interest costs and income tax provisions. Pro forma EBITDA and non-recurring charges represents IFCO Systems' EBIT plus depreciation and amortization charges, and non-recurring, one-time restructuring charges related to the termination of PalEx's relationship with CHEP USA. Pro forma EBIT and EBITDA and non-recurring charges as presented are not necessarily comparable with similarly titled measures presented by other companies.

  The following table summarizes the unaudited pro forma combined statement of operations adjustments for the year ended December 31, 1998 (in thousands):

                                                          Total
                                                        Pro Forma
                                                       Adjustments
                      a        b        c        d        PalEx       e        f       g         h       i        j      k
                   -------  -------  -------  -------  ----------- -------  ------- --------  -------  ------  -------  ----
REVENUES.........  $   --   $   --   $   --   $   --     $   --    $   --   $   --  $    --   $   --   $1,657  $   --   $--
COST OF GOODS
SOLD.............     (349)     --       --       --        (349)      --       --       --       --    2,651      --    --
INVENTORY
VALUATION
ADJUSTMENT.......      --       --       --       --         --        --       --       --       --      --       --    --
                   -------  -------  -------  -------    -------   -------  ------- --------  -------  ------  -------  ----
 Gross profit....      349      --       --       --         349       --       --       --       --     (994)     --    --
SELLING, GENERAL
AND
ADMINISTRATIVE
EXPENSES.........   (1,239)     --       --       --      (1,239)      --       --       --       --    1,719      --    --
AMORTIZATION OF
GOODWILL AND
OTHER INTANGIBLE
ASSETS...........      --     1,273      --       --       1,273     4,208      --       --       --      --       --    --
POOLING
EXPENSES.........   (1,841)     --       --       --      (1,841)      --       --       --       --      --       --    --
COMPENSATION
DIFFERENTIAL.....   (1,062)     --       --       --      (1,062)      --       --       --       --      --       --    --
RESTRUCTURING
CHARGE...........      --       --       --       --         --        --       --       --       --      --       --    --
PLANT CLOSURE
COSTS AND ASSET
ABANDONMENT
LOSS.............      --       --       --       --         --        --       --       --       --      --       --    --
OTHER OPERATING
INCOME, net......      --       --       --       --         --        --       --       --       --      --       --    --
                   -------  -------  -------  -------    -------   -------  ------- --------  -------  ------  -------  ----
 Income (loss)
 from
 operations......    4,491   (1,273)     --       --       3,218    (4,208)     --       --       --   (2,713)     --    --
NET INTEREST
COST.............      --       --    (2,925)     --      (2,925)      --    17,076  (18,932)  (1,204)    --    (1,949)  --
OTHER INCOME
(EXPENSE), net...      --       --       --       --         --        --       --       --       --    1,960      --    --
                   -------  -------  -------  -------    -------   -------  ------- --------  -------  ------  -------  ----
 (Loss) income
 before provision
 for income
 taxes...........    4,491   (1,273)  (2,925)     --         293    (4,208)  17,076  (18,932)  (1,204)   (753)  (1,949)  --
INCOME TAX
PROVISION........      --       --       --     1,917      1,917       --       --       --       --      --       --    (70)
                   -------  -------  -------  -------    -------   -------  ------- --------  -------  ------  -------  ----
 Net (loss)
 income .........  $ 4,491  $(1,273) $(2,925) $(1,917)   $(1,624)  $(4,208) $17,076 $(18,932) $(1,204) $ (753) $(1,949) $ 70
                   =======  =======  =======  =======    =======   =======  ======= ========  =======  ======  =======  ====
                      Total
                    Pro Forma
                   Adjustments
                   IFCO Systems
                   ------------
REVENUES.........    $  1,657
COST OF GOODS
SOLD.............       2,651
INVENTORY
VALUATION
ADJUSTMENT.......         --
                   ------------
 Gross profit....        (994)
SELLING, GENERAL
AND
ADMINISTRATIVE
EXPENSES.........       1,719
AMORTIZATION OF
GOODWILL AND
OTHER INTANGIBLE
ASSETS...........       4,208
POOLING
EXPENSES.........         --
COMPENSATION
DIFFERENTIAL.....         --
RESTRUCTURING
CHARGE...........         --
PLANT CLOSURE
COSTS AND ASSET
ABANDONMENT
LOSS.............         --
OTHER OPERATING
INCOME, net......         --
                   ------------
 Income (loss)
 from
 operations......      (6,921)
NET INTEREST
COST.............      (5,009)
OTHER INCOME
(EXPENSE), net...       1,960
                   ------------
 (Loss) income
 before provision
 for income
 taxes...........      (9,970)
INCOME TAX
PROVISION........         (70)
                   ------------
 Net (loss)
 income .........    $ (9,900)
                   ============

  The following table summarizes the unaudited pro forma combined statement of operations adjustments for the ten months ended October 31, 1999 (in thousands):

                                                                                          Total
                                                                                        Pro Forma
                                                                                       Adjustments
                             e        f       g         h        i        j       k    IFCO Systems
                          -------  ------- --------  -------  -------  -------  -----  ------------
REVENUES................  $   --   $   --  $    --   $   --   $ 4,268  $   --   $ --     $ 4,268
COST OF GOODS SOLD......      --       --       --       --     4,203      --     --       4,203
                          -------  ------- --------  -------  -------  -------  -----    -------
 Gross profit...........      --       --       --       --        65      --     --          65
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............      --       --       --       --     1,641      --     --       1,641
AMORTIZATION OF GOODWILL
 AND OTHER INTANGIBLE
 ASSETS.................    3,506      --       --       --       --       --     --       3,506
OTHER OPERATING INCOME,
 net....................      --       --       --       --       --       --     --         --
                          -------  ------- --------  -------  -------  -------  -----    -------
 Income (loss) from
  operations............   (3,506)     --       --       --    (1,576)     --     --      (5,082)
NET INTEREST COST.......      --    15,732  (15,777)  (1,003)     --    (1,624)   --      (2,672)
OTHER INCOME (EXPENSE),
 net....................      --       --       --       --     1,467      --     --       1,467
                          -------  ------- --------  -------  -------  -------  -----    -------
 (Loss) income before
  provision for income
  taxes.................   (3,506)  15,732  (15,777)  (1,003)    (109)  (1,624)   --      (6,287)
INCOME TAX PROVISION....      --       --       --       --       --       --     286        286
                          -------  ------- --------  -------  -------  -------  -----    -------
 Net (loss) income......  $(3,506) $15,732 $(15,777) $(1,003) $  (109) $(1,624) $(286)   $(6,573)
                          =======  ======= ========  =======  =======  =======  =====    =======

                         SELECTED FINANCIAL INFORMATION

IFCO Companies

  The selected historical financial information presented below for, and as of the end of, each of the years in the two years ended December 31, 1998, is derived from the IFCO Companies' audited combined financial statements, which were audited by PwC Deutsche Revision AG, independent accountants. The selected historical financial information for, and as of the end of, the year ended December 31, 1996, and for the ten months ended October 31, 1998 and 1999, is derived from the IFCO Companies' unaudited combined financial statements. No selected financial information has been presented as of and for the years ended December 31, 1994 and 1995. Financial information for these years is unavailable since no consolidated financial information for IFCO Europe was prepared for these years. Further, financial information for these years has been prepared for the individual entities in accordance with German GAAP, which differs significantly from U.S. GAAP. In the IFCO Companies' opinion, the historical financial information for the interim periods includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this information. The results of operations for the interim periods are not necessarily indicative of the results of operations that may be expected for the full fiscal year. The selected historical financial information is not necessarily indicative of the future results of operations of IFCO Companies. You should read this selected historical financial information along with "Management's Discussion and Analysis of Financial Condition and Results of Operations--IFCO Companies" and the financial statements of the IFCO Companies included in this prospectus.

                                                                 Ten Months Ended
                                Year Ended December 31,             October 31,
                             -------------------------------  -----------------------
                                1996       1997       1998       1998        1999
                             ----------- ---------  --------  ----------- -----------
                                                 (in thousands)
                             (unaudited)                      (unaudited) (unaudited)
   Statement of Operations
    Data:
    Revenues...............   $122,959    $116,735  $134,721   $106,021    $126,399
    Cost of sales..........    118,354      99,622   106,218     85,874     100,330
                              --------   ---------  --------   --------    --------
    Gross profit...........      4,605      17,113    28,503     20,147      26,069
    Selling, general and
     administrative
     expenses..............     21,798      22,263    28,515     20,729      24,029
    Amortization of
     goodwill..............        236         675       383        274         344
    Other operating
     (income), net.........     (5,371)     (4,099)   (3,081)    (2,979)     (1,976)
                              --------   ---------  --------   --------    --------
    Income (loss) from
     operations............    (12,058)     (1,726)    2,686      2,123       3,672
    Net interest cost......     (7,751)     (7,928)   (7,030)    (6,024)     (6,881)
    Other income (expense),
     net...................        267      (2,139)   (2,997)    (2,922)     (2,933)
    Income tax
     (provision)...........        --          (47)     (210)      (173)       (144)
                              --------   ---------  --------   --------    --------
    Net (loss).............   $(19,542)  $ (11,840) $ (7,551)  $ (6,996)   $ (6,286)
                              ========   =========  ========   ========    ========
   Other Operating Data:
    EBITDA and non-
     recurring charges(1)..   $ 27,953    $ 24,369  $ 27,197   $ 19,528    $ 27,989
    EBIT(1)................   $(11,791)  $  (3,235) $ (1,673)  $ (1,992)   $   (517)
    Cash flows from:
    operating
     activities(2).........              $  32,490  $ 59,938   $ 40,497    $ 33,420
    investing
     activities(2).........              $ (43,221) $(38,766)  $(35,895)   $(40,104)
    financing
     activities(2).........              $   5,209  $ (6,442)  $ (5,469)   $ (5,155)

                                         As of December 31,            As of
                                    ------------------------------  October 31,
                                       1996       1997      1998       1999
                                    ----------- --------  --------  -----------
                                                 (in thousands)
                                    (unaudited)                     (unaudited)
   Balance Sheet Data:
    Cash and cash equivalents.....   $ 14,231   $  7,992  $ 23,642   $  9,134
    Receivables...................     95,970     93,397    74,462     81,509
    Other current assets..........      9,296        775     1,874      3,838
                                     --------   --------  --------   --------
     Total current assets.........    119,497    102,164    99,978     94,481
    Property, plant and equipment,
     net..........................    128,661    134,776   172,437    162,772
    Other long term assets........      6,735     12,617    12,038     16,393
                                     --------   --------  --------   --------
     Total assets.................   $254,893   $249,557  $284,453   $273,646
                                     ========   ========  ========   ========
    Short-term loans..............   $ 48,943   $ 53,440  $    500   $    500
    Short-term related party
     loans........................     26,612     23,298     2,618      2,254
    Current maturities of long-
     term debt....................        --         --      4,912      5,413
    Current maturities of capital
     lease obligations............     15,135      4,738     9,340     10,528
    Refundable deposits...........     50,029     64,323    70,875     70,820
    Accounts payable..............     71,054     65,010    69,287     76,533
    Accrued expenses and other
     current liabilities..........     21,661     12,294     7,303     11,591
    Deferred income...............      4,347      4,660     6,573      5,996
    Accumulated losses in excess
     of investment in equity
     entities.....................      1,267      3,136     4,472      5,684
    Long-term debt, net of current
     maturities...................      4,975        464    77,874     67,183
    Capital lease obligations, net
     of current maturities........      5,913      7,971    26,867     20,768
                                     --------   --------  --------   --------
     Total liabilities............    249,936    239,334   280,621    277,270
    Participating rights..........      5,419      3,956     4,274      3,871
    Redeemable participating
     rights.......................        --       1,256     1,544      1,477
    Redeemable convertible
     preferred stock..............        --      25,001    28,887     26,335
    Total stockholders' equity
     (deficit)....................       (462)   (19,990)  (30,873)   (35,307)
                                     --------   --------  --------   --------
     Total liabilities and
      stockholder's equity........   $254,893   $249,557  $284,453   $273,646
                                     ========   ========  ========   ========

--------
(1) EBIT and EBITDA and non-recurring charges are not presented as alternative measures of operating results or cash flows from operations as determined in accordance with generally accepted accounting principles, but because they are accepted financial indicators of the ability to incur and service debt. EBIT represents the IFCO Companies' combined net (loss) applicable to ordinary shares after exclusion of net interest costs and income tax provisions (benefits). EBITDA and non-recurring charges represents the IFCO Companies' EBIT plus depreciation and amortization charges and non-recurring, one-time restructuring charges, if any. EBIT and EBITDA and non-recurring charges as presented are not necessarily comparable with similarly titled measures presented by other companies. The following table reflects the calculation of EBIT and EBITDA and non-recurring charges:

                                                               Ten Months Ended
                               Year Ended December 31,            October 31,
                             -----------------------------  -----------------------
                                1996       1997     1998       1998        1999
                             ----------- --------  -------  ----------- -----------
                                                (in thousands)
                             (unaudited)                    (unaudited) (unaudited)
   Net (loss) applicable to
    ordinary shares........   $(19,542)  $(11,210) $(8,913)   $(8,119)    $(7,542)
   Income tax provision....        --          47      210        173         144
   Net interest cost.......      7,751      7,928    7,030      6,024       6,881
                              --------   --------  -------    -------     -------
    EBIT...................    (11,791)    (3,235)  (1,673)    (1,922)       (517)
   Depreciation and
    amortization...........     39,744     27,604   28,870     21,450      28,506
                              --------   --------  -------    -------     -------
    EBITDA and non-
     recurring charges.....   $ 27,953   $ 24,369  $27,197    $19,528     $27,989
                              ========   ========  =======    =======     =======

(2) The IFCO Companies' historical combined cash flow information is not available for the year ended December 31, 1996.

PalEx

  The selected historical financial information presented below for, and as of the end of, each of the years in the five-year period ended December 27, 1998, for each of the ten-month periods ended October 25, 1998, and October 24, 1999, and as of October 24, 1999, is derived from PalEx's consolidated financial statements. In PalEx's opinion, the historical financial information for the interim periods includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of this information. The results of operations for the interim periods are not necessarily indicative of the results of operations that may be expected for the full fiscal year. The selected historical financial information is not necessarily indicative of the future results of operations of PalEx. You should read this selected historical financial information along with "Management's Discussion and Analysis of Financial Condition and Results of Operations--PalEx" and the financial statements of PalEx included in this prospectus.

                                                                                                  Ten-Month
                                                                   Fiscal Year Ended            Period Ended
                           Fiscal Year Ended November 30,      --------------------------  ------------------------
                          -----------------------------------  December 28,  December 27,  October 25,  October 24,
                             1994         1995        1996         1997          1998         1998         1999
                          -----------  ----------  ----------  ------------  ------------  -----------  -----------
                                            (in thousands, except share and per share data)
                          (unaudited)                                                            (unaudited)
Income Statement Data:
 Revenues...............  $  116,942   $  125,707  $  145,030  $   222,993   $   319,691   $   256,874  $   320,433
 Cost of goods sold.....      99,207      105,195     121,865      188,084       259,562       207,850      257,472
 Inventory valuation
  adjustment(1)                  --           --          --           --          1,235         1,679          --
                          ----------   ----------  ----------  -----------   -----------   -----------  -----------
 Gross profit...........      17,735       20,512      23,165       34,909        58,894        47,345       62,961
 Selling, general and
  administrative
  expenses..............      12,350       13,333      14,063       20,135        33,042        27,374       36,142
 Amortization of
  goodwill and other
  intangible assets               76           76         165          820         3,334         2,186        3,993
 Pooling expenses.......         --           --          --           --          1,841         1,841          --
 Compensation
  differential..........         --           --          --         1,020         1,062         1,062          --
 Restructuring
  charge(1).............         --           --          --           --            949         2,404          --
 Plant closure costs and
  asset abandonment
  loss(1)...............         --           --          --           --          1,369         1,369          --
                          ----------   ----------  ----------  -----------   -----------   -----------  -----------
 Income from
  operations............       5,309        7,103       8,937       12,934        17,297        11,109       22,826
 Net interest cost(2)...        (854)      (1,375)     (1,065)      (1,590)       (8,206)       (6,078)     (10,660)
 Provision for income
  taxes.................       1,476        1,594       1,833        4,704         5,105         2,676        5,402
                          ----------   ----------  ----------  -----------   -----------   -----------  -----------
 Net income ............  $    2,979   $    4,134  $    6,039  $     6,640   $     3,986   $     2,355  $     6,764
                          ==========   ==========  ==========  ===========   ===========   ===========  ===========
 Net income per share--
  basic.................  $      .32   $      .44  $      .64  $       .43   $       .21   $       .13  $       .33
 Net income per share--
  diluted...............  $      .32   $      .44  $      .64  $       .42   $       .21   $       .12  $       .33
 Shares used in
  computing net income
  per share-- basic.....   9,433,414    9,433,414   9,433,414   15,561,489    18,937,354    18,651,737   20,297,016
 Shares used in
  computing net income
  per share--diluted....   9,433,414    9,433,414   9,433,414   15,914,157    19,310,295    19,047,287   20,299,381
Other Financial Data:
EBITDA and non-recurring
 charges(3).............  $    7,480   $   11,258  $   13,045  $    19,933   $    35,680   $    27,677  $    36,538
EBIT(3).................  $    5,309   $    7,573  $    9,448  $    13,066   $    17,559   $    11,348  $    24,213
Cash flows from:
 operating activities...  $    5,824   $    7,425  $   12,116  $     6,363   $    13,596   $     7,072  $    16,212
 investing activities...  $   (9,240)  $   (4,128) $   (7,355) $   (13,756)  $  (100,819)  $   (91,383) $    (6,596)
 financing activities...  $    3,532   $   (3,747) $   (5,051) $    11,976   $    83,966   $    78,942  $    (8,514)

                                November 30,
                         --------------------------- December 28, December 27, October 24,
                            1994      1995    1996       1997         1998        1999
                         ----------- ------- ------- ------------ ------------ -----------
                                                  (in thousands)
                         (unaudited)                                           (unaudited)
Balance Sheet Data:
Working capital
 (deficit)..............   $ 3,004   $ 6,613 $ 7,630   $ 35,705     $ 54,672    $(84,797)
Total assets............    48,933    50,857  57,868    120,005      292,438     299,617
Total debt..............    21,770    21,212  18,648     32,880      155,772     147,181
Stockholders' equity....    16,956    19,400  24,443     67,437       95,280     103,613

--------
(1) The results of operations for PalEx's year ended December 27, 1998, include pre-tax charges of approximately $1.2 million for inventory revaluation adjustment, approximately $0.9 million for restructuring costs and expenses and approximately $1.4 million for plant closure costs and asset abandonment loss related to the termination of PalEx's customer relationship with CHEP USA. The results of operations for PalEx's ten-month period ended October 25, 1998, include pre-tax charges of approximately $1.7 million for inventory valuation adjustment and approximately $2.4 million for restructuring costs and expenses related to the termination of PalEx's customer relationship with CHEP USA.
(2) Includes interest expense and other income (expense), net.
(3) EBIT and EBITDA and non-recurring charges are not presented as alternative measures of operating results or cash flows from operations as determined in accordance with generally accepted accounting principles, but because they are accepted financial indicators of the ability to incur and service debt. EBIT represents PalEx's net income after exclusion of interest expense and provision for income taxes. EBITDA and non-recurring charges represents PalEx's EBIT plus depreciation and amortization charges, and non-recurring, one-time restructuring charges related to the termination of PalEx's relationship with CHEP USA, pooling expenses, and compensation differential. EBIT and EBITDA and non-recurring charges as presented are not necessarily comparable with similarly titled measures presented by other companies. The following table reflects the calculation of EBIT and EBITDA and non-recurring charges:

                                                                                        Ten-Month
                              Fiscal Year Ended           Fiscal Year Ended           Period Ended
                                November 30,         --------------------------- -----------------------
                         ---------------------------  December 28,  December 27, October 25, October 24,
                            1994      1995    1996        1997          1998        1998        1999
                         ----------- ------- ------- -------------- ------------ ----------- -----------
                                                     (in thousands)
                         (unaudited)                                                   (unaudited)
Net income..............   $2,979    $ 4,134 $ 6,039    $ 6,640       $ 3,986      $ 2,355     $ 6,764
Provision for income
 taxes..................    1,476      1,594   1,833      4,704         5,105        2,676       5,402
Interest expense........      854      1,845   1,576      1,722         8,468        6,317      12,047
                           ------    ------- -------    -------       -------      -------     -------
 EBIT...................    5,309      7,573   9,448     13,066        17,559       11,348      24,213
Depreciation and
 amortization...........    2,171      3,685   3,597      5,847        11,665        7,974      12,325
Restructuring charge....      --         --      --         --          3,553        5,452         --
Pooling expenses and
 compensation
 differential(4)........      --         --      --       1,020         2,903        2,903         --
                           ------    ------- -------    -------       -------      -------     -------
 EBITDA and non-
  recurring charges.....   $7,480    $11,258 $13,045    $19,933       $35,680      $27,677     $36,538
                           ======    ======= =======    =======       =======      =======     =======

(4) Pooling expenses primarily represent financial advisory and legal fees incurred by some of the pooled companies in connection with PalEx's acquisition of those companies. Compensation differential is the difference between previous owners' compensation before their companies were acquired by PalEx and the amounts they contractually agreed to be paid afterward.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

IFCO Companies

  You should read the following discussion in conjunction with the IFCO Companies' combined financial statements included in this prospectus. In addition, you should read "Business" for more information about the IFCO Companies.

 Introduction

  The IFCO Companies believe they own and manage the leading plastic round-trip container, or RTC, pool in Europe based on 1997 market information. They also have RTC operations in the United States, Japan, and Argentina. The IFCO Companies currently have over 60 million RTCs in circulation.

  The IFCO Companies' European perishables operations, which are owned by IFCO Europe, accounted for 91.9% of the IFCO Companies' combined revenues during the first ten months of 1998 and 92.2% of the IFCO Companies' combined revenues during the first ten months of 1999. These operations are comprised of round-trip systems for the movement of fruit and vegetables. The IFCO Companies deliver RTCs to growers in order to transport produce to retailers. Retailers benefit from decreased product handling, in-store display in RTCs, reduced storage requirements, and reduction of waste disposal costs. Retailers return the RTCs to the IFCO Companies for inspection and cleaning, repair, or recycling as necessary. The RTCs are then reintroduced into the round-trip system for multiple reuse. The RTCs are primarily used by producers of fresh fruits and vegetables in exchange generally for a one-time use fee and a deposit. The deposit paid by customers is transferred between the customer, intermediary parties, and the retailer until the deposit is ultimately repaid to the retailer upon the IFCO Companies' recollection of the RTC. The RTCs can be folded into a small volume when empty, reducing transportation costs. The RTCs are generally used between three and 12 times a year, depending on the type of RTC, and are depreciated over periods ranging from eight to 15 years. The IFCO Companies' RTCs are supplied by Schoeller Plast AG, an indirect 80%- owned subsidiary of Schoeller Industries, under a long-term supply agreement.

  The IFCO Companies' non-European perishables operations are owned through IFCO International. IFCO International owns interests in round-trip systems operations in the United States, Japan, and Argentina. The IFCO Companies have a 33% minority ownership interest in the Japanese operations and a 51% economic interest and 50% voting interest in the U.S. operations. Both of these investments are accounted for under the equity method. IFCO Systems has an agreement to acquire the remaining interest in the U.S. operations in connection with the merger. These businesses are still developing and are currently generating operating losses, although the IFCO Companies believe that this business segment has the potential to generate profits once additional market share is attained.

  The IFCO Companies' dry good operations, which are owned by MTS, accounted for 7.3% of the IFCO Companies' combined revenues during the first ten months of 1998 and 6.2% of the IFCO Companies' combined revenues during the first ten months of 1999. MTS operates round-trip systems for dry goods sold by retailers such as the major grocery and department stores. The RTCs for dry goods are individually identifiable by bar code, which enables the IFCO Companies to accurately track their movements and invoice customers. The logistics of RTC movement in the dry good operations are similar to the IFCO Companies' European perishables operations. The IFCO Companies currently have three principal customers in this business segment, two department stores, whose service agreements extend through 2003, and the Deutsche Post AG, whose contract extends to September 30, 2004. Deutsche Post AG, the German postal service, is one of the largest European transporters of parcels and letters.

  IFCO Systems intends to report its results in accordance with U.S. GAAP. The IFCO Companies, whose operations are located primarily in Europe, previously reported their results under German GAAP. As a significant portion of its revenues will be collected in currencies other than the U.S. dollar, IFCO Systems' results of operations may be adversely affected by fluctuations in currency exchange rates. For example, if the value of the Deutsch mark to the U.S. dollar goes down, the portion of IFCO Systems revenues collected in Deutsch marks would appear smaller when converted into U.S. dollars for purposes of reporting under U.S. GAAP.

 Results of Operations

  The following table sets forth selected financial data for the periods presented for each of the IFCO Companies' business segments and the same data as a percentage of its combined revenues. Functional currencies in the IFCO Companies' markets have been converted to U.S. dollars at the average exchange rate during each period presented. The effect of these fluctuations in exchange rates can affect comparison of the results of operations between periods.

                                                                                  For the Ten Months Ended
                                For the Year Ended December 31,                         October 31,
                          ---------------------------------------------------   --------------------------------
                               1996              1997              1998             1998              1999
                          ---------------   ---------------   ---------------   --------------   ---------------
                                                   (dollars in thousands)
                           (unaudited)                                           (unaudited)      (unaudited)
Revenues:
European perishables....  $115,059   93.6%  $106,863   91.5%  $123,673   91.8%  $97,420   91.9%  $116,562   92.2%
Non-European
 perishables............     1,617    1.3        292    0.3      1,147    0.9       873    0.8      1,968    1.6
Dry good................     6,711    5.5      9,580    8.2      9,901    7.3     7,728    7.3      7,869    6.2
Eliminations............      (428)  (0.4)       --     --         --     --        --     --         --     --
                          --------  -----   --------  -----   --------  -----   -------  -----   --------  -----
                           122,959  100.0    116,735  100.0    134,721  100.0   106,021  100.0    126,399  100.0
Cost of sales:
European perishables....   110,770   90.1     90,849   77.8     96,884   71.9    78,965   74.4     93,281   73.8
Non-European
 perishables............     1,360    1.1        219    0.1        717    0.5       482    0.5      1,437    1.1
Dry good................     6,652    5.4      8,554    7.4      8,617    6.4     6,427    6.1      5,911    4.7
Eliminations............      (428)  (0.3)       --     --         --     --        --     --        (299)  (0.2)
                          --------  -----   --------  -----   --------  -----   -------  -----   --------  -----
                           118,354   96.3     99,622   85.3    106,218   78.8    85,874   81.0    100,330   79.4
Total gross profit......     4,605    3.7     17,113   14.7     28,503   21.2    20,147   19.0     26,069   20.6
Selling, general and
 administrative
 expenses:
European perishables....    16,462   13.4     18,937   16.2     24,920   18.5    18,700   17.6     21,188   16.8
Non-European
 perishables............     2,362    1.9      1,718    1.5      1,629    1.2       832    0.8      2,194    1.7
Dry good................     2,974    2.4      1,608    1.4      1,966    1.5     1,434    1.4        958    0.7
Eliminations............       --     --         --     --         --     --       (237)  (0.2)      (311)  (0.2)
                          --------  -----   --------  -----   --------  -----   -------  -----   --------  -----
                            21,798   17.7     22,263   19.1     28,515   21.2    20,729   19.6     24,029   19.0
Goodwill amortization...       236    0.2        675    0.6        383    0.3       274    0.3        344    0.3
Other operating
 (income), net..........    (5,371)  (4.4)    (4,099)  (3.5)    (3,081)  (2.3)   (2,979)  (2.8)    (1,976)  (1.6)
Operating (loss) income:
European perishables....    (7,038)  (5.7)       501    0.4      4,584    3.4     2,595    2.4      3,814    3.0
Non-European
 perishables............    (2,105)  (1.7)    (1,645)  (1.4)    (1,216)  (0.9)     (431)  (0.4)    (1,420)  (1.1)
Dry good................    (2,915)  (2.4)      (582)  (0.5)      (682)  (0.5)      (41)   --       1,278    1.0
                          --------  -----   --------  -----   --------  -----   -------  -----   --------  -----
                           (12,058)  (9.8)    (1,726)  (1.5)     2,686    2.0     2,123    2.0      3,672    2.9
Other expenses, net.....    (7,484)  (6.1)   (10,067)  (8.6)   (10,027)  (7.4)   (8,946)  (8.4)    (9,814)  (7.8)
Income tax (provision)
 benefit................       --     --         (47)   --        (210)  (0.2)     (173)  (0.2)      (144)  (0.1)
                          --------  -----   --------  -----   --------  -----   -------  -----   --------  -----
Net loss................  $(19,542) (15.9)% $(11,840) (10.1)% $ (7,551)  (5.6)% $(6,996)  (6.6)% $ (6,286)   5.0%
                          ========  =====   ========  =====   ========  =====   =======  =====   ========  =====

 Ten Months Ended October 31, 1999, Compared to Ten Months Ended October 31,
1998

  Revenues. The IFCO Companies' combined revenues increased $20.4 million, or 19.2%, to $126.4 million in the first ten months of 1999 from $106.0 million in the first ten months of 1998.

  European Perishables Operations. Revenues from the European perishables operations increased $19.2 million, or 19.6%, to $116.6 million in the first ten months of 1999 from $97.4 million in the first ten months of 1998. This increase was primarily attributable to an increase of 9.4% in the number of RTCs used, in the round-trip systems for fresh produce, and to a higher number of trips per RTC. This revenue increase was offset by a decrease of 2.4% related to changes in currency exchange rates relative to the previous period. The increased use was also a result of the IFCO Companies' establishing new retail partners, favorable harvests of citrus fruit, and increased business from existing customers.

  Non-European Perishables Operations. Revenues from the non-European perishables operations increased $1.1 million, or 125.4%, to $2.0 million in the first ten months of 1999 from $0.9 million in the first ten months of 1998, as a result of increased volume in Argentina.

  Dry Good Operations. Revenues from the dry good operations increased $0.2 million, or 1.8%, to $7.9 million in the first ten months of 1999 from $7.7 million in the first ten months of 1998, as a result of increased business with MTS's major customer.

  Cost of Sales and Gross Profit. The IFCO Companies' combined cost of sales increased $14.4 million, or 16.8%, to $100.3 million in the first ten months of 1999 from $85.9 million in the first ten months of 1998. Gross profit as a percentage of revenues increased 1.6% for the first ten months of 1999 compared to the first ten months of 1998 primarily as a result of more favorable pricing from transportation and washing vendors in the first ten months of 1999 as compared to the first ten months of 1998.

  European Perishables Operations. Cost of sales increased $14.3 million, or 18.1%, to $93.3 million in the first ten months of 1999 from $79.0 million in the first ten months of 1998. The percentage increase in cost of sales was lower than the percentage increase in related revenues for the same period primarily as a result of more favorable pricing from transportation and washing vendors in the first ten months of 1999 as compared to the first ten months of 1998. This was partially offset by increased costs incurred to expand the business in Europe. The expansion costs were reduced by a $2.8 million reimbursement from Schoeller Plast AG in accordance with a cost-sharing agreement between the companies.

  Non-European Perishables Operations. Cost of sales increased $0.9 million, or 198.1%, to $1.4 million in the first ten months of 1999 from $0.5 million in the first ten months of 1998. The percentage increase in cost of sales was higher than the percentage increase in related revenues for the same period due to start-up activities in South American countries other than Argentina.

  Dry Good Operations. Cost of sales decreased by $0.5 million, or 8.0%, to $5.9 million in the first ten months of 1999 from $6.4 million in the first ten months of 1998. Revenues increased slightly in the same period. The primary reason for the decrease in cost of sales was a reduction of internal handling costs by a change in operations.

  Selling, General and Administrative Expenses and Other Operating Income (Expenses), Net. Selling, general and administrative expenses and other operating income (expenses), net increased $4.3 million, or 24.2%, to $22.1 million in the first ten months of 1999 from $17.8 million in the first ten months of 1998 and increased as a percentage of revenues to 17.4% in the first ten months of 1999 from 16.7% in the first ten months of 1998. The increase as a percentage of revenues was the result of costs of $2.8 million related to the merger. This consists of $2.1 million, which the company has agreed to reimburse PalEx for its transaction costs, and $0.7 million for professional advisory services. Without these costs, selling, general and administrative expenses and other operating income (expenses), net as a percentage of revenues would have decreased due to expenditures made in the first ten months of 1998 to prepare for the increase in business that the IFCO Companies anticipated in 1999.

  Other Income and Expense. Interest expense decreased $0.1 million, or 0.1%, to $7.3 million in the first ten months of 1999 from $7.4 million in the first ten months of 1998. Interest income decreased $0.8 million, or 65.0%, to $0.5 million in the first ten months of 1999 from $1.3 million in the first ten months of 1998. The net increase in interest costs was primarily a result of the further reduction of receivables from related parties due to the requirements under the IFCO Companies' credit facilities.

  Primarily as a result of the foregoing, net loss decreased to $6.3 million in the first ten months of 1999 from $7.0 million in the first ten months of 1998.

 Fiscal Year Ended December 31, 1998, Compared to Year Ended December 31, 1997

  Revenues. The IFCO Companies' combined revenues increased $18.0 million, or 15.4%, to $134.7 million in 1998 from $116.7 million in 1997.

  European Perishables Operations. Revenues from the European perishables operations increased $16.8 million, or 15.7%, to $123.7 million in 1998 from $106.9 million in 1997. This increase was primarily attributable to an increase of 20.6% in the number of RTCs used in the round-trip systems for fresh produce, and the number of trips per RTC. This volume increase was offset by a 2.8% decline in average prices that was primarily attributable to volume discounting in the United Kingdom and a 1.6% decline related to changes in currency exchange rates relative to the previous period. The increased use was primarily a result of the IFCO Companies' establishing new retail partners, favorable harvests of citrus fruit, and increased business from existing customers.

  Non-European Perishables Operations. Revenues from the non-European perishables operations increased $0.8 million to $1.1 million in 1998 from $0.3 million in 1997, as a result of increased volume in Argentina.

  Dry Good Operations. Revenues from the dry good operations increased $0.3 million, or 3.4%, to $9.9 million in 1998 from $9.6 million in 1997, as a result of increased business with MTS's major customer.

  Cost of Sales and Gross Profit. The IFCO Companies' combined cost of sales increased $6.6 million, or 6.6%, to $106.2 million in 1998 from $99.6 million in 1997, but gross profit as a percentage of revenues increased from 14.7% for 1997 to 21.2% for 1998. These margin gains are primarily a result of the following:

  .  increased utilization of the IFCO Companies' reconditioning depots;

  . the development of more internally operated cleaning facilities, as opposed to contracting with third parties;

  . decreased container breakage costs as a percentage of revenues, primarily as a result of customer education initiatives; and

  . decreased RTC trips between the various handling locations in the RTC movement cycle.

  European Perishables Operations. Cost of sales increased $6.1 million, or 6.6%, to $96.9 million in 1998 from $90.8 million in 1997. The percentage increase in cost of sales was lower than the percentage increase in related revenues for the same period primarily as a result of increasing economies of scale.

  Non-European Perishables Operations. Cost of sales increased $0.5 million, or 227.4%, to $0.7 million in 1998 from $0.2 million in 1997. The percentage increase in cost of sales was lower than the percentage increase in related revenues for the same period due to increasing stabilization of the start-up organization in Argentina and increasing economies of scale.

  Dry Good Operations. Cost of sales was substantially unchanged, both in absolute terms and as a percentage of revenues.

  Selling, General and Administrative Expenses and Other Operating Income (Expenses), Net. Selling, general and administrative expenses and other operating income (expenses), net increased $7.2 million, or 40.0%, to $25.4 million in 1998 from $18.2 million in 1997 and increased as a percentage of revenues to 18.9% in 1998 from 15.6% in 1997. The increase was due to additional staff in electronic data processing, controlling, and logistic management.

  Other Income and Expense. Interest expense decreased $3.2 million, or 26.9%, to $8.6 million in 1998 from $11.8 million in 1997. Interest income decreased $2.3 million, or 58.7%, to $1.6 million in 1998 from $3.9 million in 1997. The net reduction in interest costs was primarily a result of less average debt and more favorable interest rates related to IFCO Europe's debt refinancing early in 1998.

  Primarily as a result of the foregoing, net loss decreased to $7.6 million in 1998 from $11.8 million in 1997.

 Fiscal Year Ended December 31, 1997, Compared to Year Ended December 31, 1996

  Revenues. The IFCO Companies' combined revenues decreased $6.3 million, or 5.1%, to $116.7 million in 1997 from $123.0 million in 1996. The decrease resulted primarily from the adverse impact of currency fluctuations in the European perishables operations and marginally lower average prices, notwithstanding unit increases in the European perishables operations.

  European Perishables Operations. Revenues decreased $8.2 million, or 7.1%, to $106.9 million in 1997 from $115.1 million in 1996. This decrease was primarily attributable to a 1.6% decline in average prices. The decrease was partially offset by increased volume of RTCs used for fresh produce. The increase in RTC trips was a result of establishing new retail partners as well as increased volume from existing customers.

  Non-European Perishables Operations. Revenues decreased $1.3 million, or 81.9%, to $0.3 million in 1997 from $1.6 million in 1996, as a result of a decrease in sales volume in Argentina. The decrease was primarily attributable to a change in management, which caused a temporary interruption in the business.

  Dry Good Operations. Revenues increased $2.9 million, or 42.8%, to $9.6 million in 1997 from $6.7 million in 1996, as a result of significant volume increases with its major customer.

  Cost of Sales and Gross Profit. The IFCO Companies' combined cost of sales decreased $18.8 million, or 15.8%, to $99.6 million in 1997 from $118.4 million in 1996, and gross profit as a percentage of revenues increased from 3.7% for 1996 compared to 14.7% for 1997. These margin increases from 1996 to 1997 were mainly driven by decreased breakage costs and increased RTC trips.

  European Perishables Operations. Cost of sales decreased $20.0 million, or 18.0%, to $90.8 million in 1997 from $110.8 million in 1996. The decrease in the cost of sales was, apart from currency translation effects, attributable to a significant reduction in the number of broken RTCs of 2.8 million in 1997. In addition, in 1996, IFCO Europe experienced high washing costs due to a significant reorganization of washing activities. This was normalized in 1997, resulting in a significant decrease in washing costs.

  Non-European Perishables Operations. Cost of sales decreased $1.2 million, or 83.9%, to $0.2 million in 1997 from $1.4 million in 1996. The decrease was due to a management change and the related reduction in revenues.

  Dry Good Operations. Cost of sales increased $1.9 million, or 28.6%, to $8.6 million in 1997 from $6.7 million in 1996. The percentage increase was lower than the percentage increase in related revenues for the same period due to increasing economies of scale.

  Selling, General and Administrative Expenses and Other Operating Income (Expenses), Net. Selling, general and administrative expenses and other operating income (expenses), net increased $1.8 million, or 10.6%, to $18.2 million in 1997 from $16.4 million in 1996. During 1997, the IFCO Companies increased infrastructure expenditures in various areas, including electronic data processing and controlling, to support an anticipated significant growth in revenues. Due to financing restrictions, however, the IFCO Companies were required to postpone the efforts to increase revenues until 1998. With respect to non-European perishables operations, fixed costs could not be reduced to match the reduction in revenues resulting from the change in management in Argentina.

  Primarily as a result of the foregoing, net loss decreased to $11.8 million in 1997 from $19.5 million in 1996.

 Liquidity and Capital Resources

  The IFCO Companies have historically financed their growth with medium-term financing, the funds from which have been primarily used to fund their investment in the RTC pools.

  Cash Flows. Operating activities provided $33.4 million of cash in the first ten months of 1999 compared to $40.5 million in the first ten months of 1998, which represents a decrease of $7.1 million, or 17.5%. This net decrease is due to several factors. During the first ten months of 1998, the IFCO Companies reduced accounts receivable through increased factoring activities, which led to additional positive cash flow of $17.7 million. In the first ten months of 1999, the IFCO Companies did not realize any additional cash effect for factoring. Accounts receivable net of factoring volume increased $18.7 million in the first ten months of 1999. During the same period, accounts payable increased $17.4 million as the result of increased business activity.

  Operating activities provided $59.9 million of cash in 1998 compared to $32.5 million in 1997, which represents an increase of $27.4 million, or 84.5%. This net increase is due to several factors. In 1997, the IFCO Companies experienced an increase in accounts receivable of $11.6 million. In 1998, the IFCO Companies reduced accounts receivable through increased factoring activities, which led to additional positive cash flow of $2.2 million. In 1997, the IFCO Companies decreased inventory by $7.4 million compared to a $1.6 million increase in 1998. The IFCO Companies obtained additional liquidity through factoring proceeds of $25.4 million in 1998. Accounts payable increased $5.1 million in 1997 and $10.9 million in 1998 due to higher sales volume in each period.

  Cash used in investing activities in the first ten months of 1999 was $40.1 million compared to $35.9 million in the first ten months of 1998, which represents an increase of $4.2 million, or 11.7%. The majority of cash used in both periods was for the purchase of RTCs and other property, plant, and equipment. The investment in RTCs decreased by $4.3 million from $35.2 million in the first ten months of 1998 to $30.9 million in the first ten months of 1999, mainly because of a lower average price for purchased RTCs due to the product mix. In addition, for the first ten months of 1999, the IFCO Companies recognized capitalized merger costs of $3.4 million.

  Cash used in investing activities in 1998 was $38.8 million compared to $43.2 million in 1997, which represents a decrease of $4.4 million, or 10.3%. The majority of cash used in both years was for the purchase of RTCs and other property, plant, and equipment, which is the principal reason for the decrease in cash used in investing activities. The investment in RTCs in 1998 was less due to the decreased breakage of RTCs that the IFCO Companies experienced in 1998. Financial assets and property and equipment were also sold in 1998 and contributed $2.9 million in cash.

  Cash used in financing activities was $6.4 million in 1998 compared to cash provided by financing activities of $5.0 million in 1997. The principal cause for this shift to cash used in financing activities was a significant refinancing of substantially all bank debt by the IFCO Companies in 1998, which resulted in proceeds of $91.8 million from long-term bank borrowings and a more significant decrease in short- and medium-term bank borrowings. In 1997, $24.9 million in proceeds were generated by the sale of redeemable convertible preferred stock.

  During 1997, GE Erste acquired a 24% interest in IFCO Europe by purchasing redeemable convertible preferred stock for $24.9 million. The proceeds from this capital contribution were primarily used to fund IFCO Europe's operations. In connection with this initial investment in the European operations in 1997, GE Erste received options to increase this investment to 49% and then up to 100% after specified dates had passed and criteria had been met. GE Erste also received options to purchase up to 100% of IFCO International after specified dates had passed and criteria had been met. In connection with these transactions, GE Erste also received the right to require Schoeller Industries to contribute 100% of its interests in MTS to IFCO Europe. As part of the transactions related to the merger, GE Capital and GE Erste will contribute all of their interests and release all of their rights to IFCO Systems.

  Credit Facilities. In 1998, IFCO Europe negotiated a new financing arrangement with a lending syndicate for a total of DM181.0 million, or approximately $90.3 million. The amount of credit available under the financing arrangement was reduced in 1999 to DM160.5 million, or approximately $80.1 million. The credit facility consists of DM125.5 million, or approximately $62.6 million, available under a Senior Facility Agreement and DM35.0 million, or approximately $17.5 million, available under a Senior Subordinated Facility Agreement.

  The Senior Facility Agreement consists of a DM64.0 million, or approximately $31.9 million, fixed-term loan and two revolving credit facilities totaling DM61.5 million, or approximately $30.7 million. All borrowings under the Senior Facility Agreement, $53.2 million of which was outstanding as of October 31, 1999, contain principal reduction provisions, mature in 2004, and accrue interest at EURIBOR plus 1.75%, or 4.61% as of October 31, 1999. Available credit under the Senior Facility Agreement as of October 31, 1999, was $14.3 million.

  Outstanding borrowings under the Senior Subordinated Agreement, which totaled DM35.0 million, or approximately $18.8 million, as of October 31, 1999, accrue interest at a rate of EURIBOR plus 2.75%, or 5.61% as of October 31, 1999. The Senior Subordinated Agreement does not have scheduled principal reductions until a balloon payment in 2005. The bank syndicate for the credit facilities has consented to this offering under the condition, that the lenders receive a payment of DM40.0 million, or approximately $20.0 million, from the net proceeds of this offering to reduce by that amount the borrowings under the term loan portion of Senior Facility Agreement. Additionally, at the time of the merger and this offering, the available facility amount under the revolving credit portion of the Senior Facility Agreement will be reduced by DM20.0 million, or approximately $10.0 million, and any borrowings in excess of the reduced revolving credit limit will be repaid from the net proceeds of this offering or proceeds from the high yield debt offering. In addition, upon completion of this offering, the final maturity date of the Senior Facility Agreement term loan and revolver will be accelerated to June 30, 2001, and the Senior Subordinated Agreement repayment schedule will be modified to provide for semiannual principal payments through September 30, 2005. IFCO Systems intends to use the net proceeds of this offering and the high yield debt offering to repay the outstanding balances under the Senior Facility Agreement and the Senior Subordinate Agreement.

  A significant portion of IFCO Europe's receivables and long-lived assets are pledged as security against all outstanding borrowings under the Senior Facility Agreement and Senior Subordinated Agreement, which also prohibit any dilution of GE Erste's capital investment. The Senior Facility Agreement and Senior Subordinated Agreement prohibit any payment of dividends as long as any outstanding borrowings exist under either agreement, restrict IFCO Europe's incurrence or assumption of other indebtedness and require IFCO Europe to comply with non-financial and financial covenants, including funded debt and interest expense to earnings before taxes, depreciation, interest, and amortization ratios and cash flow ratios. As of October 31, 1999, and as of the date of this prospectus, IFCO Europe was in compliance with, or had obtained waivers for, each of the covenants contained in the Senior Facility Agreement and the Senior Subordinated Agreement.

  The Senior Facility Agreement and Senior Subordinated Agreement also permit specified levels of receivable factoring. During 1994, IFCO Europe had entered into a factoring agreement under which IFCO Europe could offer all of their trade receivables to a factoring agent. Under the factoring agreement, the sales price is the nominal value of the receivable less a factoring fee of 0.6% of the nominal value of the factored receivables. The factoring agent has the right to collect the receivables and bears the collection risk. The factoring agent is required to remit 75% of the factored receivables to IFCO Europe. The remainder, less the factoring charge, is held in an escrow account and is remitted to IFCO Europe following collection. The interest rate on cash advances relating to factored receivables is based on the three-month EURIBOR rate plus 1.25%, or 4.11% as of October 31, 1999. IFCO Europe factored 20% of its combined revenues and incurred factoring and interest charges under this agreement of $2.6 million in 1998. During the first ten months of 1999, IFCO Europe factored 40% of its combined revenues and incurred factoring and interest charges of $3.4 million.

  At October 31, 1999, the IFCO Companies had entered into $31.3 million of capital leases.

  To reduce its variable rate interest risk, IFCO Europe entered into an interest rate cap agreement. As of October 31, 1999, this interest rate cap covered $54.5 million of its outstanding debt and limited interest rates applicable to those borrowings to 6.75% for $11.3 million of borrowings under the Senior Facility Agreement and to 7.75% for $43.2 million of borrowings under the Senior Subordinated Agreement. The costs of this agreement are included in interest expense ratably over the term of the agreement.

  Future Liquidity Needs. In addition to this offering, IFCO Systems intends to pursue other financing including further equity investment, the issuance of notes, or syndicated bank facilities. At the same time as the completion of the merger and this offering, IFCO Systems plans to issue approximately 180.0 million euros, or approximately $175.6 million, of debt in the form of a high yield financing and enter into a new senior credit facility. See "Concurrent Transactions." IFCO Systems believes that available cash and cash flow from operations, together with the proceeds from this offering, the high yield debt financing, and the new senior credit facility will be adequate to repay a substantial portion of IFCO Systems' debt and to meet IFCO Systems' liquidity needs for the foreseeable future. IFCO Systems' ability to make scheduled payments of principal or interest on, or to refinance, its indebtedness, or to fund planned capital expenditures, will depend on its future performance. IFCO Systems' ability to do so is subject to general economic, financial, competitive, legislative, regulatory, and international and U.S. and European domestic political factors and other factors that are beyond its control. IFCO Systems may not generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements may not be realized or that future capital may not be available in an amount sufficient, or on acceptable terms, to enable it to service its indebtedness or to fund its other liquidity needs.

  IFCO Systems anticipates that any new senior credit facility and the indenture with respect to any high yield debt financing will contain a number of significant covenants that, among other things, will restrict corporate and business activities, including the ability of IFCO Systems to:

  .  dispose of assets;

  .  incur additional indebtedness;

  .  prepay other indebtedness:

  .  pay dividends;

  .  repurchase or redeem capital stock;

  .  enter into specified investments or create new subsidiaries;

  .  enter into sale and lease-back transactions;

  .  make specific types of acquisitions;

  .  engage in mergers or consolidations;

  .  create liens; or

  .  engage in certain transactions with affiliates.

In addition, under any new senior credit facility, IFCO Systems will likely be required to comply with specified financial ratios and tests, including a minimum net worth test, a fixed charge coverage ratio, an interest coverage ratio, a leverage ratio, and a minimum EBITDA requirement.

  Capital Expenditures. The IFCO Companies' aggregate capital expenditures were $36.3 million for the first ten months of 1999, $40.2 million for 1998, and $42.5 million for 1997. These capital expenditures were principally for the purchase of RTCs. IFCO Systems anticipates that a planned expansion of the European perishables RTC pool will require investments of $69.5 million in 2000 and $46.7 million in 2001. For the planned expansion of the non-European perishables RTC pool, IFCO Systems projects capital expenditures of $0.5 million in 2000 and $1.3 million in 2001.

  The IFCO Companies believe they will be able to finance operations and scheduled debt repayments from operating cash flow and additional borrowings under existing credit facilities. However, the planned increase in capital expenditures for expansion of the non-European RTC pool will require financing from other sources, like this offering and the proposed concurrent financing transactions.

 Impact of Inflation

  The results of the IFCO Companies' operations for the periods discussed have not been materially affected by inflation.

 Foreign Currency Translation Effects

  The functional currency of the IFCO Companies is the Deutsch mark. The IFCO Companies have elected the U.S. dollar as their reporting currency and consequently, assets, liabilities, revenues, and expenses are subject to exchange rate fluctuations between the U.S. dollar and the Deutsch mark. For the translation of the IFCO Companies' financial statements into U.S. dollars, the exchange rate at the respective balance sheet date is used for assets and liabilities and a weighted average exchange rate for the period for revenues, expenses, gains, and losses. The following exchange rates for the translation of the Deutsch mark into U.S. dollars were used:

                                            Weighted         Rate at the
       Period                            average rate(1) balance sheet date(2)
       ------                            --------------- ---------------------
       Year ended December 31, 1996.....     0.6631             0.6432
       Year ended December 31, 1997.....     0.5757             0.5580
       Ten Months ended October 31,
        1998............................     0.5638             0.6038
       Year ended December 31, 1998.....     0.5685             0.6140
       Ten Months ended October 31,
        1999............................     0.5500             0.5374

--------
(1) The average of the noon buying rates for the Deutsch mark by the Federal Reserve Bank of New York, expressed as U.S. dollars per DM1.00, on the last business day of each full month during the indicated period.
(2) The noon buying rate, expressed as U.S. dollars per DM1.00, as of the indicated balance sheet date.

 Seasonality

  The IFCO Companies' revenues vary depending on the fruit and vegetable harvesting season in different countries. Historically a higher portion of their sales and operating income has been recognized in the fourth quarter than in the first quarter, which has historically been their weakest quarter. Revenues in Germany and France, for example, are highest in summer and fall, whereas revenues in Southern Europe reach a peak late in fall and throughout winter. Seasonality also has an influence on pricing, as transportation costs incurred during the winter to transport the IFCO Companies' RTCs from warmer countries in Southern Europe are higher than the costs to transport the RTCs from closer locations in Central Europe. The IFCO Companies accordingly charge customers in these Southern European countries higher usage fees.

 Related Party Supplier

  In 1997, a subsidiary of IFCO Europe entered into a ten-year supply agreement with Schoeller Plast Industries GmbH to provide the IFCO Companies with all of its new RTCs. The supply agreement was later assigned to Schoeller Plast AG, an indirect 80%-owned subsidiary of Schoeller Industries. Changes in pricing may occur when Schoeller Plast AG's production costs vary by more that 15%. Under the terms of the supply agreement, the IFCO Companies receive a fixed price per kilogram for broken containers, which are taken back by Schoeller Plast AG. See "Certain Relationships and Related Transactions--Supply Agreement."

 Year 2000

  The year 2000 issue is the result of computer programs being written using two digits rather than four to define a specific year. Absent corrective actions, a computer program that has date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions to various activities and operations.

  The IFCO Companies began addressing the year 2000 issue in 1997 by setting up Project 2000, which is managed through interaction between the IFCO Companies' internal electronic data processing department and the managing directors of the individual businesses. In addition to using these internal resources, third parties are also assisting in renovating and testing computer hardware and software and embedded systems. The IFCO Companies' critical business operations are concentrated in the financial accounting and inventory management systems, which, as discussed below, have been replaced by a new comprehensive accounting system. These existing systems will serve as backup systems after the successful implementation of the new system. The IFCO Companies have no significant internally developed computer systems that need to be updated. All locations of the IFCO Companies were examined for non-IT and non-embedded systems. All third-party providers of computer systems and services, including embedded systems, have been contacted. Approximately 80% of the contacted vendors have responded to the IFCO Companies' requests. Management believes that year 2000 issues, if any, with respect to the remaining 20% of their contacted vendors will not have a material adverse effect on the IFCO Companies' financial condition or results of operations.

  The IFCO Companies have not to date, including since January 1, 2000, experienced any disruptions to their manufacturing operations, systems, or other processes due to year 2000 problems, nor are they aware of any material disruptions to their manufacturing operations, systems, or other processes that could occur because of year 2000 problems. The IFCO Companies could, however, experience isolated failures at random locations due to year 2000 problems that were previously undetected in some personal computers and related software or in microprocessor-driven machinery. The IFCO Companies believe, however, that they can compensate for any isolated failures, if they occur, by manual intervention without any material adverse affect on the IFCO Companies' financial condition and results of operations.

  During 1999, the IFCO Companies completed the installation of a new computer system. The system is a comprehensive "enterprise response program" based on software developed and sold by SAP, a leading German developer of systems applications. The system was installed and implemented by Siemens Business Systems, a leading application installer in the electronic data processing environment in Germany. Each of SAP and Siemens has represented to the IFCO Companies that the new computer system is year 2000 compliant.

  The IFCO Companies have developed contingency plans that are focused on ensuring that daily and long-term work routines can be performed without significant interruption in the event of year 2000 difficulties. The contingency plans include performing some processes manually, repairing affected systems, and changing suppliers as necessary. The IFCO Companies' efforts in addressing the year 2000 issue would be expected to minimize, but not eliminate, the risks of third party non-compliance. If the IFCO Companies or a third party upon which they rely fail to adequately address the year 2000 issue, the resulting problems could disrupt the IFCO Companies' business. Possible problems that could result in a worst case scenario include:

  . incomplete or inaccurate accounting, recording, or processing of revenues or other financial information;

  .  delays or failures in obtaining RTCs;

  . incomplete or inaccurate accounting, recording, or processing of product distribution to customers; and

  .  interruptions in product distribution.

  In addition, there are not readily available substitute public utility vendors for power, water, or telephone services, all of which are an integral part of the IFCO Companies' operations. If any or all of the IFCO Companies' utility vendors fail to deliver services due to their own year 2000 problems, the financial condition and results of operations of the IFCO Companies would be materially adversely affected.

  Project 2000 cost approximately $500,000 through the end of 1999, of which $430,000 was incurred through December 31, 1998. The IFCO Companies' development of new operating systems and modification of existing systems have not been subject to any delay caused in whole or in part by year 2000 efforts and, therefore, management believes it should not have a material adverse effect on the IFCO Companies' financial condition or results of operations.

  There are many risks associated with year 2000 issues, including the risk that the IFCO Companies' computer systems will not operate as intended. The systems, services, and products of the IFCO Companies and other third parties may not be year 2000 compliant. Likewise, the IFCO Companies' compliance schedule may not be met. Any significant unresolved issues related to the year 2000 compliance initiatives could result in an interruption in, or failure of, normal business activities or operations, or the incurrence of unanticipated damages or expenses related to the resolution of these issues or related regulatory actions or legal liabilities, that could have a material adverse effect on the IFCO Companies' results of operations or financial condition.

  To the fullest extent permitted by law, this year 2000 discussion is a "Year 2000 Readiness Disclosure" within the meaning of the U.S. Year 2000 Information and Readiness Disclosure Act, 15 U.S.C. Section 1.

 Euro Currency

  On January 1, 1999, conversion rates of the national currencies of eleven European Union members, including Germany, were fixed against a common currency, called the euro. Each participating country's currency is legal tender during a transition period from January 1, 1999, until January 1, 2002, after which only the euro will be used. The IFCO Companies have assessed their internally developed and purchased applications to determine the changes needed to process euro-denominated transactions. As a result, the IFCO Companies' systems have been changed or will be changed to process euro-denominated transactions. Additional costs associated with the transition period are expected to be minimal and are not expected to have a material adverse effect on the IFCO Companies' financial results. In the future, the IFCO Companies will use the euro as its functional currency in connection with its new electronic data processing systems.

 Quantitative and Qualitative Disclosures About Market Risks

  The IFCO Companies are exposed to two broad classes of risk: interest rate risk and currency exchange rate fluctuations.

  The IFCO Companies' exposure to interest rate risk relates primarily to their variable rate debt. At October 31, 1999, the carrying value of their total variable rate debt was $72.0 million. To help to reduce the IFCO Companies' variable rate interest risk, the IFCO Companies have entered into an interest rate cap agreement, which as of October 31, 1999, covers $54.5 million of their outstanding debt and limits interest rates related to these borrowings to 6.75% for $11.3 million of borrowings under the Senior Facilities Agreement and to 7.75% for $43.2 million of borrowings under the Senior Subordinated Agreement. The following table shows interest sensitivities at the current borrowing level of hypothetical changes in interest rates on the debt, net of any interest rate differential received on the cap:

     Change in interest rate in
      percentage points from current
      borrowing level...............       -3%    -1%  +1%    +3%    +5%   +10%
     Increase (decrease) in net
      interest expense (in
      thousands)....................  $(2,160) $(720) $720 $1,690 $2,041 $2,916

  The IFCO Companies are exposed to a degree of currency risk by virtue of conducting a portion of its business in currencies other than the Deutsch mark. The IFCO Companies' currency risk arises from foreign currency receivables as well as from firm commitments to purchase services and supplies in the future in currencies other than the Deutsch mark. Foreign currency transaction gains and losses have not been material to the results of operations during the past three years. The IFCO Companies' policy is not to use derivative financial instruments to manage its exposure to fluctuations in foreign currency exchange rates. The introduction of the euro should further reduce the IFCO Companies' exposure to exchange rate fluctuations from their European operations.

PalEx

  You should read the following discussion in conjunction with PalEx's consolidated financial statements included in this prospectus. In addition, you should also read "Business" for more information about PalEx.

 Introduction

  PalEx's revenues are derived from:

  . the manufacture and sale of new pallets;

  . the reconditioning and repair of steel drums, leasing of intermediate bulk containers, and provision of management services to users of steel drums and intermediate bulk containers;

  . the repair, remanufacture, and sale of recycled pallets and the provision of pallet management services; and

  . pallet and container leasing, retrieval, repair, and management services.

  New pallet sales accounted for approximately 54% of PalEx's consolidated revenues for the 1998 fiscal year, which ended December 27, 1998. A substantial portion of the cost of a new pallet is lumber, and new pallet sales prices are strongly influenced by the cost, availability, and type of lumber used. As a result, changes in lumber prices can significantly impact PalEx's revenues and margins. New pallet manufacturing is generally considered to be a mature industry characterized by moderate growth rates.

  The reconditioning and repair of steel drums accounted for approximately 27% of PalEx's consolidated revenues for the 1998 fiscal year. The steel drum reconditioning and repair industry has barriers to entry by new competitors, including compliance with environmental standards and high capital requirements. Consequently, competition is generally stable or declining in the industry, which provides surviving industry participants with the opportunity to acquire market share via pricing strategy or acquisitions.

  The repair, remanufacture, and sale of recycled pallets and recycled pallet management services accounted for approximately 17% of PalEx's consolidated revenues for the 1998 fiscal year. These activities are more labor intensive and require fewer raw materials than manufacturing new pallets. Recycling operations generally generate higher gross profits as a percentage of revenues than new pallet sales.

  Canadian pallet leasing, retrieval, repair, and management services and intermediate bulk container leasing in the United States accounted for approximately 2% of PalEx's consolidated revenues for the 1998 fiscal year.

  PalEx recognizes revenue upon the delivery of a product or service to a customer. PalEx does not generally maintain significant finished goods inventory. Cost of sales for pallets are predominantly variable, including the cost of lumber, labor, fasteners, transportation, equipment maintenance, and utilities. Fixed costs in pallet cost of sales include depreciation of equipment, supervisory labor, and direct overhead. A significant number of PalEx's pallet production employees are paid on a production or piecework basis, which PalEx believes provides incentives for increased productivity. Cost of sales for reconditioned steel drums contain higher fixed costs, a reflection of the high capital requirements of the business. Fixed costs of sales for reconditioned steel drums include depreciation, transportation, and facility repairs. Variable costs to recondition steel drums include chemicals and coatings, hardware, labor, and raw drums.

  Although PalEx sells products to a broad range of industries, approximately 7% of PalEx's revenues for the 1998 fiscal year were attributable to the agricultural industry in the Southeastern and Western regions of the United States, with the citrus and produce industries constituting the largest component of these revenues. Revenue associated with these industries is highly seasonal, concentrated in the period from October through May. Moreover, severe weather, particularly during the harvesting seasons, may cause a reduction in demand from agricultural customers, adversely affecting PalEx's revenues and results of operations. Adverse weather conditions may also affect PalEx's raw material costs.

 Termination of CHEP USA Relationship

  During the last quarter of 1997 and the first part of the first quarter of 1998, various members of PalEx's management had numerous discussions with representatives of PalEx's then largest customer, CHEP USA, regarding numerous issues affecting the profitability of the products PalEx manufactured for CHEP USA and the pricing of new pallets, the uncertainty of CHEP USA production requirements, the absence of fees for extra services provided to CHEP USA, quality control, and the opening of new facilities that would be primarily dedicated to performing services for CHEP USA. PalEx manufactured new, high-grade pallets for CHEP USA, which in turn leased these pallets to its customers. These pallets were part of a closed-loop materials handling and management system that included recovery of the pallet from the end user, aggregating them in PalEx-operated depots, where they were sorted, repaired, and returned to CHEP USA's customers.

  In addition, during this same period PalEx began renegotiating the prices CHEP USA was being charged for new pallets to more accurately reflect constantly changing lumber prices. After subsequent discussion and communications, PalEx recognized that these issues would not be resolved to the mutual satisfaction of CHEP USA and PalEx. Accordingly, PalEx notified CHEP USA that effective on April 29, 1998, it would cease supplying CHEP USA with new pallets and provided advance notice, generally, 10 to 60 days, under contractual arrangements to discontinue repair and depot services for CHEP USA.

  The termination of PalEx's relationship with CHEP USA adversely affected the operations of some of PalEx's facilities in the Southeastern and Western United States. PalEx developed a restructuring plan to close, curtail, or convert operations at facilities related to CHEP USA production to alternative business activities. As of December 27, 1998, three CHEP USA-related manufacturing facilities had closed, one was sold, and two more were consolidated into one facility. Two other CHEP USA-related facilities were converted to manufacture non-CHEP USA products. PalEx also terminated approximately 400 production-related employees at CHEP USA-related facilities during 1998.

  During the 1998 fiscal year, approximately 8% of PalEx's consolidated revenues were attributable to CHEP USA. Sales to CHEP USA for the year ended November 30, 1996, were approximately 21% of consolidated revenues and for the year ended December 28, 1997, were approximately 26% of consolidated revenues.

 Results of Operations

  Following the acquisition of the founding companies and PalEx's initial public offering and during fiscal 1997, PalEx acquired five additional companies. During the 1998 fiscal year, PalEx acquired a total of 19 companies. Of the 1998 acquisitions, ten are engaged in the pallet business in the United States, eight are engaged in the reconditioning and rebuilding of industrial steel containers in the United States, and one, SMG Corporation, is engaged in the rental of pallets in Canada.

  The following table lists PalEx's acquisitions through October 24, 1999:

                                                                       Date of
                             Company Acquired                        Acquisition
                             ----------------                        -----------
       Founding companies (1):
       Fraser Industries, Inc.......................................   3/25/97
       Ridge Pallets, Inc...........................................   3/25/97
       Interstate Pallet Co., Inc...................................   3/25/97
       Pooled companies (2):
       Sheffield Lumber & Pallet Company, Inc.......................    8/1/97
       Sonoma Pacific Company.......................................    8/1/97
       New London Pallet Inc........................................  10/14/97
       Bay Area Pallet Company......................................  10/31/97
       Other 1997 fiscal year acquisitions (3):
       Summers Pallet Manufacturing, Inc............................  11/20/97
       1998 pooled companies (4):
       Acme Barrel Company, Inc.....................................   2/23/98
       Western Container, Limited Liability Company.................   2/23/98
       Drum Service Co. of Florida..................................   2/27/98
       Consolidated Container Corporation...........................   2/27/98
       1998 purchased companies (5):
       American Pallet Recyclers, Inc...............................    1/2/98
       Consolidated Drum Reconditioning, Inc........................   2/12/98
       Capital Pallet, Incorporated.................................   3/18/98
       Pallet Outlet Company, Inc...................................   3/20/98
       Southern Pallets, Inc........................................   3/25/98
       Shipshewana Pallet Co., Inc..................................   5/21/98
       Gilbert Lumber Inc...........................................   6/11/98
       Valley Pallets, Inc..........................................   6/17/98
       Duckert Pallet Co., Inc......................................   7/14/98
       Continental Pallet Company, Inc..............................   7/27/98
       McCook Drum & Barrel Co., Inc................................    8/4/98
       Isaacson Lumber Company......................................   8/31/98
       SMG Corporation..............................................   9/11/98
       Charlotte Steel Drum Corporation.............................  10/23/98
       Atlas Container Company, Inc.................................  10/30/98

--------
(1) PalEx acquired the founding companies concurrently with the closing of its initial public offering.
(2) PalEx acquired the pooled companies in the 1997 fiscal year following PalEx's initial public offering. PalEx accounted for each of these acquisitions as a pooling-of-interests.
(3)  PalEx accounted for the 1997 acquisition of Summers as a purchase.
(4) PalEx acquired the 1998 pooled companies in the 1998 fiscal year and accounted for each of these acquisitions as a pooling-of-interests.
(5) The 1998 purchased companies were acquired in the 1998 fiscal year and were accounted for as purchases. PalEx sometimes refers to the 1998 purchased companies, together with Summers, as the purchased companies.

  The following table sets forth selected financial data and that data as a percentage of PalEx's revenues for the periods indicated:

                                                 Year Ended                                   Ten-Month Period Ended
                          -------------------------------------------------------------- --------------------------------------
                          November 30, 1996    December 28, 1997    December 27, 1998    October 25, 1998   October 24, 1999
                          -----------------    -----------------    -----------------    ----------------   ----------------
                                                            (dollars in thousands)
                                                                                                    (unaudited)
Revenues................  $  145,030    100.0% $  222,993    100.0% $  319,691    100.0% $ 256,874   100.0% $ 320,433   100.0%
Cost of goods sold......     121,865     84.0     188,084     84.3     259,562     81.2    207,850    80.9    257,472    80.4
Inventory valuation
 adjustment.............         --       --          --       --        1,235      0.4      1,679     0.7        --      --
                          ----------  -------  ----------  -------  ----------  -------  ---------  ------  ---------  ------
Gross profit............      23,165     16.0      34,909     15.7      58,894     18.4     47,345    18.4     62,961    19.6
Selling, general and
 administrative
 expenses...............      14,063      9.7      20,135      9.0      33,042     10.3     27,374    10.7     36,142    11.3
Amortization of goodwill
 and other intangible
 assets.................         165      0.1         820      0.4       3,334      1.0      2,186     0.9      3,993     1.2
Compensation
 differential...........         --       --        1,020      0.5       1,062      0.3      1,062     0.4        --      --
Pooling expenses........         --       --          --       --        1,841      0.6      1,841     0.7        --      --
Restructuring charge....         --       --          --       --          949      0.3      2,404     0.9        --      --
Plant closure costs and
 asset abandonment
 loss...................         --       --          --       --        1,369      0.4      1,369     0.5        --      --
                          ----------  -------  ----------  -------  ----------  -------  ---------  ------  ---------  ------
Income from operations..       8,937      6.2      12,934      5.8      17,297      5.4     11,109     4.3     22,826     7.1
Interest expense........      (1,576)    (1.1)     (1,722)    (0.8)     (8,468)    (2.7)    (6,317)   (2.5)   (12,047)   (3.7)
Other income (expense),
 net....................         511      0.3         132      0.1         262      0.1        239     0.1      1,387     0.4
                          ----------  -------  ----------  -------  ----------  -------  ---------  ------  ---------  ------
Income before income
 taxes..................       7,872      5.4      11,344      5.1       9,091      2.8      5,031     1.9     12,166     3.8
Income tax provision....       1,833      1.2       4,704      2.1       5,105      1.6      2,676     1.0      5,402     1.7
                          ----------  -------  ----------  -------  ----------  -------  ---------  ------  ---------  ------
Net income..............  $    6,039      4.2% $    6,640      3.0% $    3,986      1.2% $   2,355     0.9% $   6,764     2.1%
                          ==========  =======  ==========  =======  ==========  =======  =========  ======  =========  ======

 Ten-Month Period Ended October 24, 1999, Compared to Ten-Month Period Ended October 25, 1998

  Revenues increased 24.7% from approximately $256.9 million in the ten-month period ended October 25, 1998, to approximately $320.4 million in the ten-month period ended October 24, 1999. On April 29, 1998, PalEx notified its largest customer, CHEP USA, that PalEx was terminating all existing agreements with CHEP USA. Effective that date, PalEx ceased supplying CHEP USA with new pallets and provided advance notice, generally ten to 60 days, under contractual arrangements to discontinue repair and depot services to CHEP USA. The termination of PalEx's relationship affected some of PalEx's facilities in the Southeastern and Western United States. Revenues related to CHEP USA sales for the ten-month period ended October 25, 1998, were approximately $26.1 million. The increase in revenues for the ten-month period ended October 24, 1999, compared to the ten-month period ended October 25, 1998, is primarily attributable to the companies acquired as purchases and sales to new customers that replaced sales previously made to CHEP USA.

  Gross profit increased from approximately $47.3 million for the ten-month period ended October 25, 1998, to approximately $63.0 million for the ten-month period ended October 24, 1999, primarily as a result of increased volumes due to the acquisition of the purchased companies. Gross profit as a percentage of revenues increased from 19.1%, excluding the inventory valuation adjustment resulting from the termination of the business relationship with CHEP USA, for the ten-month period ended October 25, 1998, to 19.6% for the ten-month period ended October 24, 1999, primarily due to higher margins from both recycled pallet sales and new pallet manufacturing, which higher margins were partially offset by lower gross margins in drum reconditioning and services and pallet leasing in Canada. PalEx's gross profit as a percentage of revenues may fluctuate as a result of competitive pricing in different market areas in which it operates, continued changes to product mix, and changes in raw material costs.

  Selling, general and administrative expenses increased from approximately $27.4 million, or 10.7% of revenues, in the ten-month period ended October 25, 1998 to $36.1 million, or 11.3% of revenues, in the ten-month period ended October 24, 1999. This increase is generally attributable to the purchased companies acquired during 1998, and to PalEx's continued efforts in organizing and building its regional operating structure.

  The results of operations for the ten-month period ended October 25, 1998, include approximately $1.8 million for pooling expenses and approximately $1.1 million for compensation differential related to the acquisition of Acme and Western. Restructuring charges relating to PalEx's termination of its relationship with CHEP USA were approximately $5.5 million during the ten months ended October 25, 1999.

  Amortization of goodwill and other intangible assets increased from approximately $2.2 million for the ten-month period ended October 25, 1998, to approximately $4.0 million for the ten-month period ended October 24, 1999. This increase was due to the additional companies acquired as purchases.

  Interest expense increased from approximately $6.3 million for the ten-month period ended October 25, 1998, to approximately $12.1 million for the ten-month period ended October 24, 1999, primarily as a result of the additional borrowings related to the acquisitions of the 1998 purchased companies and higher interest rates.

  As a result of the foregoing, net income increased from approximately $2.4 million for the ten-month period ended October 25, 1998, to approximately $6.8 million for the ten-month period ended October 24, 1999.

 Year Ended December 27, 1998, Compared to Year Ended December 28, 1997

  Revenues increased approximately $96.7 million, or 43.4%, to approximately $319.7 million from approximately $223.0 million. Revenues attributable to the 1998 purchased companies were approximately $94.7 million. Revenues for the founding companies and the pooled companies and Summers, adjusted for the comparable period in 1998 for which there were no revenues in 1997, decreased approximately $23.0 million from 1997 to 1998. CHEP USA sales decreased approximately $32.4 million from 1997 to 1998. Approximately $9.4 million of the decrease in sales attributable to CHEP USA was replaced in 1998 after the termination of PalEx's CHEP USA relationship with increased sales to other customers.

  Revenues from new pallet sales increased approximately $19.2 million and revenues from recycled pallet sales increased approximately $47.5 million in 1998 over 1997. Revenues from pallet leasing and related services increased approximately $4.6 million in 1998 over 1997. Revenues from reconditioned drum sales increased approximately $25.4 million in 1998 over 1997. All of these increases were primarily attributable to the addition of the revenues of the 1998 purchased companies.

  Gross profit as a percentage of revenues increased to 18.4% for 1998 compared to 15.7% for 1997. PalEx's consolidated sales mix now consists of a higher percentage of sales of recycled pallets and reconditioned drums, which have higher gross margins.

  Selling, general and administrative expenses increased 64.1% to approximately $33.0 million in 1998 from approximately $20.1 million in 1997 and were 10.3% of revenues in 1998 and 9.0% of revenues in 1997. Approximately $10.5 million of this increase was attributable to the acquisitions of the 1998 purchased companies and approximately $2.4 million was associated with the costs of being a public company.

  The results of operations for 1998 included charges of approximately $1.8 million for pooling expenses and approximately $1.1 million for compensation differential. Compensation differential is the difference between previous owners' compensation before their companies were acquired by PalEx and the amounts they contractually agreed to be paid afterward. There were no pooling expenses for 1997. Compensation differential for 1997 was approximately $1.0 million.

  Goodwill amortization increased in 1998 to approximately $3.3 million from approximately $0.8 million because of the additional companies PalEx acquired during 1998 that were accounted for as purchases.

  The results of operations for 1998 include after-tax charges of approximately $1.2 million for costs associated with the conversion or closure of facilities and approximately $0.8 million for plant closure and asset abandonment losses related to the termination of PalEx's relationship with CHEP USA.

  Interest expense increased in 1998 to approximately $8.5 million from approximately $1.7 million in 1997. The increase in interest expense was primarily attributable to the additional indebtedness incurred in conjunction with the acquisitions of the 1998 Purchased Companies and the refinanced debt of the 1998 pooled companies.

  Federal and state income taxes have been provided on the earnings of Fraser, the pooled companies, and the 1998 pooled companies for 1997 and on Ridge, Interstate, and Summers from their dates of acquisition. The provision for income taxes for 1997 also includes a charge of approximately $0.5 million, representing deferred income taxes for Fraser at the time of PalEx's initial public offering. This charge was not previously recorded because of Fraser's status under Subchapter S of the Internal Revenue Code. PalEx's effective income tax rate was 56.2% of pretax income for 1998, primarily due to nondeductible amortization of goodwill and costs and expenses incurred in conjunction with those companies acquired as poolings-of-interests.

  As a result of the foregoing, net income for 1998 decreased approximately $2.6 million to approximately $4.0 million from approximately $6.6 million in 1997.

 Year Ended December 28, 1997, Compared to November 30, 1996

  Revenues increased approximately $78.0 million, or 53.8%, to approximately $223.0 million in 1997 from approximately $145.0 million in 1996. Of this increase, approximately $45.4 million was attributable to the acquisition of Ridge and Interstate and approximately $21.4 was attributable to an increase in new pallet sales. Approximately $11.2 million of the increase was attributable to an increase in unit sales of reconditioned drums.

  Gross profit as a percentage of revenues remained relatively unchanged at 15.7% in 1997 compared to 16.0% in 1996. The slight decrease in gross profit percentage was partially attributable to increased lumber costs during the year. Gross margins for reconditioned drums were slightly lower due to market driven price pressures.

  Selling, general and administrative expenses increased 43.2% to approximately $20.1 million in 1997 from approximately $14.1 million in 1996 and were 9.0% of revenues in 1997 and 9.7% of revenues in 1996. The amount of increase was primarily attributable to increased costs associated with being a public company and the acquisitions of Ridge, Interstate, and Summers.

  Goodwill amortization in 1997 is primarily attributable to the acquisition of Ridge, Interstate, and Summers.

  Interest expense increased to approximately $1.7 million in 1997 from approximately $1.6 million in 1996 as a result of the increase in indebtedness in 1997.

  As a result of the foregoing, net income increased to approximately $6.6 million in 1997 from approximately $6.0 million in 1996.

 Liquidity and Capital Resources

  On March 25, 1997, PalEx completed its initial public offering, which involved the sale of 3.0 million shares of its common stock at a price to the public of $7.50 per share. The net proceeds to PalEx from its initial public offering, after deducting underwriting discounts, commissions, and offering expenses, were approximately $20.1 million. Of this amount, $3.4 million was used to pay the cash portion of the purchase prices relating to the acquisitions of the founding companies with the remainder being used to repay indebtedness of the founding companies. On April 22, 1997, PalEx sold an additional 450,000 shares of its common stock at a price to the public of $7.50 per share, which generated net proceeds to PalEx of $3.1 million after underwriting discounts and commissions, pursuant to an over-allotment option granted by PalEx to the underwriters in connection with its initial public offering. The net proceeds were used to repay debt borrowed under PalEx's senior credit facility.

  PalEx and members of a lending syndicate, which includes Bank One, Texas, N.A., as a lender and administrative agent, are parties to an amended senior credit facility dated as of September 26, 1999. The senior credit facility provides PalEx with a revolving line of credit of up to $150.0 million, which may be used for general corporate purposes, including acquisitions, the repayment or refinancing of indebtedness of all acquisitions including future acquisitions, capital expenditures, letters of credit, and working capital. The senior credit facility will terminate and all amounts outstanding, if any, will be due and payable on the earlier of June 30, 2000, or a change of control, which will occur upon completion of the pending merger with IFCO Systems, which is expected to close in the first quarter of 2000. Amounts outstanding under the senior credit facility at October 24, 1999, are classified as current liabilities.

  Advances under the senior credit facility bear interest at a defined base interest rate of Bank One plus a margin of 200 basis points. At PalEx's option, advances may bear interest based on a designated LIBOR plus a margin of 400 basis points. The interest rate on the senior credit facility will increase by 50 basis points on March 31, 2000. Commitment fees of 50 basis points are payable quarterly on the unused portion of the senior credit facility. The senior credit facility contains a limit for standby letters of credit of $10.0 million. There were letter of credit commitments of approximately $3.8 million outstanding under the senior credit facility as of October 24, 1999.

  The senior credit facility prohibits the payment of dividends by PalEx, restricts PalEx's incurrence or assumption of other indebtedness and acquisitions, and requires PalEx to comply with financial covenants including consolidated net worth, fixed charge coverage, and funded debt and senior debt to earnings before interest, taxes, depreciation, and amortization ratios. The approximate level of borrowings available under the senior credit facility as of October 24, 1999 was $13.2 million. The senior credit facility is secured by a lien on the real and tangible personal property of PalEx, a pledge of the outstanding stock of each of PalEx's U.S. subsidiaries and 65% of the outstanding stock of PalEx's Canadian subsidiary. The amounts due under the senior credit facility are also guaranteed by PalEx's U.S. subsidiaries.

  On November 10, 1999, PalEx entered into a note purchase agreement for CIBC World Markets Corp. to acquire $25.0 million of PalEx's unsecured Senior Subordinated Notes due September 30, 2000. Under the terms of the senior subordinated notes, PalEx will pay interest at the greater of LIBOR plus 600 basis points and the rate on the senior credit facility plus 200 basis points. The interest rate on the senior subordinated notes will increase by 50 basis points on each of March 31, 2000, and June 30, 2000. PalEx was required to pay a fee of approximately $0.8 million when the senior subordinated notes were issued and will be required to pay a fee of approximately $0.6 million on June 30, 2000, if the senior subordinated notes have not been repaid as of that date. If the senior subordinated notes are not repaid in full before September 30, 2000, the holders of the senior subordinated notes will be granted warrants to purchase 5% of the then outstanding, fully diluted shares of PalEx common stock. At CIBC's option, the holders may be paid a cash fee instead of the warrants. Net proceeds from the issuance of the senior subordinated notes will be used to pay down the amounts outstanding under the senior credit facility and increase the amounts available thereunder.

  Under the terms of the senior credit facility and the CIBC note purchase agreement, capital expenditures are limited to $7.5 million for the fiscal quarter ending December 26, 1999, $17.5 million for the fiscal quarter ending March 26, 2000, and $25.0 million for the fiscal quarter ending June 25, 2000. This is also a cumulative limitation.

  PalEx issued approximately $10.0 million in subordinated convertible notes payable to former owners of the 1998 Purchased Companies. The convertible notes, which bear interest at rates ranging from 6% to 8%, include provisions that allow conversion into shares of PalEx's common stock beginning on the first anniversary date of the convertible notes at conversion prices ranging from $10.78 to $15.86 per share. If the convertible notes are not converted, they become due and payable on their second anniversary. At PalEx's option, the convertible notes may be prepaid at any time following the conversion date.

  PalEx's liabilities under the senior credit facility mature on June 30, 2000, and its liabilities under the subordinated notes mature on September 30, 2000. PalEx intends to refinance these liabilities in connection with the completion of the merger with IFCO Systems. However, PalEx cannot assure you the merger with IFCO will be completed or completed before the maturity of these liabilities. In either event, PalEx would have to extend the maturity dates under the senior credit facility and the subordinated notes or obtain additional or new financing to satisfy or refinance these liabilities. PalEx cannot assure you that it could extend the maturity dates or obtain additional or new financing or that it could do so on commercially favorable terms. PalEx's failure to accomplish at least one of these objectives could have a material adverse effect on its results of operations and financial condition.

  PalEx's capital expenditures were $8.3 million for the ten-month period ended October 24, 1999, $14.0 million for the year ended December 27, 1998, and $9.1 million for the year ended December 28, 1997. These expenditures were primarily for additional and replacement pallet and drum manufacturing equipment. PalEx's currently anticipated capital expenditures for additional and replacement pallet and drum manufacturing equipment and pallet pool expenditures are $27.0 million during fiscal 2000 and $24.2 million during fiscal 2001.

 Seasonality

  The pallet manufacturing and crating business is subject to seasonal variations in operations and demand. PalEx's third quarter is traditionally the quarter with the lowest demand. PalEx has a significant number of agricultural customers and typically experiences the greatest demand for new pallets from these customers during the citrus and produce harvesting seasons, generally October through May. Yearly results can fluctuate significantly in this region depending on the size of the citrus and produce harvests, which, in turn, largely depend on the occurrence and severity of freezing weather and changes in rainfall. Adverse weather conditions may also affect PalEx's ability to obtain adequate supplies of lumber at a reasonable cost. PalEx locations serving predominantly manufacturing and industrial customers experience less seasonality. PalEx's drum reconditioning segment is seasonally impacted in the Southeastern and Western United States by the agricultural industries. Reconditioned drum sales are strongest during a period generally beginning in April and extending through September, with preseason production for this period running from January through March.

  Management believes that the effects of seasonality will diminish as PalEx grows and expands its customer base both internally and through acquisition. However, management believes the third quarter currently represents the seasonally slow quarter of PalEx's fiscal year.

 Year 2000 Issues

  The year 2000 issue is the result of computer programs being written using two digits rather than four to define a specific year. Absent corrective actions, a computer program that has date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions to various activities and operations.

  PalEx has conducted an evaluation of the actions necessary in order to ensure that its computer systems will be able to function without disruption with respect to the application of dating systems in the year 2000. The majority of PalEx's information technology software with potential year 2000 concerns was licensed from vendors that have either changed their product to remove the effects of the year 2000 issue or have committed to have the necessary changes made during 1999. PalEx has also conducted reviews and inquiries concerning software used in the operation of PalEx's manufacturing equipment. PalEx's operating businesses do not require extensive systems-oriented applications. The pallet manufacturing business consists of harvesting, transporting, cutting, assembling, and delivering finished wood products. The drum reconditioning business consists of collecting, reconditioning, and delivering empty steel containers. Isolated microprocessor-driven manufacturing equipment involved in the pallet manufacturing and drum reconditioning processes have either been conformed to year 2000 standards or are scheduled for conformity by the vendor in 1999. PalEx has not experienced any disruptions to its manufacturing operations, systems, or other processes to date, including since January 1, 2000, due to year 2000 problems, nor is it aware of any material disruptions to its manufacturing operations, systems, or other processes that could occur because of year 2000 problems. PalEx is also unaware of any exposure to contingencies related to the year 2000 issue for the products it has sold in the past. PalEx does not anticipate the loss of any revenues due to the year 2000 issue.

  As a result of its evaluations of the year 2000 issue, PalEx has upgraded and replaced some of its information and other computer systems in order to be able to operate without disruption after 1999. The costs of these actions were approximately $100,000. Although PalEx is assessing the reliability of its year 2000 compliance, disruptions of the computer systems of banks, vendors, customers, or other third parties, whose systems are outside PalEx's control, could impair PalEx's ability to obtain necessary raw materials or to sell to or service its customers. Disruption of PalEx's computer systems, or the computer systems of its banks, vendors, or customers, as well as the cost of avoiding any disruption, could have a material adverse effect upon PalEx's financial condition and results of operations. It is also possible, based upon a worst case scenario analysis, that PalEx could experience isolated failures at random locations due to year 2000 problems that were previously undetected in some personal computers and related software or in microprocessor-driven machinery. PalEx believes, however, it can compensate for any isolated failures, if they occur, by manual intervention without any material adverse affect on PalEx's financial condition and results of operations.

  PalEx has developed contingency plans with respect to different areas of its operations. These plans are intended to allow PalEx to continue to operate if there is a year 2000 failure. The contingency plans include performing some processes manually, repairing affected systems, and changing suppliers as necessary. PalEx's efforts in addressing the year 2000 issue can only minimize, but cannot eliminate, the risks of third party non-compliance. If we or a third party upon which we rely fail to adequately address the year 2000 issue, the resulting problems could disrupt PalEx's business. Possible problems include:

  . incomplete or inaccurate accounting, recording, or processing of revenues or other financial information;

  . delays or failures in obtaining raw materials and manufacturing supplies;

  . incomplete or inaccurate accounting, recording, or processing of product distribution to customers; and

  . interruptions in product distribution.

  PalEx, as part of its contingency plan, has initiated a formal communication program with significant vendors to evaluate their year 2000 compliance, and is assessing their responses to PalEx's year 2000 readiness questionnaire. Approximately 46% of those vendors surveyed have responded to our inquiry regarding their own year 2000 readiness. Of those vendors that have replied, all have stated that their ability to supply PalEx will not be affected by year 2000 issues. However, if a significant vendor becomes unable to deliver materials or services, PalEx has identified replacement vendors that can provide substitute materials and services for many of the goods PalEx sells and substitutes for many of the services it receives can be obtained from other vendors. No single supplier accounts for more than approximately 3% of PalEx's purchases, and PalEx does not currently foresee any significant impairment in its ability to procure materials due to operational failures of vendors. Management believes that year 2000 issues, if any, with respect to the vendors surveyed who have not responded will not have a material adverse effect on PalEx's financial condition or results of operations. However, PalEx cannot assure timely compliance of vendors and may be adversely affected by failures of significant vendors to supply products or services due to year 2000 compliance failures. In addition, there are not readily available substitute public utility vendors for electricity, natural gas, water, or telephone services, all of which are an integral part of PalEx's operations. If any or all of PalEx's utility vendors fail to deliver services due to their own year 2000 problems, PalEx' financial condition and results of operations would be materially adversely affected.

  To the fullest extent permitted by law, this year 2000 discussion is a "Year 2000 Readiness Disclosure" within the meaning of the U.S. Year 2000 Information and Readiness Disclosure Act, 15 U.S. C. Section 1.



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                               INDUSTRY OVERVIEW

Round-trip Systems

  Traditionally, corrugated cardboard, wood, and steel containers have been used for the packaging and handling of products. Growers and manufacturers have purchased or constructed containers for one-time shipment of their products. Recipients of containers have then removed the products from the containers for display, sale, or further distribution. Generally, the recipients have then had to dispose or arrange for disposal of the containers.

  IFCO Systems believes that the traditional packaging and material handling industry is now evolving into round-trip systems in order to make the flow of goods more efficient. The development of round-trip systems has been driven by retailer and customer preferences, cost-savings, and environmental sensitivity. Round-trip systems bring the historically separate segments of packaging and material handling into an integrated system by combining:

  .  logistics management;
  . standardized round-trip containers, pallets, industrial containers, and other material handling products;
  . reconditioning and recycling services to reduce the amount of packaging for transport; and
  .  information management for the flow of products.

Round-trip Containers

  The traditional one-way cardboard or wood containers have been the primary means of transporting grocery and dry goods products, including fresh fruits and vegetables. Prior to 1992, there were few alternatives for retailers in the produce industry to ship their products. Fruits and vegetables transported to grocery retailers in corrugated cardboard boxes have been damaged frequently because of collapsed or wet boxes.

  Round-trip containers, or RTCs, are reusable plastic or metal crates or trays, which are an alternative to a one-trip outer packaging case, including corrugated boxes. RTCs were initially developed to transport fruits and vegetables, but have been expanded to other product categories and sectors. They are typically used within exchange pools or closed loop round-trip systems. Exchange pools are cooperatives for the sharing and exchange of RTCs from company to company. In a closed-loop round-trip system, RTCs are provided by a company to growers or manufacturers, filled and transported to retailers, returned to the provider when empty for inspection and cleaning, repair, or recycling when necessary, and are then reused in the flow of goods.

  There are two basic categories of RTCs: collapsible and non-collapsible. They are usually based on ISO standard dimensions, including 600 mm x 400 mm or 400 mm x 300 mm, in varying heights, and are compatible with standard-sized pallets. Containers full of products are stacked at various heights. Collapsible containers have become popular with many retailers for fresh produce because when folded flat they require less storage space.

  Based on industry information, the estimated number of corrugated containers manufactured in Europe is approximately 15 billion each year, with approximately 10% used for perishables and approximately 30% used for dry goods. In the United States, the estimated number of containers is approximately 20 billion each year, with approximately 8% used for perishables and 30% used for dry goods. In Europe, approximately 20% of perishables are now being shipped in RTCs. In the United States, the use of RTCs is just beginning, with an estimated 15 million RTCs now in use for transporting perishables.

  The market for RTCs presents the possibility for significant growth because of cost savings and more efficient distribution through:

  .  multiple reuse;
  .  improved load utilization and container handling;
  .  reduced product handling, reduced product damage, and longer shelf life;

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  .  more efficient temperature regulation;
  .  easier in-store display; and
  .  reduction of the amount of packaging for transport.

Pallets

  A pallet is a platform, usually made of wood, that is used for storing and shipping goods. Pallets are used in virtually all U.S. industries where products are physically distributed, including the automotive, chemical, consumer products, grocery, produce and food production, paper and forest products, retail, and steel and metals industries. Pallets come in a wide range of shapes and sizes. Although most pallets are made of wood, they may also be made of steel, plastic, cardboard, molded wood fiber, and other materials to satisfy smaller niche markets. The wooden pallet has traditionally been the basis for the design of storage racks, warehouse storage areas, forklifts, docks, and containers used for shipping goods.

  PalEx believes that there are over 1,000 different sizes and specifications of pallets used in North America. The grocery industry, which utilizes approximately one-third of all new pallets produced, uses a standard size 48 inch x 40 inch pallet, although many other styles and specifications are also manufactured for use in that industry. Other industries use pallets having specifications that are appropriate for their particular needs. Based on information supplied by industry sources, PalEx believes that over 90% of the pallets used were of the traditional wooden type, fabricated from lumber and metal fasteners.

  Based on information supplied by industry sources, PalEx estimates that the U.S. pallet industry generated revenues of approximately $5.6 billion in 1997 and is served by approximately 3,600 companies. PalEx believes, based on its own experience in the industry, that most of these companies are small, privately held entities operating in only one location and serving customers within a limited geographic radius. Historically, the industry has been composed of companies that manufacture new pallets and companies that repair and recycle pallets. PalEx estimates, based on industry sources, that during 1998 approximately 400 million new wooden pallets were produced and approximately 175 million wooden pallets were repaired or recycled. PalEx also estimates there were approximately 1.9 billion pallets in circulation in the United States in 1998. Increasingly, pallet companies are considering the creation of pallet pools for leasing to customers and management of their pallet needs.

  The pallet industry has experienced significant changes and growth during the past several years. These changes are due, among other factors, to the focus by FORTUNE 1000 businesses on improving the logistical efficiency of their manufacturing and distribution systems. This focus has caused many of these businesses to attempt to reduce significantly the number of vendors serving them in order to simplify their procurement and product distribution processes. It also has prompted large manufacturers and distributors to outsource key elements of processes that are not within their core operations and to develop just-in-time procurement, manufacturing, and distribution systems. With the adoption of these systems, expedited product movement has become increasingly important and the demand for a high quality source of pallets has increased. Freight on pallets assists movement through the supply chain, reducing costly loading and unloading delays at distribution centers and warehouse facilities. However, the use of low-quality or improperly sized pallets may increase the level of product damage during shipping or storage.

  These broad changes affecting U.S. industry have created significant demand for higher quality pallets distributed through an efficient, more sophisticated system. Environmental and cost concerns have also accelerated the trend toward increased reuse or recycling of previously used pallets, further increasing the importance of higher quality new pallets, which can be reused more often and are easier to recycle than lower quality pallets.

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Industrial Containers or Steel Drums

  There are two basic types of steel drums--open top and closed top. Open top drums are containers with a removable top that is fastened to the drum by a locking ring. These drums are reconditioned in a thermal process that uses high temperature furnaces. Open top drums are generally used for agricultural purposes and for viscous materials, including paints, coatings, greases, and adhesives. Closed top drums are those in which the top is an integral part of the drum's construction. Closed top drums are typically used for solvents, resins, and most petroleum products. These drums are reconditioned using a chemical washing process.

  Companies that use steel drums can choose between new and reconditioned steel drums. Reconditioned steel drums are previously used drums that are cleaned, repaired, and refurbished and are a cost effective alternative to new drums. Steel drums can typically be reconditioned and reused six to eight times and can then be scrapped and recycled. Similar to many other recycling industries, drum reconditioners return a useful product to the marketplace and solve a major disposal problem that would otherwise severely burden industry and municipalities.

  According to the Reusable Industrial Packaging Association, there are approximately 120 steel drum recyclers and reconditioners in North America. Based on 1996 market information from this industry association, PalEx estimates that steel drum recyclers and reconditioners process an estimated 40 million drums each year, which represents approximately $500 million in revenues annually based on estimated reconditioning revenue per container. Fifty-five gallon steel drums are part of the non-bulk industrial packaging industry and are found in virtually every industrial facility. These drums are used to transport and store products primarily for the petroleum, chemical, coatings, agricultural, and food processing industries.

  Steel drum reconditioners in the United States tend to be regionally located in industrialized and agricultural areas. These companies are regionally located because of the freight costs of shipping empty drums long distances.

  Steel drums have traditionally been owned by the customers. Recently, companies have begun offering integrated drum management services to manage customers' drum usage.

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                                    BUSINESS

Overview

  When the merger with PalEx is completed, IFCO Systems will combine the IFCO Companies' round-trip systems with PalEx's pallet and industrial container operations. The IFCO Companies' operations are primarily in Europe, and PalEx's operations are located in North America. The round-trip systems offer customers and retailer groups a variety of services and products for the movement of many types of goods.

  The IFCO Companies provide RTCs and related services to growers or manufacturers in order to distribute goods to retailers. Retailers benefit from improved product handling and automation capabilities, in-store display in RTCs, reduced storage requirements, and reduction of the amount of packaging for transport. The IFCO Companies contract third parties to collect empty RTCs from retailers for inspection and reconditioning by the IFCO Companies as necessary.

  The RTCs are then reintroduced into the round-trip system for multiple reuse on a just-in-time basis. The IFCO Companies' RTCs, which are based on patented technology, are made of plastic and are collapsible. The RTCs are available in many different standardized sizes and structures depending on the goods to be moved. They are designed to be stacked interchangeably regardless of size.

  PalEx manufactures, sells, leases, and recycles wooden pallets in a wide variety of shapes and sizes. PalEx also reconditions industrial container products, which include steel closed top drums, steel drums with fully removable heads, plastic drums, and industrial bulk containers.

  IFCO Systems believes it will be a leading provider of round-trip systems internationally, serving over 9,000 customers in 17 countries. IFCO Systems believes it will:

  . own and manage the largest pool of RTCs in Europe based on 1997 market information;
  . own and manage a rental pool of over 1.5 million pallets in Canada, making it the second largest pallet rental pool owner and manager in North America;
  . be the largest provider of new and recycled pallets in North America based on PalEx's pallet industry experience and of industry information; and
  . be the largest provider of industrial container reconditioning services in North America based on PalEx's 1998 volume and its estimate of the total number of industrial containers reconditioned in the United States each year using information obtained from the Reusable Industrial Packaging Association.

Company Strengths

  IFCO Systems believes that following the merger the combined company will have the following strengths:

  . Leading Provider of Round-trip Systems. IFCO Systems will be a leading provider of round-trip systems for the transport of fruits and vegetables in Europe. In addition, IFCO Systems will have a rental pool of over 1.5 million pallets in Canada and is positioned to expand its pallet pooling services into the United States.

  . Systems Approach to Product Flow. IFCO Systems will provide customers and retailers with comprehensive systems to effectively manage the flow of products throughout the distribution process. IFCO Systems will offer solutions to its customers tailored to their product categories or sectors. These solutions are expected to reduce costs, maintain product quality and freshness, and increase the efficiency of the flow of goods. The merger with PalEx will provide IFCO Systems with an existing North American network of 72 distribution and maintenance facilities and additional round-trip products--pallets and industrial containers. By offering RTCs, pallets, and industrial containers and services from the same sites in its extensive regional networks, IFCO Systems will have the ability to manage complete shipping platform systems for customers and retailers, which include production, distribution, display, collection of RTCs from retailers' back docks after use, and cleaning and reuse.

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  .  Innovative Patented Technology and Economic Efficiencies.  IFCO Systems'
     patented technology will allow it to provide user-friendly, stackable, and collapsible RTCs. IFCO Systems' plastic RTCs will be competitive with other plastic container alternatives. Most IFCO RTCs are manufactured in a one-piece injection process, which reduces manufacturing costs. IFCO RTCs are also stackable with other RTCs and cardboard boxes. While some competitors offer RTCs that are collapsible, based upon a comparison with CHEP's container, IFCO Systems' principal competitor, IFCO Systems believes none are as fully and easily collapsible as the IFCO RTCs. In addition, IFCO Systems' RTCs will offer a significant economic advantage to retailers and growers and manufacturers over corrugated and wood boxes for the following reasons:

    . Multiple reuse--the containers are reusable, reducing the amount of waste and disposal costs;

    . Time savings--the time spent handling goods is reduced, both in terms of product handling during distribution and direct placement on the retail floor;

    . Handling efficiency and space savings--the patented containers are easier to handle for product loading and transport. After removal of the product, RTCs are collapsible to the same height, minimizing the amount of space a user needs to devote to handling and storing containers;

    . Reduction of product spoilage and waste--RTCs reduce spoilage and waste, and promote longer shelf life, because RTCs are not subject to water damage and there is less breakage and crushing during distribution and display as compared to less durable corrugated boxes;

    . Energy efficiency--for produce, the open design of the RTCs allows more efficient cooling through air circulation and better temperature control; and

    . Easier in-store display--products may be displayed in the RTCs without any additional handling.

  . Well-established Partnerships with Retailers and Growers. IFCO Systems has established or will be developing relationships with many retailers and growers. Retailers using IFCO Systems' products or services include, for example, Metro in Germany, Migros in Switzerland, and Waitrose in the United Kingdom. In many cases, retailers in Europe have begun to require growers to use the IFCO Companies' RTCs. IFCO Systems is developing relationships with Wal-Mart and H.E. Butt in the United States, among others, and intends to expand its market share in the United States.

  . Geographic Diversity. IFCO Systems will have geographically diverse operations with 62 locations in Europe, 11 locations in Japan, six locations in Argentina, and 83 locations in North America, including PalEx's 72 locations. Its decentralized facilities will provide IFCO Systems with a competitive advantage and allow it to meet retailers' needs in these regions. IFCO Systems believes it will also be positioned to take advantage of transcontinental transport opportunities for the movement of produce and other perishables from producing regions to consuming regions.

  . Experienced Management Team and Strong Strategic Relationships. IFCO Systems' management team will have extensive experience in the transportation, logistics, and packaging industries. PalEx brings to IFCO Systems management with broad experience in transportation and logistics operations, acquisitions, and knowledge of the U.S. market. This management group understands and has experience integrating acquired businesses into a common infrastructure. IFCO Systems also will enter both major markets--Europe and North America--with established local management personnel for day-to-day operations and expansion. In addition, GE Capital will have a continuing relationship with IFCO Systems because of its status as a noteholder and GE Erste's right to become a direct or indirect holder of IFCO Systems ordinary shares. IFCO Systems intends to use this continuing relationship to avail itself of GE Capital's extensive experience and other relationships.

Business Strategy

  IFCO Systems' objective is to be the preeminent international provider of round-trip systems through the implementation of the following strategy:

  .  Expand into the United States. IFCO Systems believes the combination of
     (1) the IFCO Companies comprehensive round-trip systems and high quality RTCs and (2) PalEx's relationships with

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     producers and retailers, knowledge of shipping platform and container management services, and experience with North American distribution channels will offer IFCO Systems a significant opportunity to expand the combined company's round-trip systems business in the United States. In Europe, the IFCO round-trip systems have become several large-scale retailers' preferred alternative to conventional packaging and are continuing to grow in popularity. IFCO Systems believes a similar evolution will occur in the United States based upon comparable opportunities and receptiveness among growers and retailers. Since IFCO Systems will be able to benefit from the existing PalEx network of 72 supply and maintenance depots, this strategy is expected to reduce expenditures on network infrastructure in the United States. These expenditures are a significant part of start-up costs in the United States.

  . Cross Sell Among Businesses in the United States. Additional benefits of expanding the IFCO round-trip systems in the United States are the operating efficiencies and transportation savings as a result of increased volume at common depot facilities. IFCO Systems believes that it will be able to offer round-trip systems to U.S. pallet and industrial container customers and retailers, pallet and industrial container services to U.S. RTC customers and retailers, and comprehensive shipping platform and management of backdock services to both. Backdock services include the initial product receiving and container or pallet disposition operations on a retailer's back dock.

  . Further Development of Markets. IFCO Systems intends to continue its expansion into other geographic and product markets with both existing and new products and services.

    . Dry Goods. IFCO Systems intends to continue expanding its round-trip systems to the dry goods market. The dry goods market is significantly larger than the produce market in both Europe and the United States and remains largely unpenetrated by RTCs. IFCO Systems believes the many advantages of RTCs will enable it to attract dry goods manufacturers and retailers and provide it with additional market share in geographic markets where it is already a leading provider of RTCs for produce and other perishables.

    . Worldwide. In the future, IFCO Systems intends to continue expanding its round-trip systems to other geographic markets with an initial emphasis on accelerating the growth of its developing operations in Japan and Argentina.

  . Further Logistics Systems Opportunities. Retailers, distributors, and producers are focusing increasingly on cost-effective means of transporting and effectively tracking their goods. IFCO Systems intends to capitalize upon this trend by increasing and improving its array of logistics services. IFCO Systems plans to continue development of a number of services that are intended to grow its business profitably and ensure its position as a leading provider of round-trip systems. One example is the development of technology beyond traditional barcode scanners that will allow its customers to record and transmit electronically significantly more data about the location and movement of RTCs and the products being transported in the RTCs.

  . Continue to Pursue Strategic Acquisitions and Alliances Worldwide. IFCO Systems believes that the fragmented nature of its industries provides opportunities for both internal growth and growth through strategic acquisitions. IFCO Systems intends to pursue both strategic acquisitions and those that enable it to expand in selected geographic areas. In the last two years, PalEx has successfully completed and integrated 24 acquisitions. In addition, IFCO Systems will consider joint ventures that would give it access to new products, markets, or technologies.

History

 The IFCO Companies

  The IFCO Companies began the world's first round-trip systems business. The business was initially founded in 1992 as IFCO International Fruit Container Organization GmbH, an affiliate of Schoeller Industries, which later changed its name to IFCO International Food Container Organization GmbH. Today, IFCO GmbH is the operating company for IFCO Europe.

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  Since 1992, the IFCO Companies have developed European-wide round-trip systems for fresh fruit and vegetables. The IFCO Companies hold several international patent rights on its RTCs.

  Schoeller Industries is a family-owned business with its origins in the paper, sugar, wood, and textile industries dating back to the eighteenth century. In 1958, Alexander Schoeller invented, developed, and launched the first plastic beverage crates for use in the German beverage market and plastic moldings are still one of the Schoeller group's core businesses. In 1982 Alexander's sons, Christoph and Martin Schoeller, joined the group and, in 1992, were responsible for the design of the collapsible RTCs and the launch of the IFCO Companies.

  In 1994, IFCO International entered into a joint venture with Mitsubishi in Japan, the IFCO Companies' first market entry outside of Europe. In 1996, IFCO International also entered into a U.S. joint venture. In 1997, GE Capital became an investor in IFCO Europe. In 1998, IFCO Europe was named one of Europe's Top 500 Growth Companies by the Association of Dynamic Entrepreneurs in Brussels, Belgium.

 PalEx

  PalEx was formed in January 1996 to create a national provider of pallets and related services. Concurrently with the closing of its initial public offering in March 1997, PalEx acquired three businesses engaged in pallet manufacturing and recycling. Since that time, and through September 26, 1999, PalEx acquired 16 additional pallet companies, making it the largest producer of new pallets and the largest pallet recycler in the United States. In the United States, PalEx provides a broad variety of pallet products and related services, including the manufacture and distribution of new pallets, the recycling of pallets, including used pallet retrieval, repair, remanufacture, and secondary marketing, and the processing and marketing of various wood-based by-products derived from pallet recycling operations. In Canada, PalEx conducts pallet rental and repair operations and pallet pooling management services through SMG Corporation, a Canadian subsidiary. PalEx currently conducts its pallet operations from 60 facilities in 18 states in the United States and seven Canadian provinces.

  In separate transactions in February 1998, PalEx acquired four leading steel drums reconditioning companies, which formed the base for expanding its operations into the industrial container management industry. As a result of these acquisitions and three subsequent acquisitions through September 30, 1999, PalEx is now the largest reconditioner of industrial containers in North America. PalEx's container group is also engaged in drum and intermediate bulk container leasing operations. Its container group operates from 12 facilities in ten states in the United States.

Systems and Services

 Round-trip Containers

  The IFCO round-trip systems provide a complete system for product flow that minimizes waste and improves customer satisfaction and retailer profitability. The IFCO round-trip systems include delivery of RTCs to producers when needed, collection of empty containers from retailers, cleaning of containers, and quality control. The producers are invoiced for the RTCs on a per use or a time basis. After cleaning and any necessary repair, the RTCs are reintroduced into the product distribution cycle.

  Since the IFCO Companies started the RTC pool in Europe in 1992, they believe they have become the leading supplier of RTCs in Europe. Currently there are over 60 million IFCO RTCs in circulation. IFCO Europe's RTC pool now serves over 4,000 growers supplying produce to approximately 15,000 supermarket outlets throughout Western Europe.

  Producers and retailers enjoy several advantages with the IFCO round-trip systems compared to the use of traditional, disposable packaging, including lower costs, better product protection, increased handling efficiency, more efficient space utilization during transport, and less waste and environmental impact. The IFCO Companies are able to maximize these benefits as a result of experience with container pooling and transport and their network of container depots, which is extensive in Europe and growing in other regions.

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  The IFCO round-trip system is illustrated as follows:




                  [DIAGRAM OF IFCO SYSTEMS' ROUND TRIP SYSTEM]

  This system includes the following steps:

  .  producer faxes order for IFCO RTCs to an IFCO container depot;
  .  RTCs are delivered from the IFCO container depot to producer;
  . producer receives an invoice for round-trip services, which include the one-time use of RTCs on either a trip or time basis;
  .  producer also receives an invoice for a deposit for RTCs;
  . computer tracking system generally monitors the flow of RTCs, but does not currently track the location of each individual RTCs, except for RTCs used in dry goods distribution;
  . producer packs RTCs and ships them to retailer's distribution center or retail outlet, depending on retailer;
  .  producer bills the deposit for the RTCs to retailer;
  . retailer displays the products in the RTCs or removes the products for display;
  . IFCO contracts third parties to collect empty, collapsed RTCs from retailer's distribution center or retail outlet, depending on retailer, for return to an IFCO container depot;
  . once RTCs are recollected, IFCO returns deposit to the retailer; and . IFCO inspects and cleans, repairs, or recycles, as necessary, empty RTCs at the IFCO container depot to make them ready for their next delivery to a producer.

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  The round-trip systems cover all of the steps in the flow of the goods from delivery to return to depot, including:

  .  delivery to customer or first user;
  .  collection of empty containers from retailer;
  .  quality control;
  . hygienic cleaning conforming to applicable health and safety guidelines; . storage and delivery to the next customer; and . optional tracking system.

  The IFCO Companies invoice customers on a per trip basis in Europe, Japan, and the United States and on a time basis in Argentina.

  IFCO RTCs are extremely versatile. All IFCO RTCs are made of 100% recyclable materials. They are light, yet strong enough to withstand the stresses of long distance travel and handling and significantly reduce produce damage and loss. They are compatible with automated packaging systems and provide an attractive product presentation at the point of sale. The RTCs fold on average to one-fourth of their original volume, dramatically reducing transport and storage costs for empty RTCs.

  Because the IFCO RTCs are made of durable plastic, the products packed in RTCs have better protection for handling during transport and bad weather conditions. The RTCs are better able to bear the stress of large loads as compared to corrugated containers. This is especially true with produce and other perishables, which have an increased chance of arriving at the point of sale in prime condition. Produce is then ready for display with minimum handling. Retailers have the option of using the RTCs for display purposes.

  The IFCO RTCs move back and forth among countries based on where crops are being harvested and the countries to which crops will be exported. For example, if Spain were at peak harvest, RTCs from depots outside Spain would be shipped directly to customers in Spain. In IFCO's European container pool, most packed RTCs end up back in Germany, since Germany imports much more produce than it grows domestically while other European countries tend to be net exporters. The RTCs are generally used between three and 12 times per year, depending on the type of RTC.

  IFCO Europe initially developed RTCs for use with fresh produce. The IFCO Companies subsequently developed RTC applications for other perishables like fish, eggs, and bakery products. Other current applications for IFCO RTCs include transport and display of food dry goods, bulk transport, postal shipments, transport of products for department stores, and shipment protection for appliances. IFCO RTCs include different sizes of containers in ISO standard dimensions, including 600 mm x 400 mm and 400 mm x 300 mm. These different sizes are stackable interchangeably whether erected or collapsed.

 Pallets

  PalEx offers new pallet manufacturing and pallet rental, repair, remanufacture, and recycling services. Although new pallet manufacturing accounts for a majority of PalEx's revenues, PalEx believes that rental pool, repair, remanufacture, and recycling services present the greatest opportunity for future growth.

  New Pallet Manufacturing. The manufacturing process at its new pallet facilities is generally the most capital intensive part of the pallet business, with the majority of assembly and construction being automated. New pallets are manufactured from an assortment of wood products, varying in type and quality, with construction specifications being determined by the pallet's end use. PalEx believes approximately 70% of the wood used in new pallets manufactured in North America consists of hardwoods, including oak, poplar, alder, and gum, with the balance consisting of pine or other softwoods.

  PalEx uses sawing equipment that cuts large wood sections to specification. The cut wood is then transported to assembly points where employees load the side boards and deck boards into nailing machines

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that nail the pallets together. After construction is completed, pallets are transported to a stacker for shipment or storage. More customized or smaller orders may be manufactured by hand on assembly tables by two laborers using pneumatic nailers. PalEx typically manufactures pallets upon receipt of customer orders and generally does not maintain a significant inventory of completed pallets.

  New pallet manufacturing represented approximately 54% of PalEx's revenues for the 1998 fiscal year ended December 27, 1998, and approximately 57% of revenues for the ten-month period ended October 24, 1999. The ten-month period in 1999 included, for the full period, revenues from a crate manufacturing business acquired in August 1998.

  Pallet Pooling and Reconditioning. Many new pallets are discarded by pallet users after one trip. However, pallets can be recovered, repaired, if necessary, and reused. Pallet repair and recycling operations begin with the retrieval or purchase of used pallets from a variety of sources. The condition and size of these pallets vary greatly. Once obtained, the pallets are sorted by size and condition. A portion of the pallets may require no repair and can be resold or returned immediately. Repairable pallets have their damaged boards replaced with salvaged boards or boards from new stock inventoried at the repair facility. Pallets that cannot be repaired are dismantled, and the salvageable boards are recovered for use in repairing and building other pallets. Unsalvageable boards may be ground into wood fiber, which PalEx sells for use as landscaping mulch, fuel, animal bedding, gardening material, and other uses. Despite recent increasing automation, pallet recycling remains a labor intensive process.

  Pallet pooling and reconditioning represented approximately 17% of PalEx's revenues for the 1998 fiscal year and approximately 16% of revenues for the first ten months of the 1999 fiscal year.

 Industrial Containers

  Drum Reconditioning. Although the drum reconditioning process varies slightly throughout the industry, two basic processes are used to recondition steel drums, depending on whether the drums to be reconditioned are closed top drums or open top drums. Closed top drums have secure tops that are an integral part of the drum's construction and have 2 inch and 3/4 inch head openings in the top of the drum. A steel drum with a fully removable head is referred to as an open top drum.

  Closed top drums are typically used to transport and store oils, solvents, and flowable resins. Closed top drums are reconditioned by cleaning the interior of the drum at a series of high-pressure alkaline and acid flush-and-rinse stations. Pneumatic machinery reshapes the drum by removing dents and restoring chimes (the top and bottom lid seals). Pressure tests required by U.S. Department of Transportation regulations are then performed to check each drum for leakage. The old exterior coatings are stripped from the drums with an alkaline solution and steel-shot blasting. Next, new decorative coatings are applied and baked on to provide a new durable exterior finish. The thermal treatment used on open top drums cannot be used on closed top drums unless the drum heads are removed.

  An open top drum is used for a number of agricultural and industrial applications, including storing and shipping citrus products, berries, foodstuffs, adhesives, and coatings. Open top drums are reconditioned using a thermal process. This process involves passing drums through a furnace that is heated to approximately 1,200 degrees Fahrenheit which vaporizes residual materials inside the drums. Residual chemicals and compounds created from this process are drawn into an afterburner and destroyed by temperatures approaching 1,850 degrees Fahrenheit. Steel-shot blasting then strips old finishes from both the interiors and exteriors of drums. After this process, the drums pass through a series of hydraulic and pneumatic equipment to restore each drum's shape and integrity. Finally, new interior protective and exterior decorative coatings are baked onto the drums.

  When closed top drums contain residues that cannot be purged through the standard procedures described above, the drums are converted to open top drums by cutting off the heads of the drums. The drums are then reconditioned as open top drums and are used as converted open top drums or reseamed and have new heads installed so that they can be re-used as a slightly shorter closed top drum.

  Waste separated from drums in the reconditioning process is packaged and shipped to appropriate landfills or incinerated in accordance with strict environmental controls. Worn out drums that can no longer be reconditioned are subjected to reconditioning cleaning processes so that they are acceptable raw material for scrap metal processors.

  Like pallet recycling, drum reconditioning remains a labor intensive process despite advances in reconditioning methods. Drum reconditioning represented approximately 27% of PalEx's revenues for the 1998 fiscal year and approximately 25% of revenues for the first ten months of the 1999 fiscal year.

  Container Management. Container management is the process of providing a combination of services related to a customer's pallet or drum usage, including the manufacture, repair, retrieval, delivery, and storage of pallets or the reconditioning, retrieval, delivery and storage of drums, as well as the disposal of unusable pallets or drums and component parts. In a typical arrangement, PalEx will contract with a customer to remove all pallets or drums from a particular location and transport them to its repair or reconditioning facility. The pallets or drums are sorted and repaired or reconditioned as needed at a PalEx depot and sold to third parties, returned to either the customer or its supplier or placed in storage and made available for return to service. PalEx may contract with a customer to perform any or all of the management services available. PalEx believes there are significant opportunities to manage customers' entire shipping container and platform requirements and that it is in a unique position to develop and offer these services.

Expansion and Acquisitions

 Round-trip Containers

  IFCO International has interests in joint ventures in Japan and the United States and has begun an operation in Argentina for the development and operation of round-trip systems and RTC pools.

  In Japan, IFCO International has a minority interest in a joint venture with Mitsubishi, which began in 1995. The joint venture continues to encounter a very fragmented market and strong cooperative controls.

  In 1996, IFCO International entered into a joint venture with Intertape Polymer Group, Inc., to form IFCO-U.S., L.L.C. IFCO U.S. has been successful in attracting some large retailers to the IFCO system. It still faces high costs, however, as it works to develop the necessary infrastructure to support an RTC pool. Although Intertape controls the day-to-day operation of IFCO U.S., IFCO International currently has a majority equity interest. Effective as of May 1, 1999, Intertape exercised its option to purchase an additional joint venture interest in exchange for a promissory note to IFCO International for approximately $3.2 million, increasing its equity interest to 49%. IFCO Systems has agreed to purchase the Intertape interest in IFCO U.S. following or concurrently with the completion of this offering.

  IFCO International entered the market in Argentina in mid-1998. The Argentine operation began local production of RTCs in March 1999. It has had initial success in attracting some major retailers to IFCO round-trip systems.

 Pallets

  Since its initial three acquisitions in connection with its initial public offering in March 1997 and through December 1998, PalEx has purchased 16 pallet companies in separate transactions. The total purchase price for these acquired companies was approximately 5.2 million shares of PalEx common stock, approximately $55.4 million in cash, and approximately $9.9 million principal amount of convertible notes.

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

 Industrial Containers

  In February 1998, PalEx Container Systems, Inc., a wholly owned subsidiary of PalEx, acquired five companies in separate transactions. Through December 1998, PalEx Container Systems completed three additional acquisitions of reconditioning companies. The total purchase price for these acquisitions consisted of approximately 4.5 million shares of PalEx common stock and approximately $29.9 million in cash.

  PalEx made no acquisitions during the first ten months of 1999.

Sales and Marketing

 Round-trip Containers

  The IFCO Companies currently maintain a broad range of customers located throughout Europe, Japan, the United States, and Argentina. The IFCO Companies' sales and marketing department is comprised of approximately 50 people and is headquartered in Germany, with eight regional offices in Western Europe and one in Argentina. The sales process is managed by direct salespersons, supplemented with high-level discussions between the top management of the IFCO Companies and the retail chains. The marketing and sales strategy focuses primarily on:

  .  developing and enhancing relationships with retailer groups;
  . encouraging retailers to request their suppliers to use the IFCO round-trip systems; and
  . working closely with new and existing customers, whether growers or manufacturers, to implement IFCO round-trip systems for the customer and expand their use.

  Because the IFCO Companies seek to generate the majority of their business through retailers, their marketing strategy focuses on large retail chains. The IFCO Companies' marketing objective is to convince retailers of the advantages of the IFCO round-trip systems, which will then, in turn, lead the retailers to encourage producers to use the IFCO round-trip systems. This marketing strategy results in a well-defined target group of approximately 150 retail chains worldwide as compared to a large and highly fragmented group of producers. The current consolidation trend in the retail industry favors this marketing strategy.

  The IFCO Companies' pricing is different in each country and is based on the distance between the customer and the retailer. Generally, pricing is reviewed on a yearly basis, except if there are changes in raw materials or taxes or other exceptional events occur.

  The IFCO Companies place a significant emphasis on marketing. The IFCO Companies maintain a large advertising presence in relevant industry publications in order to increase their international profile and create a strong brand name. Another successful marketing tool which the IFCO Companies utilize is attendance at trade fairs, where the IFCO Companies market their services to retailers and growers. Additionally, the IFCO Companies have a comprehensive and regularly updated website and also produce an array of product brochures and other marketing materials.

  The future growth prospects for the IFCO Companies are largely dependent upon an internationally recognized brand name which will expand their existing customer base and further advance the acceptance of round-trip systems by the retail sector.

 Pallets and Industrial Containers

  PalEx currently sells to pallet and industrial container customers within the various geographic regions in which it conducts operations. Its primary sales and marketing activities involve direct selling by its sales force and by members of senior management to local and regional customers at the plant level and to large accounts and target industries more broadly on a geographic basis. Because pricing is a function of regional material and delivery costs, pricing is established at the regional level.

  Because many of its customers need pallets and/or container management services on a national scale, PalEx continues the development and implementation of its national sales and marketing plan to provide these services at many locations throughout the United States. PalEx seeks to continue to develop a network of facilities that will allow these customers to:

  . centralize purchases of new and recycled pallets, reconditioned drums, and container management services;

  . obtain convenient and dependable service and a consistent supply of uniform quality pallets, reconditioned drums, and container management services;

  . achieve greater efficiencies in their shipping platform and container use; and

  .  meet corporate recycling goals.

  PalEx has developed relationships with several national customers and intends to provide services to these and numerous other customers on a local, regional, and national basis. The shipping platform and container management needs of national companies are not uniform, and PalEx intends to tailor its national programs for each customer. These programs include a combination of sourcing, retrieving, repairing, and recycling pallets and drums according to individual customer requirements.

Customers

 Round-trip Containers

  Although the direct customers of IFCO round-trip systems are producers, the demand is driven mainly by the large retail chains and their product transport requirements. The IFCO Companies' top twenty grower customers accounted for approximately 16% of revenues for 1998. No grower customer accounted for more than 5% of IFCO Europe's 1998 revenues, and IFCO Europe does not materially rely on any single grower customer. The top ten retailer groups using IFCO RTCs accounted for approximately 80% of the recollection of containers in 1998.

  Currently, over 75 retailer groups are using IFCO round-trip systems, including major retailers such as Tengelmann, Edeka, Rewe, and Metro in Germany, Coop and Migros in Switzerland, and Waitrose in the United Kingdom. In 1998, the IFCO Companies added Coop of Switzerland as a new large retail chain using IFCO RTCs. There has been a trend towards consolidation of grocery retailers in Europe. For example, Allkauf and Kriegbaum were acquired by Metro, and Wertkauf and Interspar were acquired by Wal-Mart in Germany. This trend is expected to continue and has had a positive effect on the IFCO Companies as they are able to obtain more volume through existing relationships.

  Outside of Europe, the IFCO Companies' international operations are still largely in the development stage. Major retailers in Japan using the IFCO round-trip systems include Jusco, Coop Kobe, Odakyu, and Coop Tokyo. In the United States, major retailers who have started to adopt the IFCO round-trip systems include Wal-Mart, H.E. Butt, and Food Lion. In Argentina, the major retailers now using the IFCO round-trip systems are Norte, Disco, Coto, Jumbo, Unimark, and Toledo.

  The IFCO Companies currently have three principal customers for their dry good operations, two department stores, whose service agreements extend through 2003, and, Deutsche Post AG, whose contract extends to September 30, 2004. Deutsche Post AG is one of the largest European transporters of parcels and letters.

 Pallets and Industrial Containers

  PalEx seeks to efficiently serve large numbers of customers across diverse markets and industries to provide a stable and diversified base for ongoing sales of products and services in all operations.

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

  PalEx customers include companies in the automotive, chemical, consumer products, grocery, produce and food production, petroleum, paper and forest products, retail, and steel and metals industries. They are both regional and national in scale. Because a significant part of its products and services are sold to customers engaged in the produce and citrus industries, PalEx's sales volumes in some regions tend to be seasonal.

Suppliers and Raw Materials

 Round-trip Containers

  Schoeller Plast AG manufactures the RTCs used by the IFCO Companies. Schoeller Plast AG has production sites throughout Europe. In addition to production capability, Schoeller Plast AG also conducts destructive and non-destructive testing, as appropriate, on raw material and production samples for quality control, new product testing, and product development.

  In 1997, IFCO GmbH and Schoeller Plast Industries GmbH entered into a ten-year supply agreement, which was later assigned to Schoeller Plast AG. In addition to supplying crates, the supply agreement provides for Schoeller Plast AG to develop and improve RTCs for IFCO GmbH. Schoeller Plast AG is also required to transfer the related intellectual property rights to IFCO GmbH, which is in turn required to purchase the manufactured products from Schoeller Plast AG . Schoeller Plast AG is obligated to supply the containers to IFCO GmbH, and IFCO GmbH is required to purchase them from Schoeller Plast AG . The supply agreement establishes a price structure that changes periodically and is subject to upward and downward adjustment based on increases and decreases of more than 15% in raw material prices paid by Schoeller Plast AG . The supply agreement was negotiated on an arms-length basis by GE Capital on behalf of IFCO GmbH and on market terms. The supply agreement expires on December 31, 2007, and may, upon the request of IFCO GmbH, be renewed for an additional ten-year period. For a more detailed description, see "Certain Relationships and Related Transactions--Supply Agreement."

 Pallets

  The primary raw materials used in new pallet manufacturing are lumber and plywood. PalEx has long-term relationships with its lumber and plywood vendors. PalEx believes that these relationships, as well as its ability to pursue larger volume purchases, will help to ensure adequate lumber supplies at competitive prices in the future. During the 1998 fiscal year, PalEx purchased lumber and plywood from over 120 vendors. One of these vendors accounted for approximately 8% and another for approximately 5% of its total lumber purchases during the 1998 fiscal year. PalEx does not believe that the loss of either of these vendors would materially adversely affect its financial condition or results of operations. PalEx intends to continue to pursue a strategy of purchasing and upgrading low-grade and alternative sources of lumber as well as exploiting pricing aberrations and market trends to take advantage of lower prices in the marketplace as they occur.

  Pallet prices are closely related to the changing costs and availability of lumber, the principal raw material used in the manufacture and repair of wooden pallets. Typically, lumber prices fall in oversupplied lumber markets, enabling small pallet manufacturers with limited capital resources to procure lumber and initiate production of low-cost pallets. This depresses pallet prices overall and adversely affects PalEx's revenues and operating margins. While PalEx believes that it will benefit from strong relationships with multiple lumber suppliers, it cannot assure you that it will be able to secure adequate lumber supplies in the future. Lumber supplies and costs are affected by many factors outside its control, including governmental regulation of logging on public lands, lumber agreements between Canada and the United States, and competition from other industries that use similar grades and types of lumber. In addition, adverse weather conditions may affect PalEx's ability to obtain adequate supplies of lumber at a reasonable cost. In 1997, PalEx experienced higher lumber costs resulting from high demand and the impact of wet weather on the harvesting of hardwood timber in the southeast regions of the U.S.

  PalEx attempts to take advantage of the price volatility of lumber by buying additional quantities of lumber when prices are favorable and storing the inventory for later use. PalEx also is able to buy low-quality lumber and upgrade this lumber at its plants. Although PalEx had studied the broad use of alternative materials, like plastic, for the manufacture of pallets, PalEx believes that there is not currently an available alternative raw material that possesses the tensile strength, recyclability, and low cost of wood. PalEx continues to evaluate alternatives to wood and are receptive to their future use in pallet production.

  PalEx sources the majority of its pallets for reconstruction from businesses that use pallets and from trucking companies. Businesses that receive and ship a significant amount of goods are generally good sources for used pallets. Often the pallets they receive are damaged or do not meet their size or other specifications for internal systems or shipping. As a result, these businesses accumulate pallets that can be recycled. PalEx identifies these sources through establishing relationships with pallet users and by direct solicitation, telemarketing, and advertising. PalEx generally achieves timely pallet removal by placing a trailer at a source that loads unwanted pallets onto the trailer. PalEx then removes the load of pallets at the same time it delivers recycled pallets to the pallet user. In some cases, PalEx is paid a tipping fee for hauling away the used pallets or is allowed to take the pallets away at no charge. In other cases, PalEx buys the used pallets.

 Industrial Containers

  PalEx sources the majority of drums to be reconditioned from customers to which it provides reconditioning services. Customers usually own the drums they use. The acquisition cost of used drums is highly dependent on the costs of recollecting them, including transportation costs. Drum demand in some regions of the United States has required more drums to be shipped outside of the region than are shipped into the region. Consequently, the acquisition costs of used drums, the primary raw materials for reconditioned drums, in these regions are significantly higher since the used drum deficit must be replaced by collecting and shipping used drums from over 250 miles away. The West Coast and Southeast of the United States are regions that tend to be net exporters of open top drums because of their emphasis on agriculture. The Midwest, on the other hand, tends to be a significant accumulator of drums because of its greater industrial content and usage of petroleum products, coatings, and chemicals.

Intellectual Property

 Round-trip Containers

  The development and protection of proprietary technology is essential to the IFCO Companies' business. Schoeller Plast conducts ongoing research and development as part of its obligations under the supply agreement with IFCO GmbH to create and improve the design of the IFCO Companies' products. These efforts are conducted in collaboration with, and with input from, the IFCO Companies. They have resulted in a number of innovative product designs and improvements. The IFCO Companies have a policy of protecting their proprietary technology with patents. The IFCO Companies file patent applications in the countries in which they operate and have obtained several European and international patents covering their products. The IFCO Companies believe the loss of these patent rights would have a material adverse affect on their businesses.

  The IFCO Companies principal patents relate to their RTCs for perishables and for dry goods. The principal patent for RTCs in the perishables segment protects the IFCO Companies' rights to produce and use IFCO RTCs that consist of one piece and are produced in one production step. The RTC consists of a base and four sides with hinges that can be folded inward toward the base. The patent expires in 2013. The principal patent in the dry goods segment protects two main elements, a tray that can be used as the top or bottom and a collapsible frame that holds the side walls. This patent expires in 2011.

 Pallets and Industrial Containers

  PalEx does not rely on patents or trademarks to any material degree in its pallet or industrial container operations.

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

Competition

 Round-trip Containers

  The IFCO Companies believe that no other company has successfully challenged their position in Europe with respect to round-trip systems. The IFCO Companies do, however, anticipate more aggressive challenges. The principal competitive factors are network economics, industry standards, and cost-savings. The IFCO Companies believe that when retailers select container systems, they want to be able to choose in a competitive environment. The IFCO Companies also believe the market position they have obtained is protected as a result of:

  . their established relationships with customers and retailers, which are maintained in part by the logistical services provided through IFCO round-trip systems;
  . more locations to service customers and retailers where the volume of produce shipping from grower customers or to retailers creates the need; and
  .  the advantages of initial market entry.

  IFCO Europe's direct competitors in Europe include CHEP in many countries in Europe, Europe Pool System BV in Germany, and Steco International Plastics Logistic AG in Germany and Austria, plus four other RTC pools serving more regional markets. These seven companies have begun development of competitive container systems, but have limited customers and infrastructure at this time. In addition, agricultural cooperatives and retailers have a limited impact with their own reusable container systems.

  The principal competition to the IFCO Companies still comes from companies that are not providing round-trip systems, including manufacturers of disposable containers made from paper or wood. The majority of fresh produce is still packed in disposable containers.

  The IFCO Companies are currently supplying RTCs for dry goods to only three principal customers.

  The IFCO Companies believe that neither the Japanese joint venture nor the Argentine operations have any direct competitors other than the providers of traditional corrugated packaging. In the United States, the IFCO Companies face similar competitive pressures to those in Europe, except that CHEP has a more significant presence overall in the United States than IFCO U.S. and represents a competitive challenge.

 Pallets

  PalEx believes that the principal competitive factors in the pallet industry are price, quality of services, and reliability. With approximately 3,600 industry participants, the pallet industry has been, and is expected to remain, extremely fragmented and highly competitive. Though several companies have attempted to establish national pallet operations, most of PalEx's competitors are small, privately held companies that operate in only one location and serve customers within a limited geographic area. Competition on pricing is often intense and PalEx may face increasing competition from pallet leasing or other pallet systems providers that market to new pallet purchasers as less expensive alternatives. CHEP USA's pallet leasing system competes with new pallet sales and recycling to the grocery and wholesale distribution industries and may expand into other industries in the future. In addition, pallet manufacturing and recycling operations are not highly capital intensive and the barriers to entry in these businesses are minimal. Other smaller competitors may have lower overhead costs and, consequently, may be able to manufacture or recycle pallets at lower costs than PalEx. Other companies with significantly greater capital and other resources than PalEx, including CHEP USA, may enter or expand their operations in the pallet manufacturing and recycling businesses in the future, which could change the competitive dynamics of the industry. In the past, PalEx has competed, and will continue to compete, with lumber mills in the sale of new pallets. These mill competitors typically view pallet manufacturing as an opportunity to use the lower grade lumber that would otherwise be waste.

 Industrial Containers

  Drum reconditioning businesses generally compete with respect to three criteria: price; manufacturing responsiveness; and delivery performance. Customers typically give less than 24 hours' notice for a majority of their orders. This practice requires reconditioners to maintain flexibility in their manufacturing capacity across product lines, carry sufficient levels of inventory to meet customer demands and develop distribution systems with rapid pick-up and delivery capabilities. Although the primary competitive criterion is price, the increasing movement toward just-in-time delivery increases the importance of customer service.

  Transportation and regulatory requirements are also key competitive factors in the drum reconditioning industry. Due to the high costs of transporting drums, the competitive range of a reconditioning facility is approximately 250 miles. In each market in which PalEx has container operations, it faces local competitors. In addition, drum reconditioning operations are subject to significant regulatory oversight, which makes it difficult to open new facilities. For instance, as previously discussed, open top drum reconditioning operations require the use of large furnaces, which require regulatory permits that are increasingly difficult to obtain. According to industry sources, less than five new furnace permits have been granted to drum reconditioners in the last ten years in the United States.

Employees

 Round-trip Containers

  As of January 1, 2000, the IFCO Companies had 517 full-time employees internationally, including employees at container depots. The IFCO Companies believe that their relationship with employees is satisfactory.

 Pallets and Industrial Containers

  At October 24, 1999, PalEx had 3,717 employees, approximately 700 of which were employees of PalEx's container group. Approximately 300 employees of the container group at three locations are covered by collective bargaining agreements. PalEx believes that its relationship with its employees is satisfactory.

  At March 22, 1999, PalEx had approximately 3,600 employees, approximately 700 of which were employees of PalEx's container group. At March 15, 1998, PalEx had approximately 2,800 employees, approximately 705 of which were employees of PalEx's container group.

Properties

 Round-trip Containers

  At October 31, 1999, the IFCO Companies operated 62 container depots in connection with its European operations. The European RTC depots, which are leased, are located in the following countries:

    Austria (3)
    Belgium (2)
    Cyprus (1)
    Denmark (5)
    France (14)
    Germany (9)
    Greece (1)
    Italy (11)
    Netherlands (1)
    Norway (7)
    Spain (3)
    Switzerland (1)
    Turkey (1)
    United Kingdom (3)

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

  Through IFCO International's interests in joint ventures outside of Europe, IFCO round-trip systems operations are operated from 28 leased depot facilities in the following countries:

    Argentina (6)
    Japan (11)
    United States (11)

 Pallets and Industrial Containers

  At November 22, 1999, PalEx operated 60 pallet facilities and 12 drum reconditioning facilities in 24 states in the United States and seven Canadian provinces. PalEx owns 25 of these facilities and leases 47. Most of PalEx's facilities offer more than one pallet-related or drum-related service. The corporate headquarters are located in Houston, Texas, and is leased. The chart below summarizes the locations of PalEx's facilities as of November 22, 1999:

                         Total                                         Number of
                         Number   Number of  Number of  Number of Drum   Pallet
                           of     New Pallet Recycling  Reconditioning  Leasing
   State or Province   Facilities Facilities Facilities   Facilities   Facilities
   -----------------   ---------- ---------- ---------- -------------- ----------
   Alberta..........        2                                               2
   Arizona..........        2          1          1
   Arkansas.........        3          2          1
   British Colum-
    bia.............        1                                               1
   California.......        4          2          1            1
   Colorado.........        1                                  1
   Florida..........        4          1          1            2
   Georgia..........        4          3                       1
   Illinois.........        2                                  2
   Indiana..........        1          1
   Kansas...........        1                                  1
   Maine............        1          1
   Manitoba.........        1                                               1
   Minnesota........        1                                  1
   Mississippi......        1          1
   Missouri.........        1                     1
   New Brunswick....        1                                               1
   North Carolina...        6          5                       1
   Ohio.............        4          2          2
   Oklahoma.........        1          1
   Ontario..........        2                                               2
   Pennsylvania.....        2                     2
   Quebec...........        1                                               1
   Saskatchewan.....        2                                               2
   South Carolina...        1                     1
   Tennessee........        3          2          1
   Texas............       13          4          9
   Utah.............        1                                  1
   Virginia.........        1                     1
   Washington.......        1                                  1
   Wisconsin........        3          3

  PalEx's interests in its owned and leased properties are pledged as security for the repayment of amounts due under its senior credit facility. PalEx believes that its properties are generally adequate for its present needs. Further, PalEx believes that suitable additional or replacement space will be available when required.


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

Regulation

 Round-trip Containers

  The IFCO Companies' businesses are subject to evolving environmental, health, safety, and transportation laws and regulations. In Europe, these regulations are administered by the respective government agencies and the European Union. In the United States, they are administered by the U.S. Environmental Protection Agency and various other federal, state, and local environmental, zoning, health, and safety agencies.

 Pallets

  All of PalEx's businesses are subject to evolving environmental, health, safety, and transportation laws and regulations at the federal, state, and local levels. These regulations are administered by the U.S. Environmental Protection Agency and various other federal, state, and local environmental, zoning, health, and safety agencies. Many of these agencies periodically examine PalEx's operations to monitor compliance with these laws and regulations.

 Industrial Containers

  PalEx's industrial container businesses are subject to extensive regulations governing location, design, operations, monitoring, site maintenance, and corrective actions. In order to construct and operate a furnace for open top drum reconditioning, PalEx's container group must obtain and maintain one or more construction or operating permits and licenses and applicable zoning approvals. Obtaining the necessary permits and approvals is difficult, time-consuming, and expensive. Maintaining the necessary permits also requires significant effort. Once obtained, operating permits are subject to modification and revocation by the issuing agency. In addition, many drums received by PalEx's container group for reconditioning may have contained products classified as a solid waste, a hazardous substance or a hazardous waste by applicable laws or regulations. PalEx's container group must ensure that these drums are "empty" as determined by EPA regulations at the time they are received at its facilities. PalEx's container group does not accept drums that are not empty because they are classified as hazardous wastes and must be handled and disposed of in an expensive manner in accordance with stringent regulatory requirements.

  Compliance with current and future regulatory requirements may require PalEx, as well as others in the steel drum reconditioning industry, to make significant capital and operating expenditures from time to time. PalEx makes a continuing effort to anticipate regulatory, political, and legal developments that might affect operations, especially the operations of PalEx's container group, but PalEx will not always be able to do so. PalEx cannot predict the extent to which any legislation or regulation that may be enacted, amended, repealed, interpreted, or enforced in the future may affect the operations of PalEx's container group or other of PalEx's businesses. These actions could adversely affect PalEx's operations or impact PalEx's financial condition or earnings for one or more fiscal quarters or years.

  Governmental authorities have the power to enforce compliance with regulations and permit conditions, to obtain injunctions, or to impose civil or criminal penalties in case of violations. During the ordinary course of its operations, PalEx's container group or other of PalEx's subsidiaries may from time to time receive citations or notices of violations or orders from governmental authorities. When PalEx receives citations or notices, PalEx's subsidiaries will work with the authorities to address their concerns. Failure to be in full compliance with applicable governmental requirements could lead to civil or criminal penalties, curtailed operations, facility closures, or the inability to obtain or retain necessary operating permits. In addition, PalEx's subsidiaries could be responsible for the remediation of an off-site source through their status as a transporter of certain chemicals.

  As a result of changing government and public attitudes in the area of environmental regulation and enforcement, PalEx anticipates that changing requirements in health, safety, and environmental protection laws

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

will require PalEx's container group to continually modify or replace various facilities and alter methods of operation at costs that may be substantial. PalEx's container group incurs substantial expenditures in the operation of its businesses in order to comply with the requirements of environmental laws. These expenditures relate to waste stream containment and treatment, facility upgrades, and corrective actions. The majority of these expenditures are made in the normal course of PalEx's container group's businesses and neither materially adversely affects PalEx's earnings nor places PalEx at any competitive disadvantage. Although, to PalEx's knowledge, PalEx is currently in compliance in all material respects with all applicable federal, state, and local laws, permits, regulations, and orders affecting PalEx's operations where noncompliance would result in a material adverse effect on PalEx's financial condition, results of operations, or cash flows, PalEx cannot assure you that it will not have to expend substantial amounts for environmental matters in the future.

  PalEx's container group expects to grow in part by acquiring other existing drum reconditioning operations. Although PalEx conducts due diligence investigations of the past waste management practices and the environmental condition of the businesses that PalEx's container group acquires, PalEx cannot assure you that, through PalEx's investigation, PalEx will identify or quantify all potential environmental problems or risks. As a result, PalEx's container group may have acquired, or may in the future acquire, properties that have environmental problems and related liabilities. PalEx seeks to mitigate these risks by obtaining environmental representations and indemnities from the sellers of the acquired businesses or by requiring remediation of known environmental contamination before acquisition. PalEx cannot, however, assure you that it will be able to rely on any of these actions if an environmental liability exists.

  Federal Statutes and Regulation. The primary U.S. federal statutes affecting PalEx's businesses are summarized below. These statutes regulate the discharges of hazardous substances and waste to the air and water and related permits, as well as handling and disposal practices for solid and hazardous wastes.

  The Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and its implementing regulations establish a framework for regulating the handling, transportation, treatment, and disposal of hazardous and nonhazardous waste. They also require states to develop programs to ensure the safe disposal of solid waste in landfills. Container residues may be hazardous waste under the Resource Conservation and Recovery Act or the corresponding state regulations and as such require special handling, transporting, storing, and disposal of not only the residues but also the containers. PalEx, as well as other entities with drum reconditioning operations, could incur significant costs in complying with these regulations; however, PalEx does not believe that the costs of complying with these standards will have a material adverse effect on its operations.

  The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, among other things, provides for the cleanup of sites from which there is a release or threatened release of a hazardous substance into the environment and the recovery of natural resource damages. Courts have interpreted CERCLA to impose strict, retroactive, joint and several liability for the costs of cleanup and for damages to natural resources upon the present and former owners or operators of facilities or sites from which there is a release or threatened release of hazardous substances with limited defenses. Generators of hazardous substances and transporters are also strictly liable. As a practical matter, at sites where there are multiple responsible parties for a cleanup, the costs of cleanup are typically allocated according to a volumetric or other standard among the parties. Under the authority of CERCLA and its implementing regulations, detailed requirements apply to the manner and degree of remediation of facilities and sites where hazardous substances have been or are threatened to be released into the environment. Also, CERCLA imposes substantial penalties for failure to report the release of a hazardous substance.

  Liability under CERCLA is not dependent upon the intentional disposal of hazardous wastes, as defined under the Resource Conservation and Recovery Act. Liability can be imposed upon the release or threatened release, even as a result of lawful, unintentional, and non-negligent action, of any one of more than 700 hazardous substances, including very small quantities of these substances. CERCLA requires the EPA to establish a National Priorities List of sites at which hazardous substances have been or are threatened to be released and which require investigation or cleanup. Because of the extremely broad definition of hazardous substances, other industrial properties with which PalEx's subsidiaries or their predecessors have been, or with which they may become, associated as an owner or operator may subject PalEx's subsidiaries to liability under CERCLA. Consequently, if there is a release or threatened release of these substances into the environment from a site currently or previously owned or operated by a subsidiary of PalEx, PalEx could be liable under CERCLA for the cost of removing these hazardous substances at the site, remediation of contaminated soil or groundwater, and damages to natural resources, even if those substances were deposited at the facilities before PalEx's subsidiaries acquired or operated them.

  The Federal Water Pollution Control Act of 1972, or Clean Water Act regulates the discharge of pollutants into streams, rivers, lakes, or the ocean from a variety of sources, including nonhazardous solid waste disposal sites. The Clean Water Act also regulates storm water runoff and indirect discharge. PalEx's subsidiaries are required to apply for and obtain discharge permits, conduct sampling and monitoring, and, under some circumstances, reduce the quantity of pollutants in those discharges. The Clean Water Act provides civil, criminal, and administrative penalties for violations of its provisions.

  The Clean Air Act provides for the federal, state, and local regulation of the emission of air pollutants. These regulations impose emission limitations and monitoring and reporting requirements on several of PalEx's operations, including the operations of PalEx's container group's open top drum reconditioning furnaces. The costs of compliance with the Clean Air Act permitting and emission control requirements are not anticipated to have a material adverse effect on PalEx.

  State and Local Regulation. The states in which PalEx operates have their own laws and regulations that may be more strict than comparable federal laws and regulations governing hazardous and nonhazardous solid waste disposal, water and air pollution, releases, and cleanup of hazardous substances and related liability. The states also have adopted regulations governing the permitting and operation of furnaces, including those used in the open top drum reconditioning operations of PalEx's container group. PalEx's container group's facilities and operations are likely to be subject to many, if not all, of these types of requirements.

  Environmental Proceedings. PalEx subsidiaries are currently parties to the following judicial or administrative proceedings with respect to environmental matters.

  Zellwood Superfund Site. In February 1998, a wholly owned subsidiary of PalEx acquired Drum Service Co. of Florida, a steel drum reconditioning company with a facility in Florida. In 1982, Drum Service was notified by the EPA and the Florida Department of Environmental Regulation that Drum Service had been identified as a potentially responsible party with respect to the Zellwood Groundwater Contamination Site in Orange County, Florida. The Zellwood Site was designated a Superfund environmental clean-up site after the Florida Department discovered arsenic contamination in a shallow monitoring well adjacent to the site. The Drum Service facility is located on a portion of the 57 acres constituting the Zellwood Site. PalEx believes that Drum Service and its former shareholders were among approximately 25 entities and individuals identified as potentially responsible parties by the EPA.

  Between March 1990 and July 1996, the EPA issued various unilateral administrative orders and notices to Drum Service and the other potentially responsible parties regarding the Zellwood Site. Those orders and notices demanded reimbursement from the potentially responsible parties of approximately $2.0 million of the EPA's costs related to the Zellwood Site and requested the potentially responsible parties to accept financial responsibility for additional clean-up efforts. During that time, the EPA estimated that the cost of the selected remedy for soil at the Zellwood Site would be approximately $1.0 million and the cost of the selected remedy for groundwater at the Zellwood Site would be approximately $5.1 million. Drum Service and the other potentially responsible parties did not agree to the EPA's demands or agree to fund any additional clean-up. In April 1997, the EPA issued an order unilaterally withdrawing its previous order.

  On June 12, 1998, a suit was filed by the EPA in United States District Court in Orlando, Florida, against Drum Service and certain other potentially responsible parties with respect to the Zellwood Site. The EPA is seeking reimbursement of costs incurred at the Zellwood Site during the past 18 years and a declaratory judgment for future response costs.

  Drum Service has maintained comprehensive general liability insurance coverage over the past 25 years and has notified various insurers of the EPA's claims regarding the Zellwood Site. A number of those relevant insurance policies did not contain an exclusion for pollution. Drum Service has notified the insurers that issued these policies of the EPA's claims regarding the Zellwood Site and the commencement of the lawsuit. In 1992, Drum Service settled a claim with one insurer for an amount that covered a substantial portion of the costs Drum Service had incurred at that time in dealing with the EPA and the Florida Department. Drum Service has identified other umbrella liability policies for which coverage may also be available and has been approached by the insurer under two of those policies seeking a settlement. In addition, the former shareholders of Drum Service have a written agreement with Drum Service and PalEx to bear liabilities and expenses with respect to the Zellwood Site, to the extent such liabilities and expenses exceed Drum Service's and PalEx's insurance recoveries.

  Drum Service is vigorously defending the lawsuit and intends to pursue its insurance coverage with respect to losses and expenses incurred in connection with the Zellwood Site. Although there can be no assurance as to any ultimate liability of Drum Service under the EPA's lawsuit, the amount of recoveries from other potentially responsible parties or the insurance coverage, or the amount of insurance recoveries, PalEx believes that Drum Service's insurance coverage, recoveries from other potentially responsible parties and the obligations of Drum Service's former shareholders will be adequate to cover any liability or expenses of Drum Service arising from the lawsuit. PalEx will continue to determine the availability of additional insurance coverage for this matter.

Legal Proceedings

 Round-trip Containers

  From time to time, any of the IFCO Companies may be a party to various legal proceedings arising in the ordinary course of business. The IFCO Companies are not currently a party to any material legal proceedings and are not aware of any legal proceedings threatened against them that would have a material adverse effect on their business. Since the beginning of the last two fiscal years, the IFCO Companies have not been parties to litigation or similar proceedings that had a significant effect on their financial condition.

 Pallets

  PalEx has from time to time been a party to litigation arising in the normal course of its business. Most of that litigation involves claims for personal injury or property damage incurred in connection with PalEx's operations. PalEx believes that none of these actions will have a material adverse effect on its financial condition or results of operations.

 Industrial Containers

  On June 12, 1998, a suit was filed by the EPA in United States District Court in Orlando, Florida, against Drum Service and other potentially responsible parties with respect to the Zellwood Site. The EPA is seeking reimbursement of costs incurred at the Zellwood Site during the past 17 years and a declaratory judgment for future response costs. See "--Regulation--Industrial Containers."

  Since the beginning of the last two fiscal years, PalEx has not been a party to litigation or similar proceedings that had a significant effect on its financial condition.

                                   MANAGEMENT

Directors and Executive Officers

 IFCO Systems

  Responsibility for the management of IFCO Systems lies with its board of directors. After the closing of the merger, the responsibility for the management of IFCO Systems lies with its board of directors, consisting of A members and B members. The area of responsibility of the B members covers in particular the general course of affairs of the company and its enterprise. The area of responsibility of the A members covers in particular the day-to-day management of the company and its enterprise. The members of the board of directors are appointed by the general meeting of shareholders. The A members serve for an indefinite period of time. The B members shall resign no later than upon the close of the annual shareholders meeting held in the fourth year after the year of their last appointment. IFCO Systems can be represented by the board of directors, by each A member individually, and by each B member acting jointly with an A member. See "Description of IFCO Systems Share Capital."

  The directors and executive officers of IFCO Systems before the merger are as follows:

                 Name              Age               Position
                 ----              ---               --------
     Dr. Willy von Becker........   36 Director and Chief Financial Officer
     Martin A. Schoeller.........   43 Director and Chief Executive Officer

  Dr. Willy von Becker is a director and the Chief Financial Officer of IFCO Systems prior to the merger. Dr. von Becker became a director upon the formation of IFCO Systems on March 31, 1999. Dr. von Becker joined IFCO Europe in April 1998 as its Corporate Controller, the position he currently holds. From 1994 until 1998, Dr. von Becker worked as an independent consultant, specializing in financial accounting, business process re-engineering, and strategic business planning. He has acted as consultant on a number of national and international projects for major companies in a variety of industries including information technology, automotive, and textiles. From 1991 to 1993, Dr. von Becker was a consultant with a Munich-based software company, R&S.

  Martin A. Schoeller has been a Managing Director of IFCO Europe since November 1997 and the sole Managing Director of IFCO International since May 1995. Mr. Schoeller became a director and the Chief Executive Officer of IFCO Systems in January 2000. In 1992, Martin Schoeller co-founded IFCO GmbH and MTS with his brother, Christoph Schoeller. In 1980, Martin Schoeller joined the Schoeller group of companies and presently serves as one of its Managing Directors. Initially, he managed a plastics plant, from 1980 to 1982. From 1982 through 1984, he was involved in international sales and licensing. From 1985 to 1988, Mr. Schoeller was focused on developing plant operations. From 1988 until 1992, Martin Schoeller developed several European production companies. Mr. Schoeller presently serves as the Chairman of the European Association of Dynamic Entrepreneurs, Europe's 500, in Germany.

  The directors and executive officers of IFCO Systems after the merger will be:

                 Name              Age                        Position
                 ----              ---                        --------
     Christoph Schoeller.........   42 Chairman and B Director
     Martin A. Schoeller.........   43 Chief Executive Officer and A Director
     Cornelius Geber.............   47 B Director
     Sam W. Humphreys............   39 B Director
     Randall Onstead.............   43 B Director
     Eckhard Pfeiffer............   58 B Director
     Dr. Frank Tofflinger........   39 B Director
     A. Joseph Cruz..............   53 President, North America
     Vance K. Maultsby, Jr.......   47 Executive Vice President, Strategy and Finance and
                                       Chief Financial Officer
     Edward E. Rhyne.............   39 Executive Vice President and General Counsel
     Howe Q. Wallace.............   44 Executive Vice President, Chief Human Resources Officer

  Christoph Schoeller has been a Managing Director of IFCO Europe since November 1997. In 1992, he co-founded IFCO GmbH and MTS with his brother, Martin Schoeller. Christoph Schoeller is responsible for advancing both IFCO Europe's and MTS's market and product development and logistics network. In 1982, Mr. Schoeller joined the Schoeller group of companies, which are engaged in plastics manufacturing and other activities, and presently serves as one of its Managing Directors. From 1982 through 1984, he was involved in international sales and licensing in the Eastern hemisphere. From 1985 to 1988, Christoph Schoeller was focused on product development and build-up of the sales organization. From 1988 until 1992, Mr. Schoeller developed Schoeller Industries' sales and marketing organization. Mr. Schoeller is a member of the supervisory board of Trans-o-flex Schnell-Lieferdienst AG, a logistics company, and was formerly a member of the supervisory board of Danzas Holding AG, a logistics company, until its merger with Deutsche Post AG.

  Cornelius Gerber has been the CEO of Kuhne & Nagel AG & Co., a worldwide transport company, since 1996. From 1993 until 1998, Mr. Geber was a member of the holding board of directors for Kuhne & Nagel International AG, a Swiss holding company of the worldwide Kuhne & Nagel group. Mr. Geber has been a member of the board of Friedrich Grohe AG, Hemer, a plumbing supply company, since October 1999. Mr. Geber has been the Head of the Board of Paul Gunther Logistik AG, Hamburg, a German transport and logistics company, since January 2000. Mr. Geber has been a senior consultant to the board of directors of Deutsche Post AG, and a consultant to BC Partner's Hamburg, the largest private equity investor group in Europe, since April 1999.

  Sam W. Humphreys has been a director of PalEx since January 1996 and became non-executive Chairman of the Board in March 1997 upon the closing of PalEx's initial public offering. Mr. Humphreys is engaged in private equity and venture capital investing. Through Main Street Merchant Partners II, L.P., a merchant banking firm, and other investment partnerships, Mr. Humphreys has been involved in the creation and development of numerous businesses during the 1990s and has served in executive management positions and on the board of directors of several of these businesses, including U.S. Delivery Systems, Inc., the largest same-day local delivery company in the U.S.A.; Envirofil, Inc., a solid-waste management company; C\\2\\ Media, Inc., a digital media business; and e-CommLink, Inc., which provides Internet banking systems to commercial banks.

  Randall Onstead has been Chairman and Chief Executive Officer of Randall's Food Markets, Inc. since 1998. From 1996 until 1998, Mr. Onstead was President and Chief Executive Officer of Randall's. From 1986 until 1996, Mr. Onstead was President and Chief Executive Officer of Randall's. From 1986 until 1996, Mr. Onstead was President and Chief Operating Officer of Randall's. Randall's is a retail supermarket chain that had sales of over $2.7 billion in 1999.

  Eckhard Pfeiffer is Chairman of Intershop Communications AG and Chairman of Ricardo.de AG. From 1991 until 1999, Mr. Pfeiffer was the President and Chief Executive Officer of Compaq Computer Corporation, the largest global computer systems manufacturer. Mr. Pfeiffer is a member of the board of directors of General Motors Corporation, Hughes Electronics Corporation, and Bell Atlantic Corporation and serves on the Advisory Board of Deutsche Bank AG. Mr. Pfeiffer is a member of the board of trustees of Southern Methodist University and serves on the executive board of Southern Methodist University's Cox School of Business.

  Dr. Frank Tofflinger has been a director of the Carlyle Group Europe, a private equity group, based in Washington D.C., since January 2000. From July 1996 until December 1999, Dr. Tofflinger was Managing Director of Schoeller Industries. From December 1993 until June 1996, Dr. Tofflinger was Managing Director of IMM Office Systems, a large European independent copy and facsimile systems distribution and service organization.

  A. Joseph Cruz became a director in February 1998 and President and Chief Operating Officer of PalEx in November 1998. Mr. Cruz previously served as President of PalEx Container Systems since PalEx's acquisition of Consolidated Drum Reconditioning, Inc., or CDR, in February 1998. Prior to that acquisition and since it was acquired by Mr. Cruz and Philip M. Freeman in 1986, Mr. Cruz was a 50% owner of CDR and its Chief Executive Officer.

  Vance K. Maultsby, Jr. has been Chief Executive Officer of PalEx since December 1996. Mr. Maultsby served as PalEx's President from November 1996 until November 1998. From 1993 to 1996, Mr. Maultsby was a partner with Ernst & Young LLP, where he managed the Dallas, Texas office of its Corporate Finance Group. From 1989 to 1992, Mr. Maultsby was chief executive officer of Alemar Financial Company, later named Alemar Cost Reduction, Inc., which provided financial advisory services to a variety of industries. From 1985 to 1989, Mr. Maultsby was an officer in the Corporate Finance Group for Stephens Inc., an investment banking firm. Prior to the position with Stephens Inc., Mr. Maultsby was a partner with KPMG Peat Marwick, served as the National Director of its Petroleum Industry Practice, was co-director of its Southwest Area Mergers and Acquisitions Advisory Practice and practiced public accounting for more than five years. Mr. Maultsby is a Certified Public Accountant.

  Edward E. Rhyne has been Vice President and General Counsel of PalEx since June 1997. Prior to his employment with PalEx, Mr. Rhyne was a partner at Gardere & Wynne, L.L.P., where he was engaged in the private practice of law as a securities and mergers and acquisition lawyer for more than five years.

  Howe Q. Wallace became the Chief Human Resource Officer of PalEx upon its formation in 1997. He served in that same capacity for Ridge Pallets, one of PalEx's founding companies since 1983. Mr. Wallace served on the board of directors of the National Wooden Pallet and Container Association, or NWPCA, from February 1995 to February 1998, and has been active in industry education efforts.

 IFCO Companies

  The directors and executive officers of the IFCO Companies are as follows:

              Name          Age                    Position
              ----          ---                    --------
     Jorg Augustin.........  49 Managing Director of IFCO Europe, IFCO GmbH,
                                IFCO International, and MTS
     Dr. Willy von Becker..  36 Corporate Controller of IFCO Europe
     Gunter Gerland........  51 Managing Director of IFCO GmbH, MTS, and IFCO
                                Logistics System GmbH
     Dirk Grosgen..........  34 Managing Director of IFCO Finance Consulting
                                GmbH
     Klaus Hufnagel........  37 Managing Director of MTS
     Hans E. Maier.........  31 Managing Director of MTS
     Gustaf Sandahl........  39 Director Sales & Marketing of IFCO GmbH
     Holger Schmidt........  36 Managing Director of IFCO Finance
     Christoph Schoeller...  42 Managing Director of IFCO Europe
     Martin A. Schoeller...  43 Managing Director of IFCO Europe and IFCO
                                International

  Jorg Augustin has been a Managing Director and the Chief Financial Officer of IFCO Europe and a Managing Director of IFCO GmbH, IFCO International, and MTS since June 1999. From 1996 until 1998, Mr. Augustin was Chief Financial Officer of ISS Holding GmbH. He served as Director Finance Europe Medical Products Division of the NMC--Medical Division of W.R. Grace Inc. from 1994 to 1995. In 1991, he joined Digital-Kienzle GmbH, a manufacturer of electronic scales and other equipment, as Manager Finance and Administration PCS, deputy and member of the board of directors of PCS, a subsidiary of Digital-Kienzl. In 1993, Mr. Augustin became responsible for business controls at Digital-Kienzle. Mr. Augustin joined Texas Instruments in 1979 as Logistic Manager, became European Controller of the MIS Division in 1981, and was promoted to Controller Germany for Computers and Peripherals, Industrial Automation, Consumer Products, Marcom, MIS, Metals and Controls in 1987.

  Gunter Gerland became a Managing Director of IFCO GmbH in December 1994, of MTS in January 1995, and of IFCO Logistics Services GmbH in April 1997. Since 1994, Mr. Gerland has been responsible for personnel, finance, internal controls, electronic data processing, and procurement at the Schoeller group's logistics operation. From 1990 until 1994, he was head of logistics at the REWE retailing group. In 1987, he was made head of logistics in Northern Germany at COOP, a German food retailer, and served until 1990.

  Dirk Grosgen became a Managing Director of IFCO Finance, the financial services and advisory company for the IFCO Companies, in January 1999. He joined IFCO Finance in July 1997 as head of the Controlling Department and is responsible for group consolidation, group planning and monthly reporting, annual financial statements, and contact with independent auditors. From 1995 until 1997, Mr. Grosgen worked for IMM Office, an office equipment retail chain, as a Controller. He joined Arthur Andersen Stuttgart in 1991, first as an assistant and later becoming a senior accountant.

  Klaus Hufnagel has been recently appointed the Managing Director of MTS. Mr. Hufnagel has, since 1997, been Director of Business Development for GE Transport International Pool & Modular Space Europe, a provider of rental and leasing products for the transportation and construction industry in all major European countries. From 1995 until 1997, Mr. Hufnagel was Managing Partner and Executive Board Member of ERM Equity Research & Management AG, a private equity, venture capital, and corporate finance consulting firm, which he co-founded. From 1992 until 1995, Mr. Hufnagel was a Senior Manager of Equity Investments at HKM Hypo Kapitalbeteiligungs-Management GmbH, a private equity investment and management company.

  Hans E. Maier joined MTS as a Managing Director in September 1998. From 1995 until September 1998, Mr. Maier was a director of Barkawi + Partners GmbH, a consulting firm in Munich, where he had responsibility for projects within the telecommunications industry, as well as for several projects for clients of the Schoeller group of companies, in particular IFCO GmbH. From July 1992 to April 1995, he was with Roland Berger & Partner International Management Consultants. He worked on assignments involving restructuring and corporate recovery, mergers and acquisitions, and strategic advice for the service industry.

  Gustaf Sandahl became Director Sales & Marketing of IFCO GmbH in 1999. Mr. Sandahl joined the Schoeller group of companies in 1995. Initially, he was responsible for the joint venture Schoeller Plast / Norsk Hydro in Norway. In 1996, he became a Managing Director of IFCO Scandinavia. From 1992 until 1995, he was affiliated with MTP, a seafood transportation packaging company in Bremerhaven, Germany, first as Manager of Sales and then, beginning in 1993, as a Managing Director. From 1987 to 1992, Mr. Sandahl was Export Manager of Danisco Pack, a leading Scandinavian manufacturer of packaging material.

  Holger Schmidt became a Managing Director of IFCO Finance in June 1998. Mr. Schmidt is responsible for accounting and treasury for IFCO Europe and MTS. From 1996 until March 1998 he was the Head of the Finance and Controlling Department at Telenet, a software company and subsidiary of Alcatel. Mr. Schmidt joined Arthur Andersen in Munich in 1992, first as an assistant and later advancing to senior accountant.

 PalEx

  PalEx's executive officers and directors before the merger are as follows:

               Name           Age                    Position
               ----           ---                    --------
     Tucker S. Bridwell......  48 Director (1)(2)
     A. Joseph Cruz..........  53 President, Chief Operating Officer, and
                                  Director
     John E. Drury...........  55 Director (1)(2)
     Casey A. Fletcher.......  45 Chief Accounting Officer and Secretary
     Troy L. Fraser..........  50 Director
     Philip M. Freeman.......  55 Executive Vice President
     A.E. Holland, Jr........  52 President of Ridge Pallets, Inc. and Director
     Sam W. Humphreys........  39 Chairman of the Board and Director (1)(2)
     Vance K. Maultsby, Jr...  47 Chief Executive Officer
     Elliot S. Pearlman......  58 President and Chief Executive Officer of
                                  PalEx Container Systems, Inc., and Director
     Edward E. Rhyne.........  39 Vice President and General Counsel
     Stephen C. Sykes........  55 President of Interstate Pallet Co., Inc., and
                                  Director

    --------
    (1) Member of the Audit Committee
    (2)Member of the Compensation Committee

  Tucker S. Bridwell became a director of PalEx in March 1997 upon the closing of PalEx's initial public offering. Since October 1997, Mr. Bridwell has been President of Mansefeldt Investment Corporation, a private investment firm. Mr. Bridwell is also the President of Topaz Exploration Company, an oil and gas exploration company, a position he has held since 1980. From 1992 until October 1997, Mr. Bridwell was the President of Fred Hughes Motors, Inc., which owned ten new-car franchises in the Abilene, Texas area. From 1985 to 1992, Mr. Bridwell was President of Ard Drilling Company, an oilfield drilling company, and served as President of Texzona Corporation, a private investment company, from 1979 to 1980. From 1976 to 1979, Mr. Bridwell was Tax Manager with Condley & Company and was an accountant with Price Waterhouse from 1974 to 1976. Mr. Bridwell is a Certified Public Accountant.

  John E. Drury became a director of PalEx in March 1997 upon the closing of PalEx's initial public offering. From May 1994 until August 1999, Mr. Drury was the Chairman and Chief Executive Officer of Waste Management, Inc., the largest solid waste company in North America. Waste Management was formerly known as USA Waste Services, Inc. until July 1998. USA Waste was the surviving corporation in a May 1994 merger with Envirofil, Inc. From February 1991 through April 1994, Mr. Drury was a Managing Director of Sanders Morris Mundy, Inc., an investment banking firm. From 1982 through January 1991, Mr. Drury was President and Chief Operating Officer of Browning-Ferris Industries, Inc., or BFI, where he was responsible for the worldwide operations of BFI. Mr. Drury is a partner in Main Street.

  Casey A. Fletcher became Chief Accounting Officer and Secretary of PalEx in March 1997 upon the closing of PalEx's initial public offering. From 1983 until PalEx's initial public offering and its acquisition of Ridge Pallets, Inc., one of PalEx's founding companies, Mr. Fletcher was Ridge's Controller and Chief Financial Officer. Prior to his employment with Ridge, Mr. Fletcher was associated with Arthur Young from 1976 to 1979. Mr. Fletcher is a Certified Public Accountant.

  Troy L. Fraser became a director of PalEx in March 1997 upon the closing of PalEx's initial public offering and currently works on business development projects for PalEx's pallet operations. Mr. Fraser served as PalEx's Chief Development Officer from March 1997 to November 1998. He was President of Fraser Industries, Inc., one of PalEx's founding companies, beginning in 1975 when he and his two brothers purchased Fraser from their father, until PalEx's reorganization of its Texas subsidiaries in March 1999. In 1988, Mr. Fraser was elected to the Texas House of Representatives where he served three terms, and was named the National Republican Legislator of the Year in 1991. In November 1996, Mr. Fraser was elected to the Texas State Senate. In 1996, Mr. Fraser served as Vice President of the NWPCA and has served for two terms on the NWPCA's board of directors.

  Philip M. Freeman has been Executive Vice President since November 1998. Mr. Freeman previously served as Chief Operating Officer of PalEx Container Systems after PalEx's acquisition of CDR in February 1998. Prior to that acquisition, and since it was acquired by Mr. Freeman and Mr. Cruz in 1986, Mr. Freeman was a 50% owner of CDR and its Chief Operating Officer.

  A. E. Holland, Jr. has been a director of PalEx since March 1997 upon the closing of PalEx's initial public offering. Mr. Holland served as Chief Operating Officer from March 1997 to November 1998. He has over 25 years of experience in the pallet industry. Mr. Holland has been associated with Ridge since 1969 and has served as President of Ridge since 1980. Mr. Holland has served on the board of directors of the NWPCA and was President of the NWPCA from 1990 to 1991. Mr. Holland has served the Florida Chamber of Commerce as Treasurer, Chairman of the finance Committee and member of the State Strategic Planning Committee.

  Elliot S. Pearlman has been President and Chief Executive Officer of PalEx Container Systems and a director of PalEx since PalEx acquired Acme Barrel Company, Inc. in February 1998. Mr. Pearlman served as Acme's President and Chief Executive Officer and was a principal stockholder from 1992 until PalEx's acquisition of Acme. Mr. Pearlman serves as a director of the Association of Container Reconditioners and served as chairman of this association in 1996 and 1997.

  Stephen C. Sykes has been a director of PalEx since March 1997 upon the closing of PalEx's initial public offering. Mr. Sykes founded Interstate Pallet Co., Inc., one of PalEx's founding companies, in 1979 and has served as its President and Chief Executive Officer from its inception. From 1974 to 1979, Mr. Sykes was the Director of Transportation for the Virginia Division of Holly Farms Poultry. Mr. Sykes has been an active member of the NWPCA since 1981 and served as its President from 1992 to 1993.

Executive Compensation

 IFCO Systems/IFCO Companies

  Because IFCO Systems is a newly formed holding company, it will not pay any compensation to its directors or officers until after the completion of the merger and this offering. The total amount of compensation paid by the IFCO Companies during the year ended December 31, 1999, to their officers and directors for positions they then held with the IFCO Companies was approximately DM1,242,000, or approximately $619,000. This total amount of compensation does not include any compensation for Christoph and Martin Schoeller, who are paid by Schoeller Industries as part of the management services provided by Schoeller Industries to the IFCO Companies.

  IFCO Systems has agreed upon employment terms with Vance K. Maultsby, Jr., as Executive Vice President, Strategy and Finance and Chief Financial Officer, and Edward E. Rhyne, as Executive Vice President and General Counsel, after the merger. The new employment terms will be effective upon completion of the merger. For each officer, the initial term of employment will be three years. Mr. Maultsby will have a base salary of $300,000 per year initially. He will also be granted options to purchase 100,000 IFCO Systems ordinary shares at the IPO price, which will vest over a three-year period. Mr. Rhyne will have a base salary of $236,000 per year initially, which will increase to $250,000 on June 1, 2000. He will also be granted options to purchase 135,000 IFCO Systems ordinary shares at the initial public offering price, which will vest over a three-year period. Both officers will be eligible to participate in an executive bonus plan, which has not yet been adopted. In addition, upon completion of the merger, each officer will be entitled to a transaction closing bonus equal to one to two times his base salary.

 Compensation of Directors. Upon completion of the merger and this offering, IFCO Systems anticipates that class B directors will receive additional compensation for serving as directors. The actual amount of compensation has not yet been determined, but IFCO Systems expects it to be in line with publicly traded companies of similar size. Directors of IFCO Systems will also be reimbursed for out-of-pocket expenses incurred in their capacity as directors.

  Under the merger agreement, as of the closing date of the merger, IFCO Systems will issue options to purchase 300,000 IFCO Systems ordinary shares to each of Christoph Schoeller, Martin Schoeller, and Sam Humphreys as incentive compensation for their involvement in the business of IFCO Systems. The exercise price for these options will be the initial public offering price. These options will be fully exercisable on the date of grant and will have a term of ten years.

  In January 2000, PalEx granted options to purchase 200,000 shares of PalEx common stock to Eckhard Pfeiffer. The exercise price of the options is $7.00 per share, the closing sale price of the PalEx common stock on the date of the grant. The options will only be exercisable if the merger and this offering are completed and if Mr. Pfeiffer is an IFCO Systems director on the first anniversary of the closing of the merger and this offering. Subject to these conditions, the options will vest on the first anniversary of the closing of the merger and this offering and will have a term of ten years from the date of grant. The options will be converted into options to purchase IFCO Systems ordinary shares as part of the merger.

  Audit Committee. Promptly following the completion of the merger and this offering, the board of directors will create an audit committee that will consist of at least two independent directors. The audit committee will be charged with reviewing and assessing the adequacy of accounting policies, internal and external reporting procedures, the internal auditing and risk management control systems, and meeting with IFCO System's independent accountants.

  Compensation Committee. Promptly following the completion of the merger and this offering, the board of directors will create a compensation committee that will consist of at least three independent directors. The compensation committee will advise the board of directors on the compensation of directors and executive officers.

 PalEx

 Summary Compensation Table. The following table summarizes the compensation paid to PalEx's Chief Executive Officer and PalEx's four other most highly compensated executive officers as of the end of the 1999 fiscal year, referred to as the named executive officers, for services rendered to PalEx during the 1999 fiscal year.


                               Annual           Long-Term
                            Compensation       Compensation
                          ----------------- ------------------
                                                Securities
   Name and Principal     Fiscal                Underlying         All Other
        Position           Year  Salary ($) Options/SARS(#)(1) Compensation($)(2)
   ------------------     ------ ---------- ------------------ ------------------
Vance K. Maultsby, Jr...   1999   224,359             --             7,128
Chief Executive Officer    1998   175,000             --             3,500
                           1997   138,542        200,000                --

Edward E. Rhyne.........   1999   241,604             --                --
Vice President and
 General Counsel           1998   168,100        110,000                --
                           1997    89,017         90,000                --

A. Joseph Cruz..........   1999   190,385             --             6,289
President and Chief
 Operating Officer         1998   105,769             --             1,250
                           1997        --             --                --

Philip M. Freeman.......   1999   190,385             --             6,375
Executive Vice President   1998   105,769             --             1,250
                           1997        --             --                --

Casey A. Fletcher.......   1999   150,462             --             6,019
Chief Accounting Officer
 and Secretary             1998   126,200             --             2,524
                           1997    94,650             --             1,893

--------
(1) Options to acquire shares of PalEx common stock under PalEx's stock option plan.
(2) Consists of PalEx's matching contribution under its 401(k) Plan.

 Option Grants During 1999 Fiscal Year. PalEx did not grant any options to the named executive officers during the year ended December 26, 1999, nor did PalEx grant any stock appreciation rights to the named executive officers.

 Option Exercised During 1999 Fiscal Year and Fiscal Year End Option
Values. The following table provides information related to options exercised by the named executive officers during PalEx's 1999 fiscal year and the number and value of options held at fiscal year-end. PalEx does not have any outstanding stock appreciation rights.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                                               Value of
                                                                     Number of Securities    Unexercised
                           Shares Acquired on Exercise              Underlying Unexercised   In-the-Money
                                       (#)                Value      Options at FY-End (#)    Options at
          Name            Exercisable/Unexercisable(1) Realized(1) Exercisable/Unexercisable    FY-End
          ----            ---------------------------- ----------- ------------------------- ------------
Vance K. Maultsby, Jr...               --                   --          100,000/100,000         --/--
Edward E. Rhyne.........               --                   --           72,500/127,500         --/--

--------
(1) Value is calculated on the basis of the difference between the option exercise price and the market value, $7.00 per share, of PalEx common stock on December 23, 1999, the last trading day in PalEx's 1999 fiscal year.

  Compensation of Directors. Directors who are PalEx employees do not receive additional compensation for serving as directors. Each director who is not a PalEx employee receives a fee of $1,000 for attendance at each PalEx board of directors meeting and $500 for each committee meeting, unless the committee meeting is held on the same day as a PalEx board of directors meeting. PalEx directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the board of directors or board committees, and for other expenses incurred in their capacity as PalEx directors. Each non-employee director receives stock options under PalEx's stock option plan to purchase 20,000 shares of PalEx common stock upon election to the board of directors and an annual grant of 5,000 options. These options vest six months after the date of the grant.

  Employment Agreements. PalEx has entered into employment agreements with each of the named executive officers. These employment agreements prohibit each individual from disclosing PalEx confidential information and trade secrets and generally restricts these individuals from competing with PalEx. Each agreement has an initial term of between one and three years and provides for an automatic annual extension at the end of its initial term and is terminable by PalEx for cause upon ten days written notice and without cause by either party upon 30 days written notice. All employment agreements provide that if the officer's employment is terminated by PalEx without cause, the officer will be entitled to receive a lump-sum severance payment at the effective time of termination equal to the base salary for the greater of the time period remaining under the initial term of the agreement or one year. In addition, the employment agreements provide that in the event of termination without cause, the time period during which the officer is restricted from competing with PalEx will be shortened to one year following termination.

  The employment agreements of Mr. Maultsby, Mr. Rhyne, and Mr. Fletcher contain provisions concerning a change-in-control of PalEx, including the following:

  . in the event five days' advance notice of the transaction giving rise to the change in control is not received by PalEx and the officer, the change in control will be deemed a termination of the employment agreement by PalEx without cause, and the provisions of the employment agreement governing a termination without cause will apply, except that the severance amount otherwise payable will be tripled and the provisions that restrict competition with us shall not apply;

  . in any change-of-control situation, the officer may elect to terminate his employment by giving five days' written notice prior to the anticipated closing of the transaction giving rise to the change-in-control, which will be deemed a termination of the employment agreement by PalEx without cause, and the provisions of the employment agreement governing a termination without cause will apply, except that the severance amount otherwise payable shall be doubled and the time period during which the officer is restricted from competing with us will be shortened to two years; and

  . the officer must be given sufficient time and opportunity to elect whether to exercise all or any of his options to purchase PalEx common stock, including any options with accelerated vesting under the provisions of the stock option plan, so that, if he desires, the officer may acquire PalEx common stock at or prior to the closing of the transaction giving rise to the change-in-control.

  Employee Benefit Plans. The board of directors has adopted, and PalEx stockholders have approved, the stock option plan. The purpose of the stock option plan is to provide directors, officers, key employees, and other persons who will be instrumental in PalEx's success or the success of PalEx subsidiaries with additional incentives by increasing their proprietary interest in PalEx. The aggregate amount of PalEx common stock with respect to which options may be granted may not exceed 15% of outstanding PalEx common stock, as determined on each date an option is granted.

  The stock option plan is administered by the compensation committee, which is composed of non-employee directors. Subject to the terms of the stock option plan, the compensation committee generally determines to whom options will be granted and the terms and conditions of option grants. Options granted under the stock option plan may be either non-qualified stock options or may qualify as incentive stock options.

  The exercise price of any option may not be less than the fair market value of the underlying common stock as of the date of grant and no consultant may receive an option in any year to purchase more than 51,000 shares of PalEx common stock. The compensation committee determines the period over which options become exercisable, provided that all options become immediately exercisable upon death of the grantee or upon a change-in-control of PalEx.

  The stock option plan also provides for automatic option grants to directors who are not otherwise employed by PalEx or PalEx subsidiaries. Upon commencement of service, a non-employee director will receive a non-qualified option to purchase 20,000 shares of PalEx common stock, and continuing annually non-employee directors will receive options to purchase 5,000 shares of PalEx common stock. Options granted to non-employee directors are fully exercisable following the expiration of six months from the date of grant.

  Mr. Maultsby has been granted options to purchase 200,000 shares of PalEx common stock under the stock option plan, all of which have an exercise price equal to the initial public offering price. Mr. Maultsby's options vest annually in 25% increments beginning in November 1997. Mr. Rhyne has been granted options to purchase 65,000, 25,000, 10,000 and 100,000 shares of PalEx common stock under the stock option plan at a per share exercise price of $8.875, $11.375, $11.875, and $7.00, respectively. Mr. Rhyne's options vest annually in 25% increments beginning in April 1998 as to the 65,000 shares subject to options granted during April 1997, December 1998 as to the 35,000 shares subject to options granted during December 1997, and October 1999 as to Mr. Rhyne's remaining options.

  Pursuant to the merger agreement, each option to purchase PalEx common stock that is outstanding at the effective time of the merger will automatically convert into an option to purchase a number of IFCO Systems ordinary shares. The number of IFCO Systems ordinary shares will be equal to the number of shares of PalEx common stock that could have been purchased under the converted option multiplied by the exchange ratio under the merger agreement. Upon exercise, cash will be paid instead of any fractional IFCO Systems ordinary share. The exercise price per share will be equal to the per share exercise price of the converted option divided by the exchange ratio. With respect to qualified or incentive stock options, the conversion will be made in a manner consistent with the applicable provisions of the U.S. Internal Revenue Code. PalEx optionholders will also be given the alternative of electing to exchange their options for new, fully vested options, exercisable at the IPO price, to purchase the number of IFCO Systems ordinary shares that represents the economic equivalent of a straight conversion into options to purchase IFCO Systems ordinary shares as described above.

  The merger will be a change of control event under the terms of PalEx's stock option plan. As a result, all of the outstanding stock options will be fully vested at the effective time of the merger and at the time of conversion into new options to purchase IFCO Systems ordinary shares.

  Compensation Committee Interlocks and Insider Participation. During the 1999 fiscal year, the compensation committee consisted of Mr. Bridwell, Mr. Drury, and Mr. Humphreys. Each of Messrs. Bridwell, Drury and Humphreys are independent directors.

  Main Street, a limited partnership where Sam H. Humphreys was a general partner and John E. Drury was a special limited partner, paid $1.25 million of PalEx expenses, including legal and accounting fees, incurred in connection with PalEx's IPO and PalEx's acquisitions of Fraser, Interstate, and Ridge.

  Tucker S. Bridwell received a payment from PalEx of $50,000 and options to purchase 20,000 shares of PalEx common stock, exercisable at $7.50 per share pursuant to the stock option plan, for providing advice to Fraser in connection with PalEx's acquisition of Fraser. Mr. Bridwell and Mr. Drury received options to purchase 20,000 shares of PalEx common stock, exercisable at $7.50 per share pursuant to the stock option plan, in connection with their election to the board of directors. In August 1998, Mr. Bridwell, Mr. Drury, and Mr. Humphreys received options to purchase 5,000 shares of PalEx common stock at an exercise price of $8.75 as non-employee directors in accordance with the terms of the stock options plan. See "PalEx Executive Compensation--Compensation of Directors" and "--Employee Benefit Plans."

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT


  Based upon information as of January 31, 2000, the following table sets forth the beneficial ownership of IFCO Systems ordinary shares (1) before the merger and this offering, (2) after giving effect to the merger, but before this offering, assuming PalEx stockholders elect to receive 49% of the merger consideration in cash, and (3) after giving effect to the merger, based on the same assumption, and to this offering, by:

  . each person who, to IFCO System's knowledge, beneficially owned more than 5% of the common stock;

  .  each of IFCO Systems' directors and executive officers after the merger;
     and

  . all of IFCO System's directors and executive officers after the merger as a group.

  The number of IFCO Systems ordinary shares that will be owned by any former PalEx stockholder after the merger assumes that a PalEx stockholder will receive 0.662 IFCO Systems ordinary shares in the merger for each share of PalEx common stock that is subject to a stock election, based on an assumed IPO price of $13.60. The actual number will depend on the IPO price, the former PalEx stockholder's individual election, and the elections of all former PalEx stockholders.

  Except as indicated, beneficial ownership includes the sole power to vote and to dispose of the IFCO Systems ordinary shares or the PalEx common stock that will be converted into IFCO Systems ordinary shares in the merger. If a person has the right to acquire beneficial ownership of any shares by exercise of options within 60 days after January 31, 2000, the shares are deemed beneficially owned by the listed person and are deemed to be outstanding solely for the purpose of determining the percentage of IFCO Systems ordinary shares that the listed person owns. These shares are not included in the computations for any other person.

                                                Shares Owned      Shares Owned
                              Shares Owned    After the Merger      After the
                            Before the Merger    and Before        Merger and
                            and this Offering   this Offering     this Offering
                            ----------------- ----------------- -----------------
 Name of Beneficial Owner
         or Group           Shares Percentage Shares Percentage Shares Percentage
 ------------------------   ------ ---------- ------ ---------- ------ ----------
 Christoph Schoeller(1)...           100.0%                %                 %
 Martin A. Schoeller(1)...           100.0%                %                 %
 Andrea Schoeller.........             9.5%                %                 %
 Schoeller KG(2)..........            10.0%                %                 %
 Cornelius Geber..........   --        --      --       --       --       --
 Sam W. Humphreys(3)......   --        --                 *                 *
 Randall Onstead..........   --        --      --       --       --       --
 Eckhard Pfeiffer(4)......   --        --                 *                 *
 Dr. Frank Tofflinger.....   --        --      --       --       --       --
 A. Joseph Cruz(5)........   --        --                 *                 *
 Vance K. Maultsby,
  Jr.(6)..................   --        --                 *                 *
 Edward E. Rhyne(7).......   --        --                 *                 *
 Howe Q. Wallace(8).......   --        --                 *                 *
 All directors and
  executive officers as a
  group (2 persons before
  the merger and 11
  persons after the
  merger).................           100.0%                %                 %

--------
* Less than 1%.
 (1) Before the merger and this offering, all of the outstanding IFCO Systems ordinary shares will be owned by Schoeller Holding, which is owned 75.95% by Schoeller Industries and 24.05% by Gebruder Schoeller. Gebruder Schoeller is owned by the same individuals and entity that own Schoeller Industries. Christoph Schoeller and Martin Schoeller share voting and investment power with respect to the capital shares of Schoeller
     Industries. Includes (a)     shares beneficially owned by Andrea
     Schoeller, Christoph Schoeller's wife, as a shareholder of Gebruder
     Schoeller, and (b)     shares beneficially owned by Schoeller KG, which is
     beneficially owned by Alexander Schoeller and Leopold Schoeller, the children of Martin Schoeller. Christoph Schoeller and Martin Schoeller disclaim beneficial ownership of the shares beneficially owned by Andrea Schoeller and by Schoeller KG.
 (2) Includes IFCO Systems ordinary shares beneficially owned by Schoeller KG, which is beneficially owned by Alexander Schoeller and Leopold Schoeller, the children of Martin Schoeller.
 (3) Includes options to purchase      IFCO Systems ordinary shares.
 (4) Excludes options to purchase      IFCO Systems ordinary shares.
 (5) Includes      IFCO Systems ordinary shares owned by CDRCO NW, L.L.C., a
     limited liability company in which Mr. Cruz holds a 50% ownership interest.
 (6) Includes options to purchase      IFCO Systems ordinary shares. Excludes
     options to purchase 100,000 IFCO Systems ordinary shares to be granted upon the closing of this offering.
 (7) Includes options to purchase      IFCO Systems ordinary shares. Excludes
     options to purchase 135,000 IFCO Systems ordinary shares to be granted upon the closing of this offering.
 (8) Includes a total of        held by Mr. Wallace as custodian for the
     benefit of his children. Mr. Wallace disclaims beneficial ownership of these shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Supply Agreement

  IFCO International Food Container Organization GmbH, a wholly owned subsidiary of IFCO Europe, is a party to a supply agreement with Schoeller Plast Industries GmbH, dated November 4, 1997. The supply agreement was later assigned to Schoeller Plast AG, an indirect 80%-owned subsidiary of Schoeller Industries. Schoeller Industries will not become part of IFCO Systems upon completion of the merger and will remain under the control of Martin and Christoph Schoeller. Under the supply agreement, Schoeller Plast AG has agreed to supply collapsible plastic RTCs exclusively to IFCO GmbH, and IFCO GmbH has agreed to purchase RTCs exclusively from Schoeller Plast AG. Schoeller Plast AG has also agreed to provide ongoing research and development to improve technology relating to the RTCs. All IFCO RTC technological developments are assigned to IFCO GmbH under the supply agreement. The supply agreement also includes an exclusive royalty-free license to Schoeller Plast AG with respect to the manufacturing of the IFCO RTCs for IFCO GmbH.

  The pricing of the RTCs purchased under the supply agreement is based upon the type of RTC purchased. According to the terms of the supply agreement, IFCO GmbH purchases the RTCs for cash, although, in the event that the average price per RTC exceeds DM6.10, or approximately $3.04, IFCO GmbH may purchase the RTCs by recording a payable, bearing interest at 7.59% per year, in favor of Schoeller Plast AG for the aggregate cost of the RTCs purchased in excess of DM6.10 per RTC. Additionally, IFCO GmbH has the option of requesting cost plus pricing. Cost plus pricing would allow IFCO GmbH to purchase RTCs at Schoeller Plast AG's actual cost of production plus an agreed amount or percentage for Schoeller Plast AG's profit.

  If IFCO GmbH desires to purchase additional, different, or improved products from other suppliers, Schoeller Plast AG is entitled to deliver, within three months, the products or any comparable products to IFCO GmbH, and IFCO GmbH is required to purchase these products from Schoeller Plast AG under the terms and conditions of the supply agreement. If, however, IFCO GmbH is unsuccessful in marketing these products, Schoeller Plast AG may market the products on a non-exclusive basis to third parties. Further, if Schoeller Plast AG offers the products to any other customer at a price or on conditions more favorable than those extended to IFCO GmbH, the parties shall renegotiate the terms and conditions of the supply agreement.

  The supply agreement expires on December 31, 2007, and may, upon the request of IFCO GmbH, be renewed for an additional ten-year period. The supply agreement may be terminated by either party at any time for cause. If the supply agreement is terminated by IFCO GmbH for cause, Schoeller Plast AG is prohibited from competing with IFCO GmbH for two years after that termination.

  MTS may also become a party to the supply agreement whereby Schoeller Plast AG will provide MTS with RTCs for dry goods.

  In January 1999, IFCO GmbH entered into an additional agreement with Schoeller Plast AG in which Schoeller Plast AG agreed to share higher initial costs related to the strategic growth of the crate leasing and supply business up to a maximum amount of DM6.0 million, or approximately $3.0 million, for the year ended 1999. For the ten months ended October 31, 1999, Schoeller Plast AG has reimbursed IFCO GmbH DM5.0 million, or approximately $2.5 million, which has been recorded as a reduction of costs of goods sold. The additional agreement terminated at the end of 1999, and after December 31, 1999, no further costs related to the additional agreement will be reimbursed.

Management Agreements

  Pursuant to a management agreement, dated as of January 2, 1997, Schoeller Industries provides administrative and management services to IFCO Europe and its subsidiaries, including management advice with respect to acquisition activities and strategic alliances. In exchange for these services, IFCO Europe and its subsidiaries pay Schoeller Industries an annual management fee, which is paid monthly, that will not exceed

DM1.5 million, or approximately $0.7 million, for each of the fiscal years 1999 and 2000. This management agreement expires December 31, 2000, and may be extended from year to year if mutually agreed upon.

  Pursuant to a second management agreement, dated as of January 2, 1997, Schoeller Industries provides administrative and management services to MTS, including management advice with respect to acquisition activities and strategic alliances. In exchange for these services, MTS pays Schoeller Industries an annual management fee, which is paid monthly, that will not exceed DM250,000, or approximately $125,000, for each of the fiscal years 1999 and 2000. This management agreement expires December 31, 2000, and may be extended from year to year if mutually agreed upon. Each of the management agreements will continue to be in effect upon completion of the merger, although Schoeller Industries will not become part of IFCO Systems and will remain under the control of Martin and Christoph Schoeller.

Loans and Guarantees

  Martin Schoeller and Christoph Schoeller have, together, loaned IFCO International $800,000 at an interest rate of 5% per annum. The loan became due on December 31, 1998, and has been extended to December 31, 2000. The purpose of the loan was to enable IFCO International to extend a loan of $800,000 to IFCO U.S. The loan from IFCO International to IFCO U.S. bears interest at a rate of 6% per year.

  Additionally, pursuant to an agreement between Schoeller-U.S., Inc, and IFCO U.S., Martin Schoeller and Christoph Schoeller have together loaned to IFCO U.S. $375,000. The loans are to provide additional working capital to IFCO U.S. The loans have an interest rate equivalent to the interest rate paid by IFCO U.S. on loans to IFCO U.S. from Intertape and will be repaid upon the closing of the merger and this offering.

  Martin Schoeller and Christoph Schoeller have each loaned IFCO International an amount equal to 37.5 million yen, or 75.0 million yen in total, or approximately $0.7 million, at an interest rate of 2.5% per year. The purpose of the loan was to enable IFCO International to purchase capital stock in IFCO Japan. The loan becomes due on December 31, 2000.

  Additionally, Martin Schoeller and Christoph Schoeller have each loaned to IFCO International DM100,000, or DM200,000 in total, or approximately $100,000, at an interest rate of 5.0% per annum. The purpose of the loan was to provide additional working capital to IFCO International and will be repaid upon the closing of the merger and this offering.

  Creditanstalt--Bankverein AG has extended a credit facility of DM1.5 million, or approximately $0.7 million, to IFCO International. Of this amount, $500,000 is available to IFCO Argentina through Banco B.I. Creditanstalt S.A., an affiliate of Creditanstalt. The credit facility has a variable interest rate and became due on June 30, 1998, and has been extended to May 31, 2000. To secure the DM1.5 million credit facility provided by Creditanstalt--Bankverein, Alexander Schoeller & Co. Management Holding GmbH, a company owned by Alexander Schoeller, and Alexander Schoeller & Co. GmbH Schweiz, also a company owned by Alexander Schoeller, have each provided a guarantee of up to DM1.5 million in favor of Creditanstalt.

Participating Rights

  IFCO GmbH has issued to an 80%-owned subsidiary of Schoeller Industries participating rights with a nominal value of DM10.0 million, or approximately $5.0 million. The participating rights have no voting rights and may be terminated by IFCO GmbH upon repayment of the nominal value. In the event of IFCO GmbH's liquidation, the participating rights are repayable after all other creditors and rank equally with the share capital. The participating rights share in IFCO GmbH's profits, up to a maximum of $0.9 million per year, before any other distribution may be made and in IFCO GmbH's losses in the amount of 10% per year until the balance is exhausted. If the participating rights have been reduced from their nominal value by their share of losses, future profits must first be used to restore them to their nominal value before any other distributions may be made. IFCO GmbH intends to redeem these participating rights at their book value at the closing of this offering.

Redeemable Participating Rights

  In 1996, IFCO International received DM2.0 million, or approximately $1.0 million, from Alexander Schoeller & Co. Management Holding GmbH, a company that is wholly owned by the Schoellers. Each year that IFCO International recognizes a profit under German GAAP, Alexander Schoeller & Co. is entitled to DM250,000, or approximately $125,000 per year. This amount is cumulative, and any unpaid balance due to IFCO International's lack of profit bears interest at 6.0% per year. Alexander Schoeller & Co. does not participate in IFCO International's losses and has no voting rights in IFCO International. The agreement is for an unlimited duration and may be terminated by either party with a six-month notice period. IFCO International intends to redeem these redeemable participating rights at their book value at the closing of this offering.

Agreement with GE Capital and GE Erste

  GE Erste owns the single outstanding preferential share of IFCO Europe. Schoeller Industries, the shareholders of Schoeller Industries, Schoeller Plast Industries GmbH, Gebruder Schoeller, Schoeller KG, and IFCO Systems entered into the Option Release and IPO-Facilitation Agreement with GE Capital and GE Erste in connection with the proposed merger and this offering. Pursuant to the Option Release Agreement:

  .  GE Erste consented to the merger and this offering;

  . GE Erste agreed to contribute the IFCO Europe preferential share to IFCO Systems for purposes of the merger and this offering upon the request of GE Capital or Schoeller Industries;

  . GE Capital and GE Erste agreed, effective with the completion of the merger and this offering, to cancel and waive all options and other rights they have under existing agreements to purchase shares of IFCO Europe, IFCO International, or MTS; and

  . GE Capital and GE Erste will have board observation rights with respect to IFCO Systems.

  In January 2000, GE Erste contributed the IFCO Europe preferential share to Schoeller Holding, which then contributed the share to IFCO Systems. In exchange for the contribution of the IFCO Europe preferential share, Schoeller Holding issued to GE Erste a convertible debenture in the principal amount of DM45.0 million, or approximately $22.5 million, with a 30-year term and bearing 5% interest per year. The convertible debenture is convertible by GE Erste into IFCO Systems ordinary shares held by Schoeller Holding consisting of not more than 15.45% of the capital stock outstanding before completion of the merger and this offering or into a corresponding number of ordinary shares in Schoeller Holding. GE Erste may require conversion of the debenture on demand at any time beginning six months after this offering. GE Erste's conversion of its debenture into IFCO Systems ordinary shares after the merger will not dilute the ownership of the former PalEx stockholders or the purchasers of shares in this offering.

  If at any time after this offering the value of 15.45% of the capital stock outstanding before the merger and this offering is less than DM45.0 million, or approximately $22.5 million, plus the accrued interest under the debenture, GE Erste may require payment of the full principal plus accrued interest from Schoeller Holding. In that case, however, Schoeller Holding has the right, instead of making payment in cash, to deliver IFCO Systems ordinary shares with a value equal to DM45.0 million, or approximately $22.5 million, plus accrued interest. GE Erste will continue to own the debenture or the ordinary shares received on exercise for at least one year after this offering. GE Erste will, however, be able to sell the debenture or the ordinary shares after this offering if IFCO Systems makes a corporate acquisition or merger with a company or business that does not comply with GE Capital's internal rules for affiliated companies.

  In consideration of GE Capital's and GE Erste's release of options and other rights, before the effective time of the merger, IFCO Systems will issue a promissory note to GE Capital for DM45.0 million, or

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approximately $22.5 million. The promissory note will provide for an initial payment of DM11.25 million, or approximately $5.6 million, out of the net proceeds that IFCO Systems receives from this offering. The balance of the principal will be payable in five annual installments of 10%, 10%, 20%, 20%, and 40% beginning on December 31, 2001. For the first year after the completion of the merger and this offering, the promissory note will bear interest at an annual rate equal to the Euro Interbank Offered Rate plus 2.75%. Accrued interest will be payable on the first day of the second year. After the first year, the annual interest rate will be 10% and will be payable each year on December 31. Payment of the promissory note will be secured by a pledge of the IFCO Europe common share and the IFCO International shares. The promissory note may be prepaid at any time without prepayment penalty. In addition, Schoeller Industries has granted GE Capital an option to purchase approximately 95,000 IFCO Systems ordinary shares held by Schoeller Holding at the IPO price.

  The Option Release Agreement is subject to the written consent of IFCO Europe's lenders. These consents were obtained in January 2000. The Option Release Agreement also requires that this offering be completed by December 31, 2000.

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                   DESCRIPTION OF IFCO SYSTEMS SHARE CAPITAL

  IFCO Systems was incorporated under the laws of the Netherlands by deed dated March 31, 1999. Material provisions of the articles of association of IFCO Systems at the time the merger is completed and provisions of Netherlands law, are summarized below. The summary covers the material provisions of the articles of association, but is not a complete statement of these provisions and is qualified in its entirety by reference to the articles of association and applicable Netherlands law.

General

  The authorized share capital of IFCO Systems is divided into 100,000,000 ordinary shares and 100,000,000 preference shares, each with a nominal value of two euros per share. The ordinary shares will be in registered form. See "Share Certificates and Transfer."

Dividends

  Dividends may be paid out of annual profits shown in the annual accounts of IFCO Systems as adopted by the shareholders at a general meeting of IFCO Systems. At its discretion, however, and subject to statutory provisions, the board of directors may distribute interim dividends on the ordinary shares before the annual accounts for any financial year have been adopted at a general meeting of shareholders. The board of directors may decide that all or part of IFCO Systems' profits should be reserved and not be made available for distribution to shareholders. Those profits that are not reserved will be distributed to holders of ordinary shares, provided that the distribution does not reduce shareholders' equity below the issued share capital increased by the amount of reserves required by Netherlands law. Existing reserves that are distributable in accordance with Netherlands law may be made available to the general meeting of shareholders for distribution upon proposal by the board of directors. The right to dividends and distributions will lapse if the dividends or distributions are not claimed within five years following the day after the date on which they were made available.

Voting Rights

  Appointment of the Board Directors of IFCO Systems. Members of the board of directors of IFCO Systems are appointed by the general meeting of shareholders.

  General Meeting of Shareholders of IFCO Systems. General meetings of shareholders will be held at least once a year, not later than six months after the end of the fiscal year. Notices convening a general meeting will be mailed to holders of registered shares at least 15 days before the annual meeting. In order to attend, to address, and to vote at the general meeting of shareholders, the holders of registered shares must notify IFCO Systems in writing of their intention to attend the meeting. IFCO Systems does not solicit from or nominate proxies for its shareholders and is exempt from the SEC's proxy rules under the Exchange Act. However, shareholders and other persons entitled to attend general meetings of shareholders may be represented by proxies with written authority. See "Share Certificates and Transfer."

  General meetings of shareholders may be held as often as deemed necessary by the board of directors and must be held if one or more shareholders or other persons entitled to attend the general meeting of shareholders, jointly representing at least 10% of the issued share capital, make a written request to that effect to the board of directors specifying in detail the business to be considered.

  Resolutions are adopted at general meetings of shareholders by a majority of the votes cast (except where a different proportion of votes is required by the articles of association or Netherlands law) in a meeting in which holders of at least one-third of the issued shares are represented. Each share carries one vote.

  Amendment of Articles of Association and Winding Up of IFCO Systems. A resolution of the general meeting of shareholders to amend the articles of association or to wind up IFCO Systems may only be

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approved if proposed by the board of directors. A resolution to dissolve IFCO
Systems must be approved by at least three-fourths of the votes cast.

Adoption of Annual Accounts

  IFCO Systems' annual Netherlands statutory accounts, together with a certificate of the auditor in respect of the accounts, will be submitted to the general meeting of shareholders for adoption. Adoption of IFCO Systems' annual accounts by the general meeting of shareholders discharges the board of directors from liability for the performance of its duties for the past fiscal year to the extent apparent from the annual accounts. Under Netherlands law, this discharge is not absolute and will not be effective as to matters not disclosed to the shareholders.

Liquidation Rights

  If IFCO Systems is dissolved and liquidated, the assets remaining after payment of all debts and liquidation expenses are to be distributed proportionally to holders of the ordinary shares.

Issues of Shares; Preemptive Rights

  The board of directors of IFCO Systems has the power to issue shares if it has been designated to do so by the shareholders at a general meeting. Pursuant to IFCO Systems' articles of association, the board of directors is authorized to issue shares or rights to obtain shares through February 1, 2005, up to a total share capital of 50,000,000 ordinary shares and 50,000,000 preference shares. A further designation of the board of directors may be effective for a specified period up to five years and may be renewed. In the absence of a designation, the shareholders at a general meeting have the power to adopt resolutions to issue shares.

  Holders of shares have a pro rata preemptive right of subscription to any share of the same class issued for cash, which right may be limited or eliminated. Shareholders have no pro rata preemptive subscription right with respect to any shares issued for a contribution other than cash or in the case of shares issued to employees of IFCO Systems or its group companies. If designated for this purpose by the shareholders at a general meeting, the board of directors has the power to limit or eliminate such rights. Pursuant to the articles of association, the board of directors is authorized to limit or eliminate shareholder preemptive rights through February 1, 2005. A further designation may be effective for up to five years and may be renewed. In the absence of a designation, the shareholders at a general meeting have the power to limit or eliminate these rights.

  These provisions apply equally to the issuances of rights to subscribe for ordinary shares, but not to the issue of ordinary shares to any person exercising any previously acquired right to subscribe for shares.

Repurchase and Cancellation of Shares

  IFCO Systems may repurchase fully paid-up ordinary shares, subject to compliance with Netherlands law requirements and provided the aggregate nominal value of the ordinary shares acquired by IFCO Systems at any one time amounts to no more than 10% of IFCO Systems' issued share capital. Ordinary shares owned by IFCO Systems may not be voted or counted for quorum purposes. Any repurchases are subject to the approval of the board of directors and the authorization of shareholders at the general meeting of shareholders of IFCO Systems. The authorization may not be for more than 18 months and must specify the number of shares that may be repurchased.

  Upon the proposal of the board of directors, the shareholders at a general meeting have the power to cancel shares acquired by IFCO Systems or to reduce the nominal value of the shares. Any proposal for cancellation or reduction of nominal value is subject to general requirements of Netherlands law with respect to reduction of share capital.

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Limitations on Right to Hold or Vote the Ordinary Shares

  There are currently no limitations imposed by Netherlands law or by the articles of association of IFCO Systems on the right of non-resident owners to hold or vote the ordinary shares.

Obligations of Shareholders to Disclose Holdings

  The Netherlands 1996 Act on Disclosure of Holdings in Listed Companies (Wet melding zeggenschap in ter beurze genoteerde vennootschappen 1996) applies to any person who, directly or indirectly:,

  . acquires or disposes of an interest of voting rights and/or the capital of a public limited company incorporated under Netherlands law;

  . which has an official listing on a stock exchange within the European
    Economic Area; and

  . as a result of the acquisition or disposal the percentage of voting rights or capital interest owned falls within a different percentage range than the percentage that the person had ownership of immediately prior to the acquisition or disposal. The percentage ranges are 0-5%, 5-10%, 10-25%, 25-50%, 50-66 2/3%, and 66 2/3% and more.

  The Holdings Disclosure Act requires the person to notify IFCO Systems as well as the Securities Board of the Netherlands (Stichting Toezicht Effectenverkeer) in writing immediately after the acquisition or disposal of the triggering interest in the shares. Whenever the shares of a company subject to the Holdings Disclosure Act are newly admitted to official listing on a stock exchange within the European Economic Area, a disclosure obligation arises for a person who knows or should know that his holding of capital interest or voting rights amounts to 5% or more. This obligation must be discharged within four weeks of the shares being admitted to listing.

  Between five and nine days after receipt of the notification, the Securities Board is required to disclose the information as notified to the public by means of an advertisement in a newspaper distributed throughout the member states of the European Economic Area in which the company is listed on a stock exchange. At the request of the company made within three days after the notification, the Securities Board may abstain from the disclosure if it finds in its discretion that the disclosure would be in violation of the general interest or if the company would suffer serious disadvantage from the disclosure and nondisclosure could not lead to deception of the public with respect to facts and circumstances essential for the assessment of the shares issued by the company.

  Noncompliance with the obligations of the Holding Disclosure Act constitutes an economic offense under the laws of the Netherlands. Also, a civil court may issue orders against any person who fails to notify or incorrectly notifies in accordance with the Holdings Disclosure Act, including suspension of the voting rights in respect of the person's ordinary shares.

  As of January 1, 1999, new regulations regarding insider trading under the Dutch 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995) came into force. The new regulations provide, among other things, for an additional notification duty for shareholders holding, directly or indirectly, more than 25% of the capital in a listed company. These shareholders are obliged to notify the Securities Board of the Netherlands of any and all transactions they enter into with respect to securities of a company in which they hold an interest of more than 25%. If a shareholder holding more than 25% is a legal entity and not an individual, the obligation is extended to the managing directors and supervisory directors of the legal entity.

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                        SHARE CERTIFICATES AND TRANSFER

  The IFCO Systems ordinary shares will be issuable in registered form only. Registered shares issued to persons in the United States are referred to as New York shares. Registered shares may consist of either New York shares registered with Deutsche Bank AG, IFCO Systems' transfer agent and registrar in New York, or other IFCO Systems ordinary shares registered in book-entry form in a register kept by or on behalf of IFCO Systems in Amsterdam. New York shares will be represented by certificates printed in English or, to the extent possible, in book-entry form. IFCO Systems has applied to have the New York shares quoted on the Nasdaq National Market and all other IFCO Systems ordinary shares listed on the Frankfurt Stock Exchange. Only New York shares will be traded on the Nasdaq National Market. All other IFCO Systems ordinary shares will be traded on the Frankfurt Stock Exchange.

  The transfer of registered shares requires an instrument intended for such purpose and, except when IFCO Systems is a party to such transfer, the written acknowledgement of the transfer by IFCO Systems or, in the case of New York shares, the New York transfer agent and registrar in the name of IFCO Systems, and in the case of New York shares, submission of any certificates to IFCO Systems or the New York transfer agent and registrar.

  IFCO Systems ordinary shares booked in the Amsterdam register may be converted into New York shares. On presentation to the New York transfer agent and registrar of New York shares for cancellation and when accompanied by the appropriate request, the New York shares may be exchanged for IFCO Systems ordinary shares registered in the Amsterdam register and vice versa. Certificates for New York shares may be exchanged at the office of the New York transfer agent and registrar for certificates of other authorized denominations. A fee of up to $5.00 per 100 ordinary shares will be charged to shareholders for the exchange of New York shares for registered shares at the Amsterdam register and vice versa.


       EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

  There are currently no limitations, either under the laws of the Netherlands or in the articles of association of IFCO Systems, to the rights of non-residents of the Netherlands to hold or vote ordinary shares. Cash distributions, if any, payable in guilders or ordinary shares may be officially transferred from the Netherlands and converted into any other currency without Dutch legal restrictions, except that for statistical purposes any payments and transactions must be reported by Deutsche Borse Clearing AG to the Dutch Central Bank. Cash distributions, if any, on New York shares will be paid in U.S. dollars, converted at the rate of exchange at the close of business on the date fixed for that purpose by the board of directors in accordance with IFCO Systems' articles of association. IFCO Systems has no current intention to pay dividends on its ordinary shares in the foreseeable future. See "Description of IFCO Systems Share Capital--Dividends" and "Share Certificates and Transfer."

                      ENFORCEABILITY OF CIVIL LIABILITIES

  IFCO Systems is a public limited liability company incorporated under the laws of the Netherlands. Upon completion of the merger and this offering, some members of the board of directors, some of the officers of IFCO Systems, and some of the experts named in this prospectus will reside outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon IFCO Systems or those persons, or to enforce, in courts outside of the United States, judgments against IFCO Systems or those persons obtained in U.S. courts and based upon the civil liability provisions of the federal securities laws of the United States. Furthermore, since a substantial portion of the assets of IFCO Systems will be located outside of the United States, any judgment obtained in the United States against those persons or IFCO Systems may not be collectible within the United States. Additionally, there may be doubt as to the enforceability, in original actions in Dutch courts, of liabilities based solely upon the federal securities laws of the United States.

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                                    TAXATION

Netherlands Taxation

  The following is a summary of the material tax consequences under the laws of the Kingdom of the Netherlands to an owner of IFCO Systems ordinary shares who is deemed to be a citizen or resident of the United States for purposes of the relevant tax codes. This summary is not a complete analysis or listing of all the possible tax consequences and does not address all tax considerations that may be relevant to all categories of owners of IFCO Systems ordinary shares, some of whom may be subject to special rules. This summary is based upon current Netherlands tax law, which may change from time to time.

  You should consult your own tax advisor with respect to the tax consequences of the ownership and disposition of IFCO Systems ordinary shares based upon your particular circumstances.

  Netherlands Dividend Withholding Tax. Under Netherlands domestic law, dividend distributions by IFCO Systems are generally subject to withholding tax at a rate of 25%. These dividend distributions include dividends in cash or in kind, constructive dividends, and liquidation and repurchase proceeds in excess of recognized paid-in capital, as determined according to Dutch tax law. Stock dividends are also subject to Netherlands withholding tax unless they are distributed out of IFCO Systems' paid-in capital as recognized for Netherlands tax purposes.

  Under the treaty with the United States, however, dividends paid by IFCO Systems to a resident of the United States are generally eligible for a reduction of the 25% Netherlands withholding tax to 15%, or 5% if the beneficial owner is a U.S. corporation owning at least 10% of the voting power of IFCO Systems. To be eligible for the reduction, an IFCO Systems shareholder must not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which the IFCO Systems ordinary shares are attributable. The treaty with the United States provides for a complete exemption for dividends received by exempt organizations and exempt pension trusts.

  Certification Procedure to Obtain the 15% Rate. A shareholder that claims the reduced withholding or an exemption from withholding must first complete and file a Form IB 92 U.S.A with the Netherlands tax authority. A copy should also be field with the IRS. In order to apply for the reduction or an exemption upon the receipt of dividends, the shareholder should present the form to the payor. If a person claims a refund, this form must be filed with the Netherlands tax authority within three years after the end of the calendar year in which the tax was levied. The person making the claim must describe the circumstances that prevented applying for the reduction or exemption upon receipt of the dividends. Qualifying U.S. exempt organizations or exempt pension trusts subject to the 25% withholding rate must seek a full refund of the tax withheld by using a Form IB 95 U.S.A.

  Netherlands Income Tax and Corporate Income Tax. In general, a nonresident shareholder will not be subject to Netherlands income tax, other than withholding tax, with respect to dividends distributed by IFCO Systems on the IFCO Systems ordinary shares. In addition, a non-resident shareholder is not generally subject to Netherlands income or withholding tax on gain on the sale or disposition of IFCO Systems ordinary shares to persons other than IFCO Systems or its direct and indirect subsidiaries. These general rules are applicable as long as the nonresident shareholder:

  . does not carry on a business in the Netherlands through a permanent establishment or a permanent representative to which the IFCO Systems ordinary shares are attributable;

  . does not carry out and has not carried out employment activities in the Netherlands with which the holding of the IFCO Systems ordinary shares is connected; and

  . is not a resident or a deemed resident of the Netherlands for Netherlands tax purposes.

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However, in some cases, Netherlands tax may be imposed on the dividends or gains if the nonresident shareholder, alone or with related parties, holds a substantial interest in IFCO Systems. In general a U.S. holder can only be taxed on this basis if the U.S. holder has been a resident of the Netherlands for the five years immediately preceding the dividend or sale. In general, a substantial interest will exist if the nonresident shareholder, alone or together with his or her spouse, holds either directly or indirectly, a participation interest in, or right to acquire at least 5% of the issued shares of any class of shares of IFCO Systems or holds, either directly or indirectly, profit sharing rights representing entitlement to at least 5% of the annual profit of IFCO Systems or of the liquidation process. A deemed substantial interest will be present if all or part of a substantial interest has been disposed of, or is deemed to have been disposed of, under a deferral facility.

  Under most tax treaties, the Netherlands may not impose tax on capital gains realized upon the sale or disposition of shares by shareholders entitled to treaty benefits unless additional conditions are met. Under the U.S. tax treaty, the Netherlands may not impose tax on capital gains realized by a shareholder that is a treaty beneficiary unless:

  . the shareholder, alone or with specified relatives, owns at least 25% of any class of shares or has owned that size of interest during the previous five years; and

  . the shareholder has, at any time during the previous five years, been a resident of the Netherlands.

  Netherlands Net Wealth Tax. A nonresident shareholder who is an individual is not subject to Netherlands net wealth tax with respect to the IFCO Systems ordinary shares, provided that the nonresident shareholder does not carry on a business in the Netherlands through a permanent establishment or a permanent representative to which the shares are attributable. Corporations are not subject to Netherlands net wealth tax.

  Netherlands Gift and Inheritance Tax. No Netherlands gift or inheritance tax will arise as a result of the gift of the IFCO Systems ordinary shares by, or on the transfer of the IFCO Systems ordinary shares at the death of, a nonresident shareholder who is an individual, unless:

  . the shareholder is a resident or a deemed resident of the Netherlands for tax purposes; or

  . the IFCO Systems ordinary shares are attributable to a permanent establishment or a permanent representative of the shareholder in the Netherlands. In some cases, an individual who was previously a resident of the Netherlands may be deemed to continue to be a resident at the time of the gift or death. Corporations are not subject to Netherlands gift or inheritance tax.

United States Taxation

  The following is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership, and disposition of the IFCO Systems ordinary shares by a holder that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income tax on a net income basis in respect of the ordinary shares. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the ordinary shares. In particular, this summary deals only with U.S. holders that will hold the ordinary shares as capital assets and does not address the tax treatment of U.S. holders that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, securities dealers, investors liable for alternative minimum tax, persons that hold the ordinary shares as part of an integrated investment, including a straddle, comprised of shares and one or more other positions, persons whose functional currency is not the U.S. dollar, and holders of 5% or more of the voting shares of IFCO Systems. The summary is based on the U.S./NL Income Tax Treaty and the tax laws of the United States and the Netherlands in effect on the date of this prospectus, which are subject to change. Prospective purchasers should consult their own advisors as to the tax consequences of the purchase, ownership, and disposition of the shares in light of their own particular circumstances, including the effect of any state, local, or other national laws.

  Taxation of Dividends. Distributions paid out of IFCO Systems' current or accumulated earnings and profits, as determined under U.S. federal income tax principles, in respect of the ordinary shares, including the

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amounts withheld in respect of Netherlands withholding tax, generally will be subject to U.S. federal income taxation as foreign source dividend income and will not be eligible for the dividends received deduction generally allowed to U.S. corporations.

  Subject to generally applicable limitations and the discussion below, Netherlands withholding tax imposed on dividends at the treaty rate will be treated as a foreign income tax eligible for credit against a U.S. holder's U.S. federal income tax liability or, at a U.S. holder's election, may be deducted in computing taxable income. Under rules enacted or announced in 1997, foreign tax credits will not be allowed for withholding taxes imposed in respect of short-term or hedged positions in securities or in respect of arrangements in which a U.S. holder's expected economic profit, after non-U.S. taxes, is insubstantial. U.S. holders should consult their own advisors concerning the implications of these rules in light of their particular circumstances.

  IFCO Systems expects to fund dividend distributions on the shares with dividends received from its subsidiaries organized outside the Netherlands. Under special Netherlands tax rules applicable to international holding company structures, IFCO Systems will be entitled in some circumstances to reduce the amount of taxes that it otherwise would be obliged to pay to the Netherlands tax authorities by an amount equal to 3% of the lesser of the dividends that it receives from its foreign subsidiaries and the net dividends that it pays to its shareholders. There is no authority directly addressing the implications of these special tax rules for the taxation of dividends paid to U.S. holders. It is possible that the foreign tax credits otherwise allowable for U.S. tax purposes in respect of Netherlands withholding taxes on dividend income would be reduced by the proportion of the Netherlands tax saving realized by IFCO Systems that is measured by reference to those dividends. IFCO Systems will advise U.S. holders if it claims the benefit of this reduction in respect of dividends on the ordinary shares.

  Taxation of Capital Gains. Gains or losses realized by a U.S. holder on the sale or other disposition of the ordinary shares generally will be treated for U.S. federal income tax purposes as capital gains or losses and generally will be long-term gains or losses if the ordinary shares have been held for more than one year. Long-term capital gain recognized by an individual holder generally is subject to taxation at a maximum rate of 20%. Gain, if any, realized by a U.S. holder on the sale or other disposition of the ordinary shares generally will be treated as U.S. source income for U.S. foreign tax credit purposes.

  Non-U.S. Holders. A holder of the ordinary shares that is, with respect to the United States, a foreign corporation or a nonresident alien individual, generally will not be subject to U.S. federal income or withholding tax on dividends received on the ordinary shares unless the dividend income is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States. A non-U.S. holder of 20% shares will not be subject to U.S. federal income tax or withholding tax in respect of gain realized on the sale or other disposition of the ordinary shares, unless (1) the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States or (2) in the case realized by an individual non-U.S. holder, the non-U.S. holder is present in the United States for 183 days or more in the taxable year of the sale and other specified conditions are met.

  U.S. Backup Withholding. A U.S. holder may be subject to backup withholding at the rate of 31% with respect to payments of dividends or proceeds from a sale of the ordinary shares, unless the U.S. holder (1) is a corporation or other exempt recipient, and demonstrates this fact when so required, or (2) provides a correct taxpayer identification number, certifies that it is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be creditable against the U.S. holder's U.S. federal income tax liability. While non-U.S. holders generally are exempt from backup withholding, a non-U.S. holder may, in some circumstances, be required to comply with information and identification procedures in order to prove this exemption.

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                        SHARES ELIGIBLE FOR FUTURE SALE

  When this offering closes, approximately    million IFCO Systems ordinary
shares will be outstanding, or approximately    million shares if the
underwriters exercise their over-allotment option in full. The shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless held by an affiliate of IFCO Systems as that term is defined in Rule 144 under the Securities Act. In addition, the shares issued to PalEx stockholders in the merger will be freely tradeable, unless held by an affiliate of IFCO Systems or held by persons deemed to be an affiliate for purposes of Rule 145 under the Securities Act. The remaining 20.0 million ordinary shares are restricted securities and are subject to restrictions under the Securities Act.

  In addition to restrictions under the Securities Act, IFCO Systems' directors and executive officers after the merger and significant shareholders of IFCO
Systems, who together will hold approximately     ordinary shares after the
merger and this offering, assuming PalEx stockholders elect to receive 49% of the total merger consideration in cash, have agreed with the underwriters not to, directly or indirectly, sell, offer for sale, or otherwise dispose of any ordinary shares for a period of 12 months after the date of this prospectus.
Other shareholders, who together will hold approximately      ordinary shares
not subject to the one-year lockup, have agreed not to sell, offer for sale, or otherwise dispose of any ordinary shares for a period of six months after the date of this prospectus.

  In addition to the lockup agreements with the underwriters, Christoph Schoeller, Martin Schoeller, Schoeller Industries, Schoeller Holding, and 13 senior executives of PalEx and its subsidiaries have entered into a lockup agreement with IFCO Systems pursuant to the merger agreement. The lockup agreement restricts the transfer for two years after the closing date of this offering of all ordinary shares directly or indirectly owned, or entitled to be received, by these restricted stockholders. The restriction period will terminate early for any of the PalEx officers or senior executives whose employment with PalEx or a PalEx subsidiary is terminated without cause or because of a breach by IFCO Systems, PalEx, or a PalEx subsidiary. The restricted IFCO Systems ordinary shares may begin to be sold during the restricted period as follows:

        Time After the Closing Date of This Offering   Shares That May Be Sold
        --------------------------------------------   -----------------------
          one month.................                             20%
          12 months.................                        additional 15%
          15 months.................                        additional 15%
          18 months.................                        additional 15%
          21 months.................                        additional 15%

  As a result of this schedule, at any time beginning 24 months after the closing date of this offering, these IFCO Systems ordinary shares will no longer be restricted from transfer.

  In general, under Rule 144 as currently in effect, if a minimum of one year has elapsed since the later of the date of acquisition of the restricted securities from the issuer or from an affiliate of the issuer, a person, or persons whose ordinary shares are aggregated, including persons who may be deemed to be IFCO Systems affiliates pursuant to Rule 145, would be entitled to sell within any three-month period a number of ordinary shares that does not exceed the greater of:

  . 1% of the then-outstanding ordinary shares, which equals approximately ordinary shares immediately after this offering; or

  . the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

  Sales under Rule 144 are also subject to restrictions as to the manner of sale, notice requirements, and the availability of current public information about IFCO Systems. In addition, under Rule 144(k), if a period of at least two years has elapsed since the later of the date the restricted securities were acquired from IFCO

Systems or the date they were acquired from an IFCO Systems affiliate, a shareholder who is not an IFCO Systems affiliate at the time of the sale and who has not been an IFCO Systems affiliate for at least three months prior to the sale would be entitled to sell ordinary shares in the public market immediately without compliance with the requirements under Rule 144. Rule 144 does not require the same person to have held the securities for the applicable periods. This summary is not intended to be a complete description of Rule 144.

  Prior to this offering, there has been no public market for the ordinary shares. No information is currently available and IFCO Systems cannot predict the timing or amount of future sales of shares, or the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the ordinary shares prevailing from time to time. Sales of substantial amounts of ordinary shares, including shares issuable upon the exercise of stock options, in the public market after the lapse of restrictions described above, or the perception that these sales may occur, could materially adversely affect the prevailing market prices for ordinary shares and the ability of IFCO Systems to raise equity capital in the future.

                                  UNDERWRITING

  The underwriters of the offering of ordinary shares in the United States, the concurrent public offering of the ordinary shares in Germany and the private placement outside of Germany and the United States, for whom Lehman Brothers
International (Europe) and    are acting as representatives, have agreed to
purchase from IFCO Systems the respective number of ordinary shares shown opposite its name below:

                                                                    Number of
     Underwriters                                                Ordinary Shares
     ------------                                                ---------------
     Lehman Brothers International (Europe).....................
       .........................................................
       .........................................................
                                                                       ---
       Total....................................................

  The underwriting agreement provides that the obligations of the underwriters to purchase ordinary shares included in this offering depend on the satisfaction of the conditions contained in the underwriting agreement, and that if any of the ordinary shares are purchased by the underwriters under the underwriting agreement, then all of the ordinary shares that the underwriters have agreed to purchase under the underwriting agreement must be purchased. The conditions contained in the underwriting agreement include the requirement that the merger and the high yield debt offering are completed, the total proceeds to IFCO Systems from this offering and the high yield debt offering are at least $250.0 million, the representations and warranties made by IFCO Systems to the underwriters are true, and that IFCO Systems deliver to the underwriters customary closing documents.

  The representatives have advised us that the underwriters propose to offer the ordinary shares directly to the public at the public offering price set forth on the cover page of this prospectus, and to dealers, who may include the underwriters, at a public offering price less a selling concession not in
excess of (Euro)   per ordinary share. The underwriters and dealers may allow a
concession not in excess of (Euro)   per ordinary share to brokers and dealers.
After the offering, the underwriters may change the offering price and other selling terms.

  IFCO Systems has granted the underwriters an option to purchase up to an
aggregate of    additional shares, exercisable solely to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus. The underwriters may exercise this option at any time until 30 days after the closing date, which is
expected to be on    , 2000. If this option is exercised, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional ordinary shares proportionate to the initial commitment of each underwriter as indicated in the preceding tables, and IFCO Systems will be obligated, under the over-allotment option, to sell the ordinary shares to the underwriters.

  IFCO Systems, its directors and executive officers after the merger, and specified significant shareholders have agreed, without the prior consent of Lehman Brothers, not to, and IFCO Systems has agreed to cause its affiliates not to, directly or indirectly, issue, offer, pledge, or contract to purchase securities, including options or warrants, which carry rights to subscribe for or acquire any ordinary shares of IFCO Systems, grant, sell or purchase any option or right to purchase such securities, or undertake to grant, sell, or purchase such right or option for a period of 12 months after the date of this prospectus.

The above does not apply to:

  . the exercise of stock options or warrants existing on the date of this offering; and

  .  ordinary shares issued for employees of IFCO Systems.

  Prior to the offering, there has been to public market for the ordinary shares. The initial public offering price was negotiated between the representatives and IFCO Systems. In determining the initial public offering price of the ordinary shares, the representatives considered various factors, including:

  .  prevailing market conditions;

  .  our historical performance and capital structure;

  .  estimates of IFCO Systems' business potential and earning prospects;

  .  an overall assessment of IFCO Systems' management; and

  . consideration of the above factors in relation to the market valuation of companies in related businesses.

  IFCO Systems has applied for its ordinary shares to be listed on the Official List of the Frankfurt Stock Exchange under the symbol "ife" and has been approved for listing, subject to official notice of issuance, on the Nasdaq National Market under the symbol "IFCO ."

  IFCO Systems has agreed in the underwriting agreement to indemnify the underwriters against specified liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make for these liabilities.

  Until the distribution of the ordinary shares is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase ordinary shares. As an exception to these rules, the representatives are permitted to engage in transactions that stabilize the price of the ordinary shares. These transactions may consist of bids or purchases for the purposes of pegging, fixing, or maintaining the price of the ordinary shares.

  The underwriters may create a short position in the ordinary shares in connection with the offering, which means that they may sell more ordinary shares than are set forth on the cover page of this prospectus. If the underwriters create a short position, the representatives may reduce that short position by purchasing ordinary shares in the open market. The representatives also may elect to reduce any short position by exercising all or part of the over-allotment option. The underwriters have informed us that they do not intend to confirm sales to discretionary accounts that exceed 5% of the total number of ordinary shares offered by them.

  The representatives also may impose a penalty bid on underwriters and selling group members. This means that if the representatives purchase ordinary shares in the open market to reduce the underwriters' short position or to stabilize the price of the ordinary shares, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those ordinary shares as part of the offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of these purchases. The imposition of a penalty bid might have an effect on the price of the security to the extent that it were to discourage resales of the security by purchasers in an offering.

  Neither IFCO Systems nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above any have on the price of the ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that such transactions, once commenced, will not be discontinued without notice.

  The underwriters have each agreed to the following:

  . They will not offer the ordinary shares to persons in the United Kingdom within six months after the closing date of this offering, except to persons whose ordinary activities include acquiring, holding, managing, or disposing of investments, as principal or agent, and in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offer of Securities Regulations 1995.

  . They will comply with all applicable provisions of the Financial Services Act of 1986 and the Public Offer of Securities Regulations 1995, with respect to anything done by them in relation to the ordinary shares in, from or otherwise involving the United Kingdom.

  . They will only issue, and pass on, in the United Kingdom, any document received by them in connection with the issue of the ordinary shares to a person who is of a kind described in Article 8(3) of the Financial Service Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

  . No action has been or will be taken in any jurisdiction other than Germany or the United States that would constitute a public offering of the ordinary shares. They will comply with all applicable securities laws and regulations in each jurisdiction in which they purchase, offer, self, or deliver ordinary shares or have in their possession or distributes any offering material and they must pay for the costs they incur to comply with the legal obligations described above.

  . They understand that the ordinary shares have not been and will not be registered under the Securities and Exchange Law of Japan and represent that they have not offered or sold, and agree not to offer or sell, directly or indirectly, any ordinary shares in Japan or for the account of any resident of Japan except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law.

  No action has been taken or will be taken in any jurisdiction by IFCO Systems or the underwriters that would permit a public offering of the ordinary shares in any jurisdiction where action for that purpose is required, other than in the United States and Germany. Persons who acquire this prospectus are required by IFCO Systems and the underwriters to inform themselves about and observe any restrictions as to the offering and the distribution of this prospectus.

  Purchasers of the ordinary shares offered in this prospectus may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

                                 LEGAL MATTERS

  The validity of the shares of IFCO Systems ordinary shares to be issued in connection with the merger will be passed upon by Stibbe Simont Monahan Duhot P.C., New York, New York. Specific legal matters will be passed upon for the underwriters by Shearman & Sterling, London, England.

                                    EXPERTS

  The combined financial statements of the IFCO Companies as of December 31, 1997 and 1998, and for each of the years then ended and the balance sheet of IFCO Systems as of March 31, 1999, appearing in this prospectus have been so included in reliance on the report of PwC Deutsche Revision AG, independent accountants, given on the authority of that firm as experts in auditing and accounting.

  The financial statements of IFCO U.S. as of December 31, 1997 and 1998, and for each of the years then ended, appearing in this proxy statement/prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

  The consolidated financial statements of PalEx and its subsidiaries as of November 30, 1996, December 28, 1997, and December 27, 1998, and for the years ended November 30, 1995, November 30, 1996, December 28, 1997, and December 27, 1998, and the one-month period ended December 31, 1996, included in this prospectus have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports dated February 27, 1998, and February 26, 1999, and are included in reliance upon the report of that firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

  This prospectus constitutes a part of a registration statement on Form F-1 we have filed under the Securities Act with the SEC with respect to this offering. This prospectus does not contain all the information the registration statement sets forth or its exhibits, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements this prospectus makes respecting the content of any contract, agreement, or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. Interested persons may (1) inspect the registration statement and its exhibits, without charge, at the public reference facilities of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048 and (2) obtain copies of all or any part of the registration statement at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

  As a result of this offering, IFCO Systems will become subject to the informational requirements of the Exchange Act. IFCO Systems will fulfill its obligations with respect to those requirements by filing periodic reports and other information with the SEC. We intend to furnish our stockholders with annual reports that will include a description of its operations and audited consolidated financial statements certified by an independent public accounting firm.

                         INDEX TO FINANCIAL STATEMENTS

IFCO Systems N.V.
 Report of Independent Accountants........................................  F-2
 Balance Sheet as of March 31 and October 31, 1999 (unaudited)............  F-3
 Unaudited Interim Statement of Comprehensive Loss for the period from
  April 1, 1999 to October 31, 1999.......................................  F-4
 Unaudited Interim Statement of Shareholders' Equity......................  F-5
 Notes to the Financial Statements........................................  F-6
IFCO
 Report of Independent Accountants........................................  F-8
 Combined Balance Sheets as of December 31, 1997 and 1998 and October 31,
  1999 (unaudited)........................................................  F-9
 Combined Statements of Operations for the years ended December 31, 1997 and 1998 and the ten months ended October 31, 1998 and 1999 (unaudited)
  ........................................................................ F-10
 Combined Statements of Comprehensive Loss for the years ended December
  31, 1997 and 1998 and the ten months ended October 31, 1998 and 1999
  (unaudited)............................................................. F-11
 Combined Statements of Net Investment for the years ended December 31,
  1997 and 1998 and the ten months ended October 31, 1998 and 1999
  (unaudited)............................................................. F-12
 Combined Statements of Cash Flows for the years ended December 31, 1997 and 1998 and the ten months ended October 31, 1998 and 1999
  (unaudited)............................................................. F-13
 Notes to the Combined Financial Statements............................... F-14
PalEx, Inc. and Subsidiaries
 Report of Independent Certified Public Accountants....................... F-31
 Consolidated Balance Sheets as of December 28, 1997, December 27, 1998,
  and October 24, 1999 (unaudited)........................................ F-32
 Consolidated Statements of Operations for the years ended November 30,
  1996, December 28, 1997, and December 27, 1998, the one-month period ended December 31, 1996, and the ten-month
  periods ended October 25, 1998, and October 24, 1999 (unaudited)........ F-33
 Consolidated Statements of Comprehensive Income for the years ended
  November 30, 1996,
  December 28, 1997, and December 27, 1998, the one-month period ended
  December 31, 1996,
  and the ten-month periods ended October 25, 1998, and October 24, 1999
  (unaudited)............................................................. F-34
 Consolidated Statements of Changes in Stockholders' Equity for the years ended November 30, 1995, November 30, 1996, December 28, 1997, and
  December 27, 1998, and the ten-month period ended October 24, 1999
  (unaudited)............................................................. F-35
 Consolidated Statements of Cash Flows for the years ended November 30,
  1996, December 28, 1997, and December 27, 1998, the one-month period ended December 31, 1996, and the ten-month
  periods ended October 25, 1998, and October 24, 1999 (unaudited)........ F-36
 Notes to Consolidated Financial Statements............................... F-37
IFCO-U.S., L.L.C.
 Report of Independent Certified Public Accountants....................... F-57
 Balance Sheets as of December 31, 1997 and 1998 and October 31, 1999
  (unaudited)............................................................. F-58
 Statements of Operations and Changes in Accumulated Members' Deficit for
  the years ended December 31, 1997 and 1998 and the ten months ended
  October 31, 1998 and 1999 (unaudited)................................... F-59
 Statements of Cash Flows for the years ended December 31, 1997 and 1998 and the ten months ended October 31, 1998 and 1999 (unaudited).......... F-60
 Notes to Financial Statements and the ten months ended October 31, 1998 and 1999 (unaudited).................................................... F-61

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders
of IFCO Systems N.V.
Burgermeister Rijnderstean 20
1185 MC Amsterdam, The Netherlands

In our opinion, the accompanying balance sheet presents fairly in all material respects, the financial position of IFCO Systems N.V. ("the Company") at March 31, 1999, in conformity with generally accepted accounting principles in the United States. The financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit of the statement in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft
Dusseldorf, Germany
August 25, 1999

/s/ Betz        /s/ Hartmann

                               IFCO SYSTEMS N.V.

                                 BALANCE SHEET

                                     ASSETS

                                                           March 31, October 31,
                                                             1999       1999
                                                           --------- -----------
                                                                     (unaudited)
CURRENT ASSETS:
 Cash and cash equivalents................................  $54,040    $52,590
                                                            =======    =======

                              SHAREHOLDER'S EQUITY

SHAREHOLDER'S EQUITY
 Common stock.............................................  $54,040    $54,040
 Accumulated other comprehensive loss.....................      --      (1,450)
                                                            -------    -------
  Total shareholder's equity..............................  $54,040    $52,590
                                                            =======    =======



    The accompanying notes are an integral part of this financial statement.

                               IFCO SYSTEMS N.V.

               UNAUDITED INTERIM STATEMENT OF COMPREHENSIVE LOSS
             for the Period from April 1, 1999 to October 31, 1999

      Net loss......................................................... $    --
      Other comprehensive loss:
        Foreign currency translation adjustment........................  (1,450)
                                                                        -------
      Comprehensive loss............................................... $(1,450)
                                                                        =======

                               IFCO SYSTEMS N.V.

              UNAUDITED INTERIM STATEMENT OF SHAREHOLDERS' EQUITY

                                                    Accumulated
                                                       Other
                                           Common  Comprehensive Shareholders'
                                            Stock      Loss         Equity
                                           ------- ------------- -------------
Original contribution on and balance at
 March 31, 1999........................... $54,040    $    --       $54,040
Foreign currency translation adjustment...             (1,450)       (1,450)
                                           -------    -------       -------
BALANCE October 31, 1999.................. $54,040    $(1,450)      $52,590
                                           =======    =======       =======

                               IFCO SYSTEMS N.V.
                       NOTES TO THE FINANCIAL STATEMENTS

1.BASIS OF PRESENTATION

   IFCO Systems N.V. was incorporated under the laws of the Netherlands on March 31, 1999. On the incorporation date, $54,040 of cash was contributed by Schoeller Packaging Systems GmbH ("SPS") in exchange for 5,000 ordinary shares of common stock. The authorized share capital of IFCO Systems N.V. is divided into 25,000 ordinary shares, with a nominal value of 10 euro per share. IFCO Systems N.V. is a wholly owned subsidiary of SPS.

   The accompanying financial statement has been prepared in accordance with United States generally accepted accounting principles.

   The unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation of the information therein.

2.SIGNIFICANT ACCOUNTING POLICIES

   The functional currency is the euro. The Company has selected the United States dollar ("US$") as its reporting currency. The financial statements of the Company's operations which are not denominated in United States dollars are translated using the exchange rate as of the balance sheet date for assets and liabilities.

3.SUBSEQUENT EVENTS

   IFCO Systems N.V. was formed pursuant to a definitive merger agreement effective March 29, 1999 with PalEx, Inc. ("PalEx"). Under the terms of the agreement, prior to the merger, IFCO Systems N.V. will form Silver Oak Acquisition Corp. as its wholly owned subsidiary to participate in the merger. Silver Oak Acquisition Corp. will have authorized capital stock of 100 shares of common stock, par value $0.01 per share. Silver Oak Acquisition Corp. will issue all of its authorized shares to IFCO Systems N.V.

   Prior to the merger with PalEx, SPS will contribute the shares it owns of IFCO Europe Beteiligungs GmbH ("IFCO Europe"), which is 76% owned by SPS, and MTS Okologistik Verwaltungs GmbH ("MTS"), 100% owned by SPS, to IFCO Systems N.V. In addition, Gebruder Schoeller Beteilungsverwaltungs GmbH ("GSB") will contribute the shares of Schoeller International Logistics Beteiligungsgesellschaft mbH ("SIL"), 100% owned by GSB, to IFCO Systems N.V. Both SPS and GSB are owned by the same group of shareholders, the Schoeller family. The merger with PalEx will occur on the same day as, but immediately before, an initial public offering of shares in IFCO Systems N.V.

   IFCO Europe is the holding company of IFCO International Food Container Organisation GmbH ("IFCO GmbH"). IFCO Europe is involved in the organization and administration of the purchase, distribution and leasing of reusable crate systems in Germany and other European countries. IFCO Europe is 76% owned by SPS, with a subsidiary of General Electric Capital Corporation ("GECC") holding a preferred share representing 24%. In connection with its initial investment of DM 45 million ($24.9 million) in IFCO Europe in 1997, GECC received options to increase its investment in IFCO Europe to 49% and then up to 100% after certain dates have passed and criteria have been met. GECC also received options to purchase 100% of MTS and up to 100% of SIL after certain dates have passed and criteria have been met. In connection with the merger agreement, a debenture in the amount of DM 45 million ($27.6 million) will be issued to GECC by a company controlled by the Schoeller family for GECC's preferred share in IFCO Europe. This debenture will have a 30 year term and bear interest at 5% per year. The debenture will be exchangeable for IFCO Systems N.V. ordinary shares that are held by the Schoeller controlled issuer of the debenture after a mandatory holding

                               IFCO SYSTEMS N.V.
                 NOTES TO THE FINANCIAL STATEMENTS--(Continued)

period. GECC's options to increase its investment in IFCO Europe, MTS and SIL will be exchanged for a promissory note payable issued by IFCO Systems N.V. in the amount of DM 45 million ($27.6 million), of which DM 11.25 million ($6.9 million) will be paid out of the proceeds from the initial public offering. The balance will be paid over five years beginning on December 31, 2001. In the first year the annual interest rate will be EURIBOR plus 2.75%, increasing to 10% in the second year.

   MTS is a German company that is 100% owned by SPS and offers a reusable packing system for dry goods sold primarily by retailers. MTS's business processes are generally similar to those of IFCO Europe.

   SIL, is a German company which is 100% owned by GSB and holds ownership interests in reusable crate systems in the United States, Argentina and Japan. The operation in Argentina is wholly owned by SIL and is consolidated within SIL. SIL has a 50% voting interest in the operations in the United States ("IFCO-US") and a 33% ownership investment in the Japanese operations. SIL's business processes are generally similar to those of IFCO Europe. In connection with the merger agreement, the Company intends to purchase the remainder of IFCO-US, giving it 100% ownership.

   Prior to the merger with PalEx, SPS will change its name to Schoeller Logistics Technologies GmbH and SIL will change its name to IFCO International Network Beteiligungsgesellschaft mbH.

   The closing of the merger is subject to the approval of shareholders of PalEx, completion of the initial public offering of IFCO Systems N.V. and other customary conditions. Under the current terms of the agreement, the participating rights (see below) will remain outstanding. The transaction is expected to be completed by the end of the first quarter of 2000.

  Unaudited Subsequent Events

   Effective November 4, 1999, SPS contributed its shares of IFCO Europe, which is 76% owned by SPS, and MTS, 100% owned by SPS, to IFCO Systems N.V. In addition, GSB contributed its shares of SIL, 100% owned by GSB, to IFCO Systems N.V. effective November 4, 1999. Both SPS and GSB are owned by the same group of shareholders, the Schoeller family.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of Schoeller Packaging Systems GmbH and Gebruder Schoeller Beteilungsverwaltungs GmbH
Zugspitzstrabe 15
82049 Pullach


In our opinion, the accompanying combined balance sheets and the related combined statements of operations, comprehensive income, net investment and of cash flows present fairly, in all material respects, the combined financial position of IFCO Europe Beteiligungs GmbH and MTS Okologistik GmbH, subsidiaries of Schoeller Packaging Systems GmbH, Pullach and Schoeller International Logistics Beteiligungsgesellschaft mbH, a subsidiary of Gebruder Schoeller Beteilungsverwaltungs GmbH, Munich (collectively "IFCO") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles in the United States. These financial statements are the responsibility of IFCO's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in Germany, which are substantially consistent with those in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft
Dusseldorf, Germany
April 30, 1999

/s/ Betz          /s/ Hartmann
(Betz)            (Hartmann)
Wirtschaftsprufer Wirtschaftsprufer

                                      IFCO

                            COMBINED BALANCE SHEETS
                             (In thousands of US$)

                            December 31,
                          ------------------  October 31,
                            1997      1998       1999
                          --------  --------  -----------
                                              (unaudited)
         ASSETS
CURRENT ASSETS:
 Cash and cash
  equivalents...........  $  7,992  $ 23,642   $  9,134
 Receivables............    93,397    74,462     81,509
 Other..................       775     1,874      3,838
                          --------  --------   --------
  Total current assets..   102,164    99,978     94,481
PROPERTY, PLANT AND
 EQUIPMENT, net.........   134,776   172,437    162,772
OTHER ASSETS............    12,617    12,038     16,393
                          --------  --------   --------
  Total assets..........  $249,557  $284,453   $273,646
                          ========  ========   ========
  LIABILITIES AND NET
       INVESTMENT
CURRENT LIABILITIES:
 Short-term loans.......  $ 53,440  $    500   $    500
 Short-term related
  party loans...........    23,298     2,618      2,254
 Current maturities of
  long-term debt........        --     4,912      5,413
 Current maturities of
  capital lease
  obligations...........     4,738     9,340     10,528
 Refundable deposits....    64,323    70,875     70,820
 Accounts payable.......    65,010    69,287     76,533
 Accrued expenses and
  other current
  liabilities...........    12,294     7,303     11,591
 Deferred income........     4,660     6,573      5,996
                          --------  --------   --------
  Total current
   liabilities..........   227,763   171,408    183,635
ACCUMULATED LOSSES IN
 EXCESS OF INVESTMENT IN
 EQUITY ENTITIES........     3,136     4,472      5,684
LONG-TERM DEBT, net of
 current maturities.....       464    77,874     67,183
CAPITAL LEASE
 OBLIGATIONS, net of
 current maturities.....     7,971    26,867     20,768
COMMITMENTS AND
 CONTINGENCIES
PARTICIPATING RIGHTS....     3,956     4,274      3,871
REDEEMABLE PARTICIPATING
 RIGHTS.................     1,256     1,544      1,477
REDEEMABLE CONVERTIBLE
 PREFERRED STOCK........    25,001    28,887     26,335
NET INVESTMENT:
 Contributed share
  capital...............    10,017    10,017     10,017
 Accumulated deficit....   (29,945)  (38,858)   (46,400)
 Accumulated other
  comprehensive loss....       (62)   (2,032)     1,076
                          --------  --------   --------
                           (19,990)  (30,873)   (35,307)
                          --------  --------   --------
  Total liabilities and
   net investment.......  $249,557  $284,453   $273,646
                          ========  ========   ========


    The accompanying notes are an integral part of these combined financial statements.

                                      IFCO

                       COMBINED STATEMENTS OF OPERATIONS
                             (In thousands of US$)

                                        Year Ended          Ten Months Ended
                                       December 31,            October 31,
                                     ------------------  -----------------------
                                       1997      1998       1998        1999
                                     --------  --------  ----------- -----------
                                                         (unaudited) (unaudited)
REVENUES...........................  $116,735  $134,721   $106,021    $126,399
COST OF SALES:
 Depreciation and amortization
  expense and crate breakage.......    26,929    28,487     21,176      28,162
 Other costs of sales..............    72,693    77,731     64,698      72,168
                                     --------  --------   --------    --------
                                       99,622   106,218     85,874     100,330
                                     --------  --------   --------    --------
  Gross profit.....................    17,113    28,503     20,147      26,069
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES..........................    22,263    28,515     20,729      24,029
AMORTIZATION OF GOODWILL...........       675       383        274         344
OTHER OPERATING (INCOME) EXPENSES,
 net...............................    (4,099)   (3,081)    (2,979)     (1,976)
                                     --------  --------   --------    --------
  Income (loss) from operations....    (1,726)    2,686      2,123       3,672
INTEREST EXPENSE...................   (11,815)   (8,637)    (7,355)     (7,347)
INTEREST INCOME....................     3,887     1,607      1,331         466
FOREIGN CURRENCY (LOSSES) GAINS....        25      (188)      (166)       (690)
LOSSES FROM EQUITY ENTITIES........    (2,347)   (2,726)    (2,431)     (1,632)
OTHER INCOME (EXPENSE), net........       183       (83)      (325)       (611)
                                     --------  --------   --------    --------
  Loss before income taxes.........   (11,793)   (7,341)    (6,823)     (6,142)
INCOME TAX PROVISION...............       (47)     (210)      (173)       (144)
                                     --------  --------   --------    --------
  Net loss.........................   (11,840)   (7,551)    (6,996)     (6,286)
                                     --------  --------   --------    --------
ACCRETION OF PREFERRED STOCK AND
 PARTICIPATING RIGHTS..............       630    (1,362)    (1,123)     (1,256)
  Net loss applicable to common
   stock...........................  $(11,210) $ (8,913)  $ (8,119)   $ (7,542)
                                     ========  ========   ========    ========
Unaudited pro forma basic loss per
 share (in US$)....................            $   (.45)              $   (.38)
                                               ========               ========



    The accompanying notes are an integral part of these combined financial statements.

                                      IFCO

                   COMBINED STATEMENTS OF COMPREHENSIVE LOSS
                             (In thousands of US$)

                                         Year Ended         Ten Months Ended
                                        December 31,           October 31,
                                      -----------------  -----------------------
                                        1997     1998       1998        1999
                                      --------  -------  ----------- -----------
                                                         (unaudited) (unaudited)
Net loss............................. $(11,840) $(7,551)   $(6,996)    $(6,286)
Other comprehensive loss:
 Foreign currency translation
  adjustment.........................      317   (1,970)    (1,663)      3,108
                                      --------  -------    -------     -------
Comprehensive loss................... $(11,523) $(9,521)   $(8,659)    $(3,178)
                                      ========  =======    =======     =======




    The accompanying notes are an integral part of these combined financial statements.

                                      IFCO

                     COMBINED STATEMENTS OF NET INVESTMENT
                             (In thousands of US$)

                                                        Accumulated
                               Contributed                 Other
                                  Share    Accumulated Comprehensive    Net
                                 Capital     Deficit       Loss      Investment
                               ----------- ----------- ------------- ----------
BALANCE January 1, 1997......    $10,017    $(10,100)     $  (379)    $   (462)
Capital distribution, net of
 tax.........................        --       (8,635)         --        (8,635)
Participating rights, net of
 tax.........................        --          774          --           774
Redeemable cumulative
 participating rights, net of
 tax.........................        --         (144)         --          (144)
Foreign currency adjustment..        --          --           317          317
Net loss.....................        --      (11,840)         --       (11,840)
                                 -------    --------      -------     --------
BALANCE December 31, 1997....    $10,017    $(29,945)     $   (62)     (19,990)
Accretion of redeemable
 convertible preferred stock,
 net of tax..................        --       (1,274)         --        (1,274)
Participating rights, net of
 tax.........................        --           61          --            61
Redeemable cumulative
 participating rights, net of
 tax.........................        --        (149)          --          (149)
Foreign currency adjustment..        --          --        (1,970)      (1,970)
Net loss.....................        --       (7,551)         --        (7,551)
                                 -------    --------      -------     --------
BALANCE December 31, 1998....    $10,017    $(38,858)     $(2,032)    $(30,873)
Accretion of redeemable
 convertible preferred stock,
 net of tax (unaudited)......        --       (1,077)         --        (1,077)
Participating rights, net of
 tax (unaudited).............        --          (60)         --           (60)
Redeemable cumulative
 participating rights,
 (unaudited).................        --        (119)          --          (119)
Foreign currency adjustment
 (unaudited).................        --          --         3,108        3,108
Net loss (unaudited).........        --       (6,286)         --        (6,286)
                                 -------    --------      -------     --------
BALANCE October 31, 1999.....    $10,017    $(46,400)     $ 1,076     $(35,307)
                                 =======    ========      =======     ========



    The accompanying notes are an integral part of these combined financial statements.

                                      IFCO

                       COMBINED STATEMENTS OF CASH FLOWS
                             (In thousands of US$)

                                         Year Ended         Ten Months Ended
                                        December 31,           October 31,
                                      -----------------  -----------------------
                                        1997     1998       1998        1999
                                      --------  -------  ----------- -----------
                                                         (unaudited) (unaudited)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
Net loss............................  $(11,840) $(7,551)   $(6,996)    $(6,286)
Adjustments to reconcile net loss to
 net cash provided by operating
 activities:
 Depreciation of property, plant and
  equipment and crate breakage......    26,929   28,487     21,176      28,162
 Amortization of goodwill...........       675      383        274         344
 Amortization of intangible assets
  and debt issuance costs...........       --       664        228          38
 Foreign exchange (gain)/loss.......       (25)     188        166         690
 (Profit)/loss on sale of property,
  plant and equipment...............        (2)     --         --          106
 Losses from equity entities........     2,347    2,726      2,431       1,632
 Changes in operating assets and
  liabilities--
 Proceeds from factoring
  arrangement.......................       --    25,435     19,883      28,004
 Receivables........................   (11,588)   2,160     (2,186)    (46,654)
 Other assets, long term............       243      112        586      (1,456)
 Inventory..........................     7,414   (1,621)    (1,205)     (2,293)
 Prepaid expenses and other current
  accounts..........................       107      673        714          47
 Accounts payable...................     5,076   10,933        251      17,435
 Other current liabilities..........     3,515   (7,791)    (5,422)      1,334
 Accrued liabilities................     8,722    3,803      9,980      12,068
 Deferred income....................       917    1,337        617         249
                                      --------  -------    -------     -------
  Net cash provided by operating
   activities.......................    32,490   59,938     40,497      33,420
                                      --------  -------    -------     -------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Purchase of crates.................   (41,950) (38,098)   (35,170)    (33,054)
 Purchase of property, plant and
  equipment.........................      (562)  (2,097)    (2,062)     (3,021)
 Purchase of other intangible
  assets............................      (243)     (33)        --        (188)
 Merger costs.......................        --       --         --      (3,421)
 Investment in equity entities......      (478)  (1,390)    (1,386)       (420)
 Proceeds from sale of property and
  equipment.........................       448      106         --          --
 Sale (purchase) of investments
  carried at cost...................      (436)   2,746      2,723          --
                                      --------  -------    -------     -------
  Net cash used in investing
   activities.......................   (43,221) (38,766)   (35,895)    (40,104)
                                      --------  -------    -------     -------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Proceeds from sale of redeemable
  convertible preferred stock.......    24,949      --
 Payments on short term bank
  borrowings........................       --   (51,254)   (50,699)        --
 Payments on long term bank
  borrowings........................    (3,502) (15,351)   (15,221)    (11,581)
 Payments on related party loans....       --   (25,779)   (25,616)       (196)
 Payments on capital lease
  obligations.......................   (14,214)  (5,331)    (4,589)     (4,527)
 Proceeds from short term bank
  borrowings........................     8,591      --
 Proceeds from long term bank
  borrowings........................       --    91,756     90,764      11,010
 Proceeds from related party loans..     3,997    1,850      1,595         139
 Payment for interest rate cap......       --      (202)
 Debt issuance costs................    (6,621)  (2,131)    (1,703)        --
 Capital distribution to
  shareholders......................    (8,635)     --          --          --
 Other..............................       464      --          --          --
                                      --------  -------    -------     -------
  Net cash provided by (used in)
   financing activities.............     5,029   (6,442)    (5,469)     (5,155)
                                      --------  -------    -------     -------
EFFECT OF EXCHANGE RATE CHANGES ON
 CASH AND CASH EQUIVALENTS..........      (549)     920        589      (2,669)
                                      --------  -------    -------     -------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS...................    (6,251)  15,650       (278)    (14,508)
CASH AND CASH EQUIVALENTS, beginning
 of the period                          14,243    7,992      7,992      23,642
                                      --------  -------    -------     -------
CASH AND CASH EQUIVALENTS, end of
 period.............................  $  7,992  $23,642    $ 7,714     $ 9,134
                                      ========  =======    =======     =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Cash paid for interest.............  $  6,772  $ 6,959    $ 5,841     $ 6,805
 Cash paid for income taxes.........  $     47  $    64    $    64     $   181
SUPPLEMENTAL SCHEDULE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES:
 Accretion of redeemable convertible
  preferred stock...................       --   $ 1,274         --          --
 Redeemable cumulative participating
  rights............................  $    144  $   149         --          --
 Participating rights...............  $   (774) $   (61)        --          --
 Purchase of containers on capital
  leases............................  $  8,465  $ 9,382    $ 4,228     $ 4,125

    The accompanying notes are an integral part of these combined financial statements.

                                      IFCO

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                 (In thousands of US$ unless otherwise stated)

1.BUSINESS AND ORGANIZATION:

  These combined financial statements represent the operations of IFCO Europe Beteiligungs GmbH ("IFCO Europe") and MTS Okologistik Verwaltungs GmbH ("MTS"), which are subsidiaries of Schoeller Packaging Systems GmbH, Pullach ("SPS"), as well as the operations of Schoeller International Logistics Beteiligungsgesellschaft mbH ("SIL"), a subsidiary of Gebruder Schoeller Beteilungsverwaltungs GmbH, Munich ("GSB") (collectively "IFCO" or the "Company"). The entities are involved in crate leasing and servicing activities. SPS and GSB are wholly owned by the same group of shareholders, the Schoeller family. IFCO Europe, MTS and SIL previously reported separately to SPS and GSB respectively, and all costs relating to each entity were historically billed through management charges. These costs include all general corporate overheads, consisting of accounting, legal and technical services and other general and administrative costs, and interest expense related to the operations of IFCO Europe, MTS and SIL. All significant inter-company transactions and balances between the combined companies have been eliminated. Income taxes have been calculated on a separate return basis.

  IFCO Europe was established in 1997 and is the holding company of IFCO International Food Container Organisation GmbH ("IFCO GmbH"), a German company, which was established in 1992. IFCO Europe is involved in the organization and administration of the purchase, distribution and leasing of reusable crate systems in Germany and other European countries. The crates are leased primarily to producers of fresh fruit and vegetables in exchange for a one-time usage fee. The producers' goods are transported in the crates to various intermediaries and ultimately retailers for sale to consumers. IFCO Europe delivers the empty crates to customers' bulk warehouses and collects the empty crates from regional service points, where the crates are transported to the Company's depots and cleaned for reuse. IFCO Europe is 76% owned by SPS, with a subsidiary of General Electric Capital Corporation ("GECC") holding a preferred share representing 24%. In connection with its initial investment of $24,949 in IFCO Europe in 1997, GECC received options to increase its investment in IFCO Europe to 49% and then up to 100% after certain dates have passed and criteria have been met. GECC also received options to purchase 100% of MTS and up to 100% of SIL after certain dates have passed and criteria have been met.

  MTS, a German company that is 100% owned by SPS, was established in 1992 and offers a reusable packing system for dry goods sold primarily by retailers. MTS's business processes are generally similar to those of IFCO Europe.

  SIL, a German company which is 100% owned by GSB was established in 1994 to hold ownership interests in reusable crate systems in the United States, Argentina and Japan. The operation in Argentina is wholly owned and is consolidated within SIL. SIL has a 50% voting interest in the operations in the United States and a 33% ownership investment in the Japanese operations. SIL has agreed to fund its proportionate share of losses of the operation in the United States in excess of its capital investment. Both of these operations are accounted for under the equity method. SIL's business processes are generally similar to those of IFCO Europe.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Accounting Principles

  The accompanying combined financial statements have been prepared in accordance with United States generally accepted accounting principles.

Fiscal Year

  All combined entities maintain their accounting records using a December 31 year-end.

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


Inventory

  Inventories are stated at the lower of cost or net realizable value. The cost of inventories is determined using a weighted average cost method.

Property, Plant and Equipment

  Property, plant, and equipment is carried at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is utilized for financial reporting purposes.

  Included in property, plant and equipment is the Company's crate rental pool, which is being depreciated to estimated salvage value using the straight line method over lives ranging from 8 to 15 years. The Company periodically reviews its crate rental pool to ensure that all unusable crates are reduced to net realizable value in accordance with the Company's crate supply contract. These charges are considered breakage by the Company and are included in cost of sales in the accompanying combined statements of operations.

  Expenditures for maintenance and repairs are charged to expense as incurred. Additions and major replacements or betterments that increase capacity or extend useful lives are added to the cost of the asset. Upon sale or retirement of property, plant and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in other income (expense), net, in the accompanying combined statements of operations.

  The Company follows the reporting requirements of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121"). SFAS No. 121 establishes the recognition and measurement standards related to the impairment of long- lived assets. The Company periodically assesses the realizability of its long-lived assets pursuant to the provisions of SFAS No. 121 and has determined that no impairments would have been recognized under SFAS No. 121.

  The Company follows the reporting requirements of SFAS No. 13 "Accounting for Leases". Leases classified as capital leases are recognized as assets and liabilities in the balance sheet at amounts equal to the fair value of the leased property at the inception of the lease or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between imputed finance charge and the reduction of the outstanding liability. The lease asset is depreciated during the period of expected used on a systematic basis consistent with the depreciation policy for depreciable assets that are owned.

Goodwill and Other Intangible Assets

  Goodwill, which represents the excess of acquisition cost over the fair market value of identified net assets acquired in business combinations accounted for as purchases, is amortized using the straight-line method over 15 years.

  The Company evaluates on a regular basis whether events and circumstances have occurred that indicate that the carrying amount of goodwill and other intangible assets may warrant revision. Management believes that there has been no impairment of the goodwill and other intangible assets as reflected in the Company's combined financial statements as of December 31, 1998.

Investments Carried at Cost

  Entities where IFCO has less than 20% of the voting rights and over which IFCO does not exercise significant influence are accounted for at cost, and are included in other assets on the combined balance sheet. In 1997 this consisted of one entity, APOLLO Verwaltungsgesellschaft mbH, Munchen, which was sold in 1998.

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


Investment in Equity Entities

  Entities over which IFCO has between 20% and 50% of the voting rights, and over which IFCO exercises significant influence, are accounted for using the equity method.

  SIL's share of operating losses in the Japanese operations ("IFCO Japan") has exceeded its capital investment, and accordingly the investment in IFCO Japan has been reduced to zero. SIL has not recorded its proportionate share of IFCO-Japan's losses in excess of its investment in IFCO Japan as SIL is under no obligation, and has no intention, to fund IFCO-Japan's losses. IFCO Japan's losses that have been recorded are included in losses from equity entities on the combined statement of operations.

  SIL's share of the operating losses in the operations in the United States ("IFCO-US") has exceeded its initial capital investment. SIL has recorded its proportionate share of the losses in IFCO-US in excess of its investment as accumulated losses in excess of investment in equity entities in the combined balance sheet as SIL has agreed to fund its proportionate share of the losses. The loss that has been recognized by SIL in respect of IFCO-US is recorded in losses from equity entities on the combined statement of operations.

Participating Rights

  The participating rights were originally issued to Schoeller Plast Industries GmbH, Pullach, ("SPI"), a company wholly owned by SPS, in respect of IFCO GmbH with a nominal value of DM 10.0 million. The rights have no voting rights and are issued for an unlimited period and may be terminated by IFCO upon repayment of the nominal value. In the event of IFCO GmbH's liquidation, it is repayable after all other creditors and ranks equally with the share capital. The participating rights share in IFCO GmbH's profits up to a maximum of $0.9 million per year, before any other distribution may be made, and in IFCO GmbH's losses in the amount of 10% per year until the balance is exhausted. In the event that the participating rights has been reduced from its nominal value by its share of losses, future profits must first be used to restore it to its nominal value before any other distributions may be made.

 Redeemable Participating Rights

  In 1996 SIL received DM 2 million ($1,228) from Alexander Schoeller & Co. Management Holding GmbH ("Schoeller Management Holding"), a company which is wholly owned by the Schoellers. Each year that SIL recognizes a profit under German GAAP, Schoeller Management Holding is entitled to DM 250,000 ($154) per annum. This amount is cumulative, and any unpaid balance due to SIL's lack of profit bears interest at 6.0% per annum. Schoeller Management Holding does not participate in SIL's losses, and has no voting rights in SIL. The agreement is for an unlimited duration, and may be terminated by either party with a six month notice period.

Income Taxes

  The Company uses the liability method of accounting for income taxes, wherein deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through income tax expense.

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


Revenue Recognition

  The majority of the Company's combined revenues are generated from crate usage fees and are recognized over the Company's service obligation period, which is complete when the customer's product is removed from the crates and the crate is ready to be returned to the Company.

  The Company also generates revenues from the lease of crates for specified periods of time, which are recognized on a straight-line basis over the lease term. Additionally, the Company generates revenues from the sales of broken crates.

Refundable Deposits

  The Company receives a deposit from its customers upon crate delivery that is classified as a refundable deposit in the accompanying combined balance sheets. This deposit is refunded by the Company when the crate is recollected.

Fair Value of Financial Instruments

  SFAS No. 107, "Disclosures About Fair Values of Financial Instruments", and SFAS No. 119, "Disclosures About Derivative Financial Instruments and Fair Value of Financial Instruments", require the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. The carrying value of the Company's long-term debt approximates fair value due to variable interest rates. The carrying value of the Company's other financial instruments also approximates fair value, except for the interest rate cap of the Senior Facility Agreement. The cap uses a derivative financial instrument, and as it is an integral part of the Senior Facility Agreement, it cannot be reliably segregated and measured. There are no published price quotations in active public securities markets and even though there are well-established valuation models, the data inputs to these models does not come from active markets.

Foreign Currency Transactions and Translation

  Sales and purchases in foreign currency are measured using the exchange rate at the day of the transaction. Foreign currency transaction gains and losses are included in the Combined Statement of Operations.

  The functional currency is the local currency of each subsidiary. The Company has selected the United States dollar ("US$") as its reporting currency. The financial statements of the Company's operations which are not denominated in United States dollars are translated using the exchange rate as of the balance sheet date for assets and liabilities and a weighted average exchange rate for the reported amount of revenues, expenses, gains and losses during the reporting period. The cumulative translation adjustment is recorded as a separate component of shareholders' equity.

Use of Estimates

  The preparation of combined financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amount of revenues and expenses during the reporting period. Although the Company reviews all significant estimates affecting its combined financial statements on a recurring basis and records the estimated effect of any necessary adjustments prior to their publication, actual results could differ from these estimates.

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


Unaudited Pro Forma Loss Per Share

  Unaudited pro forma basic loss per share has been computed using an estimate of the number of ordinary shares that will be issued to the shareholders of the Company upon formation of IFCO Systems N.V. This amount has been calculated as
20.0 million. The numerator used in the calculation of unaudited proforma basic loss per share has been calculated using the net loss for the year plus accretion on the redeemable convertible preferred stock, the redeemable cumulative participating rights and the participating rights. The number of shares used in calculating basic and diluted loss per share is the same, as the conversion of the preferred stock would result in anti-dilution. See additional discussion related to the formation of IFCO Systems N.V. in Note 12.

Recent Accounting Pronouncements

  On May 19, 1999, the Financial Accounting Standards Board decided to delay the effective date of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," to all fiscal quarter of all fiscal years beginning after June 15, 2000. SFAS 133 requires that all derivative financial instruments be recognized as either assets or liabilities on the balance sheet at their fair values and that accounting for the changes in their fair values is dependent upon the intended use of the derivatives and their resulting designations. The new standard will supersede or amend existing standards that deal with hedge accounting and derivatives. The Company has not determined the effect that adopting this standard will have on its consolidated financial statements.

Interim Financial Statements

  The unaudited combined consolidated interim financial statements included herein have been prepared in accordance with United States generally accepted accounting principles. These statements reflect all adjustments, consisting only of normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation of the information contained therein. All significant inter-company transactions and balances between the combined companies have been eliminated.

3.PROPERTY, PLANT AND EQUIPMENT:

  Property, plant and equipment consist of the following:

                                                 Estimated
                                                  Useful    At December 31,
                                                 Lives in  ------------------
                                                   Years     1997      1998
                                                 --------- --------  --------
   Crates.......................................   8-15    $145,444  $188,848
   Machinery and equipment......................   4-10       5,783     7,631
   Furniture and fixtures.......................   4-10       2,881     4,213
                                                           --------  --------
                                                           $154,108  $200,692
   Less: Accumulated depreciation and
    amortization................................            (19,332)  (28,255)
                                                           --------  --------
                                                           $134,776  $172,437
                                                           ========  ========

  Depreciation expense for the years ended December 31, 1997 and 1998 was $8,579 and $10,414, respectively. Of the total assets above, costs of $14,388 and $38,288, along with accumulated depreciation of $651 and $981, are held under capital leases at December 31, 1997 and 1998, respectively.

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


4.DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

Accounts Receivable

  The major components of accounts receivable are as follows:

                                                At December 31,
                                                ----------------  At October 31,
                                                 1997     1998         1999
                                                -------  -------  --------------
                                                                   (unaudited)
Trade (gross).................................. $71,946  $63,292     $68,582
Less: Allowance for doubtful accounts..........  (5,886)  (6,079)     (4,101)
Related party..................................  14,396    7,538       8,678
Other..........................................  12,941    9,711       8,350
                                                -------  -------     -------
                                                $93,397  $74,462     $81,509
                                                =======  =======     =======

  Activity in the Company's allowance for doubtful accounts consists of the following:

                                                                   Year ended
                                                                  December 31,
                                                                  -------------
                                                                   1997   1998
                                                                  ------ ------
Balance, beginning of the year................................... $5,460 $5,886
Write-offs.......................................................    --     --
Additional provisions............................................    426    193
                                                                  ------ ------
                                                                  $5,886 $6,079
                                                                  ====== ======

Other Assets

  The major components of other assets are as follows:

                                                               At December 31,
                                                               ----------------
                                                                1997     1998
                                                               -------  -------
   Goodwill................................................... $ 3,805  $ 4,187
   Debt issuance costs........................................   6,417    9,364
   Investment accounted for under the cost method.............   2,695      --
   Other......................................................     942      962
                                                               -------  -------
                                                               $13,859  $14,513
   Less: Accumulated amortization.............................  (1,242)  (2,475)
                                                               -------  -------
                                                               $12,617  $12,038
                                                               =======  =======

Accounts payable

  The major components of accounts payable are as follows:

                                                  At December 31,
                                                  --------------- At October 31,
                                                   1997    1998        1999
                                                  ------- ------- --------------
                                                                   (unaudited)
   Trade......................................... $64,712 $65,525    $ 72,129
   Related party.................................     298   3,762       4,404
                                                  ------- -------    --------
                                                  $65,010 $69,287    $ 76,533
                                                  ======= =======    ========

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


5.DEBT:

Long-Term Debt

  During 1998, IFCO Europe negotiated a new financing arrangement through a lending syndicate under a Deutsch Mark ("DM") 146 million ($89,644) Senior Facility Agreement ("SFA"), and a DM 35 million ($21,490) Senior Subordinated Agreement ("SSA"). The proceeds from the SFA and SSA were primarily used to reduce the Company's outstanding short-term borrowings.

  The SFA consists of a DM 76 million ($46,664) fixed term loan and two revolving credit facilities totaling DM 70 million ($42,980). All borrowings under the SFA contain principal reduction provisions, mature in 2004 and accrue interest at EURIBOR plus 1.75% (4.98% as of December 31, 1998). The SSA is due in full in 2005. Outstanding borrowings under the SSA accrue interest at a rate of EURIBOR plus 2.75% (5.98% as of December 31, 1998).

  IFCO Europe borrowed DM 76 million ($46,664) under the SFA fixed term loan, and repaid DM 4 million ($2,456) on December 31, 1998 as required by the debt agreement. At December 31, 1998, borrowings under the SFA revolving credit facility totaled DM 27 million ($16,578), leaving DM 43 million ($26,403) available for future borrowings. The entire amount of the SSA was borrowed during 1998, and was outstanding at December 31, 1998.

  Substantially all of IFCO Europe's receivables and long-lived assets are pledged as security against all outstanding borrowings under the SFA and SSA, which also prohibit any dilution of GECC's capital investment. The SFA and SSA prohibit the factoring of receivables in excess of DM 80 million ($49,122). The SFA and SSA limit the amount of capital lease obligations that IFCO Europe may enter into from January 1, 1999 onwards to DM 75 million ($46,052). The SFA and SSA also prohibit the payment of dividends by IFCO Europe as long as any outstanding borrowings exist under the SFA or SSA, restrict IFCO Europe's incurrence or assumption of other indebtedness and require IFCO Europe to comply with non-financial and financial covenants, including certain funded debt and interest expense to earnings before taxes, depreciation, interest and amortization ratios and certain cash flow ratios. IFCO Europe was in compliance with, or had subsequently obtained waivers for, such covenants as of December 31, 1998.

  To hedge its variable rate interest risk, IFCO Europe has entered into an interest rate cap agreement, which as of December 31, 1998, covers $65,600 of IFCO Europe's outstanding debt and limits interest rates applicable to those borrowings to 6.75%. The costs of this agreement are included in interest expense ratably over the agreement's life. The unamortized cost of the agreement is included in other assets in the accompanying combined balance sheets.

  Long-term debt consists of the following:

                                                    At December
                                                        31,
                                                   -------------  At October 31,
                                                   1997   1998         1999
                                                   ----- -------  --------------
                                                                   (unaudited)
   SFA term loan ................................. $ --  $44,208     $34,393
   SFA credit facilities .........................   --   16,578      18,808
   SSA term loan .................................   --   21,490      18,808
   Other..........................................   464     510         587
                                                   ----- -------     -------
                                                   $ 464 $82,786     $72,596
   Less: current maturities.......................   --   (4,912)     (5,413)
                                                   ----- -------     -------
                                                   $ 464 $77,874     $67,183
                                                   ===== =======     =======

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


  The maturities of long-term debt are as follows for the years ending December 31:

                                                                         Amount
                                                                         -------
   1999................................................................. $ 4,912
   2000.................................................................   6,036
   2001.................................................................   7,368
   2002.................................................................  12,894
   2003.................................................................  12,894
   Thereafter...........................................................  38,682
                                                                         -------
                                                                         $82,786
                                                                         =======

Short-Term Loans

  Short-term loans in 1997 consisted of short-term notes with banks and other third parties and were due on demand. These loans were repaid with the proceeds from the SFA and SSA. There are no short-term loans at December 31, 1998.

Short-Term Related Party Loans

  SPS and GSB, SPS's subsidiaries and SPS's direct owners have historically provided working capital financing to the Company. Outstanding balances accrue interest at rates ranging from 5.0% to 8.0%.

Related Party Loans

  The balance in related party loans represents funding that has been provided by companies under common control, and have due dates that extend beyond December 31, 1999.

Receivable Factoring

  Prior to May 1998, IFCO GmbH had an agreement whereby the trade accounts receivable balances were used as collateral against borrowings from third parties. Both the receivables and the funding were recorded on IFCO GmbH's books. The administrative processes related to collecting the receivables was performed by the third party acting as an agent for IFCO GmbH, for which IFCO GmbH paid a fee.

  In May 1998 the arrangement was altered to allow IFCO GmbH to factor up to 85% of accounts receivable balances that meet certain requirements as set forth in the agreement. For the receivables accepted for factoring, the factoring agent is required to remit between 60% and 80% of the unpaid amounts of factored receivables to IFCO GmbH. The remainder, less a factoring charge, is held in an escrow account and is remitted to IFCO GmbH following collection. There is no risk of loss associated with the funds initially received by IFCO GmbH, and these funds have been netted off against receivables. The risk of loss on the balance held in the escrow account remains with IFCO GmbH, with the factoring agent performing the administrative collection process for all factored receivables. The balance held in the escrow account is included in receivables on the combined balance sheet and at December 31, 1998 was $7,279. The interest rate on cash advances relating to uncollected factored receivables is based on the three-month EURIBOR rate plus 1.25% (4.48% as of December 31, 1998). IFCO GmbH factored approximately $25,435 of its combined receivables in 1998 and incurred approximately $2,629 in factoring and interest charges relating to this agreement for the year ended December 31, 1998.

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


Capital Lease Obligations

  The Company has entered into leases with third parties principally for plastic crates that are accounted for as capital leases. The future minimum lease payments for assets under capital leases, together with the present value of minimum lease payments, were as follows as of December 31:

                                                                        Amount
                                                                        -------
   1999................................................................ $11,603
   2000................................................................  11,135
   2001................................................................   7,607
   2002................................................................   4,704
   2003................................................................   2,501
   Thereafter..........................................................   3,734
                                                                        -------
   Total future minimum lease payments................................. $41,284
   Less amounts representing interest..................................  (5,077)
                                                                        -------
   Present value of future minimum lease payments...................... $36,207
                                                                        =======
   Current............................................................. $ 9,340
   Non-current.........................................................  26,867
                                                                        -------
   Total............................................................... $36,207
                                                                        =======

6.REDEEMABLE CONVERTIBLE PREFERRED STOCK

  IFCO Europe has outstanding, one share of preferred stock held by a subsidiary of GECC. The holder of the preferred share shall be entitled to 16% of the vote on all matters of which common stockholders are entitled to vote. The other 84% of votes are held by the common stockholders. The holder of the preferred share participates in 24% of the profits of IFCO Europe. However, the preferred share has preference over the first DM 2,250 ($1,382) of profits before any profits are distributed to the common stockholders.

  The preferred share is convertible into common stock of IFCO Europe at any time prior to September 30, 2004. The preferred stock is redeemable beginning September 30, 2002, at the option of the holder for the original investment amount. In addition to the original investment amount, the holder is entitled to 5% annual interest on the purchase price minus any capital repaid to the holder for the period starting at the day of the original investment and ending on the date of redemption election, such interest amount being compounded at an interest rate of 5% per year and being reduced by any dividends paid out to the holder. The redemption amount outstanding on the redemption date is payable in 12 monthly installments, plus 5% interest beginning two years after the redemption election date. In addition, the preferred stock is redeemable subject to certain conditions at the option of the issuer in year 2003 at the earliest. The redemption amount is calculated under similar terms as above.

  In the event of liquidation or dissolution of the Company, the holder of the preferred share shall have priority entitlement before distribution to other shareholders to proceeds which are available for distribution to the shareholders up to an amount of DM 45,000 ($27,630), plus preferential dividends which have not been distributed, less any eventual distribution of profits in excess of the preferential dividends.

  In connection with the investment in the preferred share, GECC received options to increase its investment in IFCO Europe to 49% and then up to 100% after certain dates have passed and criteria have been met. In addition, GECC received options to purchase 100% of MTS and up to 100% of SIL after certain dates have passed and criteria have been met. Also in connection with the investment, SPS has a put option to sell its interest in IFCO Europe to GECC after certain dates have passed and criteria have been met.

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


7.INCOME TAXES:

                                                                 Year ended
                                                                December 31,
                                                               ---------------
                                                                1997     1998
                                                               -------  ------
   Loss before income taxes
    Germany................................................... $ 8,227  $3,802
    Foreign...................................................   3,217   3,539
                                                               -------  ------
   Total...................................................... $11,444  $7,341
                                                               =======  ======
   Income tax provision
   Current
    Germany................................................... $   --   $  --
    Foreign...................................................     (47)   (210)
                                                               -------  ------
   Total current.............................................. $   (47) $ (210)
                                                               -------  ------
   Deferred
    Germany................................................... $   --   $  --
    Foreign...................................................     --      --
                                                               -------  ------
   Total Deferred............................................. $   --   $  --
                                                               -------  ------
   Total provision ........................................... $   (47) $ (210)
                                                               =======  ======

  The differences in income taxes provided and the amounts determined by applying appropriate statutory tax rates to loss before income taxes result from the following:

                                                                 Year ended
                                                                December 31,
                                                                --------------
                                                                 1997    1998
                                                                ------  ------
   Tax benefit at statutory rate (48.8%)....................... $5,585  $3,582
   Increase (decrease) resulting from:
    Movement in valuation allowance............................ (3,693) (3,605)
    Participating rights.......................................   (378)    (30)
    Non deductible finance charges.............................   (464)   (348)
    Goodwill amortisation......................................   (131)   (118)
    Other......................................................   (966)    309
                                                                ------  ------
                                                                $  (47) $ (210)
                                                                ======  ======

                                      IFCO

                 (In thousands of US$ unless otherwise stated)

  Deferred taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. Components of the Company's net deferred tax liability are as follows:

                                                              At December 31,
                                                              -----------------
                                                               1997      1998
                                                              -------  --------
   Deferred income tax liabilities:
    Accelerated depreciation................................. $57,893  $ 81,114
    Other....................................................   4,685     3,467
                                                              -------  --------
   Total deferred income tax liabilities..................... $62,578  $ 84,581
   Deferred income tax assets:
    Carryforward losses...................................... $61,422  $ 73,891
    Interest on accretion....................................     --        622
    Capitalized crate cost...................................   6,181    17,679
    Patent...................................................   3,676     3,596
   Other.....................................................   3,018     6,164
                                                              -------  --------
   Total deferred income tax assets.......................... $74,297  $101,952
   Valuation allowance....................................... (11,719)  (17,371)
                                                              -------  --------
   Net deferred income tax assets............................ $62,578  $ 84,581
   Deferred income tax assets, net........................... $   --   $    --
                                                              =======  ========

  Current deferred tax assets, net are recorded in other current assets in the accompanying combined balance sheets.

  Income taxes payable at December 31, 1997 and 1998 was approximately $47 and $146, respectively and are included in accrued liabilities in the accompanying combined balance sheets.

  As certain crate leases are capitalized for book purposes but are treated as operating leases for tax purposes, the amount of expense recognized for book and tax purposes differs, resulting in a deferred tax asset. Such asset will reverse over the life of the lease.

  At December 31, 1997 and 1998, the Company has net operating loss carryforwards in Germany of approximately $115,453 and $135,275, respectively. The loss carryforwards attributable to German operations do not expire. The loss carryforwards attributable to foreign operations at December 31, 1997 and 1998 are $11,840 and $18,468, respectively. These operating loss carryforwards expire in 2004 and 2005. These carryforwards are available to offset future taxable income. A valuation allowance has been made by the Company to provide for deferred tax assets. The valuation allowance is necessary as the specific subsidiaries for which it is attributable have not made profits consistently, thereby making it more likely than not that the asset will not be realized. The amount of the valuation allowance is reviewed periodically and will be released in the future if it becomes more likely than not that these carryforward losses can be realised.

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


  Activity in the Company's valuation allowance for deferred tax assets consists of the following:

                                                                Year ended
                                                               December 31,
                                                              ----------------
                                                               1997     1998
                                                              -------  -------
   Balance, beginning of year................................ $ 5,497  $11,719
   Increase (decrease) due to foreign exchange translation...    (958)   1,485
   Additions in the year due to subsidiary loss
    carryforwards............................................   7,180    4,167
                                                              -------  -------
   Balance, end of year...................................... $11,719  $17,371
                                                              =======  =======

  The valuation allowance allocated by tax jurisdiction is as follows:

                                                                   Year ended
                                                                  December 31,
                                                                 ---------------
                                                                  1997    1998
                                                                 ------- -------
   Germany:
   Current...................................................... $   300 $   800
   Long-term....................................................   7,192  10,451
                                                                 ------- -------
                                                                 $ 7,492 $11,251
   Other:
   Long-term.................................................... $ 4,227 $ 6,120
                                                                 ------- -------
   Total........................................................ $11,719 $17,371
                                                                 ======= =======

8.COMMITMENTS AND CONTINGENCIES:

Litigation

  One of the Company's subsidiary's has been assessed a charge related to value added tax by the Swiss government in the amount of approximately $2.0 million, resulting from differing interpretations of the Company's crate activity in Switzerland. The Company objects to the charge and is currently negotiating with the tax authorities. The Company has accrued an amount that it believes to be a probable liability.

  The Company is involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company's management, all such proceedings are adequately covered by insurance or, if not so covered, should not materially result in any liability which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

Leasing Arrangements

  The Company also leases certain facilities and machinery under noncancellable operating leases. Lease payments are accrued on a straight-line basis over the term of the lease. Minimum future rental payments under these leases as of December 31, 1998 are as follows:

                                                                         Amount
                                                                         -------
   1999................................................................. $ 4,094
   2000.................................................................   3,605
   2001.................................................................   2,700
   2002.................................................................   1,603
   2003.................................................................   1,504
   Thereafter...........................................................   1,449
                                                                         -------
                                                                         $14,955
                                                                         =======

  Rent expense under operating leases was approximately $2,335 and $4,442 for the years ending December 31, 1997 and 1998, respectively.

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


9.RELATED PARTY TRANSACTIONS:

Crate Supply Contracts

  IFCO Europe has historically purchased the majority of its crates through single-year supply contracts with SPI. During 1997, the Company entered into a ten-year supply agreement with SPI to provide all of the Company's plastic crates. SPI will not provide plastic crates to other third parties. SPI unit prices are a function of their weight, the price for granulate and the actual quantity purchased by the Company. There is not a minimum purchase requirement. Changes in pricing may occur when SPI's production costs vary by more than 15%, as defined in the agreement. This supply agreement also states that the Company is to receive a fixed price per kilogram for broken containers that are recollected from the Company by SPI. During 1997 and 1998, the Company paid SPI $45,472 and $46,397, respectively, for crates. Sales of broken containers from the Company to SPI totaled $8,750 in 1997 and $9,438 in 1998, and are included within revenues.

Management Fee

  The Company has entered into a management contract expiring in November 2000 with SPS to provide management and administrative services to the Company. The Company has recorded $769 and $576 in costs under this contract during fiscal years 1997 and 1998, respectively, which are included in selling, general and administrative costs in the accompanying combined statement of operations. The current contract expires on December 31, 2000, and the total management fee payable by the Company to SPS in 1999 and 2000 is DM 1.75 million ($995) per annum.

Related Party Working Capital Financing

  The Company has generated payables to and receivables from SPI, primarily as a result of the purchase of crates from SPI and the subsequent sale of broken crates to SPI. Additionally, the Company has recorded receivables and payables from other related parties. The Company receives interest on its receivables and accrues interest on its payables at 8%.

  The Company has recorded net interest income (expense) from related parties which principally consist of SPS and SPI of approximately ($1,266) and $215 during the fiscal years' 1997 and 1998, respectively.

Capital Distribution

  During 1997, IFCO Europe purchased a patent for a type of plastic crate from SPI for $8,635. The patent had been internally developed by SPI and had a nominal carrying value. As this represented a transfer of assets under common control, the amount paid for the patent has been treated as a capital distribution, and IFCO Europe is carrying the patent at the nominal carrying value.

Unaudited Related Party Transactions

  In January 1999, the Company entered into an additional agreement with Schoeller Plast AG, an indirect 80%-owned subsidiary of SPS, in which Schoeller Plast AG agreed to share higher initial costs related to the strategic growth of the crate leading and supply business up to a maximum amount of DM 6 million for the year ended 1999. For the ten months ended October 31, 1999, Schoeller Plast AG has reimbursed the Company DM 5 million which has been recorded as a reduction of cost of goods sold. The agreement terminated at the end of 1999 and subsequent to December 31, 1999, no further costs related to the additional agreement will be reimbursed.

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


10.BUSINESS SEGMENTS:

  The Company has three business segments, the European plastic crate operations ("European perishables"), the dry good container operations ("Dry good"), and the non-European plastic crate operations ("Non-European perishables"). The European perishables and Non-European perishables segments sell, repair/wash, lease and retrieve plastic crates primarily for use in agricultural and industrial markets. The Dry good segment has a reusable packing system for dry goods, primarily for use in agricultural and industrial markets.

  The accounting policies for the segments are the same as those described in
Note 2, Summary of Significant Accounting Policies. The Company evaluates the performance of its reportable segments and allocates resources based on operating profit.

  As discussed in Note 2, Summary of Significant Accounting Policies, accumulated loss in excess of investments in equity entities relates to the amount shown in the combined balance sheet of a portion of IFCO-US's losses recognized in excess of the carrying value of the investment in IFCO-US. Losses from equity entities represents the portion of IFCO-US and IFCO Japan's losses that the Company has recognized in the combined statements of operations.

                                     Year ended December 31, 1997
                            -------------------------------------------------
                              IFCO
                             Europe    MTS      SIL     Eliminations Combined
                            --------  ------  --------  ------------ --------
   Revenues................ $106,863  $9,580  $    292    $   --     $116,735
   Profit (loss) before
    taxes .................   (7,338)   (424)   (4,031)       --      (11,793)
   Interest revenue........    4,031     240        71       (455)      3,887
   Interest expense........  (11,749)   (244)     (277)       455     (11,815)
   Depreciation and crate
    breakage...............  (25,009) (1,783)     (137)       --      (26,929)
   Amortization............     (675)    --        --         --         (675)
   Total assets............  237,629  15,242     2,411     (5,725)    249,557
   Net investment..........   (8,184) (3,003)   (7,132)    (1,671)    (19,990)
   Accumulated loss in
    excess of investments
    in equity entities.....      --      --     (3,136)       --       (3,136)
   Losses from equity
    entities...............      --      --     (2,347)       --       (2,347)
   Capital expenditures....  (40,656) (1,783)      (73)       --      (42,512)
                                     Year ended December 31, 1998
                            -------------------------------------------------
                              IFCO
                             Europe    MTS      SIL     Eliminations Combined
                            --------  ------  --------  ------------ --------
   Revenues................ $123,673  $9,901  $  1,147    $   --     $134,721
   Profit (loss) before
    taxes..................   (2,644)   (470)   (4,227)       --       (7,341)
   Interest revenue........    1,660     238         7       (298)      1,607
   Interest expense........   (8,446)   (133)     (356)       298      (8,637)
   Depreciation and crate
    breakage...............  (26,363) (1,917)     (207)       --      (28,487)
   Amortization............     (383)    --        --         --         (383)
   Total assets............  267,866  17,954     2,777     (4,144)    284,453
   Net investment..........  (13,270) (3,812)  (11,973)    (1,818)    (30,873)
   Accumulated loss in
    excess of investments
    in equity entities.....      --      --     (4,472)       --       (4,472)
   Losses from equity
    entities...............      --      --     (2,726)       --       (2,726)
   Capital expenditures....  (37,690) (2,122)     (383)       --      (40,195)

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


                              Ten months ended October 31, 1998 (unaudited)
                              -----------------------------------------------
                                IFCO
                               Europe     MTS    SIL    Eliminations Combined
                              --------  ------- ------  ------------ --------
   Revenues.................. $ 97,420  $ 7,728 $  873        --     $106,021
   Profit (loss) before
    taxes....................   (3,501)      17 (3,339)       --       (6,823)
   Total assets..............  255,281   16,246  2,575     (4,461)    269,641
                              Ten months ended October 31, 1999 (unaudited)
                              -----------------------------------------------
                                IFCO
                               Europe     MTS    SIL    Eliminations Combined
                              --------  ------- ------  ------------ --------
   Revenues.................. $116,562  $ 7,869 $1,968        --     $126,399
   Profit (loss) before
    taxes....................   (2,853)     502 (3,791)       --       (6,142)
   Total assets..............  260,777   14,392  6,068     (7,591)    273,646

  Eliminations for revenue and expense items above are made to eliminate intercompany sales and expenses. Eliminations for total assets are made for intercompany receivables and investments in other affiliated entities.

  The Company's revenue by country, based on the location of the customer, is as follows:

                                          Year ended        Ten Months Ended
                                         December 31,          October 31,
                                       ----------------- -----------------------
                                         1997     1998      1998        1999
                                       -------- -------- ----------- -----------
                                                         (unaudited) (unaudited)
   Germany............................ $ 42,805 $ 48,383  $ 43,934    $ 51,785
   Spain..............................   20,914   23,727    15,683      14,844
   Italy..............................   14,746   18,369    14,428      15,462
   France.............................   10,043   11,208     9,231       9,857
   Other..............................   28,227   33,034    22,745      34,451
                                       -------- --------  --------    --------
   Combined........................... $116,735 $134,721  $106,021    $126,399
                                       ======== ========  ========    ========

  The Company's long-lived assets by country are as follows:

                                                                  Year ended
                                                                 December 31,
                                                               -----------------
                                                                 1997     1998
                                                               -------- --------
   Germany.................................................... $147,016 $183,888
   Other......................................................      377      587
                                                               -------- --------
   Combined................................................... $147,393 $184,475
                                                               ======== ========

11.EQUITY ENTITIES:

  IFCO-US is considered a significant investment accounted for under the equity method given that losses from equity entities recorded by the Company in respect of IFCO-US is approximately 27% of the total net loss before income taxes, participating rights and minority interest of the Company. Summarized financial data is as follows for IFCO-US:

                                                  At December 31,        At
                                                 ------------------  October 31,
                                                   1997      1998       1999
                                                 --------  --------  -----------
                                                                     (unaudited)
Total assets.................................... $ 10,187  $  9,731   $ 21,017
Total liabilities............................... $(16,458) $(20,273)  $(34,466)
Members' deficit................................ $ (6,271) $(10,542)  $(13,449)

                                      IFCO

                 (In thousands of US$ unless otherwise stated)

  Summarized income information for IFCO-US is as follows:

                                        Year ended          Ten Months Ended
                                       December 31,            October 31,
                                     ------------------  -----------------------
                                       1997      1998       1998        1999
                                     --------  --------  ----------- -----------
                                                         (unaudited) (unaudited)
   Revenue.......................... $    919  $  1,657    $ 1,157     $ 4,268
   Gross margin (loss)..............   (1,338)     (994)      (921)         64
   Loss from operations.............   (2,761)   (2,713)    (2,345)     (1,577)
   Net loss.........................   (3,783)   (4,272)    (3,691)     (2,907)

12.SUBSEQUENT EVENT:

  Effective March 29, 1999, the Company entered into a definitive merger agreement with PalEx, Inc. ("PalEx") to merge their businesses. The combined entity, to be named IFCO Systems N.V., will include the Company and PalEx's North American pallet and industrial container operations. The merger will also occur on the same day as, but immediately before, an initial public offering of shares in IFCO Systems N.V.

  IFCO Systems N.V. will initially be established as a subsidiary of SPS, and IFCO Europe, MTS and SIL will be contributed to IFCO Systems N.V. Under the terms of the agreement, PalEx will merge into a subsidiary of IFCO Systems N.V.

  A debenture in the amount of DM 45 million ($27,631) will be issued to GECC by a company controlled by the Schoeller family for GECC's preferred share in IFCO Europe. This debenture will have a 30 year term and bear interest at 5% per year. The debenture will be exchangeable for IFCO Systems N.V. ordinary shares that are held by the Schoeller controlled issuer of the debenture after a mandatory holding period. GECC's options to increase its investment in IFCO Europe, MTS and SIL will be exchanged for a promissory note payable issued by IFCO Systems N.V. in the amount of DM 45 million ($27,631), of which DM 11.25 million ($6,908) will be paid out of the proceeds from the initial public offering. The balance will be paid over 5 years beginning on December 31, 2001. In the first year the annual interest rate will be EURIBOR plus 2.75%, increasing to 10% in the second year.

  The Company intends to purchase the remainder of IFCO-US, giving it 100% ownership.

  Prior to the merger with PalEx, SPS will change its name to Schoeller Logistics Technologies GmbH and SIL will change its name to IFCO International Network Beteiligungsgesellschaft mbH.

  The closing of the merger is subject to the approval of shareholders, completion of the initial public offering of IFCO Systems N.V. and other customary conditions. The transaction is expected to be completed by the end of the first quarter of 2000.

 Unaudited subsequent events

  Effective November 4, 1999, Schoeller Packaging Systems GmbH ("SPS") contributed its shares of IFCO Europe Beteiligungs GmbH ("IFCO Europe"), which is 76% owned by SPS, and MTS Okologistik Verwaltungs GmbH ("MTS"), 100% owned by SPS, to IFCO Systems N.V. In addition, Gebruder Schoeller Beteilungsverwaltungs GmbH ("GSB") contributed its shares of Schoeller International Logistics Beteilungsverwaltungs GmbH ("SIL"), 100% owned by GSB, to IFCO Systems N.V. effective November 4, 1999. Both SPS and GSB are owned by the same group of shareholders, the Schoeller family.

                                      IFCO

                 (In thousands of US$ unless otherwise stated)


  In connection with the merger, the Company has agreed to reimburse PalEx up to a maximum amount of $2.3 million for costs incurred by PalEx related to the merger. For the ten months ended October 31, 1999, the Company recorded expenses of $2.1 million related to this agreement. These expenses are included in selling, general and administrative expenses.

  The bank syndicate for the credit facilities has consented to the scheduled IPO under the condition, that the lenders receive a payment of DM40.0 million, or approximately $21.1 million, from the IPO net proceeds to reduce by that amount the borrowings under the term loan portion of Senior Facility Agreement. Additionally, at the time of the merger and IPO, the available facility amount under the revolving credit portion of the Senior Facility Agreement will be reduced by DM20.0 million, or approximately $10.6 million, and any borrowings in excess of the reduced revolving credit limit will be repaid from the net proceeds of the initial public offering or proceeds from a debt financing. In addition, if the IPO occurs, the final maturity date of the Senior Facility Agreement term loan and revolver will be accelerated to June 30, 2001, and the Senior Subordinated Agreement repayment schedule will be modified to provide for semiannual principal payments through September 30, 2005.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of PalEx. Inc.:

  We have audited the accompanying consolidated balance sheets of PalEx. Inc. (a Delaware corporation) and subsidiaries as of December 28, 1997, and December 27, 1998, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity and cash flows for the years ended November 30, 1996, December 28, 1997, and December 27, 1998, and the one-month period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PalEx, Inc. and subsidiaries as of December 28, 1997, and December 27, 1998, and the results of their operations and their cash flows for the years ended November 30, 1996, December 28, 1997, and December 27, 1998, and the one month period ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Tampa, Florida
February 26, 1999

                          PALEX, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                           December 28, December 27, October 24,
                                               1997         1998        1999
                                           ------------ ------------ -----------
                                                                     (unaudited)
                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............    $  7,448     $  4,157    $  5,255
  Accounts receivable, net of allowances
   of $617, $1,616 and $1,500............      21,592       44,543      51,068
  Inventories............................      20,383       29,986      27,535
  Deferred income taxes..................         945        2,105       2,503
  Prepaid expenses and other current
   assets................................       3,387        4,427       8,954
                                             --------     --------    --------
Total current assets.....................      53,755       85,218      95,315
PROPERTY, PLANT AND EQUIPMENT, net.......      37,850       75,724      75,239
GOODWILL AND OTHER INTANGIBLE ASSETS,
 net of accumulated amortization of
 $1,313, $4,648 and $8,464...............      27,974      128,568     125,406
OTHER ASSETS.............................         426        2,928       3,657
                                             --------     --------    --------
Total assets.............................    $120,005     $292,438    $299,617
                                             ========     ========    ========
  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit.........................    $  1,150     $    --     $    --
  Current maturities of long-term debt...       1,057        1,960     135,018
  Current maturities of subordinated
   convertible notes payable to related
   parties...............................         --           --       10,012
  Bank overdraft.........................         --         8,407       7,945
  Accounts payable.......................       9,342        9,004      11,232
  Accrued expenses.......................       5,094       10,646      13,910
  Income taxes payable...................       1,407          529       1,995
                                             --------     --------    --------
Total current liabilities................      18,050       30,546     180,112
LONG-TERM DEBT, net of current
 maturities..............................      30,673      143,902       2,151
SUBORDINATED CONVERTIBLE NOTES PAYABLE TO
 RELATED PARTIES, net of current
 maturities..............................         --         9,910         --
DEFERRED INCOME TAXES....................       3,167        5,350       5,668
FOREIGN DEFERRED INCOME TAXES............         --         3,957       4,512
OTHER LONG-TERM LIABILITIES..............         678        3,493       3,561
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value;
   30,000,000 shares authorized;
   17,644,520, 20,289,091 and 20,299,341
   shares outstanding....................         176          203         203
  Capital in excess of par value.........      54,107       79,030      79,107
  Unearned compensation..................      (1,770)      (1,770)     (1,770)
  Accumulated other comprehensive income
   (loss):
   Foreign currency translation
    adjustment...........................         --          (623)        869
Retained earnings........................      14,924       18,440      25,204
                                             --------     --------    --------
Total stockholders' equity...............      67,437       95,280     103,613
                                             --------     --------    --------
Total liabilities and stockholders'
 equity..................................    $120,005     $292,438    $299,617
                                             ========     ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          PALEX, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except share and per share data)

                                                                                    Ten-Month
                                        One Month                                 Period Ended
                           Year Ended  Period Ended  Year Ended   Year Ended  ----------------------
                          November 30, December 31, December 28, December 27,  October     October
                              1996         1996         1997         1998      25, 1998    24, 1999
                          ------------ ------------ ------------ ------------ ----------  ----------
                                                                              (unaudited) (unaudited)
REVENUES................   $ 145,030    $   3,828    $  222,993   $  319,691  $  256,874  $  320,433
COST OF GOODS SOLD......     121,865        3,121       188,084      259,562     207,850     257,472
INVENTORY VALUATION
 ADJUSTMENT.............         --           --            --         1,235       1,679         --
                           ---------    ---------    ----------   ----------  ----------  ----------
Gross Profit............      23,165          707        34,909       58,894      47,345      62,961
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............      14,063          749        20,135       33,042      27,374      36,142
AMORTIZATION OF GOODWILL
 AND OTHER INTANGIBLE
 ASSETS.................         165          --            820        3,334       2,186       3,993
POOLING EXPENSES........         --           --            --         1,841       1,841         --
COMPENSATION
 DIFFERENTIAL...........         --           --          1,020        1,062       1,062         --
RESTRUCTURING CHARGE....         --           --            --           949       2,404         --
PLANT CLOSURE COSTS AND
 ASSET ABANDONMENT
 LOSS...................         --           --            --         1,369       1,369         --
                           ---------    ---------    ----------   ----------  ----------  ----------
Income (loss) from
 operations.............       8,937          (42)       12,934       17,297      11,109      22,826
INTEREST EXPENSE........      (1,576)         (25)       (1,722)      (8,468)     (6,317)    (12,047)
OTHER INCOME (EXPENSE),
 NET....................         511            1           132          262         239       1,387
                           ---------    ---------    ----------   ----------  ----------  ----------
INCOME (LOSS) BEFORE
 PROVISION FOR INCOME
 TAXES..................       7,872          (66)       11,344        9,091       5,031      12,166
PROVISION FOR INCOME
 TAXES..................       1,833          --          4,704        5,105       2,676       5,402
                           ---------    ---------    ----------   ----------  ----------  ----------
NET INCOME (LOSS).......   $   6,039    $     (66)   $    6,640   $    3,986  $    2,355  $    6,764
                           =========    =========    ==========   ==========  ==========  ==========
Net income (loss) per
 share--basic...........   $     .64    $    (.01)   $      .43   $      .21  $      .13  $      .33
                           =========    =========    ==========   ==========  ==========  ==========
Net income (loss) per
 share--diluted.........   $     .64    $    (.01)   $      .42   $      .21  $      .12  $      .33
                           =========    =========    ==========   ==========  ==========  ==========
Shares used in computing
 net income (loss) per
 share--basic...........   9,433,414    9,433,414    15,561,489   18,937,354  18,651,737  20,297,016
                           =========    =========    ==========   ==========  ==========  ==========
Shares used in computing
 net income (loss) per
 share--diluted.........   9,433,414    9,433,414    15,914,157   19,310,295  19,047,287  20,299,381
                           =========    =========    ==========   ==========  ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                          PALEX, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (In thousands)

                                       One Month                              Ten-Month    Ten-Month
                          Year Ended  Period Ended  Year Ended   Year Ended  Period Ended Period Ended
                         November 30, December 31, December 28, December 27, October 25,  October 24,
                             1996         1996         1997         1998         1998         1999
                         ------------ ------------ ------------ ------------ ------------ ------------
                                                                              (unaudited)  (unaudited)
Net income (loss).......    $6,039        $(66)       $6,640       $3,986       $2,355       $6,764
Other comprehensive
 income (loss):
Foreign currency
 translation
 adjustment.............       --          --            --          (623)        (440)       1,492
                            ------        ----        ------       ------       ------       ------
Comprehensive income
 (loss).................    $6,039        $(66)       $6,640       $3,363       $1,915       $8,256
                            ======        ====        ======       ======       ======       ======





    The accompanying notes are integral part of these consolidated financial statements.

                          PALEX, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (In thousands)

                              Common Stock
                          --------------------
                                                                                                 Accumulated
                                                Capital in                           Treasury       Other
                                 Stockholders'    Excess      Unearned   Retained  Stock Income Comprehensive
                          Shares    Amount     of Par Value Compensation Earnings     (Loss)    Income (Loss)  Total
                          ------ ------------- ------------ ------------ --------  ------------ ------------- --------
BALANCE, November 30,
 1995...................   9,433     $ 94        $ 5,232      $(2,260)   $16,834      $(876)        $ --      $ 19,024
Distributions to
 stockholders, net......     --       --             --           --      (2,229)       --            --        (2,229)
Capital contributions
 equal to the current
 income taxes of S
 corporations...........     --       --           1,329          --         --         --            --         1,329
Shares released under
 leveraged ESOP plan....     --       --             --           280        --         --            --           280
Net income..............     --       --             --           --       6,039        --            --         6,039
                          ------     ----        -------      -------    -------      -----         -----     --------
BALANCE, November 30,
 1996...................   9,433       94          6,561       (1,980)    20,644       (876)          --        24,443
Issuance of common
 stock:
Shares issued to profit
 sharing plans..........     143        1            800          --         --         --            --           801
Public offering, net of
 offering costs.........   3,450       35         23,529          --         --         --            --        23,564
Acquisition of founding
 companies..............   4,087       41         17,228          --         --         --            --        17,269
Acquisition of purchased
 company................     286        3          4,457          --         --         --            --         4,460
Acquisition of pooled
 company at inception...     245        2             92          --         497        --            --           591
Retire treasury shares..     --       --             --           --        (876)       876           --           --
Capital contributions...     --       --             231          --         --         --            --           231
Capital contributions
 equal to the current
 income taxes of S
 corporations...........     --       --           1,209          --         --         --            --         1,209
Distributions to
 stockholders, net......     --       --             --           --     (12,382)       --            --       (12,382)
Net loss for the one-
 month period ended
 December 31, 1996......     --       --             --           --         (66)       --            --           (66)
Adjustment to conform
 year-end of pooled
 companies..............     --       --             --           --         467        --            --           467
Shares released under
 leveraged ESOP plan....     --       --             --           210        --         --            --           210
Net income, year ended
 December 28, 1997......     --       --             --           --       6,640        --            --         6,640
                          ------     ----        -------      -------    -------      -----         -----     --------
BALANCE, December 28,
 1997...................  17,644      176         54,107       (1,770)    14,924        --            --        67,437
Issuance of common
 stock:
Acquisition of purchased
 companies..............   2,639       27         25,502          --         --         --            --        25,529
Exercise of stock
 options................       6      --              49          --         --         --            --            49
Purchase of minority
 interest in pooled
 company................     --       --            (751)         --         --         --            --          (751)
Capital contribution....     --       --             123          --         --         --            --           123
Foreign currency
 translation
 adjustment.............     --       --             --           --         --         --           (623)        (623)
Adjustment to conform
 year end of pooled
 companies..............     --       --             --           --        (470)       --            --          (470)
Net income..............     --       --             --           --       3,986        --            --         3,986
                          ------     ----        -------      -------    -------      -----         -----     --------
BALANCE, December 27,
 1998...................  20,289     $203        $79,030      $(1,770)   $18,440      $ --          $(623)    $ 95,280
Exercise of stock
 options (unaudited)....      10      --              77          --         --         --            --            77
Foreign currency
 translation adjustment
 (unaudited)............     --       --             --           --         --         --          1,492        1,492
Net income (unaudited)..     --       --             --           --       6,764        --            --         6,764
                          ------     ----        -------      -------    -------      -----         -----     --------
BALANCE, October 24,
 1999...................  20,299     $203        $79,107      $(1,770)   $25,204      $ --          $ 869     $103,613
                          ======     ====        =======      =======    =======      =====         =====     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                          PALEX, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                        One Month                             Ten-Month Period Ended
                           Year Ended  Period Ended  Year Ended   Year Ended  ------------------------
                          November 30, December 31, December 28, December 27, October 25,  October 24,
                              1996         1996         1997         1998        1998         1999
                          ------------ ------------ ------------ ------------ -----------  -----------
CASH FLOWS FROM
 OPERATING ACTIVITIES:                                                        (unaudited)  (unaudited)
Net income (loss).......     $6,039        $(66)      $ 6,640      $  3,986   $     2,355  $     6,764
Net loss for Fraser for
 the one month
 transition period......        --          --            (66)          --            --           --
Adjustment to conform
 year-end of pooled
 companies..............        --          --            467          (470)         (470)         --
Unearned compensation...        280         --            210           --            --           --
Cash acquired from
 pooled company at
 inception..............        --          --             51           --            --           --
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in) operating
 activities:
Depreciation and
 amortization...........      3,597          99         5,847        11,665         7,974       12,325
(Gain) loss on sale of
 property, plant and
 equipment..............         29         --            400         1,135         1,430         (499)
Capital contributions
 equal to the current
 income taxes of S
 corporations                 1,329         --          1,209           --            --           --
Deferred tax provision
 (benefit)..............        134         --            (86)        1,082            53          483
Changes in operating
 assets and liabilities
 net of purchased
 companies:
Accounts receivable.....     (1,045)       (387)       (1,632)       (7,349)       (4,787)      (6,394)
Inventories.............        282        (486)       (5,458)          473           987        2,534
Prepaids and other
 current assets.........       (569)         80        (1,767)         (386)         (236)      (4,522)
Other assets............     (1,173)          1         1,370           239        (1,173)        (793)
Accounts payable........      1,599         434            51         1,733        (1,766)       1,740
Accrued expenses........      1,626        (402)       (2,155)         (837)        2,288        3,115
Income taxes payable....         66         --          1,135          (707)       (1,407)       1,296
Deferred revenue........        (78)         (2)          147           285         (192)            5
Other liabilities.......        --          --            --          2,747         2,016          158
                             ------        ----       -------      --------   -----------  -----------
Net cash provided by
 (used in) operating
 activities.............     12,116        (729)        6,363        13,596         7,072       16,212
                             ------        ----       -------      --------   -----------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
Purchase of property,
 plant and equipment....     (7,355)        (92)       (9,149)      (13,987)      (12,472)      (8,331)
Proceeds from sale of
 equipment..............        --          --            --            --          1,661        1,735
Purchase of minority
 interest in pooled
 company................        --          --            --           (751)          --           --
Adjustments to purchase
 price of certain
 Purchased Companies....        --          --            --            --            --           --
Cash paid for purchased
 companies, net of cash
 acquired...............        --          --         (4,607)      (86,081)      (80,572)         --
                             ------        ----       -------      --------   -----------  -----------
Net cash used in
 investing activities...     (7,355)        (92)      (13,756)     (100,819)      (91,383)      (6,596)
                             ------        ----       -------      --------   -----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
Net payments on lines
 for credit.............     (3,535)        --           (365)       (1,150)       (1,150)         --
Net proceeds (payments)
 on notes payable to
 related parties........        555         --         (2,980)          --            --           --
Proceeds from debt......      6,801         821        32,787       170,675       155,075       43,033
Payments on debt........     (6,642)        --        (28,648)      (59,064)      (74,278)     (51,624)
Payments of acquired
 indebtedness of
 purchased companies....        --          --            --        (26,664)          --           --
Net proceeds from
 exercise of stock
 options................        --          --            --             46            46           77
Net proceeds from
 issuance of common
 stock..................        --          --         23,564           --            --           --
Purchase of minority
 interest in pooled
 company................        --          --            --            --           (751)         --
Other capital
 contributions..........        --          --            --            123           --           --
Distributions to
 stockholders...........     (2,230)        --        (12,382)          --            --           --
                             ------        ----       -------      --------   -----------  -----------
Net cash provided by
 (used in) financing
 activities.............     (5,051)        821        11,976        83,966        78,942       (8,514)
                             ------        ----       -------      --------   -----------  -----------
EFFECT OF EXCHANGE RATE
 CHANGES ON CASH AND
 CASH EQUIVALENTS.......        --          --            --            (34)           (3)          (4)
                             ------        ----       -------      --------   -----------  -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............       (290)        --          4,583        (3,291)       (5,372)       1,098
CASH AND CASH
 EQUIVALENTS, beginning
 of period..............      3,155         --          2,865         7,448         7,448        4,157
CASH AND CASH
 EQUIVALENTS, end of
 period.................     $2,865        $--        $ 7,448      $  4,157   $     2,076  $     5,255
                             ------        ----       -------      --------   -----------  -----------
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION:
Cash paid for interest..     $1,703        $ 25       $ 1,710      $  7,474   $     5,977  $    11,432
                             ======        ====       =======      ========   ===========  ===========
Cash paid for income
 taxes..................     $1,008        $--        $ 1,835      $  4,776   $     4,512  $     3,525
                             ======        ====       =======      ========   ===========  ===========
SUPPLEMENTAL SCHEDULE OF
 NON-CASH INVESTING AND
 FINANCING ACTIVITIES
Convertible notes
 payable issued in
 business acquisitions..     $  --         $--        $   --       $  9,910   $     9,910  $       --
                             ======        ====       =======      ========   ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                          PALEX, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

  PalEx, Inc. ("PalEx" or the "Company") was founded in January 1996 to create a nationwide provider of pallet products and related services. On March 25, 1997, concurrently with the closing of PalEx's initial public offering (the "Offering") of its common stock, par value $.01 per share (the "Common Stock"), PalEx and separate wholly owned subsidiaries of PalEx acquired, in separate transactions (the "Acquisitions"), the following three businesses: Fraser Industries, Inc. ("Fraser"), Ridge Pallets, Inc. ("Ridge"), and Interstate Pallet Co., Inc. ("Interstate"), collectively referred to as the "Founding Companies." The consideration for the acquisitions of the Founding Companies consisted of a combination of cash and Common Stock.

  Subsequent to the acquisition of the Founding Companies and the Offering, and during fiscal 1997, PalEx acquired 5 additional companies. Sheffield Lumber & Pallet Company, Inc. ("Sheffield"), Sonoma Pacific Company ("Sonoma"), Bay Area Pallet ("Bay Area") and New London Pallet ("New London") were accounted for as poolings-of-interests (the "Pooled Companies"). The fifth acquisition, Summers Pallet Manufacturing, Inc. ("Summers"), was accounted for as a purchase.

  During fiscal 1998, the Company acquired 19 additional companies, 4 of which, Acme Barrel Company, Inc. ("Acme"), Drum Service Co. of Florida ("DSF"), Consolidated Container Corporation ("CCC") and Western Container, Limited Liability Company ("Western"), were accounted for as poolings-of-interests (the "1998 Pooled Companies"). The other 15 companies, Consolidated Drum Reconditioning, Inc. ("CDR"), American Pallet Recyclers, Inc. ("APR"), Capital Pallet, Incorporated ("Capital"), Pallet Outlet Company, Inc. ("POC"), Southern Pallets, Inc. ("Southern"), Shipshewana Pallet Co., Inc. ("Shipshewana"), Gilbert Lumber Inc. ("Gilbert"), Valley Pallets, Inc. ("Valley"), Duckert Pallet Co., Inc. ("Duckert"), Continental Associated Investments ("Continental"), Isaacson Lumber Company ("Isaacson"), McCook Drum & Barrel Co., Inc. ("McCook"), Charlotte Steel Drum ("CSD"), Atlas Drum ("Atlas") and SMG Corporation ("SMG") were accounted for as purchases (the "1998 Purchased Companies" and, together with Summers, the "Purchased Companies"). Eight of the 19 companies acquired in fiscal 1998 are engaged in the reconditioning and rebuilding of industrial steel containers. SMG is engaged in the rental of pallets in Canada.

  The Company's headquarters are in Houston, Texas, with significant manufacturing operations located in Arkansas, California, Florida, Georgia, Illinois, North Carolina, Ohio, Pennsylvania, Texas and Wisconsin and pallet leasing operations in 7 Canadian provinces. Sales are made throughout the United States and Canada with significant concentrations in the southeastern, midwestern and western regions of the United States serving primarily agricultural and industrial customers. The Company's pallet leasing operations serve six Canadian provinces. Revenues related to the agricultural customers are highly seasonal, occurring primarily during the harvesting season.

  Unless the context otherwise requires, all references herein to the Company include PalEx, the Founding Companies, the Pooled Companies, the 1998 Pooled Companies and the Purchased Companies.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

  Fraser has been identified as the accounting acquiror for financial statement presentation purposes. The acquisitions of Ridge, Interstate and the Purchased Companies were accounted for using the purchase method of accounting. The allocations of the purchase price to the assets acquired and liabilities assumed have been assigned and recorded based on estimates of fair value and will be adjusted to reflect changes in the estimates of fair value, although the Company does not believe those changes will be material. The accompanying consolidated financial statements present Fraser combined with the Pooled Companies and the 1998 Pooled

                          PALEX, INC. AND SUBSIDIARIES

Companies for all periods, and include Ridge, Interstate and the Purchased Companies from their respective dates of acquisition. All significant intercompany transactions and balances have been eliminated in consolidation. Certain reclassifications have been made to prior year consolidated financial statements to conform with the current-year presentation.

  The Pooled Companies previously reported on a calendar year-end. As such, the accounts of these companies for their 1996 calendar year have been consolidated with the accounts of PalEx as of and for the year ended November 30, 1996. Acme, DSF and CCC previously reported on year-ends of April 30, October 31 and November 30, respectively. The results of operations for Acme have been conformed to the fiscal-year end of PalEx for 1997. Revenues and net loss for the four month period ended April 30, 1997 were approximately $8,445,000 and $467,000, respectively. Acme's net loss for the four-month transition period is included as an adjustment to the consolidated statements of stockholders' equity and cash flows for the year ended December 28, 1997. Acme's results of operations for its year ended April 30, 1997 has been included in the Company's consolidated statement of operations for the year ended November 30, 1996. The results of operations included herein for the years ended November 30, 1996 and December 28, 1997 include DSF and CCC for their respective twelve-month periods ended October 31, 1996 and 1997 and November 30, 1996 and 1997. An adjustment has been made to the accompanying consolidated statements of stockholders' equity and cash flows for the year ended December 27, 1998, to reflect the net loss for the transition periods of DSF and CCC. Revenues and net loss for DSF and CCC for the transition period were approximately $3,075,000 and $470,000, respectively.

Fiscal Year

  During 1997, PalEx changed its year-end to the last Sunday in the calendar year from November 30. Accordingly, it maintains its accounting records using a 52/53-week year ending on the last Sunday in December. Each quarter contains 13 weeks, unless otherwise noted. The accompanying consolidated financial statements include the statement of operations and cash flows for the one-month period ended December 31, 1996, representing the income and cash flows of Fraser, the accounting acquiror, for this one-month transition period.

Cash and Cash Equivalents

  The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

  Inventories are valued at the lower of cost or market, with cost determined on a first-in, first-out basis or by specific identification. The cost of finished goods inventory includes direct materials, direct labor and overhead.

Property, Plant and Equipment

  Property, plant and equipment acquired in purchase business combinations is recorded at fair value. Property, plant, and equipment acquired subsequently is carried at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The Company's capital leases are insignificant. The straight-line method of depreciation is utilized for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes.

  The Company's rental pool consists of a pallet rental pool at its Canadian operations and industrial bulk containers at one of the drum operations. Where the Company repairs its own pallets or reuses industrial

                          PALEX, INC. AND SUBSIDIARIES
containers, cost includes materials plus direct labor and applicable overhead. The rental pool is being depreciated to estimated salvage value using the straight line method over lives ranging from 3 to 10 years, with a weighted average useful life approximately 9 years.

  Expenditures for maintenance and repairs are charged to expense as incurred. Additions and major replacements or betterments that increase capacity or extend useful lives are added to the cost of the asset. Upon sales or retirement of property, plant and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in other income (expense), net, in the accompanying consolidated statements of operations.

  In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121"). SFAS No. 121 establishes the recognition and measurement standards related to the impairment of long-lived assets. The Company periodically assesses the realizability of its long-lived assets pursuant to the provisions of SFAS No. 121 and has determined that no impairments would have been recognized under SFAS No. 121, other than those related to the termination of the Company's relationship with CHEP USA ("CHEP"), as discussed in Note 11.

Goodwill

  Goodwill, which represents the excess of acquisition cost over the fair market value of identified net assets acquired in business combinations accounted for as purchases, is amortized using the straight-line method over 30 years. The Company evaluates on a regular basis whether events and circumstances have occurred that indicate that the carrying amount of goodwill may warrant revision. Management believes that there has been no impairment of the goodwill as reflected in the Company's consolidated financial statements as of December 27, 1998.

Income Taxes

  The Company uses the liability method of accounting for income taxes, wherein deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

  Deferred income taxes were not provided on the undistributed foreign earnings of SMG because such earnings are expected to be reinvested indefinitely.

  The stockholders of Fraser and three of the four Pooled Companies elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code prior to their acquisition by the Company. Under these provisions, these companies did not pay federal and certain state income taxes. Instead, these companies' respective stockholders paid income taxes on their proportionate shares of the companies' net earnings. The S Corporation status of Fraser and the applicable Pooled Companies was terminated effective with the combination with PalEx, and the Company is now subject to federal and state income taxes. The Company recorded a charge to income tax expense of approximately $488,000 on March 25, 1997, representing income taxes at that date which were not previously recorded because of Fraser's status under Subchapter S.

                          PALEX, INC. AND SUBSIDIARIES

  For purposes of these consolidated financial statements, federal and state income taxes have been provided for the net income of the applicable Pooled Companies as if these companies had filed C Corporation tax returns for the preacquisition periods. The current income tax expense of the applicable Pooled Companies is reflected in the consolidated financial statements in the provision for income taxes and as an increase to capital in excess of par value.

Revenue Recognition

  The Company recognizes revenue upon delivery of the product to the customer.

Fair Value of Financial Instruments

  SFAS No. 107, "Disclosures About Fair Values of Financial Instruments", and SFAS No. 119, "Disclosures About Derivative Financial Instruments and Fair Value of Financial Instruments", require the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. The carrying value of the Company's financial instruments approximates fair value.

Foreign Currency Translation

  The financial statements of the Company's Canadian subsidiary are translated to U.S. dollars using the exchange rate as of the balance sheet date for assets and liabilities and a weighted average exchange rate for the reported amount of revenues, expenses, gains and losses during the reporting period. The cumulative translation adjustment is recorded as a separate component of stockholders' equity.

Use of Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Although the Company reviews all significant estimates affecting its consolidated financial statements on a recurring basis and records the estimated effect of any necessary adjustments prior to their publication, actual results could differ from these estimates.

Earnings Per Share

  In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share" ("SFAS No. 128"). The Company adopted SFAS No. 128 for the year ended December 28, 1997. Under SFAS No. 128, net income per share--basic excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Net income per share--diluted reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Net income per share--diluted is computed similarly to fully diluted net income per share under previous accounting rules.

  Net income per share--basic and diluted was computed using 9,433,414 shares (the aggregate number of shares attributable to Fraser and the shares issued in acquisitions accounted for under the pooling-of-interests method) for the year ended November 30, 1996 and the one-month transition period ended December 31, 1996. Net income per share--basic for the year ended December 28, 1997 was computed using, in addition to the aforementioned shares, 6,128,075 weighted average shares issued in consideration for the acquisition of Ridge, Interstate and Summers, the shares issued pursuant to the Offering and overallotment option, the shares issued to Main Street Capital Partners, L.P. and to PalEx management, the shares issued to the profit sharing plans of the Founding Companies and the shares issued in the acquisition of one of the 1998 Pooled Companies, deemed to have been acquired at its date of inception in 1997.

                          PALEX, INC. AND SUBSIDIARIES

  Net income per share--basic for the year ended December 27, 1998 was computed using 17,644,521 shares issued in consideration for the acquisition of the Founding Companies, the Pooled Companies, the 1998 Pooled Companies and Summers, the shares issued pursuant to the Offering and overallotment option, shares issued to Main Street Capital Partners, L.P. and to PalEx management, the shares issued to the profit sharing plans of the Founding Companies and 1,292,833 weighted average shares issued for the acquisition of the 1998 Purchased Companies and exercise of stock options.

  Net income per share--diluted for the years ended December 28, 1997 and December 27, 1998 includes 352,668 and 372,941 shares, respectively, for unexercised stock options computed under the treasury method. The weighted average shares for 1998 includes as common stock equivalents those shares of the Company's Canadian subsidiary which are convertible on a share for share basis into the common stock of the Company. The effect of the conversion of the Company's outstanding convertible notes payable was anti-dilutive for the year ended December 27, 1998, and therefore not included in the calculation of net income per share--diluted.

  The following stock options were outstanding as of the end of the fiscal years but were not included in the computation of net income per share--diluted because the options' exercise prices were greater than the average market price of the common shares:

                                                               Year ended December 27,
                               Year ended December 28, 1997             1998
                             -------------------------------- -------------------------
   Number of options.......                           292,000                 1,056,000
   Exercise price (range)..                     $11.38-$14.75             $10.25-$14.88
   Expiration date
    (range)................  August 1, 2007-December 10, 2007 June 6, 2007-May 21, 2008

Concentrations of Risk

 Materials

  Pallet prices are closely related to the changing costs and availability of lumber, the principal raw material used in the manufacture and repair of wooden pallets. Lumber supplies and costs are affected by many factors including weather, governmental regulation of logging on public lands, lumber agreements between Canada and the United States and competition from other industries that use similar grades and types of lumber.

  Drum demand in certain regions of the United States has required more drums to be shipped outside of the region than are shipped into the region. Consequently, the acquisition costs of used drums, the primary raw materials for reconditioned drums, in these regions are significantly higher since the used drum deficit must be replaced by collecting and shipping used drums over significant distances. The West Coast and Southeast are regions that tend to be net exporters of open top drums because of their emphasis on agriculture. The Midwest tends to be a significant accumulator of drums because of its greater industrial content and usage of petroleum products, coatings and chemicals.

 Markets

  Markets for pallet manufacturing and pallet recycling are highly fragmented and competitive. These markets are not capital-intensive and barriers to entry in such businesses are minimal.

  Markets for steel drum reconditioning are highly fragmented and competitive. There are three significant barriers to entry in the steel drum reconditioning industry: (i) regulatory permits for facilities and ongoing compliance requirements, (ii) significant distribution barriers as a result of high transportation costs for containers and (iii) capital-intensive nature of the business.

                          PALEX, INC. AND SUBSIDIARIES

 Vendors

  During the year ended December 27, 1998, the Company purchased approximately 13% of its lumber from two vendors.

 Customers

  The Company seeks to efficiently serve large numbers of customers across diverse markets and industries to provide a stable and diversified base for ongoing sales of products and services in all of its operations.

  Customers of the Company include companies in the automotive, chemical, consumer products, grocery, produce and food production, petroleum, paper and forest products, retail, and steel and metals industries and are both regional and national in scale. Because a significant part of the Company's products and services are sold to customers engaged in the produce and citrus industries, the Company's sales volumes in certain regions tend to be seasonal.

  On April 29, 1998 the Company notified its largest customer, CHEP, that PalEx was terminating all its existing agreements with CHEP (also see Note 11). CHEP operates a national pallet leasing program that provides 48" x 40" pallets primarily to grocery and consumer products customers throughout the U.S. for a daily fee. The Company manufactured and repaired pallets for CHEP and provided a variety of logistical services with respect to CHEP's pallet leasing program, including the storage and just-in-time delivery of pallets. Sales to CHEP were approximately 21 percent, 26 percent and 8 percent of the Company's consolidated revenues in 1996, 1997, and 1998, respectively.

  The Company sold approximately $490,000 and $481,000 of lumber to a corporation owned by a board director and two other employees during the fiscal years 1997 and 1998, respectively. Management believes the sales prices approximate those charged to unaffiliated third parties.

Recent Accounting Pronouncements

 Comprehensive Income

  In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). This statement establishes rules for the reporting of comprehensive income and its components. The Company's comprehensive income consists of net income and foreign currency translation adjustments and is presented in the accompanying consolidated statements of comprehensive income. The adoption of SFAS No. 130 had no impact on total stockholders' equity. The Company had no other comprehensive income prior to 1998.

 Segment Information

  The Company operates in two business segments; pallet manufacturing and recycling and steel drum reconditioning, and follows the reporting requirements of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (see Note 12).

Interim Financial Information

  The interim financial statements as of October 24, 1999 and for the ten months ended October 25, 1998 and October 24, 1999, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary to fairly

                          PALEX, INC. AND SUBSIDIARIES
present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. Due to seasonality and other factors, the results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

3.BUSINESS COMBINATIONS:

1997 Purchase Acquisitions

  The acquisitions of Ridge, Interstate and Summers in 1997 were accounted for as purchases and have been reflected in the Company's consolidated financial statements from March 31, 1997 for Ridge and Interstate and from November 20, 1997 for Summers. The aggregate consideration paid in these transactions was approximately $4.6 million in cash and 3,301,971 shares of commons stock with an estimated fair value of approximately $21.7 million. The accompanying consolidated balance sheet as of December 28, 1997 includes allocations of the respective purchase prices of Ridge, Interstate and Summers. The allocations resulted in approximately $25.2 million of goodwill, which represents the excess of purchase price over the fair value of net assets acquired, as follows (in thousands):

   Goodwill........................................................... $ 25,241
   Fair value of assets acquired......................................   20,503
   Liabilities assumed................................................  (19,408)
   Fair value of common stock.........................................  (21,729)
                                                                       --------
   Cash paid, net of cash acquired.................................... $  4,607
                                                                       ========

1998 Purchase Acquisitions

  The acquisitions of the 1998 Purchased Companies were accounted for as purchases and have been reflected in the Company's financial statements from the date of each respective acquisition. The aggregate consideration paid in these transactions was approximately $85.5 million in cash, 2,638,571 shares of common stock with an estimated fair value of approximately $25.5 million and issuance of convertible notes payable to former shareholders of approximately
$9.9 million. The accompanying consolidated balance sheet as of December 27, 1998 includes allocations of the respective purchase prices of the 1998
Purchased Companies. The allocations resulted in approximately $103.9 million in goodwill, which represents the excess of purchase price over the fair value of net assets acquired, as follows (in thousands):

   Goodwill........................................................... $103,949
   Fair value of assets acquired......................................   62,602
   Convertible notes payable issued...................................   (9,910)
   Liabilities assumed................................................  (45,597)
   Fair value of common stock.........................................  (25,532)
                                                                       --------
   Cash paid, net of cash acquired.................................... $ 85,512
                                                                       ========

                          PALEX, INC. AND SUBSIDIARIES

Pro Forma Presentation

  The following table sets forth unaudited pro forma statements of operations data of the Company which reflects adjustments to the consolidated financial statements to present the effect of the acquisitions of Ridge, Interstate and the Purchased Companies as if the acquisitions were effective January 1, 1997 (amounts in thousands, except per share data):

                                                        Year Ended   Year Ended
                                                       December 28, December 27,
                                                           1997         1998
                                                       ------------ ------------
                                                              (unaudited)
   Revenues...........................................   $379,534     $379,854
                                                         ========     ========
   Net Income.........................................   $ 10,574     $  6,512
                                                         ========     ========
   Net Income per share--diluted......................   $    .52     $    .32
                                                         ========     ========

  Pro forma adjustments included in the amounts above primarily relate to adjustments to selling, general and administrative expenses for changes in the compensation level of the owners of the acquired businesses, adjustments to interest expense attributable to incremental borrowing levels and incremental interest rate levels, amortization of goodwill and adjustment to the income tax provisions based on pro forma operating results. Net income per share--diluted assumes all shares had been outstanding for the periods presented, except for shares issued pursuant to the over-allotment option and those shares issued to the profit-sharing plans of the Founding Companies, which are included only from their date of issuance.

  The unaudited pro forma data presented above is not necessarily indicative of actual results that might have occurred had the operations and management teams of PalEx, the Founding Companies, the Pooled Companies, the 1998 Pooled Companies and the Purchased Companies been combined at the beginning of each period presented.

4.PROPERTY, PLANT AND EQUIPMENT:

  Property, plant and equipment consist of the following (in thousands):

                                     Estimated Useful December 28, December 27,
                                      Lives In Years      1997         1998
                                     ---------------- ------------ ------------
   Land.............................                    $  3,273     $  5,485
   Machinery and equipment..........       5-10           48,089       60,753
   Rental assets....................       3-10              --        15,537
   Buildings........................      15-40           12,977       19,890
   Furniture and fixtures...........        5-8            1,706        3,890
   Tractors and trailers............        5-6           10,636       18,122
                                                        --------     --------
                                                          76,681      123,677
   Less: accumulated depreciation...                     (38,831)     (47,953)
                                                        --------     --------
                                                        $ 37,850     $ 75,724
                                                        ========     ========

                          PALEX, INC. AND SUBSIDIARIES

5.DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

  Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                                     December 28, December 27,
                                                         1997         1998
                                                     ------------ ------------
   Balance at beginning of year.....................   $   253      $   617
   Additional charges to costs and expenses.........       227          394
   Additional allowances from Purchased Companies...       165          843
   Deductions for uncollectible accounts written
    off.............................................       (28)        (238)
                                                       -------      -------
   Balance at end of year...........................   $   617      $ 1,616
                                                       =======      =======

  The major components of inventories are as follows (in thousands):

                                                     December 28, December 27,
                                                         1997         1998
                                                     ------------ ------------
   Raw materials....................................   $16,555      $23,174
   Work-in-process..................................       102           43
   Finished goods...................................     3,726        6,769
                                                       -------      -------
                                                       $20,383      $29,986
                                                       =======      =======

  Accrued expenses consist of the following (in thousands):

                                                     December 28, December 27,
                                                         1997         1998
                                                     ------------ ------------
   Accrued compensation and benefits................   $ 2,132      $ 2,762
   Accrued taxes....................................       756        1,503
   Other accrued expenses...........................     2,206        6,381
                                                       -------      -------
                                                       $ 5,094      $10,646
                                                       =======      =======

6.DEBT:

Credit Facility

  On March 25, 1997, the Company entered into a credit agreement with Bank One, Texas, N.A. ("Bank One"), which was amended on January 29, 1998, September 3, 1998 and November 10, 1998 (the "Credit Facility"). The Credit Facility provided the Company with a revolving line of credit of up to $150.0 million which could be used for general corporate purposes, including the repayment or refinancing of indebtedness of the Founding Companies, the Pooled Companies, the 1998 Pooled Companies and the Purchased Companies, future acquisitions, capital expenditures, letters of credit and working capital.

  Advances under the Credit Facility bore interest at designated variable rates plus margins ranging from 0 to 25 basis points, depending on the ratio of the Company's interest bearing debt to its pro forma trailing earnings before interest, taxes, depreciation and amortization for the previous four quarters. At the Company's option, the loans could bear interest based on a designated London interbank offered rate ("LIBOR") plus a margin ranging from 75 to 200 basis points, depending on the ratio noted above. Commitment fees of 17.5 to 30 basis points are payable on the unused portion of the line of credit. The Credit Facility contained a limit for standby letters of credit up to $10.0 million. There were letter of credit commitments of approximately $3.0 million outstanding under the Credit Facility as of December 27, 1998. The Credit Facility prohibited the

                          PALEX, INC. AND SUBSIDIARIES
payment of dividends by the Company, restricted the Company's incurrence or assumption of other indebtedness and required the Company to comply with financial covenants, including fixed charge coverage, certain funded debt to earnings before taxes, depreciation, interest, amortization and tangible assets to liabilities ratios. The Company was in compliance with, or had obtained waivers for, the covenants on December 27, 1998. The approximate level of borrowings available under the Credit Facility as of December 27, 1998 was approximately $5.5 million. The Company's U.S. subsidiaries guaranteed and the outstanding stock of each of the Company's U.S. subsidiaries and 65% of the outstanding stock of the Company's Canadian subsidiary was pledged to secure the repayment of all amounts due under the Credit Facility.

  The Credit Facility was amended on December 28, 1998 (the "Amended Credit Facility"). The Amended Credit Facility provides the Company with a revolving line of credit of up to $150.0 million, which may be used for general corporate purposes, including acquisitions, the repayment or refinancing of indebtedness of all acquisitions including future acquisitions, capital expenditures, letters of credit and working capital. The Amended Credit Facility will terminate and all amounts outstanding thereunder, if any, will be due and payable on April 1, 2000.

  Advances under the Amended Credit Facility bear interest at Bank One's base interest rate, as defined, plus a margin of 50 basis points through March 31, 1999 and increasing by 50 basis points on that date and each quarter until maturity. At the Company's option, such advances may bear interest based on a designated LIBOR plus a margin of 275 basis points through March 31, 1999 and increasing by 50 basis points on that date and each quarter until maturity. Commitment fees of 50 basis points are payable on the unused portion of the line of credit through March 31, 1999 and increase by 50 basis points on that date and each quarter until maturity. The Amended Credit Facility contains a limit for standby letters of credit of up to $10.0 million. The Amended Credit Facility prohibits the payment of dividends by the Company, restricts the Company's incurrence or assumption of other indebtedness and requires the Company to comply with certain financial covenants including consolidated net worth, fixed charge coverage, and funded debt and senior debt to earnings before interest, taxes, depreciation and amortization ratios. The Amended Credit Facility is secured by a lien on the real and tangible personal property of the Company, as defined, a pledge of the outstanding stock of each of the Company's U.S. subsidiaries and 65% of the outstanding stock of the Company's Canadian subsidiary. The amounts due under the Amended Credit Facility are also guaranteed by the Company's U.S. subsidiaries.

Convertible Notes Payable to Related Parties

  The Company issued approximately $9.9 million in subordinated convertible notes payable (the "Convertible Notes") to certain former owners of the 1998 Purchased Companies. The Convertible Notes, which bear interest at rates ranging from six to eight percent, include provisions that allow conversion into shares of the Company's Common Stock beginning on the first anniversary date of the Convertible Notes (the "Conversion Date") at conversion prices ranging from $10.78 to $15.86 per share. If the Convertible Notes are not converted they become due and payable on their second anniversary. At the Company's option, the Convertible Notes may be prepaid at any time following the Conversion Date.

                          PALEX, INC. AND SUBSIDIARIES

  Long-term debt consists of the following (in thousands):

                                                     December 28, December 27,
                                                         1997         1998
                                                     ------------ ------------
   Advances under the Credit Facility, bearing
    interest at rates ranging from 7.04% to 8.04 %
    as of December 27, 1998........................    $24,000      $141,500
   Industrial development revenue bonds, bearing
    interest at a variable rate (6.20% at December
    27, 1998), payable in annual installments of
    $50 through maturity in 2008, secured by a
    certificate of deposit and
    bank letter of credit..........................        550           500
   Various notes payable, bearing interest at rates
    ranging from 5.02% to 8.30% in 1997 and 7.00%
    to 7.50% at December 27, 1998, with monthly
    installments totaling approximately $31 and
    maturity dates ranging
    from 1999 until 2009, secured by certain
    Company assets.................................      5,387         2,136
   Variable rate note issued by the Acme ESOP (see
    Note 10), guaranteed
    by the Company, interest at 5.81% as of
    December 27, 1998..............................      1,770         1,700
   Other notes payable.............................         23            26
                                                       -------      --------
                                                        31,730       145,862
                                                       -------      --------
   Less-current maturities.........................     (1,057)       (1,960)
                                                       -------      --------
                                                       $30,673      $143,902
                                                       =======      ========

  Future maturities of long-term debt as of December 27, 1998 are as follows (in thousands):

   Fiscal Year Ending December,
   ----------------------------
   1999............................................................... $  1,960
   2000...............................................................  141,865
   2001...............................................................      329
   2002...............................................................      316
   2003...............................................................      308
   Thereafter.........................................................    1,084
                                                                       --------
                                                                       $145,862
                                                                       ========

7.INCOME TAXES:

  The provision (benefit) for income taxes consists of the following (in thousands):

                                                        Year Ended
                                          --------------------------------------
                                          November 30, December 28, December 27,
                                              1996         1997         1998
                                          ------------ ------------ ------------
   Federal
   Current...............................    $1,207       $3,944       $2,831
   Deferred..............................       143          (71)         892
                                             ------       ------       ------
                                              1,350        3,873        3,723
                                             ------       ------       ------
   Foreign
   Current...............................       --           --           238
   Deferred..............................       --           --           184
                                             ------       ------       ------
                                                --           --           422
                                             ------       ------       ------
   State
   Current...............................       492          846          829
   Deferred..............................        (9)         (15)         131
                                             ------       ------       ------
                                                483          831          960
                                             ------       ------       ------
                                             $1,833       $4,704       $5,105
                                             ======       ======       ======

                          PALEX, INC. AND SUBSIDIARIES

  The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following (in thousands):

                                                      Year Ended
                                        --------------------------------------
                                        November 30, December 28, December 27,
                                            1996         1997         1998
                                        ------------ ------------ ------------
   Tax at federal statutory rate of
    35%................................    $2,755       $3,970       $3,182
   Increase (decrease) resulting from:
    State income taxes, net of federal
     benefit...........................       353          547          624
    Income taxed to Fraser
     stockholders......................    (1,381)        (172)         --
    Additional foreign income tax
     provision.........................       --           --            74
    Nondeductible items:
    Goodwill amortization..............       --           200          484
    Pooling expenses...................       --            45          603
    Other nondeductible items..........        76           16           89
    Other..............................        30           98           49
                                           ------       ------       ------
                                           $1,833       $4,704       $5,105
                                           ======       ======       ======

  Deferred taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. Components of the Company's net deferred tax liability are as follows (in thousands):

                                                       December 28, December 27,
                                                           1997         1998
                                                       ------------ ------------
   Deferred income tax liabilities:
    Property and equipment............................   $(2,547)     $(8,405)
    Other.............................................      (620)        (902)
                                                         -------      -------
   Total deferred income tax liabilities..............    (3,167)      (9,307)
                                                         -------      -------
   Deferred income tax assets:
    Basis difference in inventory.....................       --           175
    Allowance for doubtful accounts...................       111          654
    Accruals and reserves.............................       834        1,276
                                                         -------      -------
   Total deferred income tax assets...................       945        2,105
                                                         -------      -------
   Net deferred income tax liabilities................   $(2,222)     $(7,202)
                                                         =======      =======

8.COMMITMENTS AND CONTINGENCIES:

Litigation

  The Company is involved in various legal proceedings that have arisen in the ordinary course of business. While it is not possible to predict the outcome of such proceedings with certainty, in the opinion of the Company's management, all such proceedings are adequately covered by insurance or, if not so covered, should not materially result in any liability which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

Insurance

  The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy.

                          PALEX, INC. AND SUBSIDIARIES

  The Company is self-insured for certain medical claims up to $50,000 per person per year. Provisions for expected future payments are accrued based on the Company's estimate of its aggregate liability for all open and unreported claims. Management believes the amount currently accrued is adequate to cover all known and unreported claims as of December 27, 1998.

Operating Lease Agreements

  The Company leases certain facilities and equipment. Minimum future rental payments under noncancelable operating leases as of December 27, 1998 are as follows (in thousands):

   Fiscal Year Ending
   ------------------
   1999................................................................. $ 2,889
   2000.................................................................   2,313
   2001.................................................................   2,050
   2002.................................................................   1,599
   2003.................................................................   1,122
   Thereafter...........................................................   1,543
                                                                         -------
                                                                         $11,516
                                                                         =======

  Rent expense under operating leases was approximately $463,000, $1,445,000 and $2,995,000 for fiscal years 1996, 1997 and 1998, respectively. Rent expense paid to related parties and included in the foregoing amounts was approximately $227,000, $146,000 and $558,000 for fiscal years 1996, 1997 and 1998, respectively. In June 1998, the company purchased property for $1,400,000 from an officer/board director. Management believes that the purchase price approximates market value.

Potential Environmental Liabilities

  In February 1998, the Company acquired DSF, a steel drum reconditioning company with a facility in Zellwood, Florida. DSF is a wholly-owned subsidiary of the Company. In 1982, DSF was notified by the U.S. Environmental Protection Agency (the "EPA") and the Florida Department of Environmental Regulation (the "DER") that they believed that DSF might be a potentially responsible party ("PRP") regarding the Zellwood Groundwater Contamination Site in Orange County, Florida (the "Zellwood Site"). The Zellwood Site was designated a "Superfund" environmental clean-up site after the DER discovered arsenic contamination in a shallow monitoring well adjacent to it. The DSF facility is a portion of the 57 acres constituting the Zellwood Site. The Company believes that DSF and its former shareholders were among approximately 25 entities and individuals identified as PRPs by the EPA.

  Between March 1990 and July 1996, the EPA issued various unilateral administrative orders and notices to DSF and various other PRPs. Those orders and notices demanded reimbursement from PRPs of approximately $2 million of the EPA's costs regarding the Zellwood Site and requested the PRPs to accept financial responsibility for additional clean-up efforts. During that time, the EPA estimated that the cost of the selected remedy for soil at the Zellwood Site would be approximately $1 million and the cost of the selected remedy for groundwater at the Zellwood Site would be approximately $5.1 million. DSF and the other PRPs did not agree to the EPA's demands or agree to fund any additional clean-up. In April 1997, the EPA issued an order unilaterally withdrawing its previous orders.

  On June 12, 1998 a suit was filed in the United States District Court for the Middle District of Florida (Orlando Division) against DSF and certain other PRPs with respect to the Zellwood Site (United States of America v. Drum Service Co. of Florida, John Michael Murphy, Douglass Fertilizer & Chemical, Inc., et, al., Civil No. 98-687-Civ-Orl-22C) (the "Zellwood Suit"). In this lawsuit, the EPA is seeking reimbursement of costs incurred at the Zellwood Site during the past 17 years and a declaratory judgment for future response costs.

                          PALEX, INC. AND SUBSIDIARIES

  DSF has maintained comprehensive general liability insurance coverage for over 25 years, and a number of the policies providing such coverage did not contain exclusions for environmental contamination. DSF has notified the insurers that issued such policies of the EPA's claims regarding the Zellwood Site and the commencement of the Zellwood Suit. In addition, the former shareholders of DSF have agreed with DSF and the Company to bear liabilities and expenses with respect to the Zellwood Site, to the extent such liabilities exceed the Company's insurance recoveries.

  DSF and several other PRPs are currently negotiating with the EPA to settle the Zellwood Suit. DSF intends to vigorously defend the Zellwood Suit and pursue its insurance coverage with respect to losses and expenses incurred in connection with the Zellwood Site. Although there can be no assurance as to any ultimate liability of DSF under the Zellwood Suit, the amount of recoveries from other PRPs or the insurance coverage, or the amount of insurance recoveries, the Company's management believes that DSF's insurance coverage, recoveries from other PRPs and the obligations of DSF's former shareholders will be adequate to cover any liability or expenses of DSF arising from the Zellwood Suit. The accompanying consolidated balance sheet as of December 27, 1998 includes a $2.0 million receivable from a former shareholder of DSF and a corresponding amount in other long-term liabilities.

  In November 1998, Container Services Company ("CSC"), a subsidiary of PalEx Container Systems, Inc. which acquired CDR, received notice from the EPA that it had been identified as a de minimis PRP with respect to the Casmalia Disposal Site in Santa Barbara County, California ("Casmalia Site"). The Casmalia Site was a licensed hazardous waste disposal facility from 1974 to 1989. In 1989, the EPA refused to reissue Casmalia's RCRA permit on the grounds that the operator of the site was in violation of the preexisting permit and other environmental laws and regulations. As a result of the owner/operator abandoning efforts to properly close and clean up the site, the EPA took emergency action. There are approximately 10,000 generators who legally sent (according to EPA estimates) approximately 4.5 billion pounds of waste to the Casmalia Site. EPA estimates that the clean up of this site will cost approximately $500 million and will take over 30 years to complete.

  The EPA has entered in a partial settlement with 50 major PRPs and is currently in negotiations with over 50 other major PRPs. In October 1998, the EPA sent out general notices to 750 de minimis PRPs, including CSC. In addition, it is expected that the EPA will send out several hundred additional notice letters to de minimis PRPs. The EPA estimates that the original 750 de minimis PRPs are responsible for an aggregate of about 10% of the volume of waste shipped to the Casmalia Site.

  Based on CSC's alleged contribution of waste to the Casmalia Site, the EPA has offered to settle its claims against CSC for approximately $300,000, which represents a 100% premium over EPA's estimate of CSC's proportionate share of the estimated clean up costs. In return for settlement, CSC will be granted contribution protection against lawsuits by other PRPs who contributed waste to the Casmalia Site. CSC is currently reviewing EPA's settlement offer and estimates of CSC's contribution of waste to the site. In addition, CSC has joined a joint defense group of over 140 other de minimis PRPs for the primary purpose of negotiating a reduction in, and the terms of, the EPA's settlement offer. The Company has included such settlement amount as accrued expenses in the accompanying consolidated balance sheet as of December 27, 1998.

Contingent Purchase Price

  The Company is obligated under the terms of an agreement with the former owners of one of the 1998 Purchased Companies to pay, in either cash or equal amounts of cash and the Company's Common Stock, up to $6,000,000 based on the subsidiary's post-acquisition earnings, as defined. Amounts due under this contingency, if any, will be accrued as part of the purchase price when the contingency is resolved in 1999 and 2000.

                          PALEX, INC. AND SUBSIDIARIES

Employment Agreements

  The Company has entered into employment agreements with certain Company officers and certain former owners of the companies acquired by PalEx. The remaining commitment under the terms of these agreements as of December 27, 1998 is approximately $5.6 million, of which approximately $4.6 million is payable in 1999 and approximately $1.0 million is payable in 2000. These employment agreements expire on various dates through September 2000.

Warrant

  On September 30, 1998, the Company issued a warrant for the purchase of up to 250,000 shares of its Common Stock for professional advisory services at an exercise price of $11.375 per share. The warrant may be exercised in whole or in part upon the consummation of certain defined transactions, none of which had occurred as of December 27, 1998, and expires in May 2005.

9. STOCK OPTION PLAN:

  On June 1, 1996, the Board of Directors and the stockholders of the Company approved the 1996 Stock Option Plan, as amended (the "Stock Option Plan"). The Stock Option Plan provides for the granting of stock options to directors, executive officers, other employees and certain non-employee consultants of the Company. The Company accounts for the Stock Option Plan under APB Opinion No. 25, and no compensation expense has been recognized. The Stock Option Plan, which permits an amount equal to no more than 15% of the outstanding shares of PalEx common stock to be issued as optioned shares, terminates in June 2006. In general, the terms of the option awards (including vesting schedules) are established by the Compensation Committee of the Company's Board of Directors. The following table summarizes activity under the Stock Option Plan:

                                                                    Exercise
                                                        Shares       Price
                                                      ----------  ------------
   Outstanding at November 30, 1996
    Granted..........................................  1,328,500  $7.50-$14.75
    Exercised........................................        --            --
    Forfeited and canceled...........................     (7,000)        $7.50
   Outstanding at December 28, 1997..................  1,321,500  $7.50-$14.75
    Granted..........................................  1,361,500  $5.88-$14.88
    Exercised........................................     (6,500)        $7.50
    Forfeited and canceled...........................    (65,850) $7.50-$13.50
   Outstanding at December 27, 1998..................  2,610,650  $5.88-$14.88
   Weighted average fair value of options granted
    during 1997......................................      $5.38
   Weighted average fair value of options granted
    during 1998......................................      $6.79
   Weighted average remaining contractual life for
    options issued in 1997........................... 8.33 years
   Weighted average remaining contractual life for
    options issued in 1998........................... 9.36 years

  At December 27, 1998, options for approximately 257,000 shares of common stock were exercisable. Unexercised options expire ten years from the issue date.

                          PALEX, INC. AND SUBSIDIARIES

  The following pro forma summary of the Company's consolidated results of operations have been prepared as if the fair value based method of accounting required by SFAS No. 123, "Accounting for Stock-Based Compensation" had been applied (in thousands, except per share data):

                                                      Year ended   Year ended
                                                     December 28, December 27,
                                                         1997         1998
                                                     ------------ ------------
   Net income attributable to common stockholders...    $6,640       $3,986
   Pro forma adjustment.............................      (775)      (1,434)
                                                        ------       ------
   Pro forma net income attributable to common
    stockholders....................................    $5,865       $2,552
   Net income per share ("EPS")
    Basic EPS as reported...........................    $  .43       $  .21
    Basic EPS pro forma.............................    $  .38       $  .13
    Diluted EPS as reported.........................    $  .42       $  .21
    Diluted EPS pro forma...........................    $  .37       $  .13

  Fair value of the options was estimated at the date of grant using the Black-Scholes option-pricing model using the following weighted average assumptions:

                                                       Fiscal Year  Fiscal Year
                                                       1997 Options 1998 Options
                                                       ------------ ------------
   Risk free interest rate............................       6.66%        5.39%
   Dividend yield.....................................       0.00%        0.00%
   Volatility factor..................................      35.77%       41.99%
   Weighted average expected life.....................   10 years     10 years

  A summary of stock options outstanding and exercisable as of December 27, 1998 is as follows:

                 Options outstanding                              Options exercisable
   ------------------------------------------------- ---------------------------------------------
     Range of
     exercise       Number       Weighted average    Weighted average   Number    Weighted average
      prices      outstanding remaining life (years)  exercise price  exercisable  exercise price
   -------------  ----------- ---------------------  ---------------- ----------- ----------------
   $5.88-$8.75     1,361,750          8.72                $ 7.51        181,750        $ 7.50
   $8.88-$13.12      811,000          9.14                $11.73         29,100        $10.19
   $13.13-$14.88     437,900          8.89                $14.23         46,580        $13.66

10.EMPLOYEE BENEFIT PLANS:

  The Company approved a defined contribution profit-sharing plan (the "Plan") in March 1997, which qualifies under Section 401(k) of the Internal Revenue Code. Eligible employees may contribute up to the lesser of 15% of their annual compensation or the maximum amount permitted under Internal Revenue Service regulations to their account. The Company matches the contributions of participating employees on the basis of the percentages specified in the Plan. The employee and Company matching contributions are invested at the direction of the individual employee.

  Certain of the Company's subsidiaries had defined contribution employee benefit plans at the time of their acquisition by PalEx. Employer contributions to the Plan and the other defined contribution plans for the Pooled Companies and the 1998 Pooled Companies for all periods presented and for Ridge, Interstate and the Purchased Companies from their respective dates of acquisition were approximately $2,184,000, $1,134,000 and $768,000 for 1996, 1997 and 1998, respectively.

                          PALEX, INC. AND SUBSIDIARIES

  In May 1985, Acme established an employee stock ownership plan ("ESOP") for Acme's eligible employees, as defined. The ESOP is a qualified plan exempt from taxes under Internal Revenue Section 401(a). In May 1994, the ESOP purchased 3,400 shares of Acme common stock at $765 per share from a stockholder for $2,601,000. The ESOP funded the purchase by issuing a variable rate note to a commercial bank that was guaranteed by Acme. Upon completion of the acquisition of Acme by PalEx, the shares of Acme stock in the ESOP were replaced with shares of PalEx stock of equal value and the guaranty by Acme was replaced by a letter of credit issued under the Credit Facility.

  The Company accounts for the ESOP in accordance with Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plan" ("SOP 93-6"). Accordingly, the debt of the ESOP is recorded as long-term debt and the shares pledged as collateral are reported as unearned compensation on the Company's consolidated balance sheet. As shares are released, the Company reports compensation expense equal to the current estimated market price of the shares. In accordance with SOP 93-6, additional paid in capital is adjusted whenever the market value of the shares released is more or less than the cost of the shares released.

  Contributions to the ESOP amounted to approximately $727,000 and $153,000 for the years ended December 28, 1997 and December 27, 1998, respectively. These contributions include interest paid by Acme or the Company of approximately $122,000 and $83,000 for the years ended December 28, 1997 and December 27, 1998, respectively, on the loan used to purchase the ESOP shares. The balance in unearned compensation of $1,770,000 at December 28, 1997 and December 27, 1998 results from the leveraged ESOP stock purchase less the deemed release of shares at cost. At December 27, 1998, the ESOP contained 843,061 allocated shares and 425,923 unallocated shares of the Company's common stock, for a total of 1,268,984 shares.

  The Company received a Private Letter Ruling from the Internal Revenue Service in 1999 that allows the termination of the ESOP and the non-taxable disposal of the PalEx shares in the ESOP. It is the Company's intent to use the proceeds from the sale of the shares to repay the ESOP's indebtedness. Upon termination of the ESOP and debt retirement, the ESOP will allocate the remaining unallocated shares to the plan participants, resulting in a charge to earnings by the Company and a corresponding increase to capital in excess of par for the difference between the total value of the shares at the time of their sale and the ESOP indebtedness. In anticipation of the termination of the ESOP, no additional shares were allocated in 1998.

11.TERMINATION OF CHEP RELATIONSHIP

  During the fourth quarter of 1997 and first quarter of 1998, Company management had numerous discussions with representatives of its largest customer, CHEP, regarding numerous issues affecting the profitability of the products manufactured for CHEP by the Company and the pricing of new pallets, the uncertainty of CHEP production requirements, the absence of fees for extra services provided to CHEP, quality control and the opening of new facilities that would be primarily dedicated to performing services for CHEP. The Company manufactured new, high-grade pallets for CHEP, which in turn leased these pallets to its customers. These pallets were part of a "closed-loop" materials handling and management system that included recovery of the pallet from the end user, aggregating them in Company operated depots where they were sorted, repaired and returned to CHEP's customers.

  In addition, the Company began renegotiating the prices CHEP was being charged for new pallets to more accurately reflect constantly changing lumber prices. Subsequent discussion and communications ensued until it became apparent to Company management that the issues would not be resolved to the mutual satisfaction of CHEP and the Company. Accordingly, CHEP was notified that effective April 29, 1998, the Company would cease supplying CHEP with new pallets and provided advance notice (generally, 10 to 60 days) under contractual arrangements to discontinue repair and depot services for CHEP.

                          PALEX, INC. AND SUBSIDIARIES

  The termination of the Company's relationship with CHEP affected the operations of certain of the Company's facilities in the southeastern and western United States. As a result, management formally adopted a restructuring plan, which was approved by the Board of Directors, to close, curtail, or convert operations to alternative business activities at facilities related to CHEP production. There were eight CHEP-related manufacturing facilities that were targeted for either closure, sale, consolidation or conversion to alternative product lines. As of December 27, 1998, three facilities dedicated to CHEP production have been closed, one was sold and two more were consolidated into one facility. The other two facilities were converted to manufacture non- CHEP products. The Company terminated approximately 400 production-related employees at CHEP related facilities during 1998.

  Management determined that there were four categories of CHEP restructuring costs, in accordance with Emerging Issues Task Force 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" ("EITF 94-3"): disputed accounts receivable; severance payments; lease cancellation fees and penalties; and a valuation allowance to restate CHEP-related inventory at its net realizable value.

  The results of operations for the year ended December 27, 1998 include net charges to continuing operations of approximately $1.2 million for an inventory valuation adjustment to reduce CHEP-related inventory to net realizable value and approximately $0.9 million for disputed accounts receivable, lease cancellation fees and penalties and severance pay associated with the termination of employees at CHEP related facilities. As of December 27, 1998, all CHEP restructuring costs have been paid or incurred. Accordingly, there is no remaining balance in accrued liabilities or inventory valuation allowance in the accompanying consolidated balance sheet.

  In addition, management determined that the termination of the CHEP relationship also required the application of SFAS No. 121 and evaluated the facts and circumstances with regard to the CHEP-related facilities and the assets employed in the production of CHEP pallets. Accordingly, the results of operations for the year ended December 27, 1998 include a charge of approximately $1.4 million for plant closure and asset abandonment costs for the CHEP facilities noted above. The charge includes approximately $0.9 million for abandoned leasehold improvements and approximately $0.5 million to value pallet production machinery and equipment at its net realizable value. The abandoned and impaired assets had a book value of approximately $1.8 million prior to the revaluation. The net realizable value of these assets was determined based on management's estimates of current market value for similar types of manufacturing equipment used in the pallet production process. There have been no changes in the estimates used nor corresponding adjustments to the charges previously taken. The Company is attempting to sell the machinery and equipment as soon as possible. Depreciation expense on these assets for the period from their impairment date until December 27, 1998 would have been approximately $109,000.

  Management reviewed the recoverability and possible impairment of goodwill related to the subsidiaries which operated the CHEP facilities and determined that no goodwill adjustments were necessary due to the potential for replacing CHEP business with other customers.

  Management believes that all CHEP-related restructuring was complete as of December 27, 1998.

12.BUSINESS SEGMENTS:

  The Company has two business segments, one operating in the pallet industry and the other in the steel drum reconditioning industry. The pallet segment produces, recycles, sells, repairs, leases and retrieves wooden pallets in the United States and Canada primarily for use in agricultural and industrial markets. The drum segment reconditions steel drums in the United States, primarily for use in agricultural and industrial markets. There were no significant intercompany sales between the two segments for the fiscal years 1996, 1997 or 1998.

                          PALEX, INC. AND SUBSIDIARIES

  The Company's business segments are managed separately because they require different technology and marketing strategies. The accounting policies for the segments are the same as those described in Note 2, Summary of Significant Accounting Policies. The Company evaluates the performance of its reportable segments based on income before corporate overhead charges, interest expense, non-recurring expenses, goodwill amortization and income taxes.


                                                   Pallet   Drum    Consolidated
                                                  -------- -------  ------------
   Year Ended December 27, 1998
    Revenues..................................... $234,120 $85,571    $319,691
    Segment earnings contribution................   15,286  11,743      27,029
    Depreciation and amortization................    9,085   2,223      11,308
    Total Assets.................................  255,363  37,075     292,438
    Capital Expenditures.........................    9,428   4,523      13,951
   Year Ended December 27, 1997
    Revenues..................................... $162,848 $60,145    $222,993
    Segment earnings contribution................   15,402    (152)     15,250
    Depreciation and amortization................    4,607     951       5,558
    Total Assets.................................   96,562  23,443     120,005
    Capital Expenditures.........................    7,683   1,466       9,149
   Year Ended December 27, 1996
    Revenues..................................... $ 96,047 $48,983    $145,030
    Segment earnings contribution................    8,409     693       9,102
    Depreciation and amortization................    2,165   1,267       3,432
    Total Assets.................................   37,129  20,739      57,868
    Capital Expenditures.........................    4,063   3,292       7,355

  Segment earnings contribution is reconciled to consolidated income before provision for income taxes as follows:

                                        Year Ended   Year Ended   Year Ended
                                       November 30, December 28, December 27,
                                           1996         1997         1998
                                       ------------ ------------ ------------
   Total earnings contribution for
    reportable segments...............   $  9,102     $ 15,250     $ 27,029
   Unallocated amounts:
    Corporate expenses................        --         1,496        4,080
    Interest expense..................      1,576        1,722        8,468
    Goodwill amortization.............        --           593        2,977
    Restructuring charge..............        --           --           949
    Plant closure and asset
     abandonment loss.................        --           --         1,369
    Other income (expense)............        346          (95)         (95)
                                         --------     --------     --------
   Income before provision for income
    taxes.............................   $  7,872     $ 11,344     $  9,091
                                         ========     ========     ========

  The Company's revenue by country, based on the location of the customer, is as follows:

                                        Year Ended   Year Ended   Year Ended
                                       November 30, December 28, December 27,
                                           1996         1997         1998
                                       ------------ ------------ ------------
   United States......................   $145,030     $222,993     $314,967
   Canada.............................        --           --         4,724
                                         --------     --------     --------
   Consolidated.......................   $145,030     $222,993     $319,691
                                         ========     ========     ========

                          PALEX, INC. AND SUBSIDIARIES

  The Company's long-lived assets by country are as follows:

                                                        Year Ended   Year Ended
                                                       December 28, December 27,
                                                           1997         1998
                                                       ------------ ------------
   United States......................................   $66,250      $176,063
   Canada.............................................       --         31,157
                                                         -------      --------
   Consolidated.......................................   $66,250      $207,220
                                                         =======      ========

  Earnings contribution for the Drum segment for the year ended December 27, 1998 includes charges of approximately $1.8 million for pooling expenses and compensation differential (the difference between previous owners' and officers' compensation before the acquisitions and the amounts to which they have contractually agreed) of approximately $1.1 million. There were no pooling expenses for the year ended December 28, 1997. Compensation differential was approximately $1.0 million for the year ended December 28, 1997.

  Earnings contribution for the Pallet segment for the year ended December 27, 1998 includes an inventory valuation adjustment of approximately $1.2 million.

13.QUARTERLY FINANCIAL RESULTS (UNAUDITED):

  Summarized quarterly financial data for 1998 and 1997 is as follows (in thousands except per share data):

                                                            Quarter
                                                -------------------------------
                                                 First  Second   Third  Fourth
                                                ------- ------- ------- -------
   Year ended December 27, 1998
   Revenues.................................... $68,970 $83,362 $77,912 $89,447
   Gross profit................................  12,600  14,086  15,380  16,828
   Net income..................................   1,160     169   1,177   1,480
   Net income per share--basic.................     .06     .01     .06     .08
   Net income per share--diluted...............     .06     .01     .06     .08
                                                            Quarter
                                                -------------------------------
                                                 First  Second   Third  Fourth
                                                ------- ------- ------- -------
   Year ended December 28, 1997
   Revenues.................................... $39,797 $63,866 $57,583 $61,747
   Gross profit................................   5,960  10,919   8,603   9,427
   Net income..................................   1,342   2,618     785   1,895
   Net income per share--basic.................     .12     .15     .05     .11
   Net income per share--diluted...............     .12     .15     .04     .11

  The results of operations for the first and second quarters of 1998 include charges of approximately $1.6 and $0.2 million, respectively, for pooling expenses. The results of operations for the second quarter of 1998 includes a pre-tax charge of approximately $5.0 million related to the termination of the CHEP relationship (see Note 11). The results of operations for the third quarter of 1998 includes a pre-tax charge of approximately $1.4 million for plant closure and asset abandonment costs, offset by a pre-tax credit to the CHEP restructuring charge of approximately $0.9 million, for a net third quarter pre-tax charge of approximately $0.5 million. The results of operations for the fourth quarter of 1998 include a pre-tax credit of approximately $1.9 million related to revisions in management's estimates of the CHEP restructuring charge.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Members of IFCO-U.S., L.L.C.:

In our opinion, the accompanying balance sheets and the related statements of operations and changes in accumulated members' deficit, and of cash flows present fairly, in all material respects, the financial position of IFCO-U.S., L.L.C. (the "Company") at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The Company is a limited liability corporation with two members and, as disclosed in the notes to the financial statements, has extensive transactions and relationships with its members and their affiliates. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's negative cash flow from operations, excess liabilities over assets and debt in default raise substantial doubt about its ability to continue as a going concern without significant financial support from its members.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Tampa, Florida
September 3, 1999

                               IFCO-U.S., L.L.C.

                                 BALANCE SHEETS

                                             December 31,
                                       -------------------------  October 31,
                                          1997          1998          1999
                                       -----------  ------------  ------------
                                                                  (unaudited)
ASSETS:
 Cash................................. $     8,030  $     10,487  $     32,316
 Receivables, net of allowance for
  doubtful accounts of $25,000,
  $50,000 and $75,000.................   1,050,391     2,376,495     4,443,294
 Related party receivables............   2,095,216        95,749     4,824,018
 Crate rental pool, net...............   5,427,486     5,299,773    10,394,471
 Crates held for transfer to related
  party...............................     243,569       611,107       145,427
 Equipment and furniture, net.........   1,362,199     1,296,018     1,148,420
 Other assets.........................         --         40,883        28,609
                                       -----------  ------------  ------------
                                       $10,186,891  $  9,730,512  $ 21,016,555
                                       ===========  ============  ============
LIABILITIES AND MEMBERS' DEFICIT:
 Accounts payable and accrued
  expenses............................ $   455,109  $    616,945  $  1,077,028
 Related party payables...............   1,942,965     3,120,816     4,538,374
 Refundable deposits..................   1,016,899     2,014,188     3,438,997
 Installment loan.....................         --            --        144,492
 Related party debt...................  13,042,632    14,521,444    25,267,426
                                       -----------  ------------  ------------
                                        16,457,605    20,273,393    34,466,317
                                       ===========  ============  ============
Commitments and contingencies (Notes
 1, 6 and 7)
MEMBERS' DEFICIT:
 Class A voting membership interests,
  $.40 par value; 1,000 shares
  authorized..........................         400           400           400
 Class B non-voting membership
  interests, $.40 par value; 1,500
  shares authorized...................         600           600           600
 Accumulated deficit..................  (6,271,714)  (10,543,881)  (13,450,762)
                                       -----------  ------------  ------------
  Total members' deficit..............  (6,270,714)  (10,542,881)  (13,449,762)
                                       -----------  ------------  ------------
                                       $10,186,891  $  9,730,512  $ 21,016,555
                                       ===========  ============  ============


   The accompanying notes are an integral part of these financial statements.

                               IFCO-U.S., L.L.C.

      STATEMENTS OF OPERATIONS AND CHANGES IN ACCUMULATED MEMBERS' DEFICIT

                                                            Ten-Month
                                 Year Ended                Period Ended
                                December 31,               October 31,
                          -------------------------  -------------------------
                             1997          1998         1998          1999
                          -----------  ------------  -----------  ------------
                                                     (unaudited)  (unaudited)

Rental revenues.........  $   919,427  $  1,657,424  $ 1,156,754  $  4,267,790
                          -----------  ------------  -----------  ------------
Cost of revenues:
 Rental logistics cost..   (1,254,538)   (1,646,080)  (1,289,533)   (2,725,341)
 Crate depreciation.....     (499,098)     (679,324)    (482,568)   (1,358,141)
 Equipment
  depreciation..........      (49,140)     (132,763)    (112,101)     (120,000)
 Loss on related party
  crate transfers.......     (454,445)     (193,238)    (193,238)          --
                          -----------  ------------  -----------  ------------
Total cost of revenues..   (2,257,221)   (2,651,405)  (2,077,440)   (4,203,482)
                          -----------  ------------  -----------  ------------
  Gross margin (loss)...   (1,337,794)     (993,981)    (920,686)       64,308

Selling, general and
 administrative
 expenses...............   (1,423,417)   (1,719,353)  (1,424,015)   (1,641,457)
                          -----------  ------------  -----------  ------------
  Loss from operations..   (2,761,211)   (2,713,334)  (2,344,701)   (1,577,149)

Interest expense........   (1,033,872)   (1,382,946)  (1,168,975)   (1,343,271)
Other income (expense),
 net....................       12,031      (175,887)    (177,043)       13,539
                          -----------  ------------  -----------  ------------
Net loss................   (3,783,052)   (4,272,167)  (3,690,719)   (2,906,881)
Beginning accumulated
 deficit................   (2,488,662)   (6,271,714)  (6,271,714)  (10,543,881)
                          -----------  ------------  -----------  ------------
Ending accumulated
 deficit................  $(6,271,714) $(10,543,881) $(9,962,433) $(13,450,762)
                          ===========  ============  ===========  ============



   The accompanying notes are an integral part of these financial statements.

                               IFCO-U.S., L.L.C.

                            STATEMENTS OF CASH FLOWS

                                                              Ten-Month
                                   Year Ended               Period Ended
                                  December 31,               October 31,
                             ------------------------  ------------------------
                                1997         1998         1998         1999
                             -----------  -----------  -----------  -----------
                                                       (unaudited)  (unaudited)
Net cash provided by (used
 in) operating activities:
Net loss...................  $(3,783,052) $(4,272,167) $(3,690,719) $(2,906,881)
Adjustments to reconcile
 net loss to cash provided
 by operating activities:
 Depreciation..............      557,934      826,042      726,885    1,511,471
 Provision for doubtful
  accounts receivable......       25,000       25,000       25,000       25,000
 Transfer of crates to
  related parties,
  excluding freight and
  duty.....................      219,141      106,343      106,343     (193,148)
 Loss on disposition of
  equipment and furniture..          --       198,547      198,547          --
 Decrease (increase) in
  receivables..............     (595,894)  (1,351,104)    (503,403)  (2,091,799)
 Decrease (increase) in
  related party
  receivables..............   (1,969,647)   1,999,467    2,015,877   (1,575,269)
 Decrease (increase) in
  other assets.............       58,577      (40,883)    (101,998)      12,274
 Increase (decrease) in
  accounts payable and
  accrued expenses.........       94,552      161,836      364,063      460,083
 Increase (decrease) in
  related party accounts
  payable..................    1,069,925    1,177,851      857,623    1,417,558
 Increase (decrease) in
  refundable deposits......      561,991      997,289      328,302    1,424,809
                             -----------  -----------  -----------  -----------
Net cash used in operating
 activities................   (3,761,473)    (171,779)     326,520   (1,915,902)
                             -----------  -----------  -----------  -----------
Net cash provided by (used
 in) investing activities:
Purchases of furniture and
 equipment.................     (683,066)    (279,084)    (322,277)      (5,732)
Proceeds from crate
 transfers to related
 parties...................    1,790,551    1,128,973    1,039,908    1,695,809
                             -----------  -----------  -----------  -----------
Net cash provided by
 investing activities......    1,107,485      849,889      717,631    1,690,077
                             -----------  -----------  -----------  -----------
Net cash provided by (used
 in) financing activities:
Proceeds from issuance of
 related party debt........    4,504,285    1,682,585    1,282,320    2,896,664
Payment of installment
 debt......................          --           --           --      (182,695)
Payment of related party
 debt......................   (1,854,456)  (2,358,238)  (2,317,612)  (2,466,315)
                             -----------  -----------  -----------  -----------
Net cash provided by (used
 in) financing activities..    2,649,829     (675,653)  (1,035,292)     247,654
                             -----------  -----------  -----------  -----------
Net increase (decrease) in
 cash:
Cash equivalents at the
 beginning of the period...       (4,159)       2,457        8,859       21,829
Cash at the end of the
 period....................       12,189        8,030        8,030       10,487
                             -----------  -----------  -----------  -----------
                             $     8,030  $    10,487  $    16,889  $    32,316
                             ===========  ===========  ===========  ===========
Supplemental cash flow
 information:
 Interest paid.............      270,000      289,000  $   231,500  $   247,500

Non-cash investing and
 financing activities:

During 1997 and 1998, the Company had crate purchases of approximately $1,854,000 and $2,154,000, respectively. These crate purchases have been financed with notes payable from related parties.

During the ten-month periods ended October 31, 1998 and 1999, the Company had crate purchases of approximately $1,352,000 and $7,280,000, respectively. These crates purchases have been financed with notes payable to related parties.

During the ten-month period ended October 31, 1999, the Company was assigned a $3,153,000 member receivable in exchange for a member loan of $3,153,000 (Note
1).

   The accompanying notes are an integral part of these financial statements.

                               IFCO-U.S., L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION:

  IFCO-U.S., L.L.C. (the "Company" or "IFCO-US") is a limited liability company. The Company's members are Schoeller-U.S., Inc. ("SIL-US") and Polymer International Corporation ("PIC"). SIL-US is a wholly-owned subsidiary of Schoeller International Logistics Beteiligungsgesellschaft mbH ("SIL") and PIC is a wholly-owned subsidiary of Intertape Polymer Group Inc. ("IPG"). The Company owns and manages a rental plastic container pool in the United States. These collapsible, reusable plastic containers ("crates") offer produce retailers and growers economic and environmental advantages over disposable packaging alternatives. The crates are leased primarily to growers of fresh fruit and vegetables in exchange for a one-time usage fee. The growers' goods are transported in the crates to various intermediaries and ultimately retailers for sale to consumers. The Company delivers the empty crates to customers' bulk warehouses and collects the empty crates from regional service points, where the crates are transported to the Company's depots and cleaned for reuse.

  The nature of the Company's business is such that short-term obligations are typically met by cash flow generated from long-term assets. Consequently, the accompanying balance sheet is presented on an unclassified basis.

  The Company is currently trying to establish the plastic crate rental concept to the produce distribution market in the United States. As such, the Company is in a start-up business phase and will continue to realize net losses until its sales and gross margins increase high enough to cover variable and fixed operating costs. The Company's negative cash flow from operations, excess liabilities over assets and related party debt in default raise substantial doubt about its ability to continue as a going concern without significant financial support from its members. The accompanying financial statements have been prepared on a going concern basis, which contemplates continuity of operations and the realization of assets and liquidation of liabilities in the ordinary course of business.

  On September 2, 1999, PIC and SIL-US entered into a Membership Interest and Share Purchase Agreement (the "Purchase Agreement") which management believes provides the framework for the continued funding for the Company's operations. Upon execution of the agreement, PIC purchased from SIL 36.25% of the outstanding shares in SIL-US (the "Polymer Shares") for a note payable of $3,153,000 (the "Polymer Note"). Effective October 1, 1999, SIL assigned the Polymer Note to the Company. As a result of the assignment, the Company recorded a receivable from PIC and a payable to SIL for $3,153,000. Interest on the Polymer Note and interest on an additional $3,153,000 of existing PIC debt will be waived until March 31, 2000.

  PIC also agreed to sell, subject to certain conditions including consummation of a merger between IFCO Systems and PalEx, Inc. (the "PalEx Merger") and a related initial public offering of IFCO Systems (the "IPO") no later than March 31, 2000, its entire 20% interest in IFCO-US (the "Polymer Interest") and the Polymer Shares to IFCO Systems N.V. for approximately $10,657,500, plus all outstanding indebtedness which was approximately $17,976,000 as of April 30, 1999 ($24,391,000 as of October 31, 1999). Such amount will be reduced by the cancellation of the Polymer Note in the amount of $3,153,000, and $2,500,000 and certain other indebtedness.

  Commencing September 10, 1999, and on the first business day of each month thereafter until the earlier of the consummation of the PalEx Merger and IPO or March 1, 2000, SIL-US and PIC shall each make a loan to the Company in the amount of $75,000.

  The Purchase Agreement may be terminated by mutual consent of the parties, if there is a material breach of any representation, warranty or covenant, or if the PalEx Merger and IPO are not consummated by March 31, 2000. If the PalEx Merger and IPO have not occurred by March 31, 2000, SIL-US shall make a member loan to the Company for half of the IPG debt, less SIL-US's existing debt. In such event, SIL-US and IPG agree to proportionately fund the future cash and operating and financial requirements of IFCO-US in accordance with the IFCO-US budget. If SIL fails to timely fund its proportionate share of such cash requirements, then PIC shall have an option to purchase SIL-US' 80% membership interest in IFCO-US for

                               IFCO-U.S., L.L.C.

$11,092,500 together with redelivery of the Polymer Shares, less $2,500,000, plus any indebtedness of IFCO-US to SIL or its Affiliates, and the Polymer Note shall mature and be paid in full. If IPG fails to timely fund its proportionate share of such cash requirements, then SIL shall have an option to purchase the Polymer Interest and the Polymer Shares for $10,657,500, plus any indebtedness of IFCO-US to IPG or its affiliates. In the event that neither option has been exercised by December 31, 2002, the exercise price of such options shall be adjusted to the fair market value of the Company at such time.

  The Company's continuation as a going concern is dependent on its members ability to fulfill the obligations under the terms as described above and ultimately to obtain profitability and to generate sufficient cash flows, on a timely basis, to meet its obligations. The financial statements do not include any adjustments relating to recoverability and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

  These interim financial statements as of October 31, 1999 and for the ten months ended October 31, 1998 and 1999, are unaudited and reflect all adjustments, consisting of normal recurring accruals which, in the opinion of management, are necessary for a fair presentation of the information contained therein.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  A summary of the significant accounting policies followed in the preparation of the Company's financial statements is set forth below:

 Crates

  The Company depreciates its crate pool using the straight line method over a 15 year life. Additionally, the Company accrues additional depreciation for estimated crate breakage at a rate of 4.5% of the crate purchase price on a per trip basis. The Company periodically reviews its crate rental pool to ensure that all unusable crates are reduced to net realizable value.

  Expenditures for repairs are charged to expense as incurred. Upon transfer or retirement of crates, the cost and related accumulated depreciation are eliminated from the respective accounts.

  The gains and losses from related party crate transfers are included within cost of revenues. The cost of related party crate transfers includes the net book value of the asset sold and any direct costs associated with the transfers.

  Equipment and Furniture

  Equipment and furniture are stated at cost, less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the related assets. Machinery and equipment are depreciated from 5-10 years and furniture and fixtures are depreciated over 5 years.

  Expenditures for maintenance and repairs are charged to expense as incurred. Additions and major replacements or betterments that increase capacity or extend useful lives are added to the cost of the asset.

 Income Taxes

  The Company is a limited liability company which is treated as a partnership for federal and state tax purposes. As such, the income or loss generated by the Company is taxable to its members. Therefore, no provision for income taxes is recorded by the Company.

 Revenue Recognition

  The majority of the Company's revenues are generated from crate rental fees. Revenue is recognized over the Company's service obligation period. The service obligation period is complete when the customer's

                               IFCO-U.S., L.L.C.

product is removed from the crates and the crate is ready to be returned to the Company. The Company accrues for the cost of returning crates to the rental pool.

  The Company records a two-dollar per crate deposit receivable and an offsetting refundable deposit liability for each crate delivered. Deposits are refundable upon proof of crate shipment by the customer.

 Fair Value of Financial Instruments

  SFAS No. 107, "Disclosures About Fair Values of Financial Instruments," requires the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. The carrying amounts reported in the accompanying balance sheets for accounts receivable, accounts payable and accrued expenses, related party payables, and refundable deposits approximate fair value because of their short term nature. It is not practicable for the Company to reasonably estimate the fair market value of the long term debt due to the related party nature of the debt, absence of a quoted market rate for the debt or debt with similar characteristics and complexities surrounding maturity dates.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Although the Company reviews all significant estimates affecting its financial statements on a recurring basis and records the estimated effect of any necessary adjustments, actual results could differ from these estimates.

 Advertising Expense

  The Company expenses the cost of advertising as incurred. The Company incurred approximately $80,000 and $295,000 in advertising costs for the year ended December 31, 1997 and 1998, respectively.

 Start-up and organization costs

  The Company has expensed all start-up and organization costs when incurred.

 Impairment of Long-Lived Assets

  SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company believes that there is no impairment of its long-lived assets, primarily rental crates.

 Concentrations of Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company performs credit evaluation procedures on its customers and the Company's rental invoices are primarily on 14-day terms. Historically, the Company has not incurred significant credit related losses, however, an allowance for potential credit losses is maintained. Risk may exist in the Company's business and accounts receivable as approximately 36% and 29% of the Company's customers are located in California and Florida, respectively. As the Company's customers are in the produce industry, the Company's sales volumes in certain regions tend to be seasonal and subject to weather and other naturally occurring conditions.

                               IFCO-U.S., L.L.C.

  During each of the years ended December 31, 1997 and 1998, the Company had one customer each year that accounted for more than 10% of total revenues. DNE International accounted for approximately 12% of revenues during fiscal year ended December 31, 1997. Fresh From Texas accounted for 14% of revenues during fiscal year ended December 31, 1998.

3. RECEIVABLES:

  Receivables consisted of the following as of:

                                                                October 31,
                                          December 31,             1999
                                      ----------------------  ----------------
                                         1997        1998
                                      ----------  ----------
                                                              (unaudited)
Trade--Rental receivables............ $  206,648  $  523,339  $1,176,791
Trade--Deposit receivables...........    862,383   1,903,156    3,336,784
Less: Allowance for doubtful
 accounts............................    (25,000)    (50,000)     (75,000)
Other receivables....................      6,360         --         4,719
                                      ----------  ----------  -----------
                                      $1,050,391  $2,376,495  $ 4,443,294
                                      ==========  ==========  ===========

  Related party receivables consisted of the following as of:

                                                                    October 31,
                                                      December 31,     1999
                                                     -------------- -----------
                                                     1997    1998
                                                     ----- --------
                                                                    (unaudited)
Crate transfer receivable........................... $     $ 95,749 $ 1,671,018
Polymer Note receivable.............................            --    3,153,000
                                                     ----- -------- -----------
                                                     $     $ 95,749 $ 4,824,018
                                                     ===== ======== ===========

4. CRATE RENTAL POOL, NET

  Crate rental pool, net consisted of the following as of:

                                                                   October 31,
                                               December 31,            1999
                                          -----------------------  ------------
                                             1997        1998
                                          ----------  -----------
                                                                   (unaudited)
Crate rental pool........................ $6,149,627  $ 6,367,117  $ 12,357,527
Less: accumulated depreciation...........   (722,141)  (1,067,344)   (1,963,056)
                                          ----------  -----------  ------------
Crate rental pool, net................... $5,427,486  $ 5,299,773  $ 10,394,471
                                          ==========  ===========  ============

  Crate depreciation expense for the years ended December 31, 1997 and 1998 was $499,098 and $679,324, respectively.

                               IFCO-U.S., L.L.C.

5. EQUIPMENT AND FURNITURE:

  Equipment and furniture consisted of the following at December 31:

                                                            1997        1998
                                                         ----------  ----------
   Machinery and equipment.............................. $1,405,317  $1,444,451
   Furniture and fixtures...............................     18,538      25,040
                                                         ----------  ----------
                                                          1,423,855   1,469,491
   Less: accumulated depreciation.......................    (61,656)   (173,473)
                                                         ----------  ----------
   Equipment and furniture, net......................... $1,362,199  $1,296,018
                                                         ==========  ==========

  Equipment and furniture depreciation expense for the years ended December 31, 1997 and 1998 was $58,836 and $146,718, respectively.

6. RELATED PARTY DEBT:

  Indebtedness consists of the following as of:

                                                                   October 31,
                                                December 31,           1999
                                           ----------------------- ------------
                                              1997        1998
                                           ----------- -----------
                                                                   (unaudited)
U.S. prime rate advances from PIC........  $ 4,465,882 $ 4,353,392 $  2,171,720
0% advances from PIC.....................          --      800,000    4,165,281
U.S. prime rate + 6% related party notes
 payable in default from IFCO
 Manufacturing...........................      860,807   1,339,883    2,573,042
10% related party notes payable from IFCO
 Manufacturing ..........................    6,315,943   5,828,169   10,642,102
U.S. prime rate PIC member loan..........    1,400,000   1,400,000    1,550,000
0% SIL-US member loan....................          --      800,000    4,165,281
                                           ----------- ----------- ------------
                                           $13,042,632 $14,521,444 $ 25,267,426
                                           =========== =========== ============

  The maturities of indebtedness are as follows for the years ending December
31:

                                                                       Amount
                                                                     -----------
      1999.......................................................... $ 4,463,992
      2000..........................................................   1,647,699
      2001..........................................................     811,159
      2002..........................................................     245,201
      2003..........................................................         --
      Thereafter....................................................   7,353,393
                                                                     -----------
                                                                     $14,521,444
                                                                     ===========

 Advances from PIC

  PIC has advanced funds to the Company for operating cash flow purposes. Under the terms of the operating agreement between SIL-US and PIC, advances from members accrue interest at the U.S. prime rate as published in the Wall Street Journal ("U.S. prime rate"), which was 8.5% and 7.75% at December 31, 1997 and 1998, respectively.

  In May 1998, PIC agreed to waive interest charges on the first $800,000 of its advances to the Company (see discussion of member loans).

                               IFCO-U.S., L.L.C.

 Related Party Note Payables

  The Company purchases its crates from IFCO Manufacturing, Inc. ("IFCO Manufacturing"), a wholly-owned subsidiary of IPG. The Company finances crate purchases with a three year note payable with IFCO Manufacturing. The notes accrue interest at 10%, with interest becoming payable on a semi-annual basis. One third of the principal of each note becomes due after every 12 months. The Company is currently in default on a portion of its principal and interest payments on its manufacturing note payables. Upon default, the notes and interest due began accruing additional interest at the default interest rate which is the US prime rate + 6% (14.5% and 13.75% at December 31, 1997 and 1998, respectively). Substantially all of the Company's receivables and long-lived assets are pledged as collateral for all outstanding notes payable under the crate supply agreement with IFCO Manufacturing.

 Member Loans

  The Company has a member loan with PIC for $1.4 million, which accrues interest at the U.S. prime rate. The funds were provided to the Company during 1995 and 1996 to fund start-up and organization costs. In accordance with the February 16, 1995 operating agreement between PIC and SIL-US, repayment of the loan by the Company shall be at such times as the Company can repay the loan when considering its future cash or requirements as contemplated in the operating agreement. At the time the Company has sufficient operating capital from profits, the entire principal and interest remaining outstanding shall then become due and payable in semi-annual installments of principal together with all accumulated interest until all amounts due and owing are paid in full. As of December 31, 1998, no principal or interest payments have been made.

  During May of 1998, SIL-US agreed to fund the Company's cash flow deficits with an $800,000 interest free loan. The SIL-US loan was funded in cash and does not have a stated maturity date. In conjunction with the SIL-US loan, PIC agreed to waive interest charges on the first $800,000 of advances.

7. COMMITMENTS AND CONTINGENCIES:

 Litigation

  The Company is involved in various legal proceedings that have arisen in the ordinary course of business. In the opinion of the Company's management, all such proceedings are adequately covered by insurance or, if not so covered, will not materially result in any liability which would have a material adverse effect on the financial position, liquidity or results of operations of the Company.

 Leasing Arrangements

  The Company leases certain facilities and machinery under non-cancelable operating leases. Additionally, the Company sub-leases office space from a wholly-owned subsidiary of IPG. The Company's rent expense under the related party sub-lease was $46,000 and $47,000 for the years ended December 31, 1997 and 1998, respectively. Lease payments are accrued on a straight-line basis over the term of the lease. Minimum future rental payments under these leases as of December 31, 1998 are as follows:

                                                                         Amount
                                                                        --------
      1999............................................................. $275,619
      2000.............................................................  276,416
      2001.............................................................  185,173
      2002.............................................................    7,000
                                                                        --------
                                                                         744,208
                                                                        ========

                               IFCO-U.S., L.L.C.

  Rent expense under operating leases was approximately $46,000 and $155,000 for the years ending December 31, 1997 and 1998, respectively.

8. MEMBERS' EQUITY:

  SIL-US and PIC each own 500 shares of the Class A voting membership interests. Additionally, SIL-US owns 100% of the 1,500 shares of the Class B non-voting membership interests. All shares participate equally in the sharing of the Company's profits/losses and distributions.

9. OTHER RELATED PARTY TRANSACTIONS:

 Related Party Receivables and Payables

  All of the Company's related party receivables are the result of crate transfers. The Company's related party payables are related to services provided by related parties in connection with export crate rentals under the export servicing agreement, crate deposits, royalties, and other miscellaneous payables. The related party payables are composed of the following:

                                                              December 31,
                                                          ---------------------
                                                             1997       1998
                                                          ---------- ----------
Crate deposits........................................... $  152,400 $  266,421
Reconditioning fees......................................    297,257    574,672
Crate purchases..........................................    317,735     22,608
Royalties................................................     24,117     63,709
Interest payable.........................................    795,105  1,558,525
Interest payable in default..............................    356,351    634,881
                                                          ---------- ----------
                                                          $1,942,965 $3,120,816
                                                          ========== ==========

 Crate Supply Agreement

  During 1996, the Company entered into a five-year supply agreement with IPG (through its wholly-owned subsidiary IFCO Manufacturing) to provide all of the Company's plastic crates. The agreement specifies that the Company must purchase all crates from IPG and IPG is prohibited from selling crates to other customers. Crate prices are determined by a formula based upon raw material weight, the price for granulate and the actual quantity purchased by the Company. The agreement does not call for a minimum purchase requirement. During 1997 and 1998, the Company purchased approximately $1,854,000 and $2,154,000, respectively, for crates supplied by IFCO Manufacturing. These crate purchases are financed through notes with IFCO Manufacturing.

 System Licensing Agreement

  In 1996, SIL and the Company entered into a ten-year licensing agreement. Under the agreement, the Company shall owe SIL a royalty commission equal to 3% of domestic crate rentals which are payable every quarter. For the years ended December 31, 1997 and 1998, the Company recorded royalty commission expenses of $19,123 and $45,484, respectively.

 Export Servicing Agreement

  Some of the Company's customers use the crates to ship produce to international markets. In conjunction with its export rental program, the Company has a service agreement with IFCO-GmbH, a related party, whereby, IFCO-GmbH has agreed to collect, sort, wash, and include the crates within the European operations rental pool. Under the agreement, the Company records an amount equal to 80% of the export rental revenue as an expense payable to IFCO-Europe as consideration for the services.

                               IFCO-U.S., L.L.C.

  Export rental revenue was approximately $273,000 and $306,000 for the years ended December 31, 1997 and 1998, respectively.

 Related Party Crate Transfers

  Under the terms of the export servicing agreement discussed above, the Company transfers ownership of crates shipped to Europe to related parties upon completion of the export rental period at the net book value of the crates.

  In 1997 and 1998, the Company agreed to transfer certain excess crates to related parties. These transfers were not related to the export servicing agreement. For the years ended December 31, 1997 and 1998, the Company recognized losses of $454,000 and $193,000 on the transfer of crates to related parties which have been included within cost of revenues.

 Management

  IPG employees oversee the daily management of the Company. The Company's controller and assistant controller share responsibilities with other companies owned by IPG, including IFCO Manufacturing. Their salaries are charged to the Company based upon the estimated time spent working on Company business. All significant business decisions are determined by the Company's Board of Directors, which is composed of two members from SIL-US and two members from PIC.

  IPG has provided various management, accounting and administrative services to the Company. Wherever appropriate and practical, the costs associated with these services have been allocated and/or directly charged to the Company. However, the costs of some services such as credit, collections, treasury management, marketing and information systems management have not been allocated to the Company and the Company's financial statements do not reflect amounts associated with such services.

  The significant services that have been allocated to the Company include:

                                                                 Year ended
                                                                December 31,
                                                              -----------------
                                                                1997     1998
                                                              -------- --------

Employee benefits............................................ $ 35,000 $ 45,000
Leased vehicles for salesman travel..........................   40,000   60,000
Telecommunications expenses..................................   15,000   23,000
                                                              -------- --------
                                                              $ 90,000 $128,000
                                                              ======== ========

10. EMPLOYEE BENEFITS:

  The Company's employees are eligible to participate in IPG's 401(k) defined contribution plan. The Company may make a discretionary match of up to 6% of the participant's salary to the participant's account. Additionally, the Company may make profit sharing distributions to the participants based upon IPG's financial performance. Contributions for the years ended December 31, 1997 and 1998 were $12,000 and $24,000, respectively.

                              [Artwork and Photos]

                               IFCO SYSTEMS N.V.

                                Ordinary Shares


                                 ------------

                                   PROSPECTUS

                                 ------------


                    Global Coordinator and Global Bookrunner

                                Lehman Brothers

                          [Syndicate to be determined]

                     Dealer Prospectus Delivery Obligation

  Until      , 2000, which is the date 25 days after the commencement of the offering, all dealers that effect transactions in these securities in the United States, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The table below lists the fees and expenses, other than underwriting discounts and commissions, which the registrant will pay in connection with the offering described in this registration statement. All the expenses are estimates, except for the SEC registration fee, the [German Securities Regulators] filing fees, the Nasdaq National Market listing fee, the NASD filing fee, and the Frankfurt Stock Exchange listing fee.

                                                                          Amount
                                                                          ------
SEC registration fee..................................................... 48,217
NASD filing fee.......................................................... 18,944
[German Securities Regulators] filing fees...............................      *
Nasdaq National Market listing fee.......................................      *
Frankfurt Stock Exchange listing fee.....................................      *
Legal fees and expenses..................................................      *
Accounting fees and expenses.............................................      *
Printing and engraving expenses..........................................      *
Transfer agent and registrar fees........................................      *
Miscellaneous expenses...................................................      *
                                                                          ------
Total....................................................................      *
                                                                          ======

--------
* To be completed by amendment.

Item 14. Indemnification of Directors And Officers

  IFCO Systems N.V. has agreed to indemnify each member of its board of directors if, in the course of executing his or her duties, the member incurs personal liability under civil laws, subject to the right of IFCO Systems to recover payment from each such member to the extent permitted by applicable law. IFCO Systems will also maintain an insurance policy with a third-party carrier insuring members of the board of directors against the foregoing liabilities.

Item 15. Recent Sales of Unregistered Securities

  The following is a summary of transactions by IFCO Systems involving sales of IFCO Systems' securities that have not been registered under the Securities Act of 1933. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

  (1) On March 31, 1999, IFCO Systems issued 5,000 ordinary shares, 10 euros nominal value per share, to Schoeller Industries in exchange for 50,000 euros.

  (2) On November 3, 1999, pursuant to a purchase agreement between Schoeller Industries and Schoeller Holding, Schoeller Industries sold and transferred to IFCO Holding (formerly known as Avenue Verwaltungsgesellschaft mbH) 5,000 ordinary shares, 10 euros nominal value per share, for total consideration of 50,000 euros.

  (3) In connection with the merger and this offering:

   (a) IFCO Systems will issue to [   ] 995,000 ordinary shares, nominal
   value 10 euros per share, in consideration for the contribution of IFCO Europe, IFCO International and MTS to IFCO Systems;

   (b) IFCO Systems will issue to [   ] 250,000 ordinary shares, 10 euros
   nominal value, for shares, in consideration of one share, nominal amount of DM960,000 in the capital of IFCO Europe;

   (c) IFCO Systems will issue to [   ] 2,750,000 ordinary shares, 10 euros
   nominal value per share, in consideration of the share premium reserve account to be held for future use;

   (d) IFCO Systems will effect a 5-for-1 stock split of the IFCO Systems ordinary shares resulting in a nominal value for share of 2 euros after the stock split.

  The issuances of the securities set forth in paragraphs 1 through 3 above were deemed to be exempt from registration under the Securities Act in reliance, unless otherwise indicated, on Section 4(2) of the Securities Act and, in certain circumstances, Regulation D and Regulation S promulgated under the Securities Act. The recipients of such securities represented their intentions to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the certificates representing the securities issued in such transactions.

Item 16. Exhibits And Financial Statement Schedules

  (a) Exhibits.

 *1.1 Form of Underwriting Agreement.
  3.1 Articles of Association of IFCO Systems (English translation)
      (incorporated by reference to Appendix D to the proxy statement/prospectus filed as part of IFCO Systems' Registration
      Statement on Form F-4, registration no. 333-96021).
  4.1 Specimen Certificate of IFCO Systems ordinary shares (incorporated by reference to Exhibit 4.1 to IFCO Systems' Registration Statement on Form
      F-4, registration no. 333-96021).
 *5.1 Opinion of Stibbe Simont Monahan Duhot P.C. as to the legality of the
      IFCO Systems ordinary shares.
  9.1 Voting Agreement dated as of October 6, 1999, and effective as of March
      29, 1999, by and among PalEx and certain stockholders of PalEx
      (incorporated by reference to Exhibit 9.1 to IFCO Systems' Registration
      Statement on Form F-4, registration no. 333-96021).
 10.1 Amended and Restated Agreement and Plan of Reorganization, dated as of October 6, 1999 and effective as of March 29, 1999, by and among IFCO
      Systems, IFCO Europe, MTS, IFCO International, Schoeller Industries,
      Silver Oak and PalEx, as amended by Amendment No. 1 dated as of January
      31, 2000 (incorporated by reference to Appendix A to the proxy statement/prospectus filed as part of IFCO Systems' Registration
      Statement on Form F-4, registration no. 333-96021).
 10.2 Form of Lockup Agreement to be executed by Christoph Schoeller, Martin
      Schoeller, Schoeller Industries, Schoeller Holding, and certain senior executives of PalEx and its subsidiaries (incorporated by reference to Exhibit 10.1 to IFCO Systems' Registration Statement on Form F-4, registration no. 333-96021).
 10.3 Form of Waiver to be entered by IFCO Systems and by certain employees of PalEx (incorporated by reference to Exhibit 10.2 to IFCO Systems'
      Registration Statement on Form F-4, registration no. 333-96021).
 10.4 Senior Facility Agreement, dated February 20, 1998, between IFCO
      International Food Container Organization GmbH, as Borrower, IFCO Europe, and the Financial Institutions named therein (incorporated by reference to Exhibit 10.3 to IFCO Systems' Registration Statement on Form F-4, registration no. 333-96021).
 10.5 Amendment to Senior Facility Agreement, dated February 28, 1998
      (incorporated by reference to Exhibit 10.4 to IFCO Systems' Registration
      Statement on Form F-4, registration no. 333-96021).

 10.6  Senior Subordinated Facility Agreement, dated February 20, 1998, between
       IFCO International Food Container Organization GmbH as Borrower, IFCO
       Europe, and the Financial Institutions named therein (incorporated by reference to Exhibit 10.5 to IFCO Systems' Registration Statement on
       Form F-4, registration no. 333-96021).
 10.7  Intercreditor Agreement, dated February 20, 1998, between BHF Bank AG as
       Senior Agent and Security Trustee, Barclays Bank PLC as Senior
       Subordinated Agent and the Financial Institutions named therein as Initial Senior Lenders and Initial Senior Subordinated Lenders
       (incorporated by reference to Exhibit 10.6 to IFCO Systems' Registration
       Statement on Form F-4, registration no. 333-96021).
 10.8 Security Trust Agreement, dated February 27, 1998, between BHF Bank AG as Security Trustee and Senior Agent, IFCO International Food Container
       Organization GmbH as Borrower, IFCO Europe, Barclays Bank PLC as Senior
       Subordinated Agent, and the Financial Institutions named therein
       (incorporated by reference to Exhibit 10.7 to IFCO Systems' Registration
       Statement on Form F-4, registration no. 333-96021).
 10.9 Option Release and IPO-Facilitation Agreement, dated May 27, 1999, by and among, inter alia, Schoeller Industries, Schoeller Plast AG, GE
       Capital, and GE Erste as amended by the Amendment of the Option Release and IPO-Facilitation Agreement, dated January 31, 2000 (incorporated by reference to Exhibit 10.8 to IFCO Systems' Registration Statement on
       Form F-4, registration no. 333-96021).
 10.10 Supply Agreement, dated November 4, 1997, between IFCO Europe and
       Schoeller Plast Industries GmbH (assigned to Schoeller Plast AG)
       (incorporated by reference to Exhibit 10.9 to IFCO Systems' Registration
       Statement on Form F-4, registration no. 333-96021).
 10.11 Membership Interest and Share Purchase Agreement, dated September 2,
       1999, by and among, inter alia, Polymer International Corp., as seller, and IFCO Systems, as purchaser (incorporated by reference to Exhibit 10.10 to IFCO Systems' Registration statement on Form F-4, registration no. 333-96021).
 10.12 Management Agreement, dated as of January 2, 1997, between Schoeller
       Industries and IFCO Europe (incorporated by reference to Exhibit 10.11 to IFCO Systems' Registration Statement on Form F-4, registration no.
       333-96021).
 10.13 Management Agreement, dated as of January 2, 1997, between Schoeller
       Industries and MTS (incorporated by reference to Exhibit 10.12 to IFCO
       Systems' Registration Statement on Form F-4, registration no. 333-
       96021).
 10.14 Asset Purchase Agreement, dated as of February 12, 1998, by and among
       PalEx, Container Services Company NW Acquisition, Inc., Container
       Services Company SW Acquisition, Inc., Consolidated Drum Reconditioning
       Co., Inc., CDRCo. HC, LLC, CDRCo. NW, LLC, CDRCo SW, LLC, Joseph Cruz, and Philip Freeman (incorporated by reference to Exhibit 2.1 to PalEx's
       Current Report on Form 8-K dated February 12, 1998, Commission file no.
       000-22237, as filed with the SEC on February 27, 1998).
 10.15 Acquisition Agreement and Plan of Reorganization, dated as of February
       23, 1998, by and among PalEx, Acme Acquisition, Inc., Acme Barrel
       Company, Inc., and the stockholders named therein (incorporated by reference to Exhibit 2.2 to PalEx's Current Report on Form 8-K dated
       February 12, 1998, Commission file no. 000-22237, as filed with the SEC on February 27, 1998).

10.16  Acquisition Agreement and Plan of Reorganization, dated as of February 23, 1998, by and among
       PalEx, Acme Barrel Company, Inc., ESP Realty Corp., Inc., and the Elliot Pearlman Living Trust u/t/a
       dated July 2, 1996 (incorporated by reference to Exhibit 2.3 to PalEx's Current Report on Form 8-K
       dated February 12, 1998, Commission file no. 000-22237, as filed with the SEC on February 27, 1998).

10.17  Acquisition Agreement and Plan of Reorganization, dated as of February 23, 1998, by and among
       PalEx, Western Container Acquisition, Inc., Environmental Recyclers of Colorado Inc., and the
       individual optionees named therein (incorporated by reference to Exhibit 2.4 to PalEx's Current
       Report on Form 8-K dated February 12, 1998, Commission file no. 000-22237, as filed with the SEC on February 27, 1998).
10.18  Acquisition Agreement, dated as of February 23, 1998, by and among PalEx, Western Container
       Acquisition, Inc., and Barton A. Kaminsky (incorporated by reference to Exhibit 2.5 to PalEx's
       Current Report on Form 8-K dated February 12, 1998, Commission file no. 000-22237, as filed with the SEC on February 27, 1998).
10.19  Share Purchase Agreement, dated as of September 11, 1998, by and among (a) PalEx, (b) 1313530
       Ontario Inc., an Ontario corporation that is wholly owned by PalEx, and (c) 1271477 Ontario
       Limited, Rollem Holdings Inc., 1271478 Ontario Limited, 1296288 Ontario Limited, Save On Pallets
       Ltd., Pallet Management Services Inc., The David E. Turner Family Trust II, The David E. Turner
       Family Trust III, The Enrico DiLello Family Trust II, The Enrico DiLello Family Trust III, The
       Worden Teadsdale Family Trust, The Fraser Campbell Family Trust II, The Fraser Campbell Family
       Trust III, The John F. Campbell Family Trust II, The John F. Campbell Family Trust, The Ronald
       Doering Family Trust, Fraser Campbell, John F. Campbell, Enrice DiLello, Ronald Doering, Susan
       Virginia Teadsdale, Worden Teadsdale, Clint Sharples, and David E. Turner (incorporated by reference to Exhibit 2.1 to Palex's Current Report on Form 8-K dated September 11, 1998, Commission file
       no. 000-22237, as filed on September 23, 1998).
10.20  Form of Employment and Noncompetition Agreement for Messrs. Maultsby, Rhyne, Fletcher, and
       Fraser (the terms of each agreement are identical except for the level of compensation provided for the respective individual) (incorporated by reference to Exhibit 10.4 to PalEx's Registration
       Statement on Form S-1, registration no. 333-18683).
10.21  Form of Employment and Noncompetition Agreement for Messrs. Cruz and Freeman (incorporated by reference to Exhibit 10.14 to PalEx's Annual Report on Form 10-K for the fiscal year ended
       December 27, 1998, Commission file no. 000-22237, as filed with the SEC on March 30, 1999).
21     Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to IFCO Systems'
       Registration Statement on Form F-4, registration no. 333-96021).
23.1   Consent of PwC Deutshe Revision Aktiengesellschaft Wirtschaftsprufungsgesellschaft.
23.2   Consent of Arthur Andersen LLP.
23.3   Consent of PricewaterhouseCoopers LLP.
23.4   Consent of Stibbe Simont Monahan Duhot (included as part of Exhibit 5.1).
23.5   Consent of Cornelius Geber.
23.6   Consent of Sam W. Humphreys.
23.7   Consent of Randall Onstead.
23.8   Consent of Eckhard Pfeiffer.
23.9   Consent of Christoph Schoeller.

 23.10   Consent of Dr. Frank Tofflinger.
 24      Power of Attorney (included on signature page).

--------
* To be filed by amendment.

  (b) Financial Statement Schedules.

  Not required.

  (c) Reports, Opinions, Appraisals.

  Not required.

Item 17. Undertakings

  (a) The undersigned Registrant hereby undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4) to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X under the Securities Act of 1933 at the start of any delayed offering or throughout a continuous offering.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (c) The undersigned registrant hereby undertakes to provide to the underwriter at the closing, as specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Pullach, Germany, on this 4th day of February, 2000.

                                          IFCO SYSTEMS N.V.

                                              /s/ Martin A. Schoeller
                                          By: ___________________________
                                             Martin A. Schoeller
                                             Director and Chief
                                          Executive Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints and hereby authorizes any one of the following persons, Martin A. Schoeller and Dr. Willy von Becker, acting alone, as such person's true and lawful attorney-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for such person in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this registration statement, and cause the same to be filed with the Securities and Exchange Commission hereby granting to said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises as fully as to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.


              Signature                          Title                   Date
              ---------                          -----                   ----
     /s/ Martin A. Schoeller           Director and Chief          February 4, 2000
______________________________________  Executive Officer
         Martin A. Schoeller            (principal executive
                                        officer)

       /s/ Willy von Becker            Director and Chief          February 4, 2000
______________________________________  Financial Officer
         Dr. Willy von Becker           (principal financial and
                                        accounting officer)

Puglisi & Associates                Authorized Representative in the
                                    United States
                                                                  February 4,
                                                                  2000

   /s/ Gregory F. Lavelle
By: _____________________________
       Gregory F. Lavelle
         Vice President

                                 EXHIBIT INDEX

 *1.1 Form of Underwriting Agreement.
  3.1 Articles of Association of IFCO Systems (English translation)
      (incorporated by reference to Appendix D to the proxy statement/prospectus filed as part of IFCO Systems' Registration
      Statement on Form F-4, registration no. 333-96021).
  4.1 Specimen Certificate of IFCO Systems ordinary shares (incorporated by reference to Exhibit 4.1 to IFCO Systems' Registration Statement on Form
      F-4, registration no. 333-96021).
 *5.1 Opinion of Stibbe Simont Monahan Duhot P.C. as to the legality of the
      IFCO Systems ordinary shares.
  9.1 Voting Agreement dated as of October 6, 1999, and effective as of March
      29, 1999, by and among PalEx and certain stockholders of PalEx
      (incorporated by reference to Exhibit 9.1 to IFCO Systems' Registration
      Statement on Form F-4, registration no. 333-96021).
 10.1 Amended and Restated Agreement and Plan of Reorganization, dated as of October 6, 1999 and effective as of March 29, 1999, by and among IFCO
      Systems, IFCO Europe, MTS, IFCO International, Schoeller Industries,
      Silver Oak and PalEx, as amended by Amendment No. 1 dated as of January
      31, 2000 (incorporated by reference to Appendix A to the proxy statement/prospectus filed as part of IFCO Systems' Registration
      Statement on Form F-4, registration no. 333-96021).
 10.2 Form of Lockup Agreement to be executed by Christoph Schoeller, Martin
      Schoeller, Schoeller Industries, Schoeller Holding, and certain senior executives of PalEx and its subsidiaries (incorporated by reference to Exhibit 10.1 to IFCO Systems' Registration Statement on Form F-4, registration no. 333-96021).
 10.3 Form of Waiver to be entered by IFCO Systems and by certain employees of PalEx (incorporated by reference to Exhibit 10.2 to IFCO Systems'
      Registration Statement on Form F-4, registration no. 333-96021).
 10.4 Senior Facility Agreement, dated February 20, 1998, between IFCO
      International Food Container Organization GmbH, as Borrower, IFCO Europe, and the Financial Institutions named therein (incorporated by reference to Exhibit 10.3 to IFCO Systems' Registration Statement on Form F-4, registration no. 333-96021).
 10.5 Amendment to Senior Facility Agreement, dated February 28, 1998
      (incorporated by reference to Exhibit 10.4 to IFCO Systems' Registration
      Statement on Form F-4, registration no. 333-96021).
 10.6 Senior Subordinated Facility Agreement, dated February 20, 1998, between
      IFCO International Food Container Organization GmbH as Borrower, IFCO
      Europe, and the Financial Institutions named therein (incorporated by reference to Exhibit 10.5 to IFCO Systems' Registration Statement on
      Form F-4, registration no. 333-96021).
 10.7 Intercreditor Agreement, dated February 20, 1998, between BHF Bank AG as
      Senior Agent and Security Trustee, Barclays Bank PLC as Senior
      Subordinated Agent and the Financial Institutions named therein as Initial Senior Lenders and Initial Senior Subordinated Lenders
      (incorporated by reference to Exhibit 10.6 to IFCO Systems' Registration
      Statement on Form F-4, registration no. 333-96021).
 10.8 Security Trust Agreement, dated February 27, 1998, between BHF Bank AG as
      Security Trustee and Senior Agent, IFCO International Food Container
      Organization GmbH as Borrower, IFCO Europe, Barclays Bank PLC as Senior
      Subordinated Agent, and the Financial Institutions named therein
      (incorporated by reference to Exhibit 10.7 to IFCO Systems' Registration
      Statement on Form F-4, registration no. 333-96021).
 10.9 Option Release and IPO-Facilitation Agreement, dated May 27, 1999, by and among, inter alia, Schoeller Industries, Schoeller Plast AG, GE Capital, and GE Erste as amended by the Amendment of the Option Release and IPO-
      Facilitation Agreement, dated January 31, 2000 (incorporated by reference to Exhibit 10.8 to IFCO Systems' Registration Statement on Form F-4, registration no. 333-96021).

 10.10 Supply Agreement, dated November 4, 1997, between IFCO Europe and
       Schoeller Plast Industries GmbH (assigned to Schoeller Plast AG)
       (incorporated by reference to Exhibit 10.9 to IFCO Systems' Registration
       Statement on Form F-4, registration no. 333-96021).
 10.11 Membership Interest and Share Purchase Agreement, dated September 2,
       1999, by and among, inter alia, Polymer International Corp., as seller, and IFCO Systems, as purchaser (incorporated by reference to Exhibit 10.10 to IFCO Systems' Registration statement on Form F-4, registration no. 333-96021).
 10.12 Management Agreement, dated as of January 2, 1997, between Schoeller
       Industries and IFCO Europe (incorporated by reference to Exhibit 10.11 to IFCO Systems' Registration Statement on Form F-4, registration no.
       333-96021).
 10.13 Management Agreement, dated as of January 2, 1997, between Schoeller
       Industries and MTS (incorporated by reference to Exhibit 10.12 to IFCO
       Systems' Registration Statement on Form F-4, registration no. 333-
       96021).
 10.14 Asset Purchase Agreement, dated as of February 12, 1998, by and among
       PalEx, Container Services Company NW Acquisition, Inc., Container
       Services Company SW Acquisition, Inc., Consolidated Drum Reconditioning
       Co., Inc., CDRCo. HC, LLC, CDRCo. NW, LLC, CDRCo SW, LLC, Joseph Cruz, and Philip Freeman (incorporated by reference to Exhibit 2.1 to PalEx's
       Current Report on Form 8-K dated February 12, 1998, Commission file no.
       000-22237, as filed with the SEC on February 27, 1998).
 10.15 Acquisition Agreement and Plan of Reorganization, dated as of February
       23, 1998, by and among PalEx, Acme Acquisition, Inc., Acme Barrel
       Company, Inc., and the stockholders named therein (incorporated by reference to Exhibit 2.2 to PalEx's Current Report on Form 8-K dated
       February 12, 1998, Commission file no. 000-22237, as filed with the SEC on February 27, 1998).
 10.16 Acquisition Agreement and Plan of Reorganization, dated as of February
       23, 1998, by and among PalEx, Acme Barrel Company, Inc., ESP Realty
       Corp., Inc., and the Elliot Pearlman Living Trust u/t/a dated July 2, 1996 (incorporated by reference to Exhibit 2.3 to PalEx's
       Current Report on Form 8-K
       dated February 12, 1998, Commission file no. 000-22237, as filed with the SEC on February 27, 1998).
 10.17 Acquisition Agreement and Plan of Reorganization, dated as of February
       23, 1998, by and among PalEx, Western Container Acquisition, Inc.,
       Environmental Recyclers of Colorado Inc., and the individual optionees named therein (incorporated by reference to Exhibit
       2.4 to PalEx's Current Report on Form 8-K dated February 12, 1998,
       Commission file no. 000-22237, as filed with the SEC on February 27, 1998).
 10.18 Acquisition Agreement, dated as of February 23, 1998, by and among PalEx, Western Container Acquisition, Inc., and Barton A. Kaminsky
       (incorporated by reference to Exhibit 2.5 to PalEx's
       Current Report on Form 8-K dated February 12, 1998, Commission file no.
       000-22237, as filed with the SEC on February 27, 1998).
 10.19 Share Purchase Agreement, dated as of September 11, 1998, by and among
       (a) PalEx, (b) 1313530 Ontario Inc., an Ontario corporation that is wholly owned by PalEx, and (c) 1271477 Ontario
       Limited, Rollem Holdings Inc., 1271478 Ontario Limited, 1296288 Ontario
       Limited, Save On Pallets Ltd., Pallet Management Services Inc., The
       David E. Turner Family Trust II, The David E. Turner
       Family Trust III, The Enrico DiLello Family Trust II, The Enrico DiLello
       Family Trust III, The Worden Teadsdale Family Trust, The Fraser Campbell
       Family Trust II, The Fraser Campbell Family Trust III, The John F.
       Campbell Family Trust II, The John F. Campbell Family Trust, The Ronald
       Doering Family Trust, Fraser Campbell, John F. Campbell, Enrice DiLello,
       Ronald Doering, Susan Virginia Teadsdale, Worden Teadsdale, Clint
       Sharples, and David E. Turner (incorporated by reference to Exhibit 2.1 to Palex's Current Report on Form 8-K dated September 11,
       1998, Commission file no. 000-22237, as filed on September 23, 1998).

 10.20   Form of Employment and Noncompetition Agreement for Messrs. Maultsby, Rhyne, Fletcher, and
         Fraser (the terms of each agreement are identical except for the level of compensation provided for the respective individual) (incorporated by reference to Exhibit 10.4 to PalEx's Registration
         Statement on Form S-1, registration no. 333-18683).
 10.21   Form of Employment and Noncompetition Agreement for Messrs. Cruz and Freeman (incorporated by reference to Exhibit 10.14 to PalEx's Annual Report on Form 10-K for the fiscal year ended
         December 27, 1998, Commission file no. 000-22237, as filed with the SEC on March 30, 1999).
 21      Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to IFCO Systems'
         Registration Statement on Form F-4, registration no. 333-96021).
 23.1    Consent of PwC Deutshe Revision Aktiengesellschaft Wirtschaftsprufungsgesellschaft.
 23.2    Consent of Arthur Andersen LLP.
 23.3    Consent of PricewaterhouseCoopers LLP.
 23.4    Consent of Stibbe Simont Monahan Duhot (included as part of Exhibit 5.1).
 23.5    Consent of Cornelius Geber.
 23.6    Consent of Sam W. Humphreys.
 23.7    Consent of Randall Onstead.
 23.8    Consent of Eckhard Pfeiffer.
 23.9    Consent of Christoph Schoeller.
 23.10   Consent of Dr. Frank Tofflinger.
 24      Power of Attorney (included on signature page).

--------
* To be filed by amendment.

  (b) Financial Statement Schedules.

  Not required.

  (c) Reports, Opinions, Appraisals.

  Not required.